                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-77215



                  Subject to Completion, Dated April 12, 2000

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 13, 1999)

                           $626,951,030 (APPROXIMATE)

              MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2000-LIFE1
                                    as Issuer
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  as Depositor
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            as Mortgage Loan Sellers
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-LIFE1

                         ------------------------------

         Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2000-LIFE1 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 133 mortgage loans secured by liens on commercial and multifamily properties. The Series 2000-LIFE1 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                         ------------------------------

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 17 OF THE PROSPECTUS.

                         ------------------------------

           Characteristics of the certificates offered to you include:

                                                              PASS-THROUGH
              APPROXIMATE INITIAL    INITIAL PASS-THROUGH        RATES              RATINGS
CLASS         CERTIFICATE BALANCE            RATE             DESCRIPTION         (FITCH/S&P)
-----         -------------------            ----             -----------         -----------
CLASS A-1        $113,834,030                  %                  FIXED             AAA/AAA
CLASS A-2        $439,000,000                  %                  FIXED             AAA/AAA
CLASS B           $22,408,000                  %                 VARIABLE            AA/AA
CLASS C           $25,854,000                  %                 VARIABLE             A/A
CLASS D            $8,619,000                  %                 VARIABLE            A-/A-
CLASS E           $17,236,000                  %                 VARIABLE           BBB/BBB

                         ------------------------------
         The certificate balances are approximate and may vary by up to 5%.
         The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

         Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. expect to deliver the certificates to purchasers on or about April __, 2000. Morgan Stanley Dean Witter Capital I Inc. expects to receive from this offering approximately $___________, plus accrued interest from April 1, 2000, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.

                         ------------------------------

MORGAN STANLEY DEAN WITTER
                              GOLDMAN, SACHS & CO.
                                               NORWEST INVESTMENT SERVICES, INC.

                                 April __, 2000

The information in this prospectus supplement and the prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.

      Commercial Mortgage Pass-Through Certificates, Series 2000 - LIFE I
                      Geographic Overview of Mortgage Pool

WASHINGTON
$12,249,931
1.78% of total

OREGON
$6,315,220
0.92% of total

NORTHERN CALIFORNIA
$95,514,222
13.85% of total

CALIFORNIA
$243,233,659
35.28% of total

SOUTHERN CALIFORNIA
$147,719,437
21.43% of total

ARIZONA
$23,402,960
3.39% of total

NEW MEXICO
$3,212,259
0.47% of total

COLORADO
$25,580,717
3.71% of total

TEXAS
$22,757,056
3.30% of total

OKLAHOMA
$7,483,517
1.09% of total

LOUISIANA
$18,305,907
2.66% of total

MINNESOTA
$12,124,458
1.76% of total

ILLINOIS
$26,960,034
3.91% of total

WISCONSIN
$12,313,718
1.79% of total

MICHIGAN
$2,670,428
0.39% of total

OHIO
$31,524,889
4.57% of total

PENNSYLVANIA
$16,952,767
2.46% of total

NEW YORK
$32,241,186
4.68% of total

MASSACHUSETTS
$28,501,376
4.13% of total

CONNECTICUT
$4,525,723
0.66% of total

RHODE ISLAND
$11,901,082
1.73% of total

NEW JERSEY
$27,564,971
4.00% of total

MARYLAND
$8,587,834
1.25% of total

VIRGINIA
$3,480,294
0.50% of total

NORTH CAROLINA
$24,830,378
3.60% of total

SOUTH CAROLINA
$3,394,922
0.49% of total

GEORGIA
$44,384,613
6.44% of total

FLORIDA
$34,964,803
5.07% of total

[ ] less than 1.0% of Cut-Off Date Balance
[ ] 1.0% - 5.0% of Cut-Off Date Balance
[ ] 5.0% - 10.0% of Cut-Off Date Balance
[ ] more than 10.0% of Cut-Off Date Balance

                               PHOTOS OF PROPERTY

                                     [PHOTO]

                                 325 WEST HURON
                                   Chicago, IL

                                     [PHOTO]

                                212 WEST SUPERIOR
                                   Chicago, IL

                                     [PHOTO]

                                 322 SOUTH GREEN
                                   Chicago, IL

                                     [PHOTO]

                               ONE COMMERCE CENTER
                              Colorado Springs, CO

                                     [PHOTO]

                                 COLUMBINE PLACE
                                   Denver, CO

                                     [PHOTO]

                                CENTENNIAL CENTER
                                 Louisville, CO

                                     [PHOTO]

                                  FONTANA PLAZA
                                   Fontana, CA

                                     [PHOTO]

                                 FOOTHILL PLAZA
                                   Fontana, CA

                                     [PHOTO]

                                   PLAZA EAST
                                   Fontana, CA

                                     [PHOTO]

                             JABIL CIRCUIT BUILDING
                                  San Jose, CA

                                     [PHOTO]

                               120 EAST 23 STREET
                                  New York, NY

                                     [PHOTO]

                           NORWALK DISTRIBUTION CENTER
                              Santa Fe Springs, CA

                                     [PHOTO]

                                MANHATTAN GATEWAY
                               Manhattan Beach, CA

                                     [PHOTO]

                                  LINCOLN NORTH
                                   Lincoln, MA

                                     [PHOTO]

                               133 EAST 58 STREET
                                  New York, NY

                                     [PHOTO]

                          INTERNATIONAL AIRPORT CENTER
                                 Los Angeles, CA

The pass-through rate on the Class A-1 and Class A-2 Certificates will be fixed at the respective per annum rates set forth on the cover; provided that in each case such pass-through rate for any distribution date will not exceed the NWAC Rate for such distribution date. The pass-through rates on the Class B, Class C, Class D and Class E Certificates set forth on the cover are approximate initial pass-through rates for those classes. The pass-through rates on the Class B, Class C, Class D and Class E Certificates will be a per annum rate based on the NWAC Rate described below for each distribution date. The NWAC rate for a particular distribution date is, generally, a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate, calculated as described in this prospectus supplement. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2000-LIFE1 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                         ------------------------------

         Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS..........3
Executive Summary...................................6
Certificate Summary.................................7
Summary of Prospectus Supplement....................8
   What You Will Own................................8
   Relevant Parties and Dates.......................8
   Offered Certificates............................10
   Information About the Mortgage Pool.............14
   Additional Aspects of Certificates..............20
Risk Factors.......................................23
Description Of The Offered Certificates............50
   General.........................................50
   Certificate Balances............................51
   Pass-Through Rates..............................52
   Distributions...................................52
   Optional Termination............................58
   Advances........................................58
   Reports to Certificateholders; Available
   Information.....................................60
   Example of Distributions........................63
   The Trustee and the Fiscal Agent................64
   The Paying Agent, Certificate Registrar and
   Authenticating Agent............................65
   Expected Final Distribution Date; Rated
   Final Distribution Date.........................65
Yield, Prepayment And Maturity Considerations......66
   General.........................................66
   Rate and Timing of Principal Payments...........66
   Losses and Shortfalls...........................67
   Relevant Factors................................68
   Weighted Average Life...........................68
Description Of The Mortgage Pool...................72
   General.........................................72
   Material Terms and Characteristics of the
   Mortgage Loans..................................72
   Cross Collateralization; Related Parties........76
   Assessments of Property Value and Condition.....76
   Additional Mortgage Loan Information............78
   Standard Hazard Insurance.......................79
   The Sellers.....................................80
   Sale of the Mortgage Loans......................81
   Representations and Warranties..................81
   Repurchases and Other Remedies..................83
   Changes In Mortgage Pool Characteristics........84
Servicing Of The Mortgage Loans....................85
   General.........................................85
   The Master Servicer and Special Servicer........86
   Master Servicer.................................87
   Events of Default...............................88
   The Special Servicer............................89
   The Operating Adviser...........................90
   Mortgage Loan Modifications.....................90
   Sale of Defaulted Mortgage Loans and
   REO Properties..................................91
   Foreclosures....................................92
Material Federal Income Tax Consequences...........93
   General.........................................93
   Original Issue Discount and Premium.............94
   Additional Considerations.......................95
Legal Aspects Of Mortgage Loans....................96
   California......................................96
ERISA Considerations...............................96
   Plan Assets.....................................96
   Special Exemption Applicable to Class A
   Certificates....................................97
   Insurance Company General Accounts..............99
   General Investment Considerations...............99
Legal Investment..................................100
Use Of Proceeds...................................100
Plan Of Distribution..............................100
Legal Matters.....................................102
Ratings...........................................103
Glossary Of Terms.................................104

APPENDIX  I - Mortgage Pool
     Information  (Tables)........................I-1

APPENDIX II - Certain Characteristics
     Of The Mortgage Loans.......................II-1

   APPENDIX III - Significant
   Loan Summaries...............................III-1

                               EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the certificates offered to you. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

--------------------- --------------------- ---------------- ------------------- ------------------ ---------------------
                                                                APPROXIMATE                         APPROXIMATE PERCENT
 APPROXIMATE CREDIT                                             CERTIFICATE           RATINGS             OF TOTAL
      SUPPORT                                    CLASS            BALANCE           (FITCH/S&P)         CERTIFICATES
--------------------- --------------------- ---------------- ------------------- ------------------ ---------------------
                      CLASS X
      19.75%          $689,003,732          CLASS A-1          $113,834,030           AAA/AAA              16.58%
                      (Approximate
                      Notional Amount)
---------------------                       ---------------- ------------------- ------------------ ---------------------

      19.75%                                CLASS A-2          $439,000,000           AAA/AAA              63.67%
---------------------                       ---------------- ------------------- ------------------ ---------------------

      16.50%                                CLASS B             $22,408,000            AA/AA                3.25%
---------------------                       ---------------- ------------------- ------------------ ---------------------

      12.75%                                CLASS C             $25,854,000             A/A                 3.75%
---------------------                       ---------------- ------------------- ------------------ ---------------------

      11.50%                                CLASS D              $8,619,000            A-/A-                1.25%
---------------------                       ---------------- ------------------- ------------------ ---------------------

       9.00%                                CLASS E             $17,236,000           BBB/BBB               2.50%
---------------------                       ---------------- ------------------- ------------------ ---------------------

    __________                              CLASSES F-M              _________       _________      _______
--------------------- --------------------- ---------------- ------------------- ------------------ ---------------------

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o The Class X, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates are not offered pursuant to this prospectus supplement.

o The Series 2000-LIFE1 Class R-I, R-II, R-III and R-IV Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

           Offered certificates.
     -----

           Certificates not offered pursuant to this prospectus supplement.
     -----

                               CERTIFICATE SUMMARY

---------------------------------------------------------------------------------------------------------------------
                                                           INITIAL                          WEIGHTED
                           INITIAL                      PASS-THROUGH                        AVERAGE      PRINCIPAL
 APPROXIMATE             CERTIFICATE    APPROXIMATE     RATE AND RATE        RATINGS          LIFE        WINDOW
CREDIT SUPPORT  CLASS      BALANCE       % OF TOTAL      DESCRIPTION        FITCH/S&P        (YRS.)      (MONTHS)
---------------------------------------------------------------------------------------------------------------------
    19.75%       A-1                                     % (Fixed)                                         1-103
                         $113,834,030      16.58%                            AAA/AAA          5.70
---------------------------------------------------------------------------------------------------------------------
    19.75%       A-2                                     % (Fixed)                                        103-116
                         $439,000,000      63.67%                            AAA/AAA          9.34
---------------------------------------------------------------------------------------------------------------------
    16.50%       B                                      % (Variable)                                      116-117
                         $22,408,000       3.25%                              AA/AA           9.69
---------------------------------------------------------------------------------------------------------------------
    12.75%       C                                      % (Variable)                                      117-117
                         $25,854,000       3.75%                               A/A            9.72
---------------------------------------------------------------------------------------------------------------------
    11.50%       D                                      % (Variable)                                      117-117
                          $8,619,000       1.25%                              A-/A-           9.72
---------------------------------------------------------------------------------------------------------------------
    9.00%        E                                      % (Variable)                                      117-118
                         $17,236,000       2.50%                             BBB/BBB          9.74
---------------------------------------------------------------------------------------------------------------------

With respect to the table above:

o The Class X, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates are not offered pursuant to this prospectus supplement.

o The initial certificate balances may vary by up to 5%.

o The pass-through rates for the Class A-1 and Class A-2 Certificates presented in the table are fixed at their respective per annum rates set forth above, provided that in each case such pass-through rate for any distribution date will not exceed the NWAC Rate for such distribution date. The pass-through rates on the Class B, Class C, Class D and Class E Certificates set forth on the cover are approximate initial pass-through rates for those classes. The pass-through rates on the Class B, Class C, Class D and Class E Certificates will be a per annum rate based on the NWAC Rate for each distribution date.

o With respect to the column entitled "Principal Window," the principal window is expressed in months following the settlement date and reflects the period during which distributions of principal would be received. The weighted average life and principal window figures presented above are based on the assumptions that the mortgage loans suffer no losses and that they are fully paid on their respective stated maturity dates.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL..................  Your certificates (along with the privately offered certificates) represent beneficial interests in a trust created by Morgan Stanley Dean Witter Capital I Inc. on the Closing Date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 133 mortgage loans secured by liens on commercial and multifamily properties.

TITLE OF CERTIFICATES....  Commercial Mortgage Pass-Through Certificates, Series
                           2000-LIFE1

MORTGAGE POOL............  The mortgage pool consists of approximately 133 mortgage loans with an aggregate principal balance of all mortgage loans as of March 1, 2000, of approximately $689,464,702, which may vary by up to 5%. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances. ALL NUMERICAL INFORMATION IN THIS PROSPECTUS SUPPLEMENT CONCERNING THE MORTGAGE LOANS IS BASED UPON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF MARCH 1, 2000, NOTWITHSTANDING THAT A PORTION OF THE MONTHLY PAYMENTS ON THE MORTGAGE LOANS THAT WAS PAID IN APRIL 2000 REPRESENTED PRINCIPAL AMORTIZATION. IN THE AGGREGATE, THE PRINCIPAL AMORTIZATION ON SUCH MORTGAGE LOANS WAS APPROXIMATELY $461,000 AND THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS APPROXIMATELY $689,003,732 AS OF APRIL 1, 2000. THE CERTIFICATE BALANCE OR NOTIONAL AMOUNT OF EACH CLASS OF CERTIFICATES IS BASED ON THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF APRIL 1, 2000.

                           As of March 1, 2000, the balances of the mortgage loans in the mortgage pool ranged from approximately $1,148,373 to approximately $18,569,532 and the mortgage loans had an approximate average balance of $5,183,945.

                           RELEVANT PARTIES AND DATES

ISSUER...................  Morgan Stanley Dean Witter Capital I Trust
                           2000-LIFE1.

DEPOSITOR................  Morgan Stanley Dean Witter Capital I Inc.

MASTER SERVICER..........  Wells Fargo Bank, National Association, a national banking association.

SPECIAL SERVICER.........  Lennar Partners, Inc., a Florida corporation.

PRIMARY SERVICERS........  Principal Capital Management, LLC, John Hancock Real
                           Estate Finance, Inc. and Wells Fargo Bank, National Association.

TRUSTEE..................  LaSalle Bank National Association, a national banking association.

FISCAL AGENT.............  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.

PAYING AGENT.............  Norwest Bank Minnesota, National Association, a
                           national banking association. Norwest Bank Minnesota, National Association will also act as the certificate registrar. See "Description of the Certificates--The Paying Agent" in this prospectus supplement.

OPERATING ADVISER........  The holders of certificates representing more than
                           50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative for the purposes described in this prospectus supplement. The initial operating adviser will be First Chicago Capital Corporation.

SELLERS..................  Principal Commercial Funding, LLC, as to 65 mortgage loans, representing 47.1% of the initial outstanding pool balance.

                           John Hancock Real Estate Finance, Inc., as to 22 mortgage loans, representing 22.8% of the initial outstanding pool balance.

                           Wells Fargo Bank, National Association, as to 34 mortgage loans, representing 22.4% of the initial outstanding pool balance.

                           Morgan Stanley Dean Witter Mortgage Capital Inc., as to 12 mortgage loans, representing 7.7% of the initial outstanding pool balance.

UNDERWRITERS.............  Morgan Stanley & Co. Incorporated, Goldman, Sachs &
                           Co. and Norwest Investment Services, Inc.

CUT-OFF DATE.............  March 1, 2000 for any mortgage loan that has a due date on the first day of each month. The cut-off date for any mortgage loan that has a due date on a date other than the first day of each month shall be March 5, 2000. For purposes of the information contained in this prospectus supplement (including the appendices hereto) we present those loans as if their scheduled payments due in March 2000 were due on March 1, 2000 not the actual day which such scheduled payments were due.

SETTLEMENT DATE..........  On or about April _, 2000.


DISTRIBUTION DATE........  The 15th day of each month, or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in May 2000.

RECORD DATE..............  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

EXPECTED FINAL
 DISTRIBUTION DATE......  ------------------------ ----------------------------
                                 Class A-1                 November 15, 2008
                          ------------------------ ----------------------------

                                 Class A-2                 December 15, 2009
                          ------------------------ ----------------------------

                                  Class B                  January 15, 2010
                          ------------------------ ----------------------------

                                  Class C                  January 15, 2010
                          ------------------------ ----------------------------

                                  Class D                  January 15, 2010
                          ------------------------ ----------------------------
                                  Class E                  February 15, 2010
                          ------------------------ ----------------------------

                           The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full.

RATED FINAL
 DISTRIBUTION DATE.......  As to each class of offered certificates, November
                           15, 2036.

                              OFFERED CERTIFICATES

GENERAL..................  Morgan Stanley Dean Witter Capital I Inc. is offering the following six classes of its Series 2000-LIFE1 Commercial Mortgage Pass-Through Certificates:

                           o    Class A-l

                           o    Class A-2

                           o    Class B

                           o    Class C

                           o    Class D

                           o    Class E

                           The entire series will consist of a total of eighteen
                           (18) classes, the following twelve (12) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class R-I, Class R-II, Class R-III and Class R-IV.

CERTIFICATE BALANCE......  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                           ------------- ---------------------------------------
                             Class A-1    $113,834,030    Certificate Balance
                           ------------- ---------------------------------------
                             Class A-2    $439,000,000    Certificate Balance
                           ------------- ---------------------------------------
                              Class B      $22,408,000    Certificate Balance
                           ------------- ---------------------------------------
                              Class C      $25,854,000    Certificate Balance
                           ------------- ---------------------------------------
                              Class D       $8,619,000    Certificate Balance
                           ------------- ---------------------------------------
                              Class E      $17,236,000    Certificate Balance
                           ------------- ---------------------------------------

PASS-THROUGH RATES.......  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the pass-through rates for each class of offered certificates:

                           ------------- ---------------------------------------
                             Class A-1            % (Fixed)
                           ------------- ---------------------------------------
                             Class A-2            % (Fixed)
                           ------------- ---------------------------------------
                              Class B           % (Variable)
                           ------------- ---------------------------------------
                              Class C           % (Variable)
                           ------------- ---------------------------------------
                              Class D           % (Variable)
                           ------------- ---------------------------------------
                              Class E           % (Variable)
                           ------------- ---------------------------------------

                           Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                           The weighted average net mortgage rate or NWAC rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the NWAC rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the NWAC rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that loan in that month.

                           The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the excess, if any, of (i) the Weighted Average Net

                           Mortgage Rate for such Distribution Date, over (ii) the weighted average of the pass-through rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates for such distribution date, the relevant weighting to be on the basis of the respective aggregate certificate balances of such Classes of Certificates immediately prior to such distribution date.

DISTRIBUTIONS

  A.  AMOUNT AND ORDER
       OF DISTRIBUTIONS..  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                    Step l/Class A and Class X: To interest on
                           Classes A-1, A-2 and X, pro rata, in accordance with their interest entitlements.

                                    Step 2/Class A: To the extent of amounts
                           then required to be distributed as principal on the Class A-1 and, if Class A-1 has been retired, to Class A-2, until each in turn is reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                                    Step 3/Class A: To reimburse Classes A-1 and
                           A-2 and X, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                    Step 4/Class B: To Class B as follows: (a)
                           to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal amount is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                    Step 5/Class C: To Class C in a manner
                           analogous to the Class B allocations of Step 4.

                                    Step 6/Class D: To Class D in a manner
                           analogous to the Class B allocations of Step 4.

                                    Step 7/Class E: To Class E in a manner
                           analogous to the Class B allocations of Step 4.

                                    Step 8/Subordinate Private Certificates: In
                           the amounts and order of priority described in this prospectus supplement.


  B. INTEREST AND
      PRINCIPAL
      ENTITLEMENTS......   A description of the interest entitlement payable to
                           each Class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement or payment for non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                           The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                           o the principal portion of all scheduled payments, other than balloon payments, whether or not received, due during the related collection period;

                           o all principal prepayments and the principal portion of balloon payments received during the related collection period;

                           o the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and


                           o the principal portion of proceeds of mortgage loan repurchases received during the related collection period.

                           As described herein, the amount actually available for principal distributions on any distribution date may be less than the amount required to be distributed on that date.

  C. PREPAYMENT
      PREMIUMS.........    The manner in which any prepayment premiums received
                           during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                           Certificates--Distributions" in this prospectus supplement.

SUBORDINATION
     A.  GENERAL......     The chart below describes the manner in which the
                           rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest) are allocated is depicted in ascending order.

                            ------------------------------
                              Class A-l, Class A-2 and
                                       Class X
                            ------------------------------


                            ------------------------------
                                       Class B
                            ------------------------------


                            ------------------------------
                                       Class C
                            ------------------------------


                            ------------------------------
                                       Class D
                            ------------------------------


                            ------------------------------
                                       Class E
                            ------------------------------


                            ------------------------------
                                     Classes F-M
                            ------------------------------


                           NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER OF OFFERED CERTIFICATES.

  B. SHORTFALLS IN
      AVAILABLE FUNDS....  The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

                           o shortfalls resulting from compensation which the special servicer is entitled to receive.

                           o shortfalls resulting from interest on advances made by the master servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower.

                           o shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated, extraordinary or default-related expenses of the trust.

                           Shortfalls in mortgage loan interest as a result of the timing of prepayments (net of certain amounts required to be used by the master servicer or special servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A...............    GENERAL         All numerical information in this prospectus
                           supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of

                           March 1, 2000. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in March 2000 have been deemed received on March 1, 2000. Generally, for purposes of the presentation of mortgage pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. ALL NUMERICAL INFORMATION IN THIS PROSPECTUS SUPPLEMENT CONCERNING THE MORTGAGE LOANS IS BASED UPON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF MARCH 1, 2000, NOTWITHSTANDING THAT A PORTION OF THE MONTHLY PAYMENTS ON THE MORTGAGE LOANS THAT WAS PAID IN APRIL 2000 REPRESENTED PRINCIPAL AMORTIZATION. IN THE AGGREGATE, THE PRINCIPAL AMORTIZATION ON SUCH MORTGAGE LOANS WAS APPROXIMATELY $461,000 AND THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS APPROXIMATELY $689,003,732 AS OF APRIL 1, 2000. THE CERTIFICATE BALANCE OR NOTIONAL AMOUNT OF EACH CLASS OF CERTIFICATES IS BASED ON THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF APRIL 1, 2000.

B. PRINCIPAL BALANCES...   The trust's primary assets will be 133 mortgage loans
                           with an aggregate principal balance of all mortgage loans as of March 1, 2000 of $689,464,702. It is possible that the mortgage loan balance will vary by up to 5%. As of March 1, 2000, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $1,148,373 to approximately
                           $18,569,532 and the mortgage loans had an approximate average balance of $5,183,945.


C. FEE SIMPLE/LEASEHOLD.   131 mortgage loans, representing 98.4% of the
                           aggregate principal balance of the mortgage loans, are secured by a first mortgage lien on a fee simple estate in an income-producing real property. In three
                           (3) of those cases, the borrower's interest in the property consists of a fee interest in one portion and a ground leasehold interest in another portion of the property. In each of these cases the fee owner is a party to the related mortgage and has subordinated its interest, and therefore such mortgage loan is disclosed as a fee loan. We consider the borrower's interest in those properties to be a fee simple estate for purposes of this prospectus supplement.


                           1 mortgage loan, representing 0.9% of the aggregate principal balance of the mortgage loans, is secured by a first mortgage lien on a leasehold interest in an income-producing real property.

                           1 mortgage loan, representing 0.6% of the aggregate principal balance of the mortgage loans, is secured by a first mortgage lien on both a fee and a leasehold interest in an income-producing real property.

D. PROPERTY TYPES.......   The following table shows how the mortgage loans are
                           distributed among different types of properties.

       -------------------- --------------------------------- ------------------
                                Percentage of Aggregate
                             Principal Balance of Mortgage        Number of
          Property Type       Loans as of the Cut-off Date     Mortgage Loans
       -------------------- --------------------------------- ------------------
       Retail                             33.0%                       44
       -------------------- --------------------------------- ------------------
       Office                             31.8%                       40
       -------------------- --------------------------------- ------------------
       Industrial                         16.9%                       20
       -------------------- --------------------------------- ------------------
       Multifamily                        10.3%                       17
       -------------------- --------------------------------- ------------------
       Assisted Living                     3.1%                        2
       -------------------- --------------------------------- ------------------
       Hospitality                         2.0%                        2
       -------------------- --------------------------------- ------------------
       Self Storage                        1.4%                        4
       -------------------- --------------------------------- ------------------
       Manufactured                        0.8%                        2
       Housing
       -------------------- --------------------------------- ------------------
       Mixed Use                           0.8%                        2
       -------------------- --------------------------------- ------------------

E. PROPERTY LOCATION....   The number of mortgage loans, and the approximate
                           percentage of the aggregate principal balance of the mortgage loans represented by the mortgage loans, that are secured by mortgaged properties located in the eight states with the highest concentrations of mortgaged properties, are as described in the table below:

      --------------------------- -------------------------------- -------------
                                      Percentage of Aggregate       Number of
                                   Principal Balance of Mortgage     Mortgage
      State                        Loans as of the Cut-off Date       Loans
      --------------------------- -------------------------------- -------------
      California                                  35.3%                 45
      --------------------------- -------------------------------- -------------
        Southern California                       21.4%                 27
      --------------------------- -------------------------------- -------------
        Northern California                       13.9%                 18
      --------------------------- -------------------------------- -------------
      Georgia                                      6.4%                 6
      --------------------------- -------------------------------- -------------
      Florida                                      5.1%                 6
      --------------------------- -------------------------------- -------------
      New York                                     4.7%                 3
      --------------------------- -------------------------------- -------------
      Ohio                                         4.6%                 8
      --------------------------- -------------------------------- -------------
      Massachusetts                                4.1%                 3
      --------------------------- -------------------------------- -------------
      New Jersey                                   4.0%                 6
      --------------------------- -------------------------------- -------------
      Illinois                                     3.9%                 7
      --------------------------- -------------------------------- -------------

                           The remaining mortgaged properties are located throughout 18 other states. None of these states has a concentration of mortgaged properties that represents security for more than 3.9% of the aggregate principal balance of the mortgage loans, as of March 1, 2000.

F. OTHER MORTGAGE
    LOAN FEATURES.......   As of March 1, 2000, the mortgage loans had the
                           following characteristics:

                           o No scheduled payment of principal and interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                           o Two (2) separate groups of mortgage loans are, within each group, separate obligations cross-collateralized with each other, the largest group of which represents 3.0% of the aggregate principal balance of the mortgage loans. See Appendix III attached hereto.

                           o One (1) separate group of mortgage loans is, within that group, a single obligation secured by multiple mortgaged properties. Such group represents 2.7% of the aggregate principal balance of the mortgage loans. See Appendix II attached hereto.

                           o Eight (8) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 4.3%, 3.0% and 2.9%, respectively, of the aggregate principal balance of the mortgage loans. See Appendix II attached hereto.

                           o Certain of the mortgage loans are included in more than one of the categories described in the preceding three paragraphs.

                           o Thirty (30) mortgage loans, representing 23.5% of the aggregate principal balance of the mortgage loans, are secured by mortgaged properties that are each 100% leased to a single tenant.

                           o The mortgage loans bear interest at fixed rates.

                           o        No mortgage loan permits negative
                                    amortization or the deferral of accrued
                                    interest.

G. BALLOON LOANS........            As of March 1, 2000, the mortgage loans had
                                    the following characteristics:

                           o One hundred twenty-seven (127) of the mortgage loans, representing 97.9% of the aggregate principal balance of the mortgage loans as of March 1, 2000, are "balloon loans." For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date.

                           o The remaining six (6) mortgage loans, representing 2.1% of the aggregate principal balance of the mortgage loans as of March 1, 2000 are expected to have principal balances of less than approximately 6% of their respective original principal balance as of their respective stated maturity dates.

H. INTEREST ONLY LOANS..   Five (5) mortgage loans, representing 5.3% of the
                           aggregate principal balance of the mortgage loans as of March 1, 2000, each provides for monthly payments of interest only for a portion of its term and then provides for the monthly payment of principal and interest over its remaining term.

I. PREPAYMENT/DEFEASANCE
    PROVISIONS...........  As of March 1, 2000, all of the mortgage loans restricted voluntary principal prepayments as follows:

                           o        Ninety-three (93) mortgage loans,
                                    representing 63.8% of the initial
                                    outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note, which period is referred in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                           o Thirty-two (32) mortgage loans, representing 31.6% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period and following the lock-out period provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid. See Appendix II attached hereto for specific yield maintenance provisions.

                           o Eight (8) mortgage loans, representing 4.5% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period. Following the lock-out period, these loans provide for prepayment premiums calculated on the basis of a yield maintenance formula and 1% of the amount prepaid, but also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgage property from the lien of the mortgage.

                           o Despite the above, the mortgage loans generally provide for a maximum period commencing one to seven payment dates prior to and including the maturity date during which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

J. MORTGAGE LOAN RANGES
    AND WEIGHTED AVERAGES. As of March 1, 2000, the mortgage loans had the following additional characteristics:

    i.  MORTGAGE INTEREST
        RATES Mortgage interest rates ranging from 6.760% per annum to 8.930% per annum, and a weighted average mortgage interest rate of 7.866% per annum;

    ii. REMAINING TERMS    Remaining terms to scheduled maturity ranging from
                           52 months to 236 months, and a weighted average remaining term to scheduled maturity of 116 months;

    iii. REMAINING
         AMORTIZATION
         TERMS Remaining amortization terms ranging from 112 months to 404 months, and a weighted average remaining amortization term of 335 months;

    iv. LOAN-TO-VALUE
        RATIOS Loan-to-value ratios ranging from 33.7% to 79.9%, and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 65.4%; and

    v.  DEBT SERVICE
        COVERAGE RATIOS    Debt service coverage ratios, determined according
                           to the methodology presented in this prospectus supplement, ranging from 1.18x to 2.91x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.50x.

ADVANCES OF PRINCIPAL
AND INTEREST

 A.  GENERAL.............  The master servicer is required to advance delinquent monthly mortgage loan payments. The master servicer will not be required to advance any additional interest accrued as a --- result of the imposition of any default rate. The master servicer also is not required --- to advance prepayment or yield maintenance premiums, or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If this type of advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.


                           If the master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

                           All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

                           Neither the master servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

B. ADVANCES DURING AN
    APPRAISAL REDUCTION
    EVENT................  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of that appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS..................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch IBCA, Inc. and Standard & Poor's Ratings Services.

                           ---------------------------- -----------------------
                                                              Ratings
                                          Class              Fitch/S&P
                           ---------------------------- -----------------------
                           Classes A-1 and A-2                AAA/AAA
                           ---------------------------- -----------------------
                           Class B                             AA/AA
                           ---------------------------- -----------------------
                           Class C                              A/A
                           ---------------------------- -----------------------
                           Class D                             A-/A-
                           ---------------------------- -----------------------
                           Class E                            BBB/BBB
                           ---------------------------- -----------------------

                           A rating agency may lower or withdraw a security rating at any time.

                           See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION.....  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 1% of the aggregate principal balance of the mortgage loans as of March 1, 2000, Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates.

DENOMINATIONS............  The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
 AND SETTLEMENT........    Your certificates will be registered in the name of
                           CEDE & Co., as nominee of The Depository Trust
                           Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository
                           Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or
                           Euroclear.

                           You may hold your certificates through:

                           o        The Depository Trust Company in the United
                                    States; or

                           o        Clearstream Banking or Euroclear in Europe.

                           Transfers within The Depository Trust Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                           Morgan Stanley Dean Witter Capital I Inc. may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                           Morgan Stanley Dean Witter Capital I Inc. expects that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about April __, 2000.

TAX STATUS.............    An election will be made to treat designated portions
                           of the trust as four separate "real estate mortgage investment conduits" --REMIC I, REMIC II, REMIC III and REMIC IV--for federal income tax purposes. In the opinion of counsel, the trust (and each such designated portion of the trust) will qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC IV.


                           Pertinent federal income tax consequences of an investment in the offered certificates include:

                           o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                           o Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                           o Certain classes of Certificates offered hereby may be issued with original issue discount.

CONSIDERATIONS RELATED
TO TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY
ACT OF 1974............    Subject to the satisfaction of important conditions
                           described under ERISA Considerations in this prospectus supplement and in the accompanying prospectus, the Class A-1 and Class A-2 Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                           THE CLASS B, CLASS C, CLASS D AND CLASS E AND CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL RETIREMENT ACCOUNT OR ANY PERSON INVESTING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL RETIREMENT ACCOUNT, UNLESS SUCH TRANSACTION IS COVERED BY A PROHIBITED TRANSACTION CLASS EXEMPTION ISSUED BY THE U.S. DEPARTMENT OF LABOR (PTC 95-60, SECTIONS I AND
                           II).

LEGAL INVESTMENTS......    The offered certificates will not constitute
                           "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.


                           For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under Risk Factors, summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in such sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS   Payments under the mortgage loans are not
                                    insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                    You should consider all of the mortgage
                                    loans to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under the mortgage loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of those mortgage loans that are balloon loans at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                    In limited circumstances, Principal
                                    Commercial Funding, LLC, John Hancock Real
                                    Estate Finance, Inc., Wells Fargo Bank,
                                    National Association and Morgan Stanley
                                    Mortgage Capital Inc., each as mortgage loan sellers, may be obligated to repurchase or replace a mortgage loan that it sold to Morgan Stanley Dean Witter Capital I Inc. if its representations and warranties concerning such mortgage loan are breached or if there are material defects in the documentation for the mortgage loan. However, there can be no assurance that any of such entities will be in a financial position to effect such repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various
                                    types of income-producing commercial
                                    properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                    All of the mortgage loans were originated within twenty-four (24) months prior to the cut-off date. Consequently, the mortgage loans do not have a long-standing payment history.

                                    The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                                    o        the age, design and construction
                                             quality of the property;

                                    o        perceptions regarding the safety,
                                             convenience and attractiveness of
                                             the property;

                                    o        the proximity and attractiveness of
                                             competing properties;

                                    o        the adequacy of the property's
                                             management and maintenance;

                                    o        increases in operating expenses at
                                             the property and in relation to
                                             competing properties;

                                    o        an increase in the capital
                                             expenditures needed to maintain the
                                             property or make improvements;

                                    o        the dependence upon a single
                                             tenant, or a concentration of
                                             tenants in a particular business or
                                             industry;

                                    o        a decline in the financial
                                             condition of a major tenant;

                                    o        an increase in vacancy rates; and

                                    o        a decline in rental rates as leases
                                             are renewed or entered into with
                                             new tenants.

                                    Other factors are more general in nature, such as:

                                    o        national, regional or local
                                             economic conditions (including
                                             plant closings, military base
                                             closings, industry slowdowns and
                                             unemployment rates);

                                    o        local real estate conditions (such
                                             as an oversupply of competing
                                             properties, rental space or
                                             multifamily housing);

                                    o        demographic factors;

                                    o        decreases in consumer confidence;

                                    o        changes in consumer tastes and
                                             preferences; and

                                    o        retroactive changes in building
                                             codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                    o        the length of tenant leases;

                                    o        the creditworthiness of tenants;

                                    o        the level of tenant defaults;

                                    o        the rate at which new rentals
                                             occur; and

                                    o        the property's operating leverage
                                             (which is the percentage of total
                                             property expenses in relation to
                                             revenue), the ratio of fixed
                                             operating expenses to those that
                                             vary with revenues, and the level
                                             of capital expenditures required to
                                             maintain the property and to retain
                                             or replace tenants.

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties may not be
                                    readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                    o        converting commercial properties to
                                             alternate uses or converting
                                             single-tenant commercial properties
                                             to multi-tenant properties
                                             generally requires substantial
                                             capital expenditures; and

                                    o        zoning or other restrictions also
                                             may prevent alternative uses.

                                    The liquidation value of a mortgaged
                                    property not readily convertible to an
                                    alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgage property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                    o        changes in governmental
                                             regulations, fiscal policy, zoning
                                             or tax laws;

                                    o        potential environmental legislation
                                             or liabilities or other legal
                                             liabilities;

                                    o        the availability of refinancing;
                                             and

                                    o        changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                   A deterioration in the financial condition
                                    of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Thirty (30) mortgage loans, representing 23.5% of the aggregate principal balance of all mortgage loans as of March 1, 2000, are secured by mortgaged properties leased to single tenants and in some cases, the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                    o        the financial effect of the absence
                                             of rental income may be severe;

                                    o        more time may be required to
                                             re-lease the space; and

                                    o        substantial capital costs may be
                                             incurred to make the space
                                             appropriate for replacement
                                             tenants.

                                    Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                If a mortgaged property has multiple
                                    tenants, re-leasing costs may be more
                                    frequent than in the case of mortgaged
                                    properties with fewer tenants, thereby
                                    reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments.
                                    Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                The effect of mortgage pool loan losses
                                    will be more severe:

                                    o        if the pool is comprised of a small
                                             number of loans, each with a
                                             relatively large principal amount;
                                             or

                                    o        if the losses relate to loans that
                                             account for a disproportionately
                                             large percentage of the pool's
                                             aggregate principal balance of all
                                             mortgage loans.

                                    Eight (8) groups of mortgage loans,
                                    including cross-collateralized mortgage loan groups and single obligation multiple mortgaged property groups, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The loans associated with these eight borrower concentrations constitute 18.5% of the outstanding aggregate principal balance of all mortgage loans, as of March 1, 2000. The three largest borrower concentrations represent 4.3%, 3.0% and 2.9% respectively of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        A concentration of mortgaged property types
                                    also can pose increased risks. The following property types represent the indicated percentage of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000:

                                    o        retail properties represent 33.0%;

                                    o        office properties represent 31.8%;

                                    o        industrial properties represent
                                             16.9%;

                                    o        multifamily properties represent
                                             10.3%;

                                    o        senior housing properties represent
                                             3.1%;

                                    o        hospitality properties represent
                                             2.0%;

                                    o        self storage properties represent
                                             1.4%;

                                    o        manufactured housing properties
                                             represent 0.8%; and

                                    o        mixed use properties represent
                                             0.8%;

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Concentrations of mortgaged properties in
                                    geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United
                                    States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region.
                                    Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                    The mortgaged properties are located
                                    throughout 26 states. In particular,
                                    investors should note that approximately
                                    35.3% of the mortgaged properties, based on the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                    In addition, 6.4%, 5.1%, 4.7%, 4.6%, 4.1%,
                                    4.0% and 3.9% of the mortgaged properties, based on the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000, are located in Georgia, Florida, New York, Ohio, Massachusetts, New Jersey and Illinois, respectively, and concentrations of mortgaged properties, in each case, representing less than 3.9% of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000, also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                          Retail properties secure forty-four (44) of
                                    the mortgage loans, representing 33.0% of the outstanding aggregate principal balance of all mortgage loans, as of March 1, 2000.
                                    The quality and success of a retail
                                    property's tenants significantly affect the property's value.

                                    The presence or absence of an anchor store
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                    o        an anchor store's failure to renew
                                             its lease;

                                    o        termination of an anchor store's
                                             lease;

                                    o        the bankruptcy or economic decline
                                             of an anchor store or self-owned
                                             anchor or the parent company
                                             thereof; or

                                    o        the cessation of the business of an
                                             anchor store at the shopping
                                             center, even if, as a tenant, it
                                             continues to pay rent.

                                    There are retail properties with anchor
                                    stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                    Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISK OF OFFICE
PROPERTIES                          Office properties secure forty (40) of the
                                    mortgage loans, representing 31.8% of the outstanding aggregate principal balance of all mortgage loans, as of March 1, 2000.

                                    A large number of factors affect the value of these office properties, including:

                                    o        the quality of an office building's
                                             tenants;

                                    o        the diversity of an office
                                             building's tenants (or reliance on
                                             a single or dominant tenant);

                                    o        the physical attributes of the
                                             building in relation to competing
                                             buildings, e.g., age, condition,
                                             design, location, access to
                                             transportation and ability to offer
                                             certain amenities, such as
                                             sophisticated building systems;

                                    o        the desirability of the area as a
                                             business location; and

                                    o        the strength and nature of the
                                             local economy (including labor
                                             costs and quality, tax environment
                                             and quality of life for employees).

                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES      Industrial properties secure twenty (20) of
                                    the mortgage loans, representing 16.9% of the outstanding aggregate principal balance of all mortgage loans, as of March 1, 2000.
                                    Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                    o        reduced demand for industrial space
                                             because of a decline in a
                                             particular industry segment;

                                    o        a property becoming functionally
                                             obsolete;

                                    o        insufficient supply of labor to
                                             meet demand;

                                    o        changes in access to the property,
                                             energy prices, strikes, relocation
                                             of highways or the construction of
                                             additional highways;

                                    o        a change in the proximity of supply
                                             sources; and

                                    o        environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES     Multifamily properties secure seventeen (17)
                                    of the mortgage loans, representing 10.3% of the outstanding aggregate principal balance of all mortgage loans, as of March 1, 2000.

                                    A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                    o        the physical attributes of the
                                             apartment building, such as its
                                             age, appearance and construction
                                             quality;

                                    o        the location of the property;

                                    o        the ability of management to
                                             provide adequate maintenance and
                                             insurance;

                                    o        the types of services and amenities
                                             provided at the property;

                                    o        the property's reputation;

                                    o        the level of mortgage interest
                                             rates, which may encourage tenants
                                             to purchase rather than rent
                                             housing;

                                    o        the presence of competing
                                             properties;

                                    o        local or national economic
                                             conditions;

                                    o        state and local regulations; and

                                    o        government assistance/rent subsidy
                                             programs.

A LARGE CONCENTRATION OF
ASSISTED LIVING PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF ASSISTED LIVING FACILITIES Assisted living facilities secure two (2) of the mortgage loans representing 3.1% of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000.

                                    Providers of long-term nursing care and
                                    other medical services are highly regulated and are subject to licensing requirements, facility inspections, rate setting and reimbursement policies. They are also subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                                    In the event that the trustee or another party forecloses on an assisted living facility, it would not generally be entitled to reimbursements by Social Security, Medicare and Medicaid for services rendered prior to such foreclosure, if any. In addition, such party may have to apply in its own right for its necessary licenses and regulatory approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.

                                    Other factors that may adversely effect the value and successful operation of a senior housing facility include:

                                    o        increasing governmental regulation
                                             and supervision (as to those
                                             facilities not already subject to
                                             it);

                                    o        a decline in the financial health,
                                             skills or reputation of the
                                             operator;

                                    o        increased operational expenses; and

                                    o        competing facilities owned by
                                             non-profit organizations or
                                             government agencies supported by
                                             endowments, charitable
                                             contributions, tax revenues and
                                             other sources.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES     Hospitality properties secure two (2) of the
                                    mortgage loans, representing 2.0% of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000.
                                    Various factors may adversely affect the economic performance of a hospitality property, including:

                                    o        adverse economic and social
                                             conditions, either local, regional,
                                             national or international which may
                                             limit the amount that can be
                                             charged for a room and reduce
                                             occupancy levels;

                                    o        the construction of competing
                                             hotels or resorts;

                                    o        continuing expenditures for
                                             modernizing, refurbishing, and
                                             maintaining existing facilities
                                             prior to the expiration of their
                                             anticipated useful lives;

                                    o        a deterioration in the financial
                                             strength or managerial capabilities
                                             of the owner and/or operator of a
                                             hotel; and

                                    o        changes in travel patterns,
                                             increases in energy prices,
                                             strikes, relocation of highways or
                                             the construction of additional
                                             highways.

                                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                    Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

A LARGE CONCENTRATION OF SELF-
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE FACILITIES    Self-storage facilities secure four (4) of
                                    the mortgage loans, representing 1.4% of the outstanding aggregate principal balance of all mortgage loans, as of March 1, 2000.
                                    Various factors may adversely affect the value and successful operation of a self-storage facility:

                                    o        competition, because both
                                             acquisition and development costs
                                             and break-even occupancy are
                                             relatively low;

                                    o        conversion of a self-storage
                                             facility to an alternative use
                                             generally requires substantial
                                             capital expenditures;

                                    o        security concerns; and

                                    o        user privacy and ease of access to
                                             individual storage space may
                                             increase environmental risks
                                             (although lease agreements
                                             generally prohibit users from
                                             storing hazardous substances in the
                                             units).

                                    The environmental assessments discussed
                                    herein did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITIES  IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITIES                         Manufactured housing communities secure two
                                    (2) of the mortgage loans representing 0.8% of the initial outstanding aggregate principal balance of all mortgage loans, as of March 1, 2000. Loans secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate, including:

                                    o        the number of competing
                                             manufactured housing communities
                                             and other residential developments
                                             (such as apartment buildings and
                                             single-family homes) in the local
                                             market;

                                    o        the age, appearance and reputation
                                             of the community;

                                    o        the ability of management to
                                             provide adequate maintenance and
                                             insurance; and

                                    o        the types of services and amenities
                                             it provides.

                                    Manufactured housing communities are
                                    "special purpose" properties that could not be readily converted to general residential, retail or office use.

                                    Some properties within manufactured housing communities may lease sites to non-permanent recreational vehicles, which often have very seasonal occupancy.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES       The bankruptcy or insolvency of a major
                                    tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
PAYMENTS ON YOUR CERTIFICATES       Various environmental laws may make a
                                    current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                    In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                All of the mortgaged properties securing the
                                    mortgage loans have been subject to
                                    environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination of the loans. Environmental assessments on properties securing twenty-four (24) of the mortgage loans (representing 18.7% of the initial outstanding pool balance) are more than a year old as of March 1, 2000. In all cases, the environmental site assessment was a Phase I environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or provide additional security such as letters of credit or reserves. Morgan Stanley Dean Witter Capital
                                    I Inc. cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated.
                                    Moreover, Morgan Stanley Dean Witter Capital
                                    I Inc. cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability;
                                    or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                    Portions of some of the mortgaged properties securing the mortgage loans include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                    Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS One hundred twenty-seven (127) of the mortgage loans, representing 97.9% of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date. Morgan Stanley Dean Witter Capital I Inc. cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the stated maturity dates. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                    o        the availability of, and
                                             competition for, credit for
                                             commercial real estate projects;

                                    o        prevailing interest rates;

                                    o        the fair market value of the
                                             related mortgaged property;

                                    o        the borrower's equity in the
                                             related mortgaged property;

                                    o        the borrower's financial condition;

                                    o        the operating history and occupancy
                                             level of the property;

                                    o        tax laws; and

                                    o        prevailing general and regional
                                             economic conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    Principal Commercial Funding, LLC, John
                                    Hancock Real Estate Finance, Inc., Wells
                                    Fargo Bank, National Association and Morgan
                                    Stanley Mortgage Capital Inc., each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES        As of March 1, 2000, none of the mortgaged
                                    properties secures any debt other than the related mortgage loan. Two (2) of the mortgage loans, representing 4.2% of the aggregate principal balance of all the mortgage loans as of March 1, 2000 permit the borrower, subject to a maximum loan-to-value ratio of 60% and minimum debt service coverage ratio of 1.60x, to utilize the mortgaged property as collateral for subordinated loans. One (1) mortgage loan, representing 1.8% of the aggregate principal balance of all the mortgage loans as of March 1, 2000, permits the borrower, subject to a maximum loan-to-value ratio of 70% and minimum debt service coverage ratio of 1.30x, to utilize the mortgaged property as collateral for subordinated loans. Five (5) of the mortgage loans, representing 5.9% of the aggregate principal balance of all the mortgage loans as of March 1, 2000, permit the borrower to engage in additional financing that is not secured by the mortgaged property. Morgan Stanley Dean
                                    Witter Capital I Inc. makes no
                                    representation as to whether any other
                                    secured subordinate financing currently
                                    encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower.
                                    Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property. Substantially all of the mortgage loans also permit the related borrower to incur limited indebtedness, including, but not limited to, trade payables, in the ordinary course of business.

                                    When a mortgage loan borrower, or its
                                    constituent members, also have one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. The borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                    Additionally, if the borrower, or its
                                    constituent members, are obligated to
                                    another lender, actions taken by other
                                    lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN               Under the federal bankruptcy code, the
                                    filing of a bankruptcy petition by or
                                    against a borrower will stay the
                                    commencement or continuation of a
                                    foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                    o        grant a debtor a reasonable time to
                                             cure a payment default on a
                                             mortgage loan;

                                    o        reduce monthly payments due under a
                                             mortgage loan;

                                    o        change the rate of interest due on
                                             a mortgage loan; or

                                    o        otherwise alter the mortgage loan's
                                             repayment schedule.

                                    Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                    As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                    A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
BANKRUPTCY REMOTE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                While the borrowers have generally agreed to
                                    certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, the borrowers and their owners, generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate
                                    project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                    o        responding to changes in the local
                                             market;

                                    o        planning and implementing the
                                             rental structure;

                                    o        operating the property and
                                             providing building services;

                                    o        managing operating expenses; and

                                    o        assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                    A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                    Morgan Stanley Dean Witter Capital I Inc.
                                    makes no representation or warranty as to the skills of any present or future managers.

                                    Additionally, Morgan Stanley Dean Witter
                                    Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                The mortgage loans generally do not require
                                    the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The mortgage loans generally require that
                                    funds be put aside for specific reserves.
                                    Morgan Stanley Dean Witter Capital I Inc.
                                    cannot assure you that the reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. Morgan Stanley Dean Witter
                                    Capital I Inc. also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Title insurance for a mortgaged property
                                    generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. Morgan Stanley Dean Witter
                                    Capital I Inc. cannot assure you that

                                    o        a title insurer will have the
                                             ability to pay title insurance
                                             claims made upon it;

                                    o        the title insurer will maintain its
                                             present financial strength; or

                                    o        a title insurer will not contest
                                             claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE
REQUIREMENTS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Noncompliance with zoning and building codes
                                    may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                    Some violations of zoning, land use and
                                    building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In many cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Generally, insurance proceeds would be available for application to the mortgage loan if a material casualty event were to occur, or the mortgage property, as rebuilt for a conforming use, would generate sufficient income to service the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   From time to time, there may be
                                    condemnations pending or threatened against one or more of the mortgaged properties.
                                    There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, Morgan Stanley Dean Witter Capital I Inc.
                                    cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions to you.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgaged properties may suffer casualty
                                    losses due to risks that are not covered by insurance or for which insurance coverage is not available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in coastal areas of Florida, Georgia, North
                                    Carolina, South Carolina and Texas, areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and Morgan Stanley Dean Witter
                                    Capital I Inc. cannot assure you that
                                    borrowers will attempt or be able to obtain adequate insurance against such risks.

                                    Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                    As a result of these factors, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Some of the mortgaged properties are covered
                                    by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                           Other than in the case of two mortgage
                                    loans, representing 3.1% of the outstanding aggregate principal balance of the mortgage loans as of March 1, 2000, each secured by a newly constructed property, licensed engineers or consultants inspected all of the mortgaged properties and prepared engineering reports in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                A FIRREA appraisal was conducted in respect
                                    of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the March 1, 2000 loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals are presented for illustrative purposes only in Appendix I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of March 1, 2000, although we generally have not obtained updates to the appraisals.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are
                                    made on mortgage loans, the remaining
                                    mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                        As described in this prospectus supplement,
                                    the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class M, Class L, Class K, Class J, Class H,
                                    Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 certificates, and, solely with respect to losses of interest, to the Class X
                                    Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                If the trust acquires a mortgaged property
                                    as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                   Some states, including California, have laws
                                    prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

CROSS-COLLATERALIZATION OF GROUPS
OF MORTGAGE LOANS COULD LEAD
TO REDUCED PAYMENTS ON YOUR
CERTIFICATES                        The mortgage pool includes two (2) separate
                                    groups of mortgage loans, the largest of which collectively represents 3.0% of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000, under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties.

                                    Cross-collateralization arrangements
                                    involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:

                                    o        such borrower entity was insolvent
                                             when it granted the lien, was
                                             rendered insolvent by the granting
                                             of the lien or was left with
                                             inadequate capital, or was not able
                                             to pay its debts as they matured;
                                             and

                                    o        such borrower entity did not
                                             receive fair consideration or
                                             reasonably equivalent value when it
                                             allowed its mortgaged property or
                                             properties to be encumbered by a
                                             lien benefiting the other
                                             borrowers.

                                    Among other things, a legal challenge to the granting of the liens may focus on (i) the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property, and (ii) the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Eight (8) groups of mortgage loans
                                    (including cross-collateralized mortgage loan groups) the largest of which represents
                                    4.3% of the outstanding aggregate principal balance of all mortgage loans as of March 1, 2000, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                In certain jurisdictions, if tenant leases
                                    are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                    Some of the leases at the mortgaged
                                    properties securing the mortgage loans
                                    included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

                                    There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Morgan Stanley Dean Witter Capital I Inc. cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Under the Americans with Disabilities Act of
                                    1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.
                                    Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various
                                    certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                    The master servicer, the special servicer or an affiliate of either of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. The initial Operating Adviser will be First Chicago Capital Corporation.

                                    Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                    Conflicts between the trust and sellers. For example, the activities of the sellers may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                    Affiliates of the sellers may acquire a
                                    portion of the certificates. Under such
                                    circumstances, they may become the
                                    controlling class, and as such have
                                    interests that may conflict with their
                                    interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES      The yield to maturity on your certificates
                                    will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower than you anticipate.

                                    Voluntary prepayments under some of the
                                    mortgage loans require payment of a
                                    prepayment premium unless the prepayment occurs within generally three to seven payments prior to and including the stated maturity date. Nevertheless, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Morgan Stanley Dean Witter Capital I Inc. also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                    o        the terms of the mortgage loans;

                                    o        the length of any prepayment
                                             lockout period;

                                    o        the level of prevailing interest
                                             rates;

                                    o        the availability of mortgage
                                             credit;

                                    o        the applicable yield maintenance
                                             charges or prepayment premiums;

                                    o        the occurrence of casualties or
                                             natural disasters; and

                                    o        economic, demographic, tax or legal
                                             factors.

                                    Generally, no prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                    Also, the description in the mortgage notes of the method of calculation of prepayment premiums is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                    The yield on any certificate will depend on
                                    (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                    o        the interest rate for such
                                             certificate;

                                    o        the rate and timing of principal
                                             payments (including principal
                                             prepayments) and other principal
                                             collections on or in respect of the
                                             mortgage loans and the extent to
                                             which such amounts are to be
                                             applied or otherwise result in a
                                             reduction of the certificate
                                             balance of such certificate;

                                    o        the rate, timing and severity of
                                             losses on or in respect of the
                                             mortgage loans or unanticipated
                                             expenses of the trust;

                                    o        the timing and severity of any
                                             interest shortfalls resulting from
                                             prepayments to the extent not
                                             offset by a reduction in master
                                             servicer compensation as described
                                             in this prospectus supplement;

                                    o        the timing and severity of any
                                             reductions in the appraised value
                                             of any mortgaged property in a
                                             manner that has an effect on the
                                             amount of advancing required on the
                                             related mortgage loan; and

                                    o        the method of calculation of
                                             prepayment premiums and the extent
                                             to which prepayment premiums are
                                             collected and, in turn, distributed
                                             on such certificate.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                   The rate and timing of delinquencies or
                                    defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                    o        the aggregate amount of
                                             distributions on them;

                                    o        their yields to maturity;

                                    o        their rates of principal payments;
                                             and

                                    o        their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1, Class A-2 and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                                    If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess up to the outstanding certificate balance of such class.

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                    Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust, and therefore a greater portion of the related distributions of principal payments on the mortgage loans, than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                    Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                To the extent described in this prospectus
                                    supplement, the master servicer, the trustee or the fiscal agent will be entitled to receive interest on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                  In the event of the insolvency of any
                                    seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                    Based upon opinions of counsel that the
                                    conveyance of the mortgage loans would
                                    generally be respected in the event of
                                    insolvency of the Sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any
                                    securities exchange, and there is currently no secondary market for the certificates.
                                    While Morgan Stanley & Co. Incorporated,
                                    Goldman, Sachs & Co. and Norwest Investment
                                    Services, Inc. each currently intends to make a secondary market in the certificates, none of them is obligated to do so.
                                    Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The interest rates on the Class B, Class C,
                                    Class D and Class E Certificates are based on a weighted average of the mortgage loan interest rates, which is calculated based upon the respective principal balances of those mortgage loans. This weighted average rate is further described in this Prospectus
                                    Supplement under the definition of weighted average net mortgage rate. All of those classes of certificates which are either fully or partially based upon weighted average rate will be affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate will fluctuate over the life of those classes of your certificates.

                                    In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of the rates of the mortgage loans will have the effect of reducing the interest rate of the certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this Risk Factors section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" beginning on page S-106.

GENERAL

         The Series 2000-LIFE1 Commercial Mortgage Pass-Through Certificates will be issued on or about April __, 2000 pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 2000, as amended and restated as of April __, 2000, among Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the fiscal agent, the paying agent, and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in a trust formed on March 29, 2000. The trust consists primarily of:

         o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

         o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise; and

         o        certain rights of Morgan Stanley Dean Witter Capital I Inc.
                  under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on April __, 2000 and, notwithstanding the foregoing, will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after April 1, 2000.

         The certificates will consist of eighteen (18) classes, to be designated as:

         o        the Class A-1 Certificates and the Class A-2 Certificates;

         o        the Class X Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, and the Class M Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates and the Class R-IV Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D and Class E Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). Morgan Stanley Dean Witter Capital I Inc. has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                         APPROXIMATE
              INITIAL AGGREGATE      PERCENT OF INITIAL      RATINGS      APPROXIMATE
  CLASS      CERTIFICATE BALANCE        POOL BALANCE       (FITCH/S&P)   CREDIT SUPPORT
Class A-1        $113,834,030              16.58%            AAA/AAA         19.75%

Class A-2        $439,000,000              63.67%            AAA/AAA         19.75%

Class B           $22,408,000               3.25%             AA/AA          16.50%

Class C           $25,854,000               3.75%              A/A           12.75%

Class D            $8,619,000               1.25%             A-/A-          11.50%

Class E           $17,236,000               2.50%            BBB/BBB          9.00%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Such Class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates outstanding from time to time. The Interest Only Certificates will have an initial aggregate Notional Amount of $689,003,732, subject to a permitted variance of plus or minus 5%. The Notional Amount of the Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1 and A-2 Certificates for each Distribution Date will be equal to ___% and ___% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates on the Class B, Class C, Class D and Class E Certificates are variable, and for the initial Distribution Date will be equal to __%, __%, __%, __% and __% per annum, respectively. For each subsequent Distribution Date, the Pass-Through Rate on the Class B, Class C, Class D and Class E Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for each Distribution Date.

         The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately ___% per annum.

         The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of:

o    the Weighted Average Net Mortgage Rate for such Distribution Date, over

o the weighted average of the Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis, that is, a 360-day year consisting of twelve 30-day months or a 360-day year and actual days elapsed, on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in the Prospectus Supplement, on each Distribution Date, commencing on May 15, 2000. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited to the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. The Net Mortgage Rate will be applied without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i) to the holders of the Class A-1, Class A-2 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each such Class of certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

(ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

(iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses previously allocated to such Classes of certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

(v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

(vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to such Class of certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

(viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

(x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to such Class of certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

(xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates;

(xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to such Class of certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

(xiv) to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(xv) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates;

(xvi) to the holders of the Class E Certificates, to reimburse them for any Realized Losses previously allocated to such Class of certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate; and

(xvii) to make payments to the holders of the private certificates as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and,

o second, to the Class A-1 and Class A-2 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K, Class L, and Class M Certificates:

         (1) to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, compounded monthly, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

         Excess Liquidation Proceeds will be deposited to the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums

         Any Prepayment Premium collected with respect to a mortgage loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount, allocable among such Classes, if more than one, as described below, equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding, or, in the case of the two Classes of Class A Certificates, first, the Pass-Through Rate applicable to the Class A-1 Certificates and second, the Pass-Through Rate applicable to the Class A-2 Certificates, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

         Any portion of any Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates as described above will be distributed to the holders of the Class X Certificates.

         Any Prepayment Premiums distributed to the holders of a class of certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class M Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee will be reduced by the amount of such excess. Likewise, to the extent that the aggregate Prepayment Interest Shortfalls on all Specially Serviced Mortgage Loans that result from voluntary Principal Prepayments--not from Liquidations Proceeds or from modifications to Specially Serviced Mortgage Loans--exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Special Servicing Fee will be reduced by the amount of such excess. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" and "--The Special Servicer--Special Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest

Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

OPTIONAL TERMINATION

         Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates, not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o        any ground rents in respect of such REO Property; and

o        costs and expenses necessary to maintain, manage or operate such REO
         Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such Mortgage Loan or REO Property.

         The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and Morgan Stanley Dean Witter Capital I Inc. and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a)      A statement setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums;

                  (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D) as to which foreclosure proceedings have been commenced, or

                           (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.net/cmbs (the "Paying Agent's Website") In addition, the paying agent will also make certain other additional reports available via the Paying Agent's Website on a restricted basis to the Depositor, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's Website, investors may call (301) 815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the Paying Agent's Website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or either Underwriter reasonably designates, the special servicer, the Rating Agencies, and, any Certificateholder.

         The PAYING AGENT shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each rating agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the PAYING AGENT in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the PAYING AGENT, (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property provided, however, that the PAYING AGENT shall be permitted to require payment by the requesting party (other than either rating agency) of a sum sufficient to cover the reasonable expenses actually incurred by the PAYING AGENT of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Special Servicer Reports

         On or about each Determination Date, the special servicer will prepare, or provide the master servicer with the information to prepare, the Special Servicer Reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement. Such reports will be delivered, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies, the trustee and Morgan Stanley Dean Witter Capital I Inc.; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.

Other Information

         The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o        the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

o        all officer's certificates delivered to the trustee since the Closing
         Date;

o        all accountants' reports delivered to the trustee since the Closing
         Date;

o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the trustee upon request; however, the trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the trustee, the paying agent and Morgan Stanley Dean Witter Capital I Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the Certificates had been issued in March 2000:

    The close of business on
    March 1                   (A) Cut-off Date.
    March 31                  (B)  Record Date for all Classes of Certificates.
    March 2 - April 10        (C)  The Collection Period.  The master servicer
                                   receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to April 10.

    April 10                  (D)  Determination Date.
    April 14                  (E)  Master Servicer Remittance Date.
    April 17                  (F)  Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to April 10, 2000 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" by Fitch and "AA" by S&P, or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois

60603, Attention: Asset-Backed Securities Trust Services Group - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-LIFE1. As of June 30, 1999, the trustee had assets of approximately $28.7 billion. See "Servicing of the Mortgage Loans--Duties of the Trustee", "Servicing of the Mortgage Loans--Certain Matters Regarding the Trustee" and "Servicing of the Mortgage Loans--Resignation and Removal of the "Trustee" in the prospectus.

         The trustee will be paid the Trustee Fee as compensation for its duties under the Pooling and Servicing Agreement.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 1999, the fiscal agent had consolidated assets of approximately $480 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Norwest Bank Minnesota, National Association ("Norwest Bank"), will serve as the paying agent (in such capacity, the "paying agent"). In addition, Norwest Bank Minnesota, National Association will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Norwest Bank is an affiliate of the Master Servicer. As compensation for the performance of its duties as paying agent, Certificate Registrar and Authenticating Agent, Norwest Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each Class of certificates is the Distribution Date in November 2036.

         The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The Pass-Through Rates on the Class B, Class C, Class D and Class E Certificates will be based on or subject to the Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class X Certificates will be variable and will generally equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date. Accordingly, the yields on the offered certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificate purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium payable, if any, with respect to any Mortgage Loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to such rate or the rate of Principal Prepayments in particular. Morgan Stanley Dean Witter Capital I Inc. is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class M Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from L to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such Class of certificates has been reduced to zero; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         Morgan Stanley Dean Witter Capital I Inc. makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. Morgan Stanley Dean Witter Capital I Inc. makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance or of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables. Certain of the mortgage loans permit partial prepayments. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o        summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
-----------------------------              ----         ----          ----         ----         ----         ----
Settlement Date                            100%         100%          100%         100%         100%         100%
April 2001                                  94%          94%          94%           94%          94%          94%
April 2002                                  88%          88%          88%           88%          88%          88%
April 2003                                  81%          81%          81%           81%          81%          81%
April 2004                                  74%          74%          74%           74%          74%          74%
April 2005                                  62%          62%          62%           62%          62%          62%
April 2006                                  53%          53%          53%           53%          53%          53%
April 2007                                  44%          44%          44%           44%          44%          44%
April 2008                                  17%          17%          17%           17%          17%          17%
April 2009                                  0%           0%            0%           0%           0%           0%
Weighted average life (years)              5.70         5.70          5.70         5.70         5.70         5.70


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
-----------------------------              ----         ----          ----         ----         ----         ----
Settlement Date                            100%         100%          100%         100%         100%         100%
April 2001                                 100%         100%          100%         100%         100%         100%
April 2002                                 100%         100%          100%         100%         100%         100%
April 2003                                 100%         100%          100%         100%         100%         100%
April 2004                                 100%         100%          100%         100%         100%         100%
April 2005                                 100%         100%          100%         100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%         100%
April 2009                                  90%          90%          89%           89%          89%          89%
April 2010                                  0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.34         9.33          9.33         9.33         9.33         9.33

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
-----------------------------              ----         ----          ----         ----         ----         ----
Settlement Date                            100%         100%          100%         100%         100%         100%
April 2001                                 100%         100%          100%         100%         100%         100%
April 2002                                 100%         100%          100%         100%         100%         100%
April 2003                                 100%         100%          100%         100%         100%         100%
April 2004                                 100%         100%          100%         100%         100%         100%
April 2005                                 100%         100%          100%         100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%         100%
April 2010                                  0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.69         9.68          9.68         9.68         9.68         9.67

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
-----------------------------              ----         ----          ----         ----         ----         ----
Settlement Date                            100%         100%          100%         100%         100%         100%
April 2001                                 100%         100%          100%         100%         100%         100%
April 2002                                 100%         100%          100%         100%         100%         100%
April 2003                                 100%         100%          100%         100%         100%         100%
April 2004                                 100%         100%          100%         100%         100%         100%
April 2005                                 100%         100%          100%         100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%         100%
April 2010                                  0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.72         9.72          9.72         9.72         9.72         9.72

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
-----------------------------              ----         ----          ----         ----         ----         ----
Settlement Date                            100%         100%          100%         100%         100%         100%
April 2001                                 100%         100%          100%         100%         100%         100%
April 2002                                 100%         100%          100%         100%         100%         100%
April 2003                                 100%         100%          100%         100%         100%         100%
April 2004                                 100%         100%          100%         100%         100%         100%
April 2005                                 100%         100%          100%         100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%         100%
April 2010                                  0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.72         9.72          9.72         9.72         9.72         9.72

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
-----------------------------              ----         ----          ----         ----         ----         ----
Settlement Date                            100%         100%          100%         100%         100%         100%
April 2001                                 100%         100%          100%         100%         100%         100%
April 2002                                 100%         100%          100%         100%         100%         100%
April 2003                                 100%         100%          100%         100%         100%         100%
April 2004                                 100%         100%          100%         100%         100%         100%
April 2005                                 100%         100%          100%         100%         100%         100%
April 2006                                 100%         100%          100%         100%         100%         100%
April 2007                                 100%         100%          100%         100%         100%         100%
April 2008                                 100%         100%          100%         100%         100%         100%
April 2009                                 100%         100%          100%         100%         100%         100%
April 2010                                  0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.74         9.74          9.74         9.74         9.74         9.73

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred thirty three (133) fixed-rate mortgage loans with an aggregate Cut-off Date Balance of $689,464,702 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $1,148,373 to $18,569,532, and the mortgage loans have an average Cut-off Date Balance of $5,183,945. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.

         The mortgage loans were originated between March 16, 1998 and February 23, 2000. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest borrower concentrations in the Mortgage Pool are contained in Appendix III attached.

         One hundred thirty one (131) mortgage loans, representing 98.4% of the Initial Pool Balance, are evidenced by a mortgage note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. In three (3) of those cases, the borrower's interest in the property consists of a fee interest in one portion and a ground leasehold interest in another portion of the property. In each of those cases, the fee owner is a party to the related mortgage and has subordinated its interest, therefore, we consider the borrower's interests in those properties to be fee simple estate for purposes of this prospectus supplement. One (1) mortgage loan, representing 0.9% of the Initial Pool Balance, is secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties. One (1) mortgage loan, representing 0.6% of the Initial Pool Balance, is secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in both a fee and a leasehold interest in one or more income-producing real properties.

         On or prior to the Closing Date, Morgan Stanley Dean Witter Capital I Inc. acquired the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement entered into between Morgan Stanley Dean Witter Capital I Inc. and the particular seller. Morgan Stanley Dean Witter Capital I Inc. sold its interests in the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their remaining terms. Twenty (20) of the mortgage loans, representing 20.5% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. One hundred twelve (112) mortgage loans, representing 78.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. One (1) mortgage loan, representing 0.7% of the Initial Pool Balance, accrues interest on the basis of a 360-day year consisting of twelve 30-day months during the interest-only period, and thereafter accrues interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

         The mortgaged properties consist of the following property types:

         o Retail - Forty-four (44) of the mortgage loans, which represent 33.0% of the Initial Pool Balance, are secured by retail properties;

         o Office - Forty (40) of the mortgage loans, which represent 31.8% of the Initial Pool Balance, are secured by office properties;

         o Industrial - Twenty (20) of the mortgage loans, which represent 16.9% of the Initial Pool Balance, are secured by industrial properties;

         o Multifamily - Seventeen (17) of the mortgage loans, which represent 10.3% of the Initial Pool Balance, are secured by multifamily properties;

         o Assisted Living - Two (2) of the mortgage loans, which represent security for 3.1% of the Initial Pool Balance, are secured by senior housing properties;

         o Hospitality - Two (2) of the mortgage loans, which represent security for 2.0% of the Initial Pool Balance, are secured by hospitality properties;

         o Self-Storage - Four (4) of the mortgage loans, which represent security for 1.4% of the Initial Pool Balance, are secured by self-storage properties;

         o Manufactured Housing - Two (2) of the mortgage loans, which represent security for 0.8% of the Initial Pool Balance, are secured by manufactured housing properties;

         o Mixed Use - Two (2) of the mortgage loans, which represent security for 0.8% of the Initial Pool Balance, are secured by mixed use property types;

Property Location

         The following eight states contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Georgia, Florida, New York, Ohio, Massachusetts, New Jersey and Illinois.

         o Forty-five (45) mortgage loans, representing 35.3% of the Initial Pool Balance are secured by mortgaged properties located in California. Of the mortgaged properties located in California, twenty seven (27) of such mortgaged properties, representing 21.4% of the Initial Pool Balance, are located in Southern California, and eighteen (18) mortgaged properties, representing 13.9% of the Initial pool Balance, are located in Northern California.

         o Six (6) mortgage loans, representing 6.4% of the Initial Pool Balance are secured by mortgaged properties located in Georgia;

         o Six (6) mortgage loans, representing 5.1% of the Initial Pool Balance are secured by mortgaged properties located in Florida;

         o Three (3) mortgage loans, representing 4.7% of the Initial Pool Balance are secured by mortgaged properties located in New York;

         o Eight (8) mortgage loans, representing 4.6% of the Initial Pool Balance are secured by mortgaged properties located in Ohio;

         o Three (3) mortgage loans, representing 4.1% of the Initial Pool Balance are secured by mortgaged properties located in Massachusetts;

         o Six (6) mortgage loans, representing 4.0% of the Initial Pool Balance are secured by mortgaged properties located in New Jersey and

         o Seven (7) mortgage loans, representing 3.9% of the Initial Pool Balance are secured by mortgaged properties located in Illinois.

Due Dates

         One hundred twenty-seven (127) of the mortgage loans, representing 95.9% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. Two (2) of the mortgage loans, representing 0.9% of the Initial Pool Balance, have Due Dates on the third day of each calendar month without any grace period for late payments. Four (4) of the mortgage loans, representing 3.2% of the Initial Pool Balance, have Due Dates on the fifth day of each calendar month without any grace period for late payments.

Amortization

         The mortgage loans have the following amortization features:

o One hundred twenty-seven (127) of the mortgage loans, representing 97.9% of the Initial Pool Balance, are Balloon Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors And Other Special Considerations--The Mortgage Loans--Balloon Payments."

o Five (5) of such Balloon Loans, representing 5.3% of the Initial Pool Balance, are interest-only loans and do not provide for any amortization of their principal balances for a portion of their term, and then provide for the payment of principal and interest until their maturity dates.

o The remaining six (6) mortgage loans, representing 2.1% of the Initial Pool Balance, fully amortize to an amount less than 6% of the Original Principal Balance of the mortgage loans over their respective terms.

     Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

o Ninety-three (93) mortgage loans, representing 63.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

o Thirty-two (32) mortgage loans, representing 31.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

o Eight mortgage loans, representing 4.5% of the initial outstanding pool balance prohibit voluntary principal payments during a Lock-out period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates to defease the Loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the Mortgaged Property from the lien of the mortgage.

o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to seven (7) payments prior to and including the maturity date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium will vary for any mortgage loan as presented in "Appendix II - Material Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, Morgan Stanley Dean Witter Capital I Inc. has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by the United States, any government entity or instrumentality or mortgage insurer.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         As of March 1, 2000, none of the mortgaged properties secures any debt other than the related mortgage loan. One hundred twenty-five (125) mortgage loans, representing 88.0% of the Initial Pool Balance, either prohibit the respective borrowers from incurring secured subordinate indebtedness or require the consent of the holder of the mortgage prior to doing so.

         Two (2) mortgage loans, which represent 4.2% of the aggregate principal balance of all the mortgage loans as of March 1, 2000 permit the borrower, subject to a maximum loan-to-value ratio of 60% and minimum debt service coverage ratio of 1.60x, to utilize the mortgaged property as collateral for subordinated loans. One (1) mortgage loans, which represents 1.8% of the aggregate principal balance of all the mortgage loans as of March 1, 2000, permits the borrower, subject to a maximum loan-to-value ratio of 70% and minimum debt service coverage ratio of 1.30x, to utilize the mortgaged property as collateral for subordinated loans. Five (5) mortgage loans, which represent 5.9% of the aggregate principal balance of all the mortgage loans of March 1, 2000, permit the borrower to engage in additional financing that is not secured by the mortgaged property.

         Substantially all of the mortgage loans also permit the related borrower to incur unsecured indebtedness in the ordinary course of business. Morgan Stanley Dean Witter Capital I Inc. makes no representation as to whether any other secured subordinate financing currently encumbers any mortgage property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Certain Legal Aspects of the Mortgage

Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--Authority to Effect Other Borrowings Entails Risks" in this prospectus supplement.

Additional Collateral

         Thirty-one (31) of the mortgage loans, representing 21.3% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, in some cases, without the payment of any prepayment premium, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation and capital improvements. For further information with respect to additional collateral, see Appendix II.

Releases

         Certain of the mortgage loans provide for a partial release of certain parcels from the lien of the related mortgage subject to the satisfaction of certain conditions, including paydowns of the related mortgage loan which may be subject to a yield maintenance premium to be paid by the related borrower and or the creation of a separate tax parcel, and the payment of costs and expenses. In addition, the Mortgage Pool contains mortgage loans that provide for a partial release of collateral. In general, such collateral does not contribute to the Underwritable Cash Flow of the property or to the appraised value. In addition, certain mortgage loans do not require partial prepayment as a condition of the release. For further information with respect to certain releases, see Appendix II.

CROSS COLLATERALIZATION; RELATED PARTIES

         The Mortgage Pool includes one (1) group of mortgage loans, which collectively represents 2.7% of the Initial Pool Balance, under which an aggregate amount of indebtedness is evidenced by a single obligation secured by multiple mortgaged properties. Generally, for purposes of the presentation of Mortgage Pool information herein, such mortgage loans have been treated as multiple cross collateralized and cross defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.

         In addition, the Mortgage Pool includes two (2) separate groups of mortgage loans, the largest of which collectively represents 3.0% of the Initial Pool Balance, under which an aggregate amount of indebtedness is evidenced by multiple obligations and is secured by mortgages on multiple mortgaged properties. Each such mortgage loan is cross defaulted and cross collateralized with the other mortgage loan or loans in such group. See Appendix II for further information with respect to such groups.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit or reserves. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties" in this prospectus supplement.

Property Condition Assessments

         The mortgaged properties were inspected in connection with the origination of the related mortgage loan, by a representative of the related seller or by a third party professional engaged by such seller. Furthermore, except for two (2) newly constructed properties representing 3.1% of the Initial Pool Balance, a licensed engineer or consultant inspected the related mortgaged property, in connection with the origination of the related mortgage loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers or consultants were prepared, except for newly constructed properties, for all of the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors Risks Relating to Property Inspections" in this prospectus supplement Environmental Assessments. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

         The Mortgage Pool contains two (2) mortgage loans, representing 1.4% of the Initial Pool Balance, that have PMLs in excess of 20% of the estimated replacement costs of the improvements and are subject to the above-described mitigants.

         For the loans to be sold by Wells Fargo Bank, National Association, loan requests secured by properties located in California were screened using a software system to perform a preliminary PML analysis. Properties with any one of the following characteristics were subject to a third party seismic survey performed by an approved seismic engineering firm:

         o a property with a preliminary PML over 20% of the estimated replacement cost of the improvements.


         o        a property that would secure a loan of more than $10,000,000,

         o a property located in an Alquist Priolo Zone (a zone surrounding active California earthquake faults, as established under California law),

         o        a property of three or more stories,

         o        a property constructed of non-reinforced masonry, or

         o a property found to exhibit indications of significant seismic stress during the completion of the property condition assessment or a property located in a county having special inspection or retrofit requirements.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed Morgan Stanley Dean Witter Capital I Inc. that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the mortgage loans associated with the ten (10) largest borrower concentrations significant mortgage loans in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan (or group of cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties.

                  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any Mortgage Loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer will, consistent with the Servicing Standard require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related mortgage loan. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

o    the outstanding principal balance of the related mortgage loan; and

o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates.

THE SELLERS

Principal Commercial Funding, LLC

         PCF is wholly owned subsidiary of Principal Capital Management, LLC which is wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, IA 50392. PCF's phone number is (515) 248-3944.

John Hancock Real Estate Finance, Inc.

         JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc. which is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

         JHREF presently has seven offices across the country and a loan servicing center located in Atlanta, Georgia. Except for three mortgage loans which were underwritten and closed by John Hancock Life Insurance Company, each of the JHREF Loans was underwritten at JHREF's Boston headquarters and closed by JHREF. The principal offices of JHREF are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is contained under "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSMC is a subsidiary of Morgan Stanley & Co., Inc., formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the Morgan Stanley Loans was originated by MSMC, and underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller sold its mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., sold all of the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller was required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable Seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) an environmental site assessment was performed with respect to the mortgaged property in connection with the origination of the related mortgage loan, a report of each such assessment has been delivered to Morgan Stanley Dean Witter Capital I Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) to such seller's knowledge, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) the mortgage loan is not cross-collateralized with any loan other than one or more other mortgage loans;

         (18) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (19) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties; and

         (20) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Dean Witter Capital I Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any Mortgage Loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

o repurchase the affected mortgage loan from the trust at the Purchase Price; or, at its option,

o        if within the two-year period commencing on the Closing Date:

         o replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 85 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of Morgan Stanley Dean Witter Capital I Inc., the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if Morgan Stanley Dean Witter Capital I Inc. deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or a special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer entered into an agreement with each of the Primary Servicers under which the Primary Servicers assumed many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the Master Servicer shall remain obligated and liable to the trustee, paying agent and the certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the Master Servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such Sub-Servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any Sub-Servicer out of its own funds.

         The master servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

o a successor servicer is available and willing to assume the obligations of the master servicer, and accepts appointment as successor master servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

o the master servicer bears all costs associated with its resignation and the transfer of servicing; and

o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

         Furthermore, the master servicer may resign if it determines that the master servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary

Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the master servicer will assume the special servicer's duties and obligations and, if the master servicer fails to so assume such duties and responsibilities, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         In the event of any of the foregoing with respect to any mortgage loan, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports to the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The special servicer will prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgaged Loan not later than 30 days after the Servicing Transfer Event for such mortgage loan. Each Asset Status Report will be delivered in accordance with the Pooling and Servicing Agreement. The Operating Adviser has certain rights to approve certain actions contemplated by the Asset Status Report, provided that any actions recommended by the special servicer in the Asset Status Report (or any revisions) shall be consistent with the Servicing Standard and the special servicer may not take any action inconsistent with an Asset Status Report unless such action would be required in order to act in accordance with the Servicing Standard.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Certificates--Advances--Servicing Advances" in this prospectus supplement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

         Wells Fargo's principal servicing offices are located at 555 Montgomery Street, San Francisco, California 94104.

         As of December 31, 1999, Wells Fargo was responsible for servicing approximately 1,888 commercial and multifamily mortgage loans, totaling approximately $10.84 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, Morgan Stanley Dean Witter Capital I Inc. makes no representations or warranty as to the accuracy or completeness of such information.

SPECIAL SERVICER

         Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS") as to which the Company has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of November 1, 1999, the Special Servicer and its affiliates were managing a portfolio including over 10,000 assets in most states with an original face value of over $50 billion, most of which are commercial real estate assets. Included in this managed portfolio are $44 billion of commercial real estate assets representing 57 securitization transactions, for which the Special Servicer is servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

         The information set forth herein concerning the Special Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any Sub-Servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees and default interest payable at a rate above the related mortgage rate.

         The amount of the related Master Servicing Fee will be reduced, to not less than zero, on each Distribution Date by the amount, if any, of Compensating Interest Payment made by the master servicer on such Distribution Date. The amount of the related Primary Servicing Fee will not be reduced by any payments in respect of Compensating Interest Payments. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest

Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation. The portion of the Excess Servicing Fee payable to JHREF shall similarly not be terminated if it resigns or is terminated as one of the Primary Servicers.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or the Depositor give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs solely by reason of the occurrence of a default of a primary servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred so long as the initial master servicer is on the approved list of commercial mortgage loan servicers maintained by S&P.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use its best efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth, sixth or seventh bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material, the trustee will solicit good faith bids for the rights to service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer, the trustee and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

o        a Special Servicing Fee;

o        a Workout Fee; and

o        a Liquidation Fee equal to 1.00% of the related Liquidation Proceeds.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, certain assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. The amount of the Special Servicing Fee, but not the fee payable to the trustee, will be reduced, to not less than zero, on each Distribution Date by the amount, if any, of Compensating Interest paid by the special servicer on such Distribution Date. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth, sixth or seventh bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer, will be effective when such servicer has succeeded the special servicer, as successor servicer and such successor servicer has assumed the special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer, will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

o any foreclosure or comparable conversion of the ownership of a mortgaged property;

o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Certificates--Optional Termination";

o any proposal to bring an REO Property into compliance with applicable environmental laws; and

o any acceptance of substitute or additional collateral for a mortgage loan.

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term, (other than a modification that adds, deletes, or alters a customary accounting or financial covenant), of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium;

o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

o        extend the maturity date of any Specially Serviced Mortgage Loan;
         and/or

o        accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is twenty (20) years prior to the expiration of the term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The Pooling and Servicing Agreement grants to each of the master servicer, the special servicer, any holder of certificates evidencing a majority interest in the Controlling Class and any seller with respect to mortgage loans it originated a right to purchase from the trust, at the applicable Purchase Price, those defaulted mortgage loans that are at least 60 days delinquent and which the special servicer has determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction.

         The special servicer may, upon notice to the Operating Adviser and the trustee, offer to sell any such defaulted mortgage loan not otherwise purchased pursuant to the prior paragraph, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing

Standard, is in default to avoid a prepayment restriction, if and when the special servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the special servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the trust, the special servicer shall accept the highest cash offer received from any person that constitutes a fair price, which may be less than the Purchase Price, for such mortgage loan. When an Interested Party is to be the purchaser of any such defaulted mortgage loan, the trustee is to determine, with the aid of an independent real estate adviser and an appraisal, what constitutes a fair price. The trustee is not permitted to purchase any defaulted mortgage loan.

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Among other things, the independent contractor will not be permitted to perform construction work on the mortgaged property unless such construction was at least 10% completed when default on the related Mortgage Loan became imminent. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, the trust will be a "tiered REMIC structure" described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Four separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Latham & Watkins, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

o        the making of proper elections;

o ongoing compliance with all provisions of the Pooling and Servicing Agreement; and

o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder.

         For federal income tax purposes, each of REMIC I, REMIC II, REMIC III and REMIC IV will qualify as a REMIC under the Code.

         For federal income tax purposes, the Residual Certificates will represent four separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II, REMIC III and REMIC IV; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC IV. See "Federal Income Tax Consequences--REMICs" in the prospectus. The offered certificates will be REMIC Regular Certificates issued by REMIC IV. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates. References in the prospectus to the Master REMIC should be read as references to REMIC IV. Each of REMIC I, REMIC II and REMIC III will be a Subsidiary REMIC as such term is used in the prospectus.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of property described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x). However, if 95% or more of the REMIC's assets are assets described in

7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). The percentage of such mortgage loans included in the initial principal balance of the mortgage pool is 13.36%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The offered certificates may be treated as having been issued with original issue discount or federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan during any period that voluntary principal prepayments may be made thereon without a Prepayment Premium being required. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, Morgan Stanley Dean Witter Capital I Inc. makes no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC such as the offered certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount, of such certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale Exchange or Redemption" in the prospectus.

         The current administration's budget proposal for the fiscal year 2001, released February 7, 2000, proposes legislation that would amend the market discount provisions of the Code described in the prospectus, see "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Market Discount" in the prospectus, to require holders of debt instruments, such as REMIC Regular Certificates, that use an accrual method of accounting to include market discount in income as it accrues. For purposes of determining and accruing market discount, the proposed legislation would provide that a Certificateholder's yield can not exceed five (5) percentage points over the greater of (1) the original yield to maturity of the Certificate, or (2) the applicable Federal rate in effect at the time the Certificateholder acquired the Certificate. It is unclear how this proposal would apply to instruments, such as the REMIC Regular Certificates, which have uncertain yields to maturity attributable to possible prepayments on an underlying pool of prepayable securities. This proposal is intended to be effective for debt instruments acquired on or after the date the proposed legislation is enacted.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled thereto as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums only after the master servicer's actual receipt of a Prepayment Premium to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosure" in this prospectus supplement.

         Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III and REMIC IV will be the obligation of the paying agent, and not of the master servicer. See "Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the prospectus.

         As explained under "Federal Income Tax Consequences--REMICs--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus, transfers of a Noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future and (2) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they came due. A recently proposed Treasury Regulation would, if finalized in its present form, provide that such a presumption would not apply where the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate exceeds the sum of (1) the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate, (2) the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and (3) the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of making this calculation, the transferor is assumed to pay tax at the highest corporate rate and present values are computed using a discount rate equal to the applicable federal rate, compounded semiannually, unless the transferor can demonstrate that it regularly borrows substantial funds in the course of its business at a lower rate. The proposed Treasury Regulation, if finalized in its present form, would be effective as of February 4, 2000.

         For further information regarding the tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                        LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 35.3% of the initial pool balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the

Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Morgan Stanley Dean Witter Capital I, Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the Subordinate Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO CLASS A CERTIFICATES

         With respect to the acquisition and holding of Class A Certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

         The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions set forth the following six general conditions which must be satisfied for exemptive relief:

o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

o the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Fitch, S&P, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co.;

o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, the depositor, the master servicer, the special servicer, each primary servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         Because the Class A Certificates are not subordinate to any other class of certificates, the second general condition set forth above is satisfied with respect to such certificates. It is a condition of the issuance of Class A Certificates that they be rated "AAA" by Fitch and "AAA" by Standard & Poor's. A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the third general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to any such class of certificate.

         The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to the Class A Certificates, and furthermore the Class E Certificates are not expected to satisfy the third condition described above.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         Morgan Stanley Dean Witter Capital I Inc. believes that the Exemptions will apply to the acquisition and holding of Class A Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

         Because the characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions, the purchase or holding of such certificates by, on behalf of or with "plan assets" of any Plan may result in a non-exempt prohibited transaction or the imposition of excise taxes or civil penalties under ERISA and/or Section 4975 of the Code. Accordingly, such certificates may not be purchased by, transferred to or held by a Plan or any person using "plan assets" of any Plan to effect such acquisition or holding. Each person that acquires or holds any Class B, Class C, Class D or Class E Certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent and the master servicer that it satisfies the foregoing limitation, provided that an insurance company investing solely assets of its general account may acquire and hold such certificates subject to the limitations described in "--Insurance Company General Accounts" below.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any Class B, Class C, Class D or Class E Certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         Morgan Stanley Dean Witter Capital I Inc. will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         Morgan Stanley Dean Witter Capital I Inc. has entered into an Underwriting Agreement with Morgan Stanley & Co., Incorporated, an affiliate of Morgan Stanley Dean Witter Capital I Inc., Goldman, Sachs & Co. and Norwest Investment Services, Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each Class of offered certificates presented below.

   UNDERWRITERS       CLASS A-1       CLASS A-2        CLASS B        CLASS C         CLASS D         CLASS E
------------------  --------------- --------------- -------------- --------------- --------------- ---------------
Morgan Stanley &
   Co.              $               $               $              $               $               $
   Incorporated

Goldman, Sachs &
   Co.              $               $               $              $               $               $

Norwest
   Investment
   Services, Inc.   $               $               $              $               $               $
                    --------------- --------------  -------------- --------------  --------------  ---------------

     Total........  $113,834,030      $439,000,000  $22,408,000    $25,854,000      $8,619,000     $17,236,000

         Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital

I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $__________, plus accrued interest.

         The Underwriters have advised Morgan Stanley Dean Witter Capital I Inc. that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about April __, 2000, which is the _______ business day following the date of pricing of the Certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         Morgan Stanley Dean Witter Capital I Inc. has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Latham & Watkins, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York. Legal matters will be passed upon for Principal Commercial Funding, LLC by Dechert Price & Rhoads, New York, New York, for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft, New York, New York, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins, New York, New York and for Wells Fargo Bank, National Association by Sidley & Austin, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                                FITCH             S&P
-------------------------------------------          -----             ---
Class A-1..................................           AAA              AAA
Class A-2..................................           AAA              AAA
Class B....................................           AA                AA
Class C....................................            A                A
Class D....................................           A-                A-
Class E....................................           BBB              BBB

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums or default interest will be received or (4) the allocation of Net Aggregate Prepayment Interest Shortfalls. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

         "Accrued Certificate Interest" means, in respect of each Class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) for any Mortgage Loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o        the sum of:

         o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit that is then securing such mortgage loan;

         o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

         o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

         o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the fiscal agent and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o amounts deposited in the Certificate Account in error; and

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

         (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances equal to or greater than 6% of the original principal balance of those mortgage loans as of their respective stated maturity date.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due (calculated based on the Structuring Assumptions and a 0% CPR) to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an investor certificateholder, a Person in whose name a certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means March 29, 2000.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over (B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event (i) with respect to Compensating Interest to be paid by the master servicer, not more than the portion of the aggregate Master Servicing Fee for the related Collection Period calculated in respect of all the mortgage loans and (ii) with respect to Compensating Interest to be paid by the special servicer, not more than the portion of the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all the Specially Serviced Mortgage Loans.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate Class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means March 1, 2000. The Cut-off Date for any mortgage loan that has a due date on a date other than the first day of each month shall be March 5, 2000.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances. All numerical information in this prospectus supplement concerning the mortgage loans is based upon their outstanding principal balances as of March 1, 2000, notwithstanding that a portion of the monthly payments on the mortgage loans paid in April 2000 represented principal amortization. In the aggregate, the principal amortization on such mortgage loans was approximately $461,000 and the aggregate principal balance of the mortgage loans is approximately $689,003,732 as of April 1, 2000. The Certificate Balance or Notional Amount of each Class of Certificates is based on the aggregate principal balance of the mortgage loans as of April 1, 2000.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan (or the aggregate principal balance of a group of cross-collateralized mortgage loans, to the value of the related mortgaged property or properties) determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan (or that group of cross-collateralized mortgage loans).

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 4th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such Class of certificates for such Distribution Date, reduced (to not less than zero) by:

         o        any Net Aggregate Prepayment Interest Shortfalls; and

         o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus the Unpaid Interest.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means a situation in which a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means the Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates; or

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch;

o the master servicer is no longer on the approved list of commercial mortgage loan master servicers maintained by S&P;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property; or

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         "Excess Liquidation Proceeds" the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo or JHREF that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch"  means Fitch IBCA, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) clarifying the application of ERISA to Insurance Company General Accounts of ERISA.

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.(Sections) 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.(Sections)
1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.(Sections) 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.(Sections) 1251 et seq.), the Clean Air Act, as amended
(42 U.S.C.(Sections) 7401 et seq.), and any regulations promulgated pursuant thereto.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $689,464,702.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan, other than any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each Class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the Operating Advisor, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "JHREF" means John Hancock Real Estate Finance Inc.

         "JHREF Loans" means the twenty-two (22) mortgage loans that were originated by JHREF.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon.

         "Lock-out Period" means the period ending on a date determined by the related mortgage note during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans.

         "Master Servicing Fee Rate" means ____% per annum.

         "Material Breach" means a breach of any of the representations and warranties that materially and adversely affects the interests of the holders of the certificates.

         "Material Document Defect" means a breach of any of the representations and warranties has occurred that has resulted from a Document Defect and that materially and adversely affects the interests of the Holders of the certificates.

         "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium (but does not include late fee or default interest provisions).

         "Mortgage File" means the following documents, among others:

o the original mortgage note, endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such mortgage loan); and

o        when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Dean Witter Capital I Inc. and the respective seller, as the case may be.

         "MSMC" means Morgan Stanley Mortgage Capital Inc.

         "MSMC Loans" means the twelve (12) mortgage loans that were originated or acquired by MSMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the mortgage loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer or special servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be appropriately adjusted to reflect such difference. However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2000) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

         "OID" means original issue discount.

         "Open Period" means the period beginning on a date prior to maturity as determined by the related mortgage note when voluntary principal prepayments are permitted without any Prepayment Premiums.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Schedule Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any Class of certificates, other than the Residual Certificates, accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the sixty-five (65) mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 85-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period and such Document Defect or breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and (c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 2000, as amended and restated as of April __, 2000, among Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo, as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in a case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee and Excess Servicing Fee or, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee and the Trustee Fee.

         "Prepayment Interest Shortfall" means, for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such mortgage loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of
such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made.

         "Prepayment Premium" means, with respect to any Distribution Date, the aggregate of all prepayment premiums, yield maintenance charges and prepayment charges, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Primary Servicer" means Principal Capital Management, LLC, John Hancock Real Estate Finance, Inc. and Wells Fargo.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, to which the Primary Servicers are entitled in compensation for servicing the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a Mortgage Loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the mortgage loans for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

         "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or REO Property (including any Servicing Advances, Advance interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees) that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the primary servicer, the master servicer, the special servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and S&P.

         "Realized Losses" means losses arising from the inability of the master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the Liquidation Proceeds and income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates and the Class R-IV Certificates.

         "Scheduled Payment" means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to April 1, 2000), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Settlement Date" means April __, 2000.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means the higher of the following standards of care:

o in the same manner in which and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; and

o the care, skill, prudence and diligence the master servicer or the special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans, giving due consideration to the maximization of the net present value of the mortgage loans, but without regard to:

                           i. any other relationship that the master servicer,
                  the special servicer, the Primary Servicers, Morgan Stanley Dean Witter Capital I Inc. or the trustee, or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan Stanley Dean Witter Capital I Inc. or any Seller;

                           ii. the ownership of any certificate by the master
                  servicer, the special servicer or any affiliate of any of them;

                           iii. the master servicer's, the trustee's or the
                  fiscal agent's obligation to make Advances or to incur servicing expenses with respect to the mortgage loan;

                           iv. the master servicer's, the special servicer's or
                  the Primary Servicer's right to receive compensation for its services or with respect to any particular transaction;

                           v. the ownership or servicing or management for
                  others by the master servicer, the special servicer or the Primary Servicers of any other mortgage loans or property;

                           vi. any obligation of the master servicer to pay any
                  indemnity with respect to any repurchase obligation; or

                           vii. the ownership of any junior indebtedness by the
                  master servicer or special servicer or any Affiliate with respect to the mortgaged property securing any mortgage loan.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o        any mortgage loan as to which, in the judgment of the master servicer,
         (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch to the effect that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates;

o the special servicer has been downgraded to a servicer rating level below CSS3, or its then equivalent, by Fitch;

o the special servicer is no longer on the approved list of commercial mortgage loan special servicers maintained by S&P;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer or an affiliate thereof and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer or an affiliate thereof shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property; or

o the special servicer or an affiliate thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         "Special Servicer Report" means, generally, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period.

         "Special Servicing Fee" means an amount (subject to reduction in respect of Compensating Interest) equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "Structuring Assumptions" means the following assumptions:

o the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as presented herein;

o        the settlement date for the sale of the certificates is April 26, 2000;

o distributions on the certificates are made on the 15th day of each month, commencing in May 15, 2000;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o        the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Prepayment Premium, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o any Prepayment Premiums are allocated as described elsewhere in this prospectus supplement;

o        no Prepayment Interest Shortfalls occur; and

o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs;

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates and the Class M Certificates.

         "Sub-Servicer" means an entity with whom either the master servicer, the Primary Servicer or the special servicer has entered a sub-servicing agreement.

         "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee as compensation for the performance of its duties.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriting Agreement" means that agreement, dated April ___, 2000, entered into by Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Dean Witter Capital I Inc., Goldman, Sachs & Co. and Norwest Investment Services, Inc.

         "Underwriters" means Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc.

         "Unpaid Interest" means one month's interest upon the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date plus one month's interest thereon at the applicable Pass-Through Rate other than unpaid interest relating to Net Aggregate Prepayment Interest Shortfalls.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Wells Fargo Loans" means the thirty four (34) mortgage loans that were originated by Wells Fargo or its affiliates.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

--------------------------- --------- -------------- ------------ ---------- -------------- --------- ------------- ---------------
                                                                                WEIGHTED
                                                      PERCENT BY   WEIGHTED     AVERAGE                 WEIGHTED       WEIGHTED
                            NUMBER OF    AGGREGATE    AGGREGATE     AVERAGE    REMAINING    WEIGHTED    AVERAGE        AVERAGE
                             MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM TO      AVERAGE    CUT-OFF        BALLOON
CUT-OFF DATE BALANCE ($)      LOANS     BALANCE ($)  BALANCE (%)   RATE (%)  MATURITY (MOS) DSCR (X)  DATE LTV (%)     LTV (%)
--------------------------- --------- -------------- ------------ ---------- -------------- --------- ------------- ---------------
1,000,001 to 2,000,000          21        34,285,203       4.97      7.986        113          1.64       59.7            46.9
2,000,001 to 3,000,000          29        72,501,510      10.52      7.992        117          1.44       65.1            55.0
3,000,001 to 4,000,000          17        57,837,507       8.39      8.099        115          1.36       69.2            60.4
4,000,001 to 5,000,000          14        63,803,692       9.25      7.947        125          1.75       55.3            45.1
5,000,001 to 6,000,000          11        59,959,138       8.70      7.670        117          1.45       69.3            60.5
6,000,001 to 7,000,000          10        65,042,998       9.43      7.725        113          1.56       63.4            55.7
7,000,001 to 8,000,000           4        30,670,228       4.45      7.745        111          1.41       71.1            62.3
8,000,001 to 9,000,000           5        42,895,038       6.22      8.028        115          1.52       67.9            60.2
9,000,001 to 10,000,000          8        77,693,272      11.27      7.951        115          1.48       70.9            63.9
10,000,001 to 15,000,000        12       150,089,299      21.77      7.742        115          1.51       63.0            54.9
15,000,001 to 20,000,000         2        34,686,817       5.03      7.808        111          1.38       71.7            64.3
--------------------------- --------- -------------- ------------ ---------- -------------- --------- ------------- ---------------
TOTAL OR WEIGHTED AVERAGE:     133      $689,464,702     100.00%     7.866%       116          1.50X      65.4%           56.8%
=========================== ========= ============== ============ ========== ============== ========= ============= ===============

Min:                 $1,148,373
Max:                $18,569,532
Average:             $5,183,945

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                     STATES

-------------------------- --------- ------------- -------------- ---------- -------------- ----------- ------------- ------------
                                                                                WEIGHTED
                                                     PERCENT BY    WEIGHTED      AVERAGE                   WEIGHTED    WEIGHTED
                           NUMBER OF   AGGREGATE      AGGREGATE    AVERAGE      REMAINING    WEIGHTED      AVERAGE      AVERAGE
                           MORTGAGE   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE      TERM TO      AVERAGE      CUT-OFF      BALLOON
STATE                        LOANS    BALANCE ($)    BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)    DATE LTV (%)   LTV (%)
-------------------------- --------- ------------- -------------- ---------- -------------- ----------- ------------- ------------
California                    45      243,233,659        35.28       7.876        118           1.46          66.3        56.4
Georgia                        6       44,384,613         6.44       7.742        116           1.65          67.4        61.4
Florida                        6       34,964,803         5.07       8.171        116           1.37          70.1        63.1
New York                       3       32,241,186         4.68       7.224        112           1.97          42.8        32.8
Ohio                           8       31,524,889         4.57       8.074        121           1.51          67.1        61.2
Massachusetts                  3       28,501,376         4.13       7.774        110           1.44          69.1        62.8
New Jersey                     6       27,564,971         4.00       7.610        115           1.69          65.5        57.6
Illinois                       7       26,960,034         3.91       7.427        101           1.50          71.4        63.9
Colorado                       6       25,580,717         3.71       8.099        115           1.59          52.3        47.1
North Carolina                 4       24,830,378         3.60       8.096        117           1.45          69.8        62.6
Arizona                        5       23,402,960         3.39       8.252        115           1.33          67.6        59.9
Texas                          8       22,757,056         3.30       8.176        110           1.34          69.4        58.0
Louisiana                      3       18,305,907         2.66       8.343        116           1.32          67.5        55.3
Pennsylvania                   3       16,952,767         2.46       8.023        116           1.70          62.7        54.3
Wisconsin                      3       12,313,718         1.79       7.800        119           1.54          63.0        56.2
Washington                     2       12,249,931         1.78       7.512        115           1.70          57.4        46.4
Minnesota                      2       12,124,458         1.76       7.542        107           1.26          71.3        61.5
Rhode Island                   1       11,901,082         1.73       8.000        114           1.41          72.6        64.0
Maryland                       1        8,587,834         1.25       7.750        118           1.54          60.1        53.5
Oklahoma                       2        7,483,517         1.09       7.351        148           1.30          72.7        57.3
Oregon                         3        6,315,220         0.92       7.701        112           1.58          53.7        44.6
Connecticut                    2        4,525,723         0.66       7.981        111           1.39          73.3        63.4
Virginia                       1        3,480,294         0.50       8.310        114           1.28          73.3        61.4
South Carolina                 1        3,394,922         0.49       7.480        118           1.80          59.6        52.7
New Mexico                     1        3,212,259         0.47       8.150        113           1.31          73.0        65.9
Michigan                       1        2,670,428         0.39       8.210        117           1.36          69.9        63.0
-------------------------- --------- ------------- -------------- ---------- -------------- ----------- ------------- ------------
TOTAL OR WEIGHTED AVERAGE:   133     $689,464,702       100.00%      7.866%       116           1.50X         65.4%       56.8%
========================== ========= ============= ============== ========== ============== =========== ============= ============

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
                                                                                   WEIGHTED
                                                         PERCENT BY   WEIGHTED     AVERAGE                  WEIGHTED    WEIGHTED
                             NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE    REMAINING    WEIGHTED     AVERAGE      AVERAGE
                              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM TO      AVERAGE     CUT-OFF      BALLOON
PROPERTY TYPE                  LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS) DSCR (X)   DATE LTV (%)   LTV (%)
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
Retail
     Anchored                     34     195,272,361        28.32       7.862         115         1.46         68.3        60.6
     Shadowed Anchored             4      17,013,885         2.47       8.091         117         1.46         67.4        58.6
     Unanchored                    5      12,930,669         1.88       8.263         113         1.36         65.0        58.6
     Specialty Retail              1       2,168,562         0.31       8.280         175         1.40         52.1         0.5
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                44    $227,385,477        32.98%      7.906%        115         1.45X        67.9%       59.8%
Office
     Suburban                     30     145,858,064        21.16       7.823         119         1.59          61.8       53.3
     Urban                         9      62,441,946         9.06       7.223         106         1.74          55.9       47.2
     Medical Office                1      10,704,659         1.55       7.730         116         1.55          59.5       49.0
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                40    $219,004,669        31.76%      7.648%        115         1.63X         60.0%      51.3%
Industrial
     Warehouse                    11      66,499,262         9.65       7.967         115         1.32          67.3       59.4
     Light Industrial              7      29,700,235         4.31       7.979         119         1.49          62.8       52.2
     Flex Industrial               2      20,456,145         2.97       8.329         111         1.28          73.5       66.7
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                20    $116,655,642        16.92%      8.034%        115         1.35X         67.3%      58.8%
Multifamily
     Garden                       14      61,257,386         8.88       7.865         121         1.50          70.1       60.4
     Mid-Rise                      2       5,177,333         0.75       7.588         113         1.61          69.0       59.2
     Senior Housing                1       4,527,557         0.66       7.630         109         1.25          76.7       68.6
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                17    $70,962,276         10.29%      7.830%        120         1.50X         70.4%      60.8%
Assisted Living                    2      21,332,134         3.09       8.190         114         1.43          73.4       63.7
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                 2     $21,332,134         3.09%      8.190%        114         1.43X         73.4%      63.7%
Hospitality
     Full Service                  2      13,914,858         2.02       8.572         116         1.79          56.1       44.6
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                 2     $13,914,858         2.02%      8.572%        116         1.79X         56.1%      44.6%
Self Storage Facility              4       9,354,372         1.36       8.280         112         1.52          70.0       59.8
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                 4      $9,354,372         1.36%      8.280%        112         1.52X         70.0%      59.8%
Mobile Home Park                   2       5,453,595         0.79       7.712         111         1.61          53.2       44.9
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                 2      $5,453,595         0.79%      7.712%        111         1.61X         53.2%      44.9%
Mixed Use
     Office/Flex                   1       3,063,164         0.44       8.250         113         1.26          74.7       67.6
     Retail/Multifamily            1       2,338,515         0.34       8.300         111         1.32          68.8       62.3
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
         SUBTOTAL:                 2      $5,401,679         0.78%      8.272%        112         1.29X         72.1%      65.3%
---------------------------- ---------- -------------- ------------- ---------- -------------- --------- ------------- -----------
  TOTAL OR WEIGHTED AVERAGE:     133    $689,464,702       100.00%      7.866%        116         1.50X         65.4%      56.8%
============================ ========== ============== ============= ========== ============== ========= ============= ===========

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES

---------------------------- ---------- -------------- ------------- --------- -------------- --------- ------------- ----------
                                                                                  WEIGHTED
                                                         PERCENT BY  WEIGHTED     AVERAGE                  WEIGHTED   WEIGHTED
                             NUMBER OF     AGGREGATE     AGGREGATE    AVERAGE    REMAINING    WEIGHTED     AVERAGE     AVERAGE
                              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE MORTGAGE     TERM TO      AVERAGE     CUT-OFF     BALLOON
MORTGAGE RATE (%)              LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  MATURITY (MOS) DSCR (X)   DATE LTV (%)  LTV (%)
---------------------------- ---------- -------------- ------------- --------- -------------- --------- ------------- ----------
6.501 to 7.000                     4       34,787,883        5.05      6.898        110         1.94          53.2       43.4
7.001 to 7.500                    28      167,152,140       24.24      7.288        114         1.65          62.7       53.6
7.501 to 8.000                    37      184,183,564       26.71      7.815        117         1.48          65.4       57.0
8.001 to 8.500                    52      248,279,431       36.01      8.262        116         1.38          69.3       61.0
8.501 to 9.000                    12       55,061,684        7.99      8.624        117         1.42          64.3       55.0
---------------------------- ---------- -------------- ------------- --------- -------------- --------- ------------- ----------
  TOTAL OR WEIGHTED AVERAGE:     133     $689,464,702       100.00%    7.866%       116         1.50X         65.4%      56.8%
============================ ========== ============== ============= ========= ============== ========= ============= ==========

Min:                                6.760%
Max:                                8.930%
Weighted Average Coupon:            7.866%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY

-------------------------- ---------- ------------- ------------- ---------- -------------- ---------- -------------- -------------
                                                                                WEIGHTED
                                                      PERCENT BY   WEIGHTED      AVERAGE                  WEIGHTED      WEIGHTED
                           NUMBER OF    AGGREGATE      AGGREGATE   AVERAGE      REMAINING    WEIGHTED      AVERAGE      AVERAGE
ORIGINAL TERM TO STATED    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE      TERM TO     AVERAGE       CUT-OFF      BALLOON
MATURITY (MOS)               LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  MATURITY (MOS)  DSCR (X)   DATE LTV (%)    LTV (%)
-------------------------- ---------- ------------- ------------- ---------- -------------- ---------- -------------- -------------
1 to 60                        2         3,873,849       0.56        8.394          52         1.61         53.2          50.1
61 to 120                    123       653,804,857      94.83        7.870         114         1.50         66.0          58.0
121 to 180                     6        25,399,589       3.68        7.719         146         1.59         58.6          41.4
181 to 240                     2         6,386,407       0.93        7.740         234         1.60         46.2           1.1
-------------------------- ---------- ------------- ------------- ---------- -------------- ---------- -------------- -------------
TOTAL OR WEIGHTED AVERAGE:   133      $689,464,702      100.00%      7.866%        116         1.50X        65.4%         56.8%
========================== ========== ============= ============= ========== ============== ========== ============== =============

Min:                         60
Max:                        240
Weighted Average:           122

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY

-------------------------- ---------- -------------- -------------- --------- ---------------- ----------- ------------- -----------
                                                                                 WEIGHTED
                                                       PERCENT BY    WEIGHTED     AVERAGE                     WEIGHTED    WEIGHTED
                            NUMBER OF   AGGREGATE       AGGREGATE    AVERAGE     REMAINING      WEIGHTED       AVERAGE    AVERAGE
REMAINING TERM TO STATED    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     TERM TO       AVERAGE        CUT-OFF    BALLOON
MATURITY (MOS)                LOANS    BALANCE ($)     BALANCE (%)   RATE (%)  MATURITY (MOS)   DSCR (X)    DATE LTV (%)  LTV (%)
-------------------------- ---------- -------------- -------------- --------- ---------------- ----------- ------------- -----------
1 to 60                         2         3,873,849        0.56       8.394          52           1.61          53.2        50.1
61 to 120                     124       656,087,835       95.16       7.869         114           1.50          65.9        57.9
121 to 180                      5        23,116,610        3.35       7.743         150           1.56          59.7        41.3
181 to 240                      2         6,386,407        0.93       7.740         234           1.60          46.2         1.1
-------------------------- ---------- -------------- -------------- --------- ---------------- ----------- ------------- -----------
TOTAL OR WEIGHTED AVERAGE:    133      $689,464,702      100.00%      7.866%        116           1.50X         65.4%       56.8%
========================== ========== ============== ============== ========= ================ =========== ============= ===========

Min:                         52
Max:                        236
Weighted Average:           116

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS

--------------------------- ---------- --------------- -------------- ---------- -------------- ---------- -------------- ----------
                                                                                    WEIGHTED
                                                         PERCENT BY    WEIGHTED      AVERAGE                  WEIGHTED     WEIGHTED
                             NUMBER OF   AGGREGATE       AGGREGATE     AVERAGE      REMAINING    WEIGHTED      AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM   MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   MORTGAGE      TERM TO     AVERAGE       CUT-OFF     BALLOON
(MOS)                          LOANS    BALANCE ($)     BALANCE (%)    RATE (%)  MATURITY (MOS)  DSCR (X)   DATE LTV (%)   LTV (%)
--------------------------- ---------- --------------- -------------- ---------- -------------- ---------- -------------- ----------
BALLOON LOAN
     Interest Only               5         36,600,000        5.31        7.475         119         2.18         49.9          46.8
     240                         3         21,671,533        3.14        7.374         112         2.04         42.1          29.2
     300                        30        122,972,396       17.84        7.854         112         1.61         59.8          49.5
     324                         2         13,807,160        2.00        8.332         114         1.51         72.4          62.1
     355                         1         12,504,464        1.81        6.849         109         1.46         71.0          61.8
     360                        85        458,175,021       66.45        7.920         114         1.40         69.5          62.1
     >360                        1          9,590,423        1.39        8.640         117         1.39         68.0          64.2
--------------------------- ---------- --------------- -------------- ---------- -------------- ---------- -------------- ----------
SUBTOTAL:                       127      $675,320,996      97.95%        7.865%        114         1.50X        65.8%         57.9%
FULLY AMORTIZING LOAN
     120                         1          1,532,775       0.22         8.750         112          1.61        47.9           1.3
     180                         3          6,224,524       0.90         7.937         176          1.54        46.6           0.8
     240                         2          6,386,407       0.93         7.740         234          1.60        46.2           1.1
--------------------------- ---------- --------------- -------------- ---------- -------------- ---------- -------------- ----------
SUBTOTAL:                        6        $14,143,705       2.05%        7.936%        195          1.57X       46.5%          1.0%
--------------------------- ---------- --------------- -------------- ---------- -------------- ---------- -------------- ----------
TOTAL OR WEIGHTED AVERAGE:     133       $689,464,702     100.00%        7.866%        116          1.50X       65.4%         56.8%
=========================== ========== =============== ============== ========== ============== ========== ============== ==========

Min:                  120
Max:                  407
Weighted Average:     341

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          REMAINING AMORTIZATION TERMS

----------------------- -------------- ------------- ------------ ------------- -------------- ------------ ------------ -----------
                                                                                   WEIGHTED
                                                      PERCENT BY    WEIGHTED       AVERAGE                    WEIGHTED     WEIGHTED
                                         AGGREGATE     AGGREGATE     AVERAGE      REMAINING      WEIGHTED      AVERAGE     AVERAGE
REMAINING AMORTIZATION     NUMBER OF    CUT-OFF DATE CUT-OFF DATE MORTGAGE RATE    TERM TO     AVERAGE DSCR    CUT-OFF   BALLOON LTV
TERM (MOS)              MORTGAGE LOANS    BALANCE     BALANCE (%)      (%)      MATURITY (MOS)      (X)     DATE LTV (%)     (%)
----------------------- -------------- ------------- ------------ ------------- -------------- ------------ ------------ -----------
Interest Only                  5          36,600,000      5.31         7.475          119          2.18          49.9         46.8
61 to 120                      1           1,532,775      0.22         8.750          112          1.61          47.9          1.3
121 to 180                     3           6,224,524      0.90         7.937          176          1.54          46.6          0.8
181 to 240                     5          28,057,940      4.07         7.457          140          1.94          43.0         22.8
241 to 360                   118         607,459,041     88.11         7.894          114          1.44          67.6         59.5
360>                           1           9,590,423      1.39         8.640          117          1.39          68.0         64.2
----------------------- -------------- ------------- ------------ ------------- -------------- ------------ ------------ -----------
TOTAL OR WEIGHTED
AVERAGE:                     133        $689,464,702    100.00%        7.866%         116          1.50X         65.4%        56.8%
======================= ============== ============= ============ ============= ============== ============ ============ ==========

Min:                  112
Max:                  404
Weighted Average:     335

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS

--------------------------- ------------ -------------- ------------- ---------- -------------- --------- ------------- ------------
                                                                                    WEIGHTED
                                                          PERCENT BY   WEIGHTED     AVERAGE                  WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE    REMAINING    WEIGHTED     AVERAGE      AVERAGE
DEBT SERVICE                   MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM TO      AVERAGE     CUT-OFF      BALLOON
COVERAGE RATIO (X)              LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS) DSCR (X)   DATE LTV (%)   LTV (%)
--------------------------- ------------ -------------- ------------- ---------- -------------- --------- ------------- ------------
1.16 to 1.25                     17       101,388,617       14.71        8.183         118        1.22         72.3         64.1
1.26 to 1.35                     28       144,633,995       20.98        8.197         116        1.30         72.4         63.7
1.36 to 1.50                     40       188,282,924       27.31        7.768         111        1.42         70.4         61.7
1.51 to 1.75                     26       138,682,243       20.11        7.708         119        1.56         61.9         51.3
1.76 to 2.00                     10        55,095,297        7.99        7.734         116        1.83         51.4         44.6
2.01>=                           12        61,381,626        8.90        7.344         114        2.30         43.0         36.7
--------------------------- ------------ -------------- ------------- ---------- -------------- --------- ------------- ------------
TOTAL OR WEIGHTED AVERAGE:      133       $689,464,702     100.00%       7.866%        116        1.50X        65.4%        56.8%
=========================== ============ ============== ============= ========== ============== ========= ============= ============

Min:                        1.18x
Max:                        2.91x
Weighted Average:           1.50x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

-------------------------- ---------- -------------- ------------- ---------- -------------- ---------- -------------- ------------
                                                                                 WEIGHTED
                                                       PERCENT BY   WEIGHTED     AVERAGE                   WEIGHTED     WEIGHTED
CUT-OFF DATE               NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE    REMAINING     WEIGHTED     AVERAGE       AVERAGE
LOAN-TO-VALUE               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM TO       AVERAGE     CUT-OFF       BALLOON
RATIO (%)                    LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)   DATE LTV (%)    LTV (%)
-------------------------- ---------- -------------- ------------- ---------- -------------- ---------- -------------- ------------
30.1 to 40.0                     4      22,907,493         3.32      7.178          113         2.30         36.5         26.2
40.1 to 50.0                    15      64,141,457         9.30      7.529          126         2.03         44.5         33.1
50.1 to 60.0                    20      97,558,205        14.15      7.927          118         1.69         55.7         47.5
60.1 to 70.0                    40     202,672,829        29.40      8.028          114         1.38         66.4         58.3
70.1 to 80.0                    54     302,184,718        43.83      7.863          113         1.35         74.6         66.1
-------------------------- ---------- -------------- ------------- ---------- -------------- ---------- -------------- ------------
TOTAL OR WEIGHTED AVERAGE:     133     $689,464,702      100.00%     7.866%         116         1.50X        65.4%        56.8%
========================== ========== ============== ============= ========== ============== ========== ============== ============

Min:                       33.7%
Max:                       79.9%
Weighted Average:          65.4%

                                                        APPENDIX I
                                                 MORTGAGE POOL INFORMATION

                                               BALLOON LOAN-TO-VALUE RATIOS

--------------------------- ----------- ------------- ------------- ---------- -------------- ---------- ------------- ------------
                                                                                  WEIGHTED
                                                        PERCENT BY   WEIGHTED      AVERAGE                  WEIGHTED    WEIGHTED
                             NUMBER OF    AGGREGATE      AGGREGATE   AVERAGE      REMAINING    WEIGHTED      AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE        MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE      TERM TO     AVERAGE       CUT-OFF    BALLOON
RATIO (%)                      LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  MATURITY (MOS)  DSCR (X)   DATE LTV (%)  LTV (%)
--------------------------- ----------- ------------- ------------- ---------- -------------- ---------- ------------- ------------
0.1 to 10.0                     6         14,143,705       2.05        7.936         195          1.57        46.5         1.0
20.1 to 30.0                    4         22,907,493       3.32        7.178         113          2.30        36.5        26.2
30.1 to 40.0                    4         25,660,798       3.72        7.422         114          2.06        42.4        35.1
40.1 to 50.0                   20         93,861,992      13.61        7.848         114          1.83        52.2        45.6
50.1 to 60.0                   36        156,007,369      22.63        7.897         117          1.45        64.4        56.0
60.1 to 70.0                   56        338,968,744      49.16        7.896         112          1.37        72.5        64.7
70.1 to 75.0                    7         37,914,600       5.50        8.218         116          1.28        79.1        71.3
--------------------------- ----------- ------------- ------------- ---------- -------------- ---------- ------------- ------------
TOTAL OR WEIGHTED AVERAGE:     133      $689,464,702     100.00%       7.866%        116           1.50X      65.4%       56.8%
=========================== =========== ============= ============= ========== ============== ========== ============= ============

Min:                        0.3%
Max:                       72.3%
Weighted Average:          56.8%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                         PREPAYMENT RESTRICTION ANALYSIS

---------------------------   ---------------   -------------    --------------    --------------   --------------   -------------
PREPAYMENT RESTRICTION            MAR 00           MAR 01           MAR 02            MAR 03           MAR 04           MAR 05
---------------------------   ---------------   -------------    --------------    --------------   --------------   -------------
Locked Out/Defeasance            100.00%           100.00%           97.95%            84.52%           77.53%           63.98%
Yield Maintenance                  0.00%             0.00%            2.05%            15.48%           22.19%           36.02%
Penalty Points
     5.00% and greater             0.00%             0.00%            0.00%             0.00%            0.00%            0.00%
     4.00% to 4.99%                0.00%             0.00%            0.00%             0.00%            0.00%            0.00%
     3.00% to 3.99%                0.00%             0.00%            0.00%             0.00%            0.00%            0.00%
     2.00% to 2.99%                0.00%             0.00%            0.00%             0.00%            0.00%            0.00%
     1.00% to 1.99%                0.00%             0.00%            0.00%             0.00%            0.00%            0.00%
Open                               0.00%             0.00%            0.00%             0.00%            0.29%            0.00%
---------------------------   ---------------   -------------    --------------    --------------   --------------   -------------
               TOTALS            100.00%           100.00%          100.00%           100.00%          100.00%          100.00%
===========================   ===============   =============    ==============    ==============   ==============   =============

Mortgage Pool Balance Outstanding
(in millions)                 $689,464,701.95   $682,881,108.76  $675,707,481.14  $667,914,557.31   $659,596,656.43  $646,839,417.03
% of Initial Pool Balance        100.00%            99.05%           98.00%            96.87%           95.67%           93.82%

---------------------------------- ------------------ ----------------- ------------------ ------------------ ------------------
PREPAYMENT RESTRICTION                    MAR 06            MAR 07            MAR 08             MAR 09             MAR 10
---------------------------------- ------------------ ----------------- ------------------ ------------------ ------------------
Locked Out/Defeasance                     64.07%             64.16%            64.26%             62.52%             97.23%
Yield Maintenance                         35.93%             35.84%            32.71%             18.16%              2.77%
Penalty Points
     5.00% and greater                     0.00%              0.00%             0.00%              0.00%              0.00%
     4.00% to 4.99%                        0.00%              0.00%             0.00%              0.00%              0.00%
     3.00% to 3.99%                        0.00%              0.00%             0.00%              0.00%              0.00%
     2.00% to 2.99%                        0.00%              0.00%             0.00%              0.00%              0.00%
     1.00% to 1.99%                        0.00%              0.00%             0.00%              0.00%              0.00%
Open                                       0.00%              0.00%             3.03%             19.33%              0.00%
---------------------------------- ------------------ ----------------- ------------------ ------------------ ------------------
               TOTALS                    100.00%            100.00%           100.00%            100.00%            100.00%
================================== ================== ================= ================== ================== ==================

Mortgage Pool Balance Outstanding
(in millions)                         636,859,556.10    626,062,708.90    614,490,019.24     550,831,327.32      22,605,224.74
% of Initial Pool Balance                 92.37%             90.80%            89.13%             79.89%              3.28%

Notes:   (1)      The above analysis is based on Maturity Assumptions and a 0%
                  CPR as discussed in the Prospectus Supplement.
         (2)      Thirty-one (31) loans with an aggregate principal balance of
                  $146,617,473 are structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. If release conditions are not met, there will be partial prepayments of said mortgage loans to be accompanied by a yield maintenance premium. The aggregate amount of the partial prepayments is $14,993,983.
         (3)      See footnote 14 in Appendix II for a description of the Yield
                  Maintenance.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    AGGREGATE          CUT-OFF
 LOAN                                                        RELATED BORROWER        CUT-OFF        DATE BALANCE/     MORTGAGE
 NO.   SELLER(1)             PROPERTY NAME(2)                  LOAN NUMBERS      DATE BALANCE(3)    UNIT OR SF(4)       RATE
---------------------------------------------------------------------------------------------------------------------------------
  1    JHREF     325 West Huron Street (A)                         2-5               $7,026,460              $59       7.190%
  2    JHREF     322 South Green Street (A)                       1, 3-5             $5,306,697              $59       7.190%
  3    JHREF     222 W. Hubbard (A)                             1, 2, 4, 5           $3,783,478              $59       7.190%
  4    JHREF     212  W. Superior (A)                             1-3, 5             $2,899,029              $59       7.190%
  5    JHREF     215 W. Superior (A)                               1-4               $1,818,035              $59       7.190%
  6    PCF       One Commerce Center (B)                           7-9               $4,387,365              $48       8.100%
  7    PCF       Centennial Center (B)                           6, 8, 9             $6,381,622              $48       8.100%
  8    PCF       Columbine Place (B)                             6, 7, 9             $6,281,910              $48       8.100%
  9    PCF       Erindale Square Retail Center (B)                 6-8               $2,891,673              $48       8.100%
  10   JHREF     Fontana Plaza (C) (I)                            11, 12             $8,083,152              $59       7.480%
  11   JHREF     Plaza East (C) (I)                               10, 12             $5,356,861              $59       7.480%
  12   JHREF     Foothill Plaza (C) (I)                           10, 11             $5,136,776              $59       7.480%
  13   PCF       Jabil Circuit Building                                             $18,569,532             $102       8.380%
  14   JHREF     Lincoln North                                                      $16,117,285             $129       7.150%
  15   JHREF     120 East 23rd Street                                               $14,832,033              $63       7.100%
  16   JHREF     133 East 58th Street                                               $14,272,720             $133       7.000%
  17   WF        Norwalk Distribution Center (7)                                    $13,778,154              $39       8.515%
  18   WF        International Airport Center - LAX                                 $13,684,373              $41       7.980%
  19   WF        Manhattan Gateway                                                  $13,183,119             $161       8.247%
  20   WF        11428 Sherman Way                                  80              $12,504,464              $40       6.849%
  21   JHREF     Riverside Market                                                   $12,297,031              $84       8.410%
  22   JHREF     The Village at Hillsgrove                                          $11,901,082          $99,176       8.000%
  23   WF        Middlebrook Center                                                 $11,614,314             $111       7.050%
  24   PCF       United Health Care Building                                        $11,000,000              $77       7.850%
  25   PCF       Thousand Oaks Medical Office                                       $10,704,659             $134       7.730%
  26   JHREF     The Robb & Stucky Retail Store                                     $10,317,349              $91       8.370%
  27   PCF       SAFECO Insurance Building (7)                                      $10,000,000              $64       7.300%
  28   PCF       Lincoln Square (7)                                                  $9,976,843              $71       8.300%
  29   PCF       Highland Chase Apartments                      40, 45, 55           $9,974,577          $47,050       7.900%
  30   MSMC      Shamrock Center                                                     $9,943,971             $162       7.770%
  31   PCF       ZBR Publications (7)                                                $9,590,423              $36       8.640%
  32   WF        Bay Area Bank Building                                              $9,436,776             $171       7.440%
  33   JHREF     Laurel Springs                                                      $9,431,053          $83,461       8.430%
  34   MSMC      The Center Martinez                                                 $9,339,629              $82       7.850%
  35   MSMC      Latham Hotel                                                        $8,989,330          $64,671       8.650%
  36   PCF       Sarasota Towne Center                                               $8,665,717              $90       8.160%
  37   PCF       Rivers Center (7)                                                   $8,587,834              $59       7.750%
  38   PCF       Corporate Woods Office Park                                         $8,569,005              $73       8.040%
  39   WF        Watsonville Square Shopping Center                                  $7,975,900              $81       7.910%
  40   PCF       Highland Grove Apartments                      29, 45, 55           $7,911,953          $38,038       8.360%
  41   PCF       Twin Cities Shopping Center                                         $7,755,915              $59       7.450%
  42   PCF       Oak Hollow Square Shopping Center (7)                               $6,989,947              $58       7.680%
  43   WF        Floral Trade Center                                                 $6,799,328              $52       7.095%
  44   PCF       Cuyahoga Falls Retail                                               $6,638,207              $84       8.060%
  45   PCF       Highland Glen Apartments                       29, 40, 55           $6,598,042          $37,920       7.530%
  46   PCF       Park Promenade Shopping Center(7)                                   $6,494,264              $52       8.100%
  47   JHREF     San Jose Office Plaza-Airport IV                                    $6,400,000             $105       6.760%
  48   PCF       QuadraMed Building (7)                                              $6,238,095             $185       8.620%
  49   JHREF     Department of Agriculture Building                                  $6,221,585              $83       7.250%
  50   PCF       Abington Shopping Center(7)                                         $5,969,568              $81       7.140%
  51   PCF       Burnsville Plus Property (7)                                        $5,902,873              $43       7.850%
  52   WF        Broadway Village Apartments                                         $5,892,087          $26,782       7.340%
  53   PCF       Whitnall Square                                 64, 109             $5,519,943              $41       7.800%
  54   PCF       Airport Plaza                                                       $5,335,003              $96       7.470%
  55   PCF       Highland Court Apartments                      29, 40, 45           $5,300,041          $34,869       7.910%
  56   PCF       College Village Shopping Center(7)                                  $5,145,649              $36       8.470%
  57   PCF       Baycenter Commerce (7)                                              $5,093,640              $34       8.370%
  58   PCF       JC Penney Credit Processing Ctr                                     $4,993,803              $74       8.400%
  59   PCF       Sprint Office Building                                              $4,945,251              $46       7.480%
  60   WF        Holiday Inn El Paso                                                 $4,925,528          $23,910       8.430%
  61   WF        Torrey Pines Village Apartments                                     $4,679,347          $34,921       7.495%
  62   PCF       Lake City Commons Shopping Center                                   $4,600,000              $50       7.410%
  63   PCF       Waterfall Villiage Apartments                                       $4,600,000          $29,870       8.020%
  64   PCF       Racine Centre                                   53, 109             $4,580,803              $34       7.800%
  65   MSMC      Creekside Senior Apartments                                         $4,527,557          $29,787       7.630%
  66   PCF       Rosauers Plaza                                                      $4,494,016              $35       7.620%
  67   JHREF     MidCity Business Park                                               $4,476,101              $21       8.020%
  68   WF        Metro Self-Storage                                131               $4,376,107           $4,216       8.120%
  69   PCF       Trak Auto Warehouse (7)                                             $4,129,142              $24       8.450%
  70   PCF       Pecan Grove Festival Center (7)                                     $4,088,671              $61       8.350%
  71   JHREF     The Woodlands Apartments I & II                                     $3,977,887          $16,170       7.770%
  72   PCF       Randolph Industrial                                                 $3,890,840              $49       8.240%
  73   PCF       Pearland Centennial Shopping Center (7)                             $3,595,471             $108       8.110%
  74   PCF       Phillips Plywood                                                    $3,583,010              $40       8.170%
  75   PCF       Hillside Plaza (7)                                                  $3,485,258              $79       7.900%
  76   PCF       Kmart Plaza Shopping Center                                         $3,480,294              $36       8.310%
  77   WF        America's Funding Source                                            $3,439,127             $119       8.580%
  78   PCF       Poplar Springs Shopping Center                                      $3,394,922              $53       7.480%
  79   PCF       Sports Authority (7)                                                $3,242,240              $80       8.170%
  80   WF        14714 Carmenita Road                               20               $3,240,557              $73       8.080%
  81   MSMC      Nob Hill Shopping Center                                            $3,212,259              $67       8.150%
  82   WF        Village North                                                       $3,171,505          $26,877       8.380%
  83   JHREF     2473-2475 Broadway                                                  $3,136,433             $209       8.830%
  84   PCF       Fairfield Industrial                                                $3,095,998              $29       7.880%
  85   MSMC      4100 Broadway Center                                                $3,063,164              $65       8.250%
  86   PCF       Colorado MEDtech Building (7)                                       $3,045,067              $59       8.430%
  87   WF        Five Star Suites                                                    $2,990,125          $55,373       7.550%
  88   WF        Cypress Hills Mobile Home Park                                      $2,980,310          $28,657       7.950%
  89   PCF       Rose Garden Apartments (7)                                          $2,793,668          $38,801       8.400%
  90   PCF       Jennings Business Center                                            $2,789,137              $41       8.220%
  91   PCF       One Crosspointe Plaza (7)                                           $2,717,940              $67       7.710%
  92   PCF       Marketplace Square (7)                                              $2,691,537             $118       7.750%
  93   MSMC      Westnedge Corners                                                   $2,670,428              $35       8.210%
  94   PCF       Golden Bear Center (7)                            100               $2,595,858              $80       8.490%
  95   PCF       Flatiron (7)                                                        $2,593,081              $63       7.700%
  96   PCF       Cherry Acres (7)                                                    $2,591,704              $41       7.660%
  97   JHREF     Jefferson Park of Hudson (7)                                        $2,544,998              $96       8.160%
  98   MSMC      Westheimer-Fountainview Shopping Center                             $2,539,650             $126       8.440%
  99   WF        Medford Mobile Estates                                              $2,473,285          $10,136       7.425%
 100   PCF       Big Bear Grocery Store (7)                         94               $2,396,079              $81       8.390%
 101   PCF       8 Corporate Drive                                                   $2,394,965              $43       8.030%
 102   PCF       Rite Aid Pharmacy                                                   $2,394,468             $143       8.320%
 103   PCF       41 Corporate Park (7)                                               $2,391,224              $85       7.980%
 104   MSMC      Trolley Barn Apartments                                             $2,338,515          $97,438       8.300%
 105   MSMC      Martinez Retail Center                                              $2,318,404             $194       7.410%
 106   WF        California Federal Bank Building                                    $2,282,979              $50       7.470%
 107   WF        Stormaster                                                          $2,280,546              $49       8.210%
 108   WF        Staples Office Superstore                                           $2,231,236              $94       8.570%
 109   PCF       Cudahy Center (7)                                53, 64             $2,212,972              $21       7.800%
 110   MSMC      Howe Place Apartments                                               $2,187,208          $28,041       7.640%
 111   WF        750 Bush Parking Garage                                             $2,168,562              $36       8.280%
 112   PCF       Scranton Industrial Warehouse (7)                                   $2,097,422              $12       8.330%
 113   PCF       Cornerstone Market(7)                                               $2,044,509             $117       8.370%
 114   PCF       Illinois Tool Works                                                 $1,997,193              $42       7.790%
 115   PCF       Whiteland Point Office Building                                     $1,993,869             $107       7.840%
 116   WF        5385 Hollister Avenue                                               $1,987,236              $33       8.930%
 117   PCF       Kenilworth Bldg                                                     $1,968,855              $27       7.780%
 118   JHREF     Meacham & Apel Building                                             $1,967,266             $109       8.220%
 119   PCF       Unitron, Incorporated                                               $1,886,613              $47       7.830%
 120   WF        Montanero Street                                                    $1,734,749              $17       8.080%
 121   MSMC      Norwegian Woods Apartments                                          $1,689,976          $14,956       8.100%
 122   WF        Gresham Park Apartments                                             $1,610,699          $31,582       6.920%
 123   PCF       Concord Hall Manor Apartments (7)                                   $1,593,346          $28,453       7.950%
 124   WF        Staples Office Superstore                                           $1,591,431              $66       7.390%
 125   WF        Ticketmaster Call Center                                            $1,532,775              $41       8.750%
 126   WF        350 Second Street                                                   $1,488,946             $161       8.220%
 127   WF        Vintage Office                                                      $1,482,140              $58       7.480%
 128   WF        Orange Tree Gardens Apartments                                      $1,464,258          $21,855       7.920%
 129   WF        Woodward Business Park                                              $1,441,156              $52       8.630%
 130   WF        Captain's at Holt & Mountain Self Storage                           $1,410,458              $27       8.680%
 131   WF        A-American Self-Storage                            68               $1,287,261              $24       8.510%
 132   WF        Otay Professional Building                                          $1,190,569              $51       7.890%
 133   PCF       Eckerd Drug Store                                                   $1,148,373             $103       7.750%

       TOTALS/WEIGHTED AVERAGES:                                                   $689,464,702                        7.866%


---------------------------------------------------------------------------------------------------------
                                  ORIGINAL      REM.       ORIGINAL
                                  TERM TO     TERM TO       AMORT.
 LOAN      NOTE                   MATURITY    MATURITY       TERM       BALLOON      BALLOON     SECURITY
 NO.       DATE     MATURITY DATE  (MOS)       (MOS)       (MOS)(5)     BALANCE       LTV(4)     TYPE(6)
---------------------------------------------------------------------------------------------------------
  1     03/16/1998   04/01/2008     120          97          360        $6,277,884    65.3%      Fee
  2     03/16/1998   04/01/2008     120          97          360        $4,741,339    65.3%      Fee
  3     03/16/1998   04/01/2008     120          97          360        $3,380,399    65.3%      Fee
  4     03/16/1998   04/01/2008     120          97          360        $2,590,176    65.3%      Fee
  5     03/16/1998   04/01/2008     120          97          360        $1,624,348    65.3%      Fee
  6     09/02/1999   10/01/2009     120         115          360        $3,951,372    46.3%      Fee
  7     09/02/1999   10/01/2009     120         115          360        $5,747,451    46.3%      Fee
  8     09/02/1999   10/01/2009     120         115          360        $5,657,647    46.3%   Leasehold
  9     09/02/1999   10/01/2009     120         115          360        $2,604,314    46.3%      Fee
  10    04/22/1999   05/01/2009     120         110          360        $7,200,022    64.5%      Fee
  11    04/22/1999   05/01/2009     120         110          360        $4,771,595    64.5%      Fee
  12    04/22/1999   05/01/2009     120         110          360        $4,575,555    64.5%      Fee
  13    11/17/1999   12/01/2009     120         117          360       $16,811,010    67.6%      Fee
  14    10/29/1998   12/01/2008     120         105          360       $14,298,108    60.6%      Fee
  15    05/21/1999   06/01/2009     120         111          300       $11,864,766    34.4%      Fee
  16    06/10/1999   07/01/2009     120         112          240        $9,737,796    25.9%      Fee
  17    11/24/1999   12/01/2009     120         117          360       $12,510,721    60.1%      Fee
  18    09/09/1999   10/01/2009     120         115          360       $12,290,805    57.4%      Fee
  19    11/23/1999   01/01/2010     120         118          360       $11,889,100    69.9%      Fee
  20    06/29/1999   04/01/2009     116         109          355       $10,871,260    61.8%      Fee
  21    11/24/1999   12/01/2009     120         117          360       $10,914,286    62.0%      Fee
  22    08/19/1999   09/01/2009     120         114          360       $10,500,781    64.0%      Fee
  23    04/09/1999   05/01/2009     120         110          360       $10,239,633    64.8%      Fee
  24    01/14/2000   02/01/2011     132         131           IO       $10,402,567    55.4%      Fee
  25    10/15/1999   11/05/2009     120         116          300        $8,814,418    49.0%      Fee
  26    09/20/1999   10/01/2009     120         115          360        $9,161,977    61.8%      Fee
  27    12/22/1999   01/01/2010     120         118           IO        $9,597,302    43.0%      Fee
  28    09/21/1999   11/01/2009     120         116          360        $9,018,212    70.7%      Fee
  29    10/14/1999   11/01/2009     120         116          360        $8,934,451    71.5%      Fee
  30    05/27/1999   06/01/2009     120         111          360        $8,908,816    65.9%      Fee
  31    11/04/1999   12/01/2009     120         117          407        $9,048,336    64.2%      Fee
  32    04/07/1999   05/01/2009     120         110          360        $8,397,883    65.9%      Fee
  33    09/30/1999   10/01/2009     120         115          324        $8,048,282    63.4%      Fee
  34    08/15/1999   09/01/2009     120         114          360        $8,366,363    66.9%      Fee
  35    01/07/2000   02/01/2010     120         119          300        $7,570,196    46.4%      Fee
  36    07/16/1999   08/01/2009     120         113          360        $7,822,438    68.6%      Fee
  37    12/21/1999   01/01/2010     120         118          360        $7,655,714    53.5%      Fee
  38    08/11/1999   09/01/2009     120         114          360        $7,709,414    68.8%      Fee
  39    09/02/1999   10/01/2009     120         115          360        $7,152,120    57.7%      Fee
  40    11/22/1999   12/01/2009     120         117          360        $7,159,499    72.3%      Fee
  41    07/14/1999   08/01/2009     120         113          300        $6,244,334    54.3%      Fee
  42    12/16/1999   01/01/2010     120         118          360        $6,110,206    50.9%      Fee
  43    09/17/1998   10/01/2008     120         103          300        $5,496,586    53.4%      Fee
  44    11/12/1999   12/01/2009     120         117          360        $5,966,123    61.2%      Fee
  45    08/09/1999   09/01/2009     120         114          360        $5,866,298    69.8%      Fee
  46    01/31/2000   02/01/2010     120         119          360        $5,833,484    59.7%      Fee
  47    11/09/1998   12/01/2008     120         105           IO        $5,711,583    44.8%      Fee
  48    12/17/1999   01/01/2010     120         118          300        $5,254,119    58.4%      Fee
  49    09/15/1998   10/01/2008     120         103          360        $5,540,668    66.4%      Fee
  50    07/20/1999   08/01/2009     120         113          360        $5,261,468    65.0%      Fee
  51    06/10/1999   07/01/2009     120         112          300        $4,898,813    56.3%      Fee
  52    04/22/1998   05/01/2013     180         158          360        $4,512,609    57.9%      Fee
  53    01/05/2000   02/01/2010     120         119          360        $4,923,415    63.1%      Fee
  54    09/30/1999   11/01/2009     120         116          360        $4,730,087    44.0%      Fee
  55    07/01/1999   07/01/2009     120         112          360        $4,761,666    64.3%      Fee
  56    01/28/2000   02/01/2010     120         119          360        $4,661,099    66.6%      Fee
  57    12/07/1999   01/01/2010     120         118          360        $4,606,420    54.5%      Fee
  58    12/23/1999   01/01/2010     120         118          360        $4,519,166    61.9%      Fee
  59    07/14/1999   09/05/2019     240         234          240           $40,292     0.3%      Fee
  60    05/03/1999   06/01/2009     120         111          240        $3,510,887    41.3%      Fee
  61    10/28/1999   11/01/2009     120         116          300        $3,827,237    27.5%      Fee
  62    08/12/1999   09/01/2009     120         114           IO        $4,381,177    45.2%      Fee
  63    02/23/2000   03/01/2010     120         120           IO        $4,254,711    39.2%      Fee
  64    01/05/2000   02/01/2010     120         119          360        $4,085,766    49.2%      Fee
  65    03/26/1999   04/01/2009     120         109          360        $4,048,700    68.6%      Fee
  66    12/16/1999   02/01/2010     120         119          300        $3,677,048    32.8%      Fee
  67    09/17/1999   10/01/2009     120         115          300        $3,646,615    55.3% Fee/Leasehold
  68    07/07/1999   08/01/2009     120         113          324        $3,789,145    59.2%      Fee
  69    09/16/1999   10/05/2009     120         115          360        $3,747,903    64.6%      Fee
  70    11/05/1999   12/01/2009     120         117          300        $3,422,883    45.9%      Fee
  71    09/02/1999   10/01/2009     120         115          300        $3,220,891    60.8%      Fee
  72    10/07/1999   11/01/2009     120         116          360        $3,512,272    66.3%      Fee
  73    01/05/2000   02/01/2010     120         119          300        $2,983,338    60.9%      Fee
  74    09/09/1999   10/01/2009     120         115          300        $2,990,507    59.8%      Fee
  75    07/09/1999   08/03/2009     120         113          360        $3,127,742    52.1%      Fee
  76    08/17/1999   09/01/2009     120         114          300        $2,917,672    61.4%      Fee
  77    08/11/1999   09/01/2009     120         114          360        $3,131,092    63.9%      Fee
  78    12/21/1999   01/01/2010     120         118          360        $3,006,682    52.7%      Fee
  79    10/06/1999   11/01/2009     120         116          360        $2,922,171    57.1%      Fee
  80    11/01/1999   12/01/2009     120         117          300        $2,692,779    57.9%      Fee
  81    07/16/1999   08/01/2009     120         113          360        $2,899,023    65.9%      Fee
  82    09/09/1999   10/01/2009     120         115          360        $2,874,265    71.9%      Fee
  83    12/09/1999   01/01/2010     120         118          360        $2,803,690    56.9%      Fee
  84    01/24/2000   02/01/2010     120         119          300        $2,552,243    48.6%      Fee
  85    07/09/1999   08/01/2009     120         113          360        $2,770,588    67.6%      Fee
  86    11/22/1999   12/01/2009     120         117          360        $2,759,769    56.9%      Fee
  87    09/28/1999   10/01/2009     120         115          360        $2,658,653    55.4%      Fee
  88    03/02/1999   04/01/2009     120         109          360        $2,684,306    62.4%      Fee
  89    10/08/1999   11/01/2009     120         116          360        $2,530,844    70.3%      Fee
  90    07/26/1999   08/01/2009     120         113          360        $2,521,068    66.3%      Fee
  91    07/21/1999   08/01/2009     120         113          360        $2,428,483    55.2%      Fee
  92    09/22/1999   10/01/2009     120         115          360        $2,404,560    68.7%      Fee
  93    11/02/1999   12/01/2009     120         117          360        $2,408,311    63.0%      Fee
  94    10/22/1999   12/01/2009     120         117          360        $2,355,771    67.8%      Fee
  95    10/13/1999   11/01/2009     120         116          360        $2,311,797    41.8%      Fee
  96    01/10/2000   02/01/2015     180         179          180           $78,672     1.3%      Fee
  97    11/11/1999   12/01/2009     120         117          360        $2,247,996    64.2%      Fee
  98    06/25/1999   07/01/2009     120         112          360        $2,308,544    65.0%      Fee
  99    08/11/1999   09/01/2009     120         114          240        $1,737,023    23.8%      Fee
 100    10/22/1999   12/01/2009     120         117          360        $2,169,655    70.4%      Fee
 101    11/30/1999   01/05/2010     120         118          300        $1,984,827    56.7%      Fee
 102    10/18/1999   11/03/2009     120         116          360        $2,165,359    58.5%      Fee
 103    08/10/1999   09/01/2009     120         114          360        $2,148,425    52.7%      Fee
 104    05/26/1999   06/01/2009     120         111          360        $2,119,874    62.3%      Fee
 105    07/02/1998   08/01/2008     120         101          360        $2,074,807    62.5%      Fee
 106    02/08/1999   05/01/2009     121         110          360        $2,031,071    42.3%      Fee
 107    05/19/1999   06/01/2009     120         111          300        $1,912,491    57.4%      Fee
 108    06/04/1999   07/01/2009     120         112          360        $2,033,835    63.6%      Fee
 109    01/05/2000   02/01/2010     120         119          360        $1,973,822    53.3%      Fee
 110    05/05/1999   06/01/2009     120         111          300        $1,806,181    64.5%      Fee
 111    09/22/1999   10/01/2014     180         175          180           $21,235     0.5%      Fee
 112    01/11/2000   02/01/2010     120         119          300        $1,751,003    59.4%      Fee
 113    09/01/1999   10/01/2009     120         115          360        $1,852,484    66.2%      Fee
 114    12/23/1999   01/01/2010     120         118          360        $1,782,118    48.2%      Fee
 115    09/15/1999   10/01/2009     120         115          360        $1,785,034    57.6%      Fee
 116    06/23/1999   07/01/2004      60          52          300        $1,883,398    42.8%      Fee
 117    09/09/1999   10/01/2009     120         115          360        $1,760,170    56.8%      Fee
 118    08/19/1999   09/01/2009     120         114          360        $1,743,172    65.8%      Fee
 119    07/02/1999   08/01/2004      60          53          300        $1,765,533    57.7%      Fee
 120    08/10/1999   09/01/2009     120         114          300        $1,445,314    36.1%      Fee
 121    08/31/1999   09/01/2009     120         114          360        $1,522,506    71.8%      Fee
 122    04/01/1999   05/01/2009     120         110          300        $1,305,120    50.2%      Fee
 123    06/29/1999   08/01/2009     120         113          360        $1,431,529    57.3%      Fee
 124    06/04/1999   07/01/2009     120         112          360        $1,412,556    55.2%      Fee
 125    06/04/1999   07/01/2009     120         112          120           $41,891     1.3%      Fee
 126    06/02/1999   07/01/2009     120         112          300        $1,248,131    53.7%      Fee
 127    03/17/1999   04/01/2009     120         109          300        $1,221,279    28.7%      Fee
 128    05/21/1999   07/01/2014     180         172          180           $14,173     0.4%      Fee
 129    10/04/1999   11/01/2019     240         236          240           $86,953     3.7%      Fee
 130    06/02/1999   07/01/2009     120         112          300        $1,196,675    63.0%      Fee
 131    03/17/1999   04/01/2009     120         109          300        $1,090,060    62.3%      Fee
 132    06/10/1999   07/01/2009     120         112          300          $989,161    43.0%      Fee
 133    12/09/1999   01/01/2010     120         118          360        $1,023,729    43.1%      Fee

                                    122         116          341      $592,783,184    56.8%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
  LOAN
   NO.   PROPERTY NAME(2)                            ADDRESS                                               CITY
------------------------------------------------------------------------------------------------------------------------------------
   1     325 West Huron Street (A)                   325 West Huron Street                               Chicago
   2     322 South Green Street (A)                  322 South Green Street                              Chicago
   3     222 W. Hubbard (A)                          222 W. Hubbard                                      Chicago
   4     212  W. Superior (A)                        212  W. Superior                                    Chicago
   5     215 W. Superior (A)                         215 W. Superior                                     Chicago
   6     One Commerce Center (B)                     7222 Commerce Center Drive                          Colorado Springs
   7     Centennial Center (B)                       300-400 S. McCaslin                                 Louisville
   8     Columbine Place (B)                         216 16th Street                                     Denver
   9     Erindale Square Retail Center (B)           5905-5975 N. Academy                                Colorado Springs
   10    Fontana Plaza (C) (I)                       9880-9881 Sierra Avenue                             Fontana
   11    Plaza East (C) (I)                          9765-9781 Sierra Avenue                             Fontana
   12    Foothill Plaza (C) (I)                      16910 - 16990 Foothill Blvd.                        Fontana
   13    Jabil Circuit Building                      30 - 32 Great Oaks Blvd.                            San Jose
   14    Lincoln North                               55 Old Bedford Road                                 Lincoln
   15    120 East 23rd Street                        120 East 23rd Street                                New York
   16    133 East 58th Street                        133 East 58th Street                                New York
   17    Norwalk Distribution Center (7)             11204 Norwalk Boulevard                             Santa Fe Springs
   18    International Airport Center - LAX          W. 102nd / W. 104th / Century / La Cienega          Los Angeles
   19    Manhattan Gateway                           1800 Rosecrans Avenue                               Manhattan Beach
   20    11428 Sherman Way                           11428 Sherman Way                                   North Hollywood
   21    Riverside Market                            5300-5400 Tchoupitoulas Street                      New Orleans
   22    The Village at Hillsgrove                   75 Minnesota Avenue                                 Warwick
   23    Middlebrook Center                          Tea Street and Union Avenue (Rte 28)                Bound Brook
   24    United Health Care Building                 9200 Worthington Road                               Columbus
   25    Thousand Oaks Medical Office                227 W Janss Road /2190 Lynn Road                    Thousand Oaks
   26    The Robb & Stucky Retail Store              15440 North Scottsdale Road                         Scottsdale
   27    SAFECO Insurance Building (7)               2055 Sugarloaf Circle                               Duluth
   28    Lincoln Square (7)                          5505 - 5605 Six Forks Road                          Raleigh
   29    Highland Chase Apartments                   400 Ashley Place                                    Atlanta
   30    Shamrock Center                             665 Irwin Street                                    San Rafael
   31    ZBR Publications (7)                        200 Ward Hill Ave                                   Haverhill
   32    Bay Area Bank Building                      900 Veterans Boulevard                              Redwood City
   33    Laurel Springs                              8100 Westwold Drive                                 Bakersfield
   34    The Center Martinez                         1029-1037 Arnold Drive                              Martinez
   35    Latham Hotel                                135 South 17th Street                               Philadelphia
   36    Sarasota Towne Center                       5360-5446 Fruitville Rd.                            Sarasota
   37    Rivers Center (7)                           8300, 8310, 8320, 8325 & 8335 Guilford Rd           Columbia
   38    Corporate Woods Office Park                 54010 Corporate Woods Drive                         Pensacola
   39    Watsonville Square Shopping Center          1810-1962 & 1970-1994 Main Street                   Watsonville
   40    Highland Grove Apartments                   1650 Austell Road                                   Marietta
   41    Twin Cities Shopping Center                 780 Ocean Beach Highway                             Longview
   42    Oak Hollow Square Shopping Center (7)       1589 Skeet Club Road                                High Point
   43    Floral Trade Center                         5600 Avenida Encinas                                Carlsbad
   44    Cuyahoga Falls Retail                       355 - 385 Howe Avenue                               Cuyahoga Falls
   45    Highland Glen Apartments                    3535 & 3665 Lawrenceville Highway                   Atlanta
   46    Park Promenade Shopping Center(7)           2700 N. Hiawassee Road                              Orlando
   47    San Jose Office Plaza-Airport IV            1735 North First Street                             San Jose
   48    QuadraMed Building (7)                      22 Pelican Way                                      San Rafael
   49    Department of Agriculture Building          90 West Plato Boulevard                             St. Paul
   50    Abington Shopping Center(7)                 1411-1441 Old York Road                             Abington
   51    Burnsville Plus Property (7)                1780 County Rd. 42 W                                Burnsville
   52    Broadway Village Apartments                 14140 N. Broadway Avenue                            Oklahoma City
   53    Whitnall Square                             4698 South Whitnall Avenue                          St. Francis
   54    Airport Plaza                               16500-30 Sherman Way                                Los Angeles
   55    Highland Court Apartments                   676 Horizon Place                                   Marietta
   56    College Village Shopping Center(7)          E Lexington Ave. @ N Centennial Street              High Point
   57    Baycenter Commerce (7)                      8030 8032 & 8036 Phillips Highway                   Jacksonville
   58    JC Penney Credit Processing Ctr             140 Wekiva Springs Road                             Longwood
   59    Sprint Office Building                      3068 Kilgore Road                                   Rancho Cordova
   60    Holiday Inn El Paso                         6655 Gateway West                                   El Paso
   61    Torrey Pines Village Apartments             8929, 8933, 8939, 8943, 8945, & 8949 Lombard Place  San Diego
   62    Lake City Commons Shopping Center           Jonesboro Road at Highway 54                        Lake City
   63    Waterfall Villiage Apartments               245 Hamburg Turnpike                                Bloomgindale
   64    Racine Centre                               5201 W. Washington Avenue                           Racine
   65    Creekside Senior Apartments                 4291 Monroe Street                                  Riverside
   66    Rosauers Plaza                              2502 -2630 E 29th Avenue                            Spokane
   67    MidCity Business Park                       300 Jefferson Highway                               New Orleans
   68    Metro Self-Storage                          4425-4455 Federal Boulevard                         San Diego
   69    Trak Auto Warehouse (7)                     8811 South 77th  Avenue                             Bridgeview
   70    Pecan Grove Festival Center (7)             655 West Warner Road                                Tempe
   71    The Woodlands Apartments I & II             1021 & 1023 College Drive                           Texarkana
   72    Randolph Industrial                         4 Middlebury Boulevard                              Randolph
   73    Pearland Centennial Shopping Center (7)     2800 East Broadway (FM 518)                         Pearland
   74    Phillips Plywood                            13599 Desmond Street                                Pacoima
   75    Hillside Plaza (7)                          23161 Mill Crek Drive                               Laguna Hills
   76    Kmart Plaza Shopping Center                 1325-1349 West Main Street                          Salem
   77    America's Funding Source                    5671 Santa Teresa Boulevard                         San Jose
   78    Poplar Springs Shopping Center              2153 East Main Street                               Duncan
   79    Sports Authority (7)                        7360 West Bell Road                                 Glendale
   80    14714 Carmenita Road                        14714 Carmenita Road                                Norwalk
   81    Nob Hill Shopping Center                    3500 Central Avenue SE                              Albuquerque
   82    Village North                               302 West Benjamin Holt Dr                           Stockton
   83    2473-2475 Broadway                          2473-2475 Broadway                                  New York
   84    Fairfield Industrial                        Various in Fairfield                                Fairfield
   85    4100 Broadway Center                        4100 East Broadway                                  Phoenix
   86    Colorado MEDtech Building (7)               6175 Longbow Drive                                  Boulder
   87    Five Star Suites                            2069 North Argyle Avenue                            Los Angeles
   88    Cypress Hills Mobile Home Park              8661 Winter Garden Blvd.                            Lakeside
   89    Rose Garden Apartments (7)                  258-262 Union Ave.                                  Framingham
   90    Jennings Business Center                    4550 & 4562 Hinckley Ind. Pkwy.                     Cleveland
   91    One Crosspointe Plaza (7)                   5505 Creedmoor Rd                                   Raleigh
   92    Marketplace Square (7)                      1442 East Chandler Blvd.                            Phoenix
   93    Westnedge Corners                           4425 South Westnedge                                Kalamazoo
   94    Golden Bear Center (7)                      3700 Riverside Drive                                Upper Arlington
   95    Flatiron (7)                                5665 Flatiron Parkway                               Boulder
   96    Cherry Acres (7)                            1671 -1699 Mabury Road                              San Jose
   97    Jefferson Park of Hudson (7)                5876 Darrow Road                                    Hudson
   98    Westheimer-Fountainview Shopping Center     5887 Westheimer Road                                Houston
   99    Medford Mobile Estates                      3555 South Pacific Highway                          Medford
  100    Big Bear Grocery Store (7)                  280 East Whittier Street                            Columbus
  101    8 Corporate Drive                           8 Corporate Drive                                   Cranbury
  102    Rite Aid Pharmacy                           24330 El Toro Road Clemmens                         Laguna Woods
  103    41 Corporate Park (7)                       41 Corporate Park                                   Irvine
  104    Trolley Barn Apartments                     10 Wall Street                                      Norwalk
  105    Martinez Retail Center                      530-550 Morello Avenue                              Martinez
  106    California Federal Bank Building            3900 Lennane Drive                                  Sacramento
  107    Stormaster                                  2750 California Avenue                              Pittsburg
  108    Staples Office Superstore                   1150 NE Highway 99W                                 McMinnville
  109    Cudahy Center (7)                           5800 South Packard Avenue                           Cudahy
  110    Howe Place Apartments                       70 Howe Street                                      New Haven
  111    750 Bush Parking Garage                     750 Bush Street                                     San Francisco
  112    Scranton Industrial Warehouse (7)           8710-9040 Scranton Street                           Houston
  113    Cornerstone Market(7)                       3801 Bee Caves Rd                                   West Lake Hills
  114    Illinois Tool Works                         309 East Crossroads Parkway                         Bolingbrook
  115    Whiteland Point Office Building             49 E Lancaster Pike Avenue                          Frazer
  116    5385 Hollister Avenue                       5385 Hollister Avenue                               Goleta
  117    Kenilworth Bldg                             555 N Michigan Ave                                  Kenilworth
  118    Meacham & Apel Building                     6161 Riverside Drive                                Dublin
  119    Unitron, Incorporated                       10925 Miller Road                                   Dallas
  120    Montanero Street                            17022-17044 Montanero                               Carson
  121    Norwegian Woods Apartments                  220 Archer Drive                                    Sherman
  122    Gresham Park Apartments                     805 NE Kane Drive                                   Gresham
  123    Concord Hall Manor Apartments (7)           9880 Old Johnnycake Road                            Concord Township (Mentor)
  124    Staples Office Superstore                   2911 Old Shawnee Road                               Muskogee
  125    Ticketmaster Call Center                    411 Ashley Ridge Blvd.                              Shreveport
  126    350 Second Street                           350 Second Street                                   Los Altos
  127    Vintage Office                              25 Orinda Way                                       Orinda
  128    Orange Tree Gardens Apartments              3354 W. Orange Ave.                                 Anaheim
  129    Woodward Business Park                      7636-7638 North Ingram                              Fresno
  130    Captain's at Holt & Mountain Self Storage   112 S. Mountain Avenue                              Ontario
  131    A-American Self-Storage                     44820 Florida Avenue                                Hemet
  132    Otay Professional Building                  2320 Paseo de Las Americas                          San Diego
  133    Eckerd Drug Store                           6170 Lakeland Highland Road                         Lakeland


-----------------------------------------------------------------------------------------------------------------------
  LOAN                     PROPERTY                 PROPERTY                                     YEAR          YEAR
   NO.   STATE   ZIP CODE  TYPE                     SUB-TYPE                    UNITS/NSF        BUILT       RENOVATED
-----------------------------------------------------------------------------------------------------------------------
   1       IL     60610    Office                   Urban                         115,170        1920          1982
   2       IL     60607    Office                   Urban                          84,330        1920          1987
   3       IL     60610    Office                   Urban                          52,079        1918          1989
   4       IL     60610    Office                   Urban                          64,771        1918          1980
   5       IL     60610    Office                   Urban                          34,744        1918          1980
   6       CO     80919    Office                   Suburban                       81,956        1984           NAP
   7       CO     80027    Office                   Suburban                       84,356        1986           NAP
   8       CO     80202    Office                   Urban                         145,137        1983           NAP
   9       CO     80918    Retail                   Unanchored                    103,010     1980/1988         NAP
   10      CA     92335    Retail                   Anchored                      124,399        1981           NAP
   11      CA     92335    Retail                   Anchored                       98,246        1985           NAP
   12      CA     92335    Retail                   Anchored                       93,989     1979/1987         NAP
   13      CA     95119    Industrial               Flex Industrial               181,736        1984           NAP
   14      MA     01773    Office                   Suburban                      124,998        1990           NAP
   15      NY     10010    Office                   Urban                         236,406        1916        1985/1991
   16      NY     10022    Office                   Urban                         107,556        1930           NAP
   17      CA     90670    Industrial               Warehouse                     355,590        1999           NAP
   18      CA     90045    Industrial               Warehouse                     330,358        1953          1998
   19      CA     90266    Retail                   Anchored                       82,000        1999           NAP
   20      CA     91605    Industrial               Warehouse                     310,479        1970          1990
   21      LA     70115    Retail                   Anchored                      146,544        1986           NAP
   22      RI     02888    Health Care              Assisted Living Facility          120        1998           NAP
   23      NJ     08805    Retail                   Anchored                      104,700        1998           NAP
   24      OH     43082    Office                   Suburban                      142,346        1999           NAP
   25      CA     91360    Office                   Medical Office                 80,077     1981/1991         NAP
   26      AZ     85254    Retail                   Anchored                      113,071        1997           NAP
   27      GA     30097    Office                   Suburban                      157,486        1999           NAP
   28      NC     27609    Office                   Suburban                      140,400     1981-1983         NAP
   29      GA     30083    Multifamily              Garden                            212        1983           NAP
   30      CA     94901    Retail                   Big Box                        61,382        1998           NAP
   31      MA     01835    Industrial               Light Industrial              264,612     1983/1999         NAP
   32      CA     94063    Office                   Suburban                       55,034        1981           NAP
   33      CA     93311    Health Care              Assisted Living Facility          113        1998           NAP
   34      CA     94553    Retail                   Anchored                      114,258        1989          1994
   35      PA     19103    Hospitality              Full Service                      139        1908          1997
   36      FL     34232    Retail                   Anchored                       95,783        1998           NAP
   37      MD     21044    Office                   Suburban                      146,445        1984           NAP
   38      FL     32504    Office                   Suburban                      116,624     1986-1989         NAP
   39      CA     95076    Retail                   Anchored                       98,440        1985           NAP
   40      GA     30008    Multifamily              Garden                            208        1968           NAP
   41      WA     98632    Retail                   Anchored                      132,576        1990           NAP
   42      NC     27265    Retail                   Anchored                      120,804        1999           NAP
   43      CA     92008    Industrial               Light Industrial              129,815        1968          1989
   44      OH     44221    Retail                   Shadow Anchored                79,461     1997-1998         NAP
   45      GA     30084    Multifamily              Garden                            174        1972          1999
   46      FL     32818    Retail                   Anchored                      125,806        1987           NAP
   47      CA     95112    Office                   Suburban                       61,026        1980           NAP
   48      CA     94901    Office                   Suburban                       33,760        1999           NAP
   49      MN     55107    Office                   Urban                          75,163     1979/1989        1993
   50      PA     19046    Retail                   Anchored                       73,916        1959          1998
   51      MN     55337    Retail                   Anchored                      137,396        1983           NAP
   52      OK     73013    Multifamily              Garden                            220        1997           NAP
   53      WI     53235    Retail                   Anchored                      133,301        1989          1996
   54      CA     91335    Retail                   Anchored                       55,500        1994           NAP
   55      GA     30062    Multifamily              Garden                            152        1970          1998
   56      NC     27262    Retail                   Anchored                      142,081        1958          1998
   57      FL     32256    Industrial               Warehouse/Office/Showroom     148,500     1985-1987         NAP
   58      FL     32779    Office                   Suburban                       67,775        1982          1995
   59      CA     95670    Office                   Suburban                      108,324        1989           NAP
   60      TX     79925    Hospitality              Full Service                      206        1963          1998
   61      CA     92122    Multifamily              Garden                            134        1978          1998
   62      GA     30260    Retail                   Anchored                       91,794        1998           NAP
   63      NJ     07403    Multifamily              Garden                            154        1973          1992
   64      WI     53406    Retail                   Anchored                      135,827        1988           NAP
   65      CA     92504    Multifamily              Senior Housing                    152        1991           NAP
   66      WA     99223    Retail                   Anchored                      128,532     1978/1986        1989
   67      LA     70121    Industrial               Warehouse                     214,327     1979/1980         NAP
   68      CA     92102    Self Storage             Self Storage                   95,671        1986           NAP
   69      IL     60455    Industrial               Warehouse                     175,628        1978           NAP
   70      AZ     85284    Retail                   Shadow Anchored                67,555        1989          1997
   71      TX     75503    Multifamily              Garden                            246     1973/1984        1998
   72      NJ     07869    Industrial               Light Industrial               79,760        1989           NAP
   73      TX     77581    Retail                   Shadow Anchored                33,255        1999           NAP
   74      CA     91331    Industrial               Warehouse                      89,216        1980          1989
   75      CA     92653    Office                   Suburban                       44,327        1987           NAP
   76      VA     24153    Retail                   Anchored                       95,999        1989           NAP
   77      CA     95123    Office                   Suburban                       28,994        1980           NAP
   78      SC     29369    Retail                   Anchored                       64,038        1995           NAP
   79      AZ     85308    Retail                   Anchored                       40,700        1996           NAP
   80      CA     90650    Office                   Suburban                       44,250        1981           NAP
   81      NM     87106    Retail                   Anchored                       47,654        1947          1985
   82      CA     95207    Multifamily              Garden                            118        1970           NAP
   83      NY     10025    Retail                   Unanchored                     15,000        1929        1994/1997
   84      NJ     07004    Industrial               Light Industrial              105,200 1971/1975/1980/1982  1995
   85      AZ     85040    Mixed Use                Office/Flex                    47,048        1985           NAP
   86      CO     80301    Office                   Suburban                       51,939        1984           NAP
   87      CA     90068    Multifamily              Mid-Rise                           54        1988          1999
   88      CA     92040    Mobile Home Park         Mobile Home Park                  104        1969           NAP
   89      MA     01702    Multifamily              Garden                             72        1970          1996
   90      OH     44109    Industrial               Warehouse                      68,153        1998           NAP
   91      NC     27612    Office                   Suburban                       40,663        1984           NAP
   92      AZ     85048    Retail                   Shadow Anchored                22,874        1999           NAP
   93      MI     49007    Retail                   Anchored                       77,194        1970          1993
   94      OH     43221    Retail                   Anchored                       32,400     1966-1967         NAP
   95      CO     80301    Office                   Suburban                       41,107        1988           NAP
   96      CA     95133    Industrial               Light Industrial               63,249        1986           NAP
   97      OH     44236    Office                   Suburban                       26,400        1990          1997
   98      TX     77057    Retail                   Unanchored                     20,188        1990           NAP
   99      OR     97501    Mobile Home Park         Mobile Home Park                  244        1973           NAP
  100      OH     43206    Retail                   Free Standing                  29,700        1955          1999
  101      NJ     08512    Industrial               Warehouse                      56,143        1999           NAP
  102      CA     92653    Retail                   Free Standing                  16,730        1999           NAP
  103      CA     92606    Office                   Suburban                       28,067        1986           NAP
  104      CT     06851    Mixed Use                Retail/Multifamily                 24        1866          1988
  105      CA     94553    Retail                   Unanchored                     11,950        1998           NAP
  106      CA     95834    Office                   Suburban                       45,800        1984          1998
  107      CA     94565    Self Storage             Self Storage                   47,018        1994           NAP
  108      OR     97128    Retail                   Big Box                        23,805        1969          1997
  109      WI     53110    Retail                   Anchored                      103,254        1972           NAP
  110      CT     06511    Multifamily              Mid-Rise                           78        1920          1987
  111      CA     94108    Retail                   Specialty                      60,155        1940          1978
  112      TX     77075    Industrial               Warehouse                     172,700     1970/1976         NAP
  113      TX     78746    Retail                   Unanchored                     17,526        1995           NAP
  114      IL     60440    Industrial               Light Industrial               48,024        1999           NAP
  115      PA     19355    Office                   Suburban                       18,639        1990           NAP
  116      CA     93111    Office                   Suburban                       60,177        1965          1996
  117      NJ     07033    Industrial               Warehouse                      74,057        1965          1994
  118      OH     43017    Office                   Suburban                       18,006        1999           NAP
  119      TX     75238    Industrial               Flex Industrial                40,000        1984           NAP
  120      CA     90746    Industrial               Light Industrial              103,215        1979           NAP
  121      TX     75092    Multifamily              Garden                            113        1972          1998
  122      OR     97030    Multifamily              Garden                             51        1991          1991
  123      OH     44060    Multifamily              Garden                             56        1968           NAP
  124      OK     74403    Retail                   Big Box                        24,049        1998           NAP
  125      LA     71106    Office                   Suburban                       37,000        1992          1998
  126      CA     94022    Office                   Suburban                        9,226        1981           NAP
  127      CA     94563    Office                   Suburban                       25,433        1972           NAP
  128      CA     92804    Multifamily              Garden                             67        1973          1998
  129      CA     93711    Office                   Suburban                       27,820        1994           NAP
  130      CA     91762    Self Storage             Self Storage                   51,721        1986           NAP
  131      CA     92544    Self Storage             Self Storage                   54,575        1985           NAP
  132      CA     92173    Office                   Suburban                       23,267        1990           NAP
  133      FL     33813    Retail                   Free Standing                  11,200        1999           NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
  LOAN                                                UNDERWRITABLE      MONTHLY           FIRST                      APPRAISED
   NO.   PROPERTY NAME(2)                               CASH FLOW       PAYMENT(8)      PMT DATE(9)      DSCR(4)        VALUE
------------------------------------------------------------------------------------------------------------------------------------
   1     325 West Huron Street (A)                           $885,132     $48,484.96     05/01/1998        1.49        $10,100,000
   2     322 South Green Street (A)                          $730,232     $36,618.02     05/01/1998        1.49         $7,000,000
   3     222 W. Hubbard (A)                                  $405,247     $26,107.29     05/01/1998        1.49         $5,000,000
   4     212  W. Superior (A)                                $294,663     $20,004.29     05/01/1998        1.49         $3,800,000
   5     215 W. Superior (A)                                 $249,997     $12,545.06     05/01/1998        1.49         $2,600,000
   6     One Commerce Center (B)                             $581,589     $32,592.90     11/01/1999        1.57         $8,100,000
   7     Centennial Center (B)                               $939,263     $47,407.85     11/01/1999        1.57        $11,000,000
   8     Columbine Place (B)                                 $840,065     $46,667.10     11/01/1999        1.57        $14,200,000
   9     Erindale Square Retail Center (B)                   $430,049     $21,481.68     11/01/1999        1.57         $5,500,000
   10    Fontana Plaza (C) (I)                             $1,026,020     $56,782.00     06/01/1999        1.51        $11,165,205
   11    Plaza East (C) (I)                                  $680,153     $37,631.00     06/01/1999        1.51         $7,399,399
   12    Foothill Plaza (C) (I)                              $652,227     $36,085.00     06/01/1999        1.51         $7,095,396
   13    Jabil Circuit Building                            $2,142,807    $141,439.09     01/01/2000        1.26        $24,850,000
   14    Lincoln North                                     $1,990,091    $110,091.30     01/01/1999        1.51        $23,600,000
   15    120 East 23rd Street                              $2,376,375    $106,975.69     07/01/1999        1.85        $34,500,000
   16    133 East 58th Street                              $3,037,745    $112,418.35     08/01/1999        2.25        $37,600,000
   17    Norwalk Distribution Center (7)                   $1,509,059    $106,256.80     01/01/2000        1.18        $20,800,000
   18    International Airport Center - LAX                $1,511,997    $100,517.89     11/01/1999        1.25        $21,400,000
   19    Manhattan Gateway                                 $1,406,597     $99,139.35     02/01/2000        1.18        $17,000,000
   20    11428 Sherman Way                                 $1,455,307     $83,341.39     09/01/1999        1.46        $17,600,000
   21    Riverside Market                                  $1,446,259     $93,945.45     01/01/2000        1.28        $17,600,000
   22    The Village at Hillsgrove                         $1,484,839     $87,684.87     10/01/1999        1.41        $16,400,000
   23    Middlebrook Center                                $1,453,986     $78,233.68     06/01/1999        1.55        $15,800,000
   24    United Health Care Building                       $1,538,681     $71,958.33     03/01/2005        1.76        $18,770,000
   25    Thousand Oaks Medical Office                      $1,503,788     $81,056.74     12/05/1999        1.55        $18,000,000
   26    The Robb & Stucky Retail Store                    $1,198,276     $78,630.95     11/01/1999        1.27        $14,835,000
   27    SAFECO Insurance Building (7)                     $1,657,400     $60,833.33     02/01/2005        2.27        $22,300,000
   28    Lincoln Square (7)                                $1,194,311     $75,478.46     12/01/1999        1.32        $12,760,000
   29    Highland Chase Apartments                         $1,131,548     $72,680.54     12/01/1999        1.30        $12,500,000
   30    Shamrock Center                                   $1,150,954     $71,779.49     07/01/1999        1.34        $13,520,000
   31    ZBR Publications (7)                              $1,215,860     $73,068.60     01/01/2000        1.39        $14,100,000
   32    Bay Area Bank Building                            $1,102,130     $66,035.51     06/01/1999        1.39        $12,735,000
   33    Laurel Springs                                    $1,303,977     $74,207.55     11/01/1999        1.46        $12,700,000
   34    The Center Martinez                               $1,111,524     $67,812.65     10/01/1999        1.37        $12,500,000
   35    Latham Hotel                                      $1,715,009     $73,382.44     03/01/2000        1.95        $16,300,000
   36    Sarasota Towne Center                               $944,681     $64,810.56     09/01/1999        1.21        $11,400,000
   37    Rivers Center (7)                                 $1,136,386     $61,611.45     02/01/2000        1.54        $14,300,000
   38    Corporate Woods Office Park                       $1,031,542     $63,343.73     10/01/1999        1.36        $11,200,000
   39    Watsonville Square Shopping Center                $1,019,667     $58,200.02     11/01/1999        1.46        $12,400,000
   40    Highland Grove Apartments                           $903,464     $60,151.83     01/01/2000        1.25         $9,900,000
   41    Twin Cities Shopping Center                       $1,001,691     $57,535.02     09/01/1999        1.45        $11,500,000
   42    Oak Hollow Square Shopping Center (7)             $1,063,039     $49,810.68     02/01/2000        1.78        $12,000,000
   43    Floral Trade Center                                 $811,863     $49,543.14     11/01/1998        1.37        $10,300,000
   44    Cuyahoga Falls Retail                               $904,103     $49,073.78     01/01/2000        1.54         $9,750,000
   45    Highland Glen Apartments                            $755,777     $46,459.13     10/01/1999        1.36         $8,400,000
   46    Park Promenade Shopping Center(7)                   $889,555     $48,148.60     03/01/2000        1.54         $9,775,000
   47    San Jose Office Plaza-Airport IV                    $976,600     $36,053.33     01/01/2001        2.26        $12,750,000
   48    QuadraMed Building (7)                              $805,237     $50,833.11     02/01/2000        1.32         $9,000,000
   49    Department of Agriculture Building                  $660,609     $42,977.11     11/01/1998        1.28         $8,340,000
   50    Abington Shopping Center(7)                         $677,296     $40,483.88     09/01/1999        1.39         $8,100,000
   51    Burnsville Plus Property (7)                        $673,874     $45,334.00     08/01/1999        1.24         $8,700,000
   52    Broadway Village Apartments                         $611,506     $41,297.48     06/01/1998        1.23         $7,800,000
   53    Whitnall Square                                     $716,275     $39,772.85     03/01/2000        1.50         $7,800,000
   54    Airport Plaza                                       $932,668     $37,298.14     12/01/1999        2.08        $10,750,000
   55    Highland Court Apartments                           $653,747     $38,739.39     08/01/1999        1.41         $7,400,000
   56    College Village Shopping Center(7)                  $590,446     $39,489.60     03/01/2000        1.25         $7,000,000
   57    Baycenter Commerce (7)                              $647,513     $38,745.69     02/01/2000        1.39         $8,450,000
   58    JC Penney Credit Processing Ctr                     $613,746     $38,091.88     02/01/2000        1.34         $7,300,000
   59    Sprint Office Building                              $816,881     $40,554.64     10/05/1999        1.68        $11,870,000
   60    Holiday Inn El Paso                                 $782,727     $43,169.90     07/01/1999        1.51         $8,500,000
   61    Torrey Pines Village Apartments                   $1,040,335     $34,717.30     12/01/1999        2.50        $13,900,000
   62    Lake City Commons Shopping Center                   $832,248     $28,405.00     10/01/2004        2.44         $9,700,000
   63    Waterfall Villiage Apartments                       $987,226     $31,768.11     04/01/2002        2.64        $10,850,000
   64    Racine Centre                                       $599,095     $33,006.06     03/01/2000        1.51         $8,300,000
   65    Creekside Senior Apartments                         $483,093     $32,291.08     05/01/1999        1.25         $5,900,000
   66    Rosauers Plaza                                      $861,436     $33,606.65     03/01/2000        2.14        $11,200,000
   67    MidCity Business Park                               $555,273     $34,791.37     11/01/1999        1.33         $6,600,000
   68    Metro Self-Storage                                  $647,395     $33,546.51     09/01/1999        1.61         $6,400,000
   69    Trak Auto Warehouse (7)                             $542,709     $31,686.43     11/05/1999        1.43         $5,800,000
   70    Pecan Grove Festival Center (7)                     $615,725     $32,600.90     01/01/2000        1.57         $7,450,000
   71    The Woodlands Apartments I & II                     $440,029     $30,265.69     11/01/1999        1.21         $5,300,000
   72    Randolph Industrial                                 $454,867     $29,271.98     12/01/1999        1.29         $5,300,000
   73    Pearland Centennial Shopping Center (7)             $438,671     $28,048.22     03/01/2000        1.30         $4,900,000
   74    Phillips Plywood                                    $439,183     $28,192.02     11/01/1999        1.30         $5,000,000
   75    Hillside Plaza (7)                                  $432,331     $25,438.19     09/03/1999        1.42         $6,000,000
   76    Kmart Plaza Shopping Center                         $424,588     $27,736.23     10/01/1999        1.28         $4,750,000
   77    America's Funding Source                            $416,922     $26,723.37     10/01/1999        1.30         $4,900,000
   78    Poplar Springs Shopping Center                      $513,893     $23,726.75     02/01/2000        1.80         $5,700,000
   79    Sports Authority (7)                                $381,306     $24,233.62     12/01/1999        1.31         $5,120,000
   80    14714 Carmenita Road                                $402,180     $25,256.51     01/01/2000        1.33         $4,650,000
   81    Nob Hill Shopping Center                            $377,771     $24,002.00     09/01/1999        1.31         $4,400,000
   82    Village North                                       $354,893     $24,181.52     11/01/1999        1.22         $4,000,000
   83    2473-2475 Broadway                                  $363,298     $24,882.02     02/01/2000        1.22         $4,925,000
   84    Fairfield Industrial                                $469,853     $23,680.40     03/01/2000        1.65         $5,250,000
   85    4100 Broadway Center                                $349,467     $23,101.45     09/01/1999        1.26         $4,100,000
   86    Colorado MEDtech Building (7)                       $387,386     $23,300.72     01/01/2000        1.39         $4,850,000
   87    Five Star Suites                                    $431,749     $21,079.25     11/01/1999        1.71         $4,800,000
   88    Cypress Hills Mobile Home Park                      $370,517     $21,908.46     05/01/1999        1.41         $4,300,000
   89    Rose Garden Apartments (7)                          $310,905     $21,331.45     12/01/1999        1.21         $3,600,000
   90    Jennings Business Center                            $319,827     $20,976.44     09/01/1999        1.27         $3,800,000
   91    One Crosspointe Plaza (7)                           $350,794     $19,482.65     09/01/1999        1.50         $4,400,000
   92    Marketplace Square (7)                              $305,407     $19,343.13     11/01/1999        1.32         $3,500,000
   93    Westnedge Corners                                   $326,039     $20,021.21     01/01/2000        1.36         $3,820,000
   94    Golden Bear Center (7)                              $298,471     $19,973.33     01/01/2000        1.25         $3,475,000
   95    Flatiron (7)                                        $448,256     $18,536.96     12/01/1999        2.02         $5,530,000
   96    Cherry Acres (7)                                    $457,174     $24,339.32     03/01/2000        1.57         $6,000,000
   97    Jefferson Park of Hudson (7)                        $294,693     $18,996.20     01/01/2000        1.29         $3,500,000
   98    Westheimer-Fountainview Shopping Center             $300,865     $19,498.96     08/01/1999        1.29         $3,550,000
   99    Medford Mobile Estates                              $446,802     $20,025.34     10/01/1999        1.86         $7,300,000
  100    Big Bear Grocery Store (7)                          $275,005     $18,267.15     01/01/2000        1.25         $3,080,000
  101    8 Corporate Drive                                   $319,017     $18,571.31     02/05/2000        1.43         $3,500,000
  102    Rite Aid Pharmacy                                   $273,224     $18,148.64     12/03/1999        1.25         $3,700,000
  103    41 Corporate Park (7)                               $269,662     $17,576.90     10/01/1999        1.28         $4,075,000
  104    Trolley Barn Apartments                             $281,607     $17,737.44     07/01/1999        1.32         $3,400,000
  105    Martinez Retail Center                              $284,312     $16,286.96     09/01/1998        1.45         $3,320,000
  106    California Federal Bank Building                    $346,182     $16,034.71     05/01/1999        1.80         $4,800,000
  107    Stormaster                                          $301,260     $18,072.92     07/01/1999        1.39         $3,330,000
  108    Staples Office Superstore                           $259,467     $17,334.91     08/01/1999        1.25         $3,200,000
  109    Cudahy Center (7)                                   $323,008     $15,945.13     03/01/2000        1.69         $3,700,000
  110    Howe Place Apartments                               $292,343     $16,518.52     07/01/1999        1.47         $2,800,000
  111    750 Bush Parking Garage                             $358,407     $21,381.50     11/01/1999        1.40         $4,160,000
  112    Scranton Industrial Warehouse (7)                   $259,648     $16,669.87     03/01/2000        1.30         $2,950,000
  113    Cornerstone Market(7)                               $235,741     $15,574.25     11/01/1999        1.26         $2,800,000
  114    Illinois Tool Works                                 $307,991     $14,383.56     02/01/2000        1.78         $3,700,000
  115    Whiteland Point Office Building                     $255,991     $14,452.83     11/01/1999        1.48         $3,100,000
  116    5385 Hollister Avenue                               $355,467     $16,688.16     08/01/1999        1.78         $4,400,000
  117    Kenilworth Bldg                                     $239,660     $14,190.11     11/01/1999        1.41         $3,100,000
  118    Meacham & Apel Building                             $244,261     $14,795.88     10/01/1999        1.38         $2,650,000
  119    Unitron, Incorporated                               $250,236     $14,451.18     09/01/1999        1.44         $3,060,000
  120    Montanero Street                                    $347,993     $13,560.80     10/01/1999        2.14         $4,000,000
  121    Norwegian Woods Apartments                          $210,990     $12,563.08     10/01/1999        1.40         $2,120,000
  122    Gresham Park Apartments                             $218,402     $11,437.45     06/01/1999        1.59         $2,600,000
  123    Concord Hall Manor Apartments (7)                   $205,118     $11,684.51     09/01/1999        1.46         $2,500,000
  124    Staples Office Superstore                           $208,975     $11,067.16     08/01/1999        1.57         $2,560,000
  125    Ticketmaster Call Center                            $387,630     $20,052.28     08/01/1999        1.61         $3,200,000
  126    350 Second Street                                   $199,206     $11,796.70     08/01/1999        1.41         $2,325,000
  127    Vintage Office                                      $386,758     $11,065.36     05/01/1999        2.91         $4,250,000
  128    Orange Tree Gardens Apartments                      $287,664     $14,265.59     08/01/1999        1.68         $3,300,000
  129    Woodward Business Park                              $202,770     $12,703.00     12/01/1999        1.33         $2,340,000
  130    Captain's at Holt & Mountain Self Storage           $199,997     $11,606.98     08/01/1999        1.44         $1,900,000
  131    A-American Self-Storage                             $188,335     $10,476.71     05/01/1999        1.50         $1,750,000
  132    Otay Professional Building                          $250,741      $9,174.52     08/01/1999        2.28         $2,300,000
  133    Eckerd Drug Store                                   $175,050      $8,238.74     02/01/2000        1.77         $2,375,000

         TOTALS/WEIGHTED AVERAGES:                                                                        1.50X


-----------------------------------------------------------------------------------------------------------------------------------
  LOAN        VALUATION                          PERCENT LEASED(10)                           TENANT INFORMATION(11)
   NO.          DATE              LTV(4)      LEASED         DATE          LARGEST TENANT                                 % NSF
-----------------------------------------------------------------------------------------------------------------------------------
   1         01/23/1998            73.1%      100.0%      10/28/1999       Cushing and Company                             12.2%
   2         01/23/1998            73.1%      100.0%      10/28/1999       QV, Inc.                                        31.2%
   3         01/23/1998            73.1%      100.0%      10/28/1999       Standard Studios Ltd. Partnership               39.1%
   4         01/23/1998            73.1%       97.0%      10/28/1999       Closer Look Creative, Inc.                      37.9%
   5         01/23/1998            73.1%       99.4%      10/28/1999       Televersions, LLC                               14.4%
   6         07/22/1999            51.4%       90.0%      10/01/1999       Pikes Peak Community College                    20.2%
   7         07/14/1999            51.4%       90.5%      10/01/1999       La Petite Academy                               11.1%
   8         07/28/1999            51.4%       98.6%      10/01/1999       Carter & Burgess, Inc.                          24.5%
   9         07/15/1999            51.4%       87.3%      10/01/1999       Mountain Entertainment, Inc.                    14.6%
   10        11/04/1998            72.4%       91.9%      10/07/1999       Lucky Supermarket                               22.7%
   11        11/04/1998            72.4%      100.0%      10/07/1999       Fontana Indoor Swap Meet, Inc.                  51.1%
   12        11/04/1998            72.4%       98.0%      10/07/1999       Fiesta Mexicana Market                          37.2%
   13        10/27/1999            74.7%      100.0%      11/11/1999       Jabil Circuits, Inc.                           100.0%
   14        09/29/1998            68.3%      100.0%      11/02/1999       FASTech Integration                             36.2%
   15        12/02/1999            43.0%      100.0%      05/12/1999       Time Warner Entertainment Co., LP               47.0%
   16        11/17/1999            38.0%       93.2%      11/01/1999       Express LLC (Limited)                           18.6%
   17        11/01/1999            66.2%      100.0%      11/30/1999       Performance Team Freight Systems               100.0%
   18        08/05/1999            63.9%      100.0%      09/30/1999       Neutrogena / Panalpina                          22.7%
   19        11/26/1999            77.5%      100.0%      11/18/1999       Old Navy                                        30.5%
   20        06/08/1999            71.0%      100.0%      11/18/1999       Southern Wine and Spirits                      100.0%
   21        10/01/1999            69.9%       96.0%      11/08/1999       Winn/Dixie                                      32.1%
   22        07/12/1999            72.6%       94.7%      08/17/1999       NAP                                               NAP
   23        01/31/1999            73.5%       96.9%      02/10/1999       Foodarama Supermarkets, Inc.                    82.6%
   24        12/07/1999            58.6%      100.0%      01/05/2000       United HealthCare Services Inc                 100.0%
   25        09/27/1999            59.5%      100.0%      11/12/1999       Les Robles SurgiCenter                          13.2%
   26        06/07/1999            69.5%      100.0%      08/31/1999       Robb & Stucky                                  100.0%
   27        02/01/2000            44.8%      100.0%      12/15/1999       SAFECO Insurance Company                       100.0%
   28        07/07/1999            78.2%      100.0%      09/21/1999       IBM                                            100.0%
   29        09/21/1999            79.8%       97.2%      09/25/1999       NAP                                               NAP
   30        12/01/1998            73.6%      100.0%      04/01/1999       CompUSA                                         40.3%
   31        11/24/1999            68.0%      100.0%      10/28/1999       ZBR Publications, Bldg 1                        67.3%
   32        03/01/1999            74.1%      100.0%      11/01/1999       Bay Area Bank                                   15.1%
   33        08/23/1999            74.3%       94.0%      09/03/1999       NAP                                               NAP
   34        04/05/1999            74.7%       99.0%      11/30/1999       Homebase                                        87.8%
   35        12/13/1999            55.1%       77.1%      10/31/1999       NAP                                               NAP
   36        06/01/1999            76.0%       96.7%      09/30/1999       Winn-Dixie                                      54.0%
   37        12/07/1999            60.1%       93.4%      12/08/1999       Young Care                                      14.5%
   38        07/10/1999            76.5%      100.0%      09/30/1999       Blue Cross and Blue Shield of Florida           19.2%
   39        08/04/1999            64.3%       92.0%      10/19/1999       Nob Hill                                        27.1%
   40        10/25/1999            79.9%       94.0%      10/31/1999       NAP                                               NAP
   41        06/21/1999            67.4%       98.6%      10/13/1999       Sinnett's Market Place Foods                    43.4%
   42        11/10/1999            58.2%       96.0%      10/30/1999       Stein Mart                                      29.8%
   43        07/23/1998            66.0%       97.6%      12/20/1999       Wilsey Bennett                                  13.1%
   44        10/11/1999            68.1%      100.0%      11/19/1999       Home Place Management, Inc.                     56.8%
   45        07/26/1999            78.5%       97.7%      09/30/1999       NAP                                               NAP
   46        01/15/2000            66.4%       97.0%      01/14/2000       Publix                                          43.7%
   47        11/16/1999            50.2%       93.4%      11/01/1999       Santa Clara County                              28.4%
   48        12/01/1999            69.3%      100.0%      12/17/1999       QuadraMed Corporation                          100.0%
   49        06/26/1998            74.6%      100.0%      09/30/1999       State of Minnesota                             100.0%
   50        03/04/1999            73.7%       93.0%      10/20/1999       Shorday's Supermarket                           45.3%
   51        04/01/1999            67.8%      100.0%      09/30/1999       Burnsville 1998 LLC                             65.7%
   52        04/01/1998            75.5%       98.0%      10/25/1999       NAP                                               NAP
   53        11/11/1999            70.8%       94.7%      01/04/2000       Pick' N Save                                    51.8%
   54        08/13/1999            49.6%      100.0%      09/30/1999       Food 4 Less                                     81.1%
   55        06/07/1999            71.6%       95.4%      09/30/1999       NAP                                               NAP
   56        11/10/1999            73.5%       74.0%      10/13/1999       Food Lion                                       20.4%
   57        10/29/1999            60.3%       98.0%      12/07/1999       Splash Pool & Spa                                8.4%
   58        09/23/1999            68.4%      100.0%      12/23/1999       GE Capital Corporation                         100.0%
   59        06/22/1999            41.7%      100.0%      10/01/1999       Sprint Communications                          100.0%
   60        10/13/1998            57.9%       72.2%      12/31/1999       NAP                                               NAP
   61        08/06/1999            33.7%       99.3%      10/13/1999       NAP                                               NAP
   62        07/12/1999            47.4%       97.0%      10/11/1999       The Kroger Co.                                  69.1%
   63        12/29/1999            42.4%      100.0%      02/01/2000       NAP                                               NAP
   64        11/11/1999            55.2%       96.4%      01/04/2000       SuperSaver                                      37.5%
   65        10/26/1998            76.7%      100.0%      09/28/1999       NAP                                               NAP
   66        10/08/1999            40.1%       96.3%      12/16/1999       Rosauer's/Rosauer's Plaza                       37.3%
   67        07/21/1999            67.8%       98.0%      07/01/1999       Roadway Pack System                             21.2%
   68        06/07/1999            68.4%       99.0%      10/01/1999       NAP                                               NAP
   69        11/22/1999            71.2%      100.0%      09/01/1999       Trak Auto Corporation                          100.0%
   70        09/21/1999            54.9%       87.6%      11/09/1999       Ross Stores                                     37.6%
   71        07/28/1999            75.1%      100.0%      08/26/1999       NAP                                               NAP
   72        09/10/1999            73.4%      100.0%      10/07/1999       Recon Solutions, Inc.                           23.2%
   73        09/19/1999            73.4%      100.0%      01/03/2000       Joyce's Hallmark                                14.7%
   74        07/30/1999            71.7%      100.0%      09/30/1999       Phillips Plywood                               100.0%
   75        07/13/1999            58.1%      100.0%      11/10/1999       Blytheco                                        29.8%
   76        07/23/1999            73.3%      100.0%      09/30/1999       K-Mart Corporation                              90.1%
   77        04/30/1999            70.2%      100.0%      09/30/1999       First American Title Guaranty                   52.2%
   78        12/07/1999            59.6%      100.0%      12/21/1999       Publix                                          74.9%
   79        09/06/1999            63.3%      100.0%      10/01/1999       Sports Authority                               100.0%
   80        08/27/1999            69.7%      100.0%      05/15/1999       Los Angeles County Dept Social Services        100.0%
   81        06/17/1999            73.0%      100.0%      11/23/1999       La Montanita                                    22.8%
   82        06/30/1999            79.3%       97.5%      09/30/1999       NAP                                               NAP
   83        08/15/1999            63.7%      100.0%      11/29/1999       2473-2475 Broadway Associates, Ltd.            100.0%
   84        12/01/1999            59.0%      100.0%      12/29/1999       Viking Supply Net                               31.4%
   85        05/11/1999            74.7%      100.0%      11/01/1999       Mesa Airlines                                   16.1%
   86        10/14/1999            62.8%      100.0%      11/17/1999       Colorado MEDtech                               100.0%
   87        08/20/1999            62.3%       98.1%      09/30/1999       NAP                                               NAP
   88        12/22/1998            69.3%       98.1%      09/30/1999       NAP                                               NAP
   89        09/01/1999            77.6%       98.0%      09/16/1999       NAP                                               NAP
   90        07/15/1999            73.4%      100.0%      10/28/1999       Independence Office & Business                  48.7%
   91        04/22/1999            61.8%       94.6%      09/30/1999       Dewberry & Davis                                33.2%
   92        09/01/1999            76.9%      100.0%      09/16/1999       Triple R Childcare, Inc.                        26.3%
   93        08/12/1999            69.9%      100.0%      11/01/1999       Big Lots                                        57.7%
   94        09/08/1999            74.7%      100.0%      10/22/1999       U.S. Post Office                                57.6%
   95        09/01/1999            46.9%      100.0%      10/13/1999       Safety-Kleen, Inc.                             100.0%
   96        11/30/1999            43.2%      100.0%      12/21/1999       ATE International, Inc.                         36.6%
   97        10/12/1999            72.7%      100.0%      07/27/1999       Allstate Insurance                              90.9%
   98        05/19/1999            71.5%       84.6%      11/30/1999       East Bay, Inc.                                  17.8%
   99        06/03/1999            33.9%       99.2%      09/30/1999       NAP                                               NAP
  100        11/29/1999            77.8%      100.0%      10/22/1999       The Penn Traffic Company                       100.0%
  101        12/01/1999            68.4%      100.0%      12/15/1999       Coinmach Laundry Corporation                    47.8%
  102        10/27/1999            64.7%      100.0%      10/18/1999       Thrifty/Payless (Rite Aid)                     100.0%
  103        06/02/1999            58.7%      100.0%      09/30/1999       Pacific National Bank                           79.1%
  104        02/05/1999            68.8%       95.8%      06/01/1999       Sedona Group                                    29.6%
  105        09/01/1998            69.8%       89.5%      12/03/1999       Hollywood Entertainment                         39.7%
  106        01/15/1999            47.6%      100.0%      10/08/1999       California Federal Bank                        100.0%
  107        03/18/1999            68.5%       93.3%      09/30/1999       NAP                                               NAP
  108        05/06/1999            69.7%      100.0%      10/18/1999       Staples, Inc.                                  100.0%
  109        11/11/1999            59.8%       84.6%      01/04/2000       Pick' N Save                                    60.9%
  110        02/11/1999            78.1%       97.4%      10/29/1999       NAP                                               NAP
  111        08/19/1999            52.1%      100.0%      09/29/1999       S.F. Parking Co., Inc., DBA City Park          100.0%
  112        10/08/1999            71.1%      100.0%      01/06/2000       School Depot                                    18.5%
  113        07/19/1999            73.0%      100.0%      09/01/1999       Cornerstone General hardward Ltd                66.2%
  114        01/01/2000            54.0%      100.0%      12/14/1999       Illinois Tool Works Inc.                       100.0%
  115        08/04/1999            64.3%      100.0%      09/30/1999       Planco Inc.                                     86.6%
  116        03/01/1999            45.2%       99.6%      09/30/1999       Indigo                                          19.6%
  117        08/12/1999            63.5%       94.4%      09/30/1999       Cal Ostlund, Inc.                               68.9%
  118        09/01/1999            74.2%      100.0%      07/25/1999       Meacham & Apel                                 100.0%
  119        05/12/1999            61.7%      100.0%      10/29/1999       Unitron, Inc.                                  100.0%
  120        06/01/1999            43.4%      100.0%      10/11/1999       Kundan Foods                                    14.4%
  121        07/26/1999            79.7%       94.7%      09/26/1999       NAP                                               NAP
  122        03/03/1999            61.9%      100.0%      09/01/1999       NAP                                               NAP
  123        05/26/1999            63.7%       89.0%      09/30/1999       NAP                                               NAP
  124        05/13/1999            62.2%      100.0%      10/22/1999       Staples, Inc/Staples The Office Superstore     100.0%
  125        12/14/1998            47.9%      100.0%      09/30/1999       Ticketmaster-Direct, Inc.                      100.0%
  126        05/11/2009            64.0%      100.0%      10/01/1999       Moison Investment Co.                           27.1%
  127        03/03/1999            34.9%      100.0%      09/30/1999       Intraware                                       78.6%
  128        05/20/1999            44.4%       97.0%      10/31/1999       NAP                                               NAP
  129        08/27/1999            61.6%       95.2%      07/19/1999       MCG, Inc. (Forward Advantage)                    9.1%
  130        05/01/1999            74.2%       94.5%      09/30/1999       NAP                                               NAP
  131        03/08/1999            73.6%       90.4%      10/01/1999       NAP                                               NAP
  132        05/19/1999            51.8%       96.8%      09/01/1999       Matsushita Electronics                          28.7%
  133        11/28/1999            48.4%      100.0%      12/09/1999       Eckerd Drug                                    100.0%

                                   65.4%       97.3%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       PREPAYMENT CODE(13)
 LOAN                                                INTEREST ACCRUAL                        LOCKOUT
  NO.   PROPERTY NAME(2)                                ACTUAL/360      SEASONING(12)        PERIOD           DEF    DEF/YM1   YM1
------------------------------------------------------------------------------------------------------------------------------------
   1    325 West Huron Street (A)                       Actual/360            23               60                               56
   2    322 South Green Street (A)                      Actual/360            23               60                               56
   3    222 W. Hubbard (A)                              Actual/360            23               60                               56
   4    212  W. Superior (A)                            Actual/360            23               60                               56
   5    215 W. Superior (A)                             Actual/360            23               60                               56
   6    One Commerce Center (B)                         Actual/360             5               37                               79
   7    Centennial Center (B)                           Actual/360             5               37                               79
   8    Columbine Place (B)                             Actual/360             5               37                               79
   9    Erindale Square Retail Center (B)               Actual/360             5               37                               79
  10    Fontana Plaza (C) (I)                           Actual/360            10               60                               53
  11    Plaza East (C) (I)                              Actual/360            10               60                               53
  12    Foothill Plaza (C) (I)                          Actual/360            10               60                               53
  13    Jabil Circuit Building                          Actual/360             3               27              89
  14    Lincoln North                                   Actual/360            15               48                               65
  15    120 East 23rd Street                              30/360               9               48                               68
  16    133 East 58th Street                              30/360               8               36                               80
  17    Norwalk Distribution Center (7)                 Actual/360             3               35              82
  18    International Airport Center - LAX              Actual/360             5               35              82
  19    Manhattan Gateway                               Actual/360             2               34              83
  20    11428 Sherman Way                               Actual/360             7               32                      78
  21    Riverside Market                                  30/360               3               60                               56
  22    The Village at Hillsgrove                         30/360               6               60                               56
  23    Middlebrook Center                              Actual/360            10               35                               81
  24    United Health Care Building                     Actual/360             1               25             103
  25    Thousand Oaks Medical Office                    Actual/360             4               28              88
  26    The Robb & Stucky Retail Store                    30/360               5               60                               56
  27    SAFECO Insurance Building (7)                     30/360               2               26              90
  28    Lincoln Square (7)                              Actual/360             4               28              88
  29    Highland Chase Apartments                       Actual/360             4               28              88
  30    Shamrock Center                                 Actual/360             9               59                               60
  31    ZBR Publications (7)                            Actual/360             3               27              89
  32    Bay Area Bank Building                          Actual/360            10               35              79
  33    Laurel Springs                                    30/360               5               60                               56
  34    The Center Martinez                             Actual/360             6               30              86
  35    Latham Hotel                                    Actual/360             1               59                               57
  36    Sarasota Towne Center                           Actual/360             7               31              85
  37    Rivers Center (7)                               Actual/360             2               26              90
  38    Corporate Woods Office Park                     Actual/360             6               30              86
  39    Watsonville Square Shopping Center              Actual/360             5               35              79
  40    Highland Grove Apartments                       Actual/360             3               27              89
  41    Twin Cities Shopping Center                       30/360               7               31              85
  42    Oak Hollow Square Shopping Center (7)             30/360               2               26              90
  43    Floral Trade Center                               30/360              17               41                      73
  44    Cuyahoga Falls Retail                           Actual/360             3               27              89
  45    Highland Glen Apartments                        Actual/360             6               30              86
  46    Park Promenade Shopping Center(7)               Actual/360             1               25              91
  47    San Jose Office Plaza-Airport IV                  30/360              15               48                               68
  48    QuadraMed Building (7)                          Actual/360             2               26              90
  49    Department of Agriculture Building              Actual/360            17               60                               56
  50    Abington Shopping Center(7)                     Actual/360             7               47              69
  51    Burnsville Plus Property (7)                    Actual/360             8               32              84
  52    Broadway Village Apartments                       30/360              22               59             115
  53    Whitnall Square                                 Actual/360             1               25              91
  54    Airport Plaza                                   Actual/360             4               28              88
  55    Highland Court Apartments                       Actual/360             8               32              84
  56    College Village Shopping Center(7)              Actual/360             1               25              91
  57    Baycenter Commerce (7)                          Actual/360             2               26              90
  58    JC Penney Credit Processing Ctr                 Actual/360             2               26              90
  59    Sprint Office Building                          Actual/360             6               30             206
  60    Holiday Inn El Paso                               30/360               9               35                      79
  61    Torrey Pines Village Apartments                 Actual/360             4               35              82
  62    Lake City Commons Shopping Center           30/360:Actual/360          6               30                               86
  63    Waterfall Villiage Apartments                   Actual/360             0               24              92
  64    Racine Centre                                   Actual/360             1               25              91
  65    Creekside Senior Apartments                     Actual/360            11               35              81
  66    Rosauers Plaza                                  Actual/360             1               25              91
  67    MidCity Business Park                             30/360               5               60                               56
  68    Metro Self-Storage                              Actual/360             7               35              82
  69    Trak Auto Warehouse (7)                         Actual/360             5               29              87
  70    Pecan Grove Festival Center (7)                 Actual/360             3               27              89
  71    The Woodlands Apartments I & II                   30/360               5               60                               56
  72    Randolph Industrial                             Actual/360             4               28              88
  73    Pearland Centennial Shopping Center (7)         Actual/360             1               25              88
  74    Phillips Plywood                                Actual/360             5               29              87
  75    Hillside Plaza (7)                              Actual/360             7               31              85
  76    Kmart Plaza Shopping Center                     Actual/360             6               36                               81
  77    America's Funding Source                        Actual/360             6               35              79
  78    Poplar Springs Shopping Center                  Actual/360             1               26              90
  79    Sports Authority (7)                            Actual/360             4               28              88
  80    14714 Carmenita Road                            Actual/360             3               35              79
  81    Nob Hill Shopping Center                        Actual/360             7               31              85
  82    Village North                                   Actual/360             5               35              82
  83    2473-2475 Broadway                                30/360               2               48                               67
  84    Fairfield Industrial                            Actual/360             1               25              91
  85    4100 Broadway Center                            Actual/360             7               31              85
  86    Colorado MEDtech Building (7)                   Actual/360             3               27              89
  87    Five Star Suites                                Actual/360             5               35              82
  88    Cypress Hills Mobile Home Park                  Actual/360            11               35              79
  89    Rose Garden Apartments (7)                      Actual/360             4               28              88
  90    Jennings Business Center                        Actual/360             7               48              68
  91    One Crosspointe Plaza (7)                       Actual/360             7               31              85
  92    Marketplace Square (7)                          Actual/360             5               29              87
  93    Westnedge Corners                               Actual/360             3               27              89
  94    Golden Bear Center (7)                          Actual/360             3               27              89
  95    Flatiron (7)                                    Actual/360             4               28              88
  96    Cherry Acres (7)                                Actual/360             1               25             151
  97    Jefferson Park of Hudson (7)                      30/360               3               60                               56
  98    Westheimer-Fountainview Shopping Center         Actual/360             8               32              84
  99    Medford Mobile Estates                          Actual/360             6               35              82
  100   Big Bear Grocery Store (7)                      Actual/360             3               27              89
  101   8 Corporate Drive                               Actual/360             2               26              90
  102   Rite Aid Pharmacy                               Actual/360             4               28              88
  103   41 Corporate Park (7)                           Actual/360             6               30              86
  104   Trolley Barn Apartments                         Actual/360             9               33              83
  105   Martinez Retail Center                          Actual/360            19               43              73
  106   California Federal Bank Building                Actual/360            11               36              79
  107   Stormaster                                      Actual/360             9               35              82
  108   Staples Office Superstore                       Actual/360             8               35              82
  109   Cudahy Center (7)                               Actual/360             1               25              91
  110   Howe Place Apartments                           Actual/360             9               33              83
  111   750 Bush Parking Garage                           30/360               5               35             142
  112   Scranton Industrial Warehouse (7)               Actual/360             1               48                               68
  113   Cornerstone Market(7)                           Actual/360             5               29              87
  114   Illinois Tool Works                             Actual/360             1               26              90
  115   Whiteland Point Office Building                 Actual/360             5               29              87
  116   5385 Hollister Avenue                           Actual/360             8               35              19
  117   Kenilworth Bldg                                 Actual/360             5               29              87
  118   Meacham & Apel Building                           30/360               6               60                               56
  119   Unitron, Incorporated                           Actual/360             7               31              25
  120   Montanero Street                                Actual/360             6               35              82
  121   Norwegian Woods Apartments                      Actual/360             6               30              86
  122   Gresham Park Apartments                         Actual/360            10               35              79
  123   Concord Hall Manor Apartments (7)               Actual/360             7               48              68
  124   Staples Office Superstore                       Actual/360             8               35              79
  125   Ticketmaster Call Center                        Actual/360             8               35              79
  126   350 Second Street                               Actual/360             8               35                      82
  127   Vintage Office                                  Actual/360            11               35                      79
  128   Orange Tree Gardens Apartments                    30/360               8               34                     140
  129   Woodward Business Park                          Actual/360             4               59             178
  130   Captain's at Holt & Mountain Self Storage       Actual/360             8               35                      82
  131   A-American Self-Storage                         Actual/360            11               35                      79
  132   Otay Professional Building                      Actual/360             8               35              82
  133   Eckerd Drug Store                               Actual/360             1               26              90

        TOTALS/WEIGHTED AVERAGES:                                              6



---------------------------------------------------------------------------------------------------------------

 LOAN                                                                        YM            ADMINISTRATIVE
  NO.       5%         4%         3%         2%         1%       OPEN    FORMULA(14)    COST RATE (BPS)(15)
---------------------------------------------------------------------------------------------------------------
   1                                                              4           I                11.34
   2                                                              4           I                11.34
   3                                                              4           I                11.34
   4                                                              4           I                11.34
   5                                                              4           I                11.34
   6                                                              4           C                 4.34
   7                                                              4           C                 4.34
   8                                                              4           C                 4.34
   9                                                              4           C                 4.34
  10                                                              7           I                11.34
  11                                                              7           I                11.34
  12                                                              7           I                11.34
  13                                                              4          NAP                4.34
  14                                                              7           I                11.34
  15                                                              4           J                11.34
  16                                                              4           L                11.34
  17                                                              3          NAP                5.34
  18                                                              3          NAP                5.34
  19                                                              3          NAP                5.34
  20                                                              6           G                 5.34
  21                                                              4           I                11.34
  22                                                              4           I                11.34
  23                                                              4           E                 5.34
  24                                                              4          NAP                4.34
  25                                                              4          NAP                4.34
  26                                                              4           I                11.34
  27                                                              4          NAP                4.34
  28                                                              4          NAP                4.34
  29                                                              4          NAP                4.34
  30                                                              1           B                 3.34
  31                                                              4          NAP                4.34
  32                                                              6          NAP                5.34
  33                                                              4           I                11.34
  34                                                              4          NAP                3.34
  35                                                              4           A                11.34
  36                                                              4          NAP                4.34
  37                                                              4          NAP                4.34
  38                                                              4          NAP                4.34
  39                                                              6          NAP                5.34
  40                                                              4          NAP                4.34
  41                                                              4          NAP                4.34
  42                                                              4          NAP                4.34
  43                                                              6           F                 5.34
  44                                                              4          NAP                4.34
  45                                                              4          NAP                4.34
  46                                                              4          NAP                4.34
  47                                                              4           K                11.34
  48                                                              4          NAP                4.34
  49                                                              4           I                11.34
  50                                                              4          NAP                4.34
  51                                                              4          NAP                4.34
  52                                                              6          NAP                5.34
  53                                                              4          NAP                4.34
  54                                                              4          NAP                4.34
  55                                                              4          NAP                4.34
  56                                                              4          NAP                4.34
  57                                                              4          NAP                4.34
  58                                                              4          NAP                4.34
  59                                                              4          NAP                4.34
  60                                                              6           G                 5.34
  61                                                              3          NAP                5.34
  62                                                              4           H                 4.34
  63                                                              4          NAP                4.34
  64                                                              4          NAP                4.34
  65                                                              4          NAP                3.34
  66                                                              4          NAP                4.34
  67                                                              4           I                11.34
  68                                                              3          NAP                5.34
  69                                                              4          NAP                4.34
  70                                                              4          NAP                4.34
  71                                                              4           I                11.34
  72                                                              4          NAP                4.34
  73                                                              7          NAP                4.34
  74                                                              4          NAP                4.34
  75                                                              4          NAP                4.34
  76                                                              3           D                 4.34
  77                                                              6          NAP                5.34
  78                                                              4          NAP                4.34
  79                                                              4          NAP                4.34
  80                                                              6          NAP                5.34
  81                                                              4          NAP                3.34
  82                                                              3          NAP                5.34
  83                                                              5           I                11.34
  84                                                              4          NAP                4.34
  85                                                              4          NAP                3.34
  86                                                              4          NAP                4.34
  87                                                              3          NAP                5.34
  88                                                              6          NAP                5.34
  89                                                              4          NAP                4.34
  90                                                              4          NAP                4.34
  91                                                              4          NAP                4.34
  92                                                              4          NAP                4.34
  93                                                              4          NAP                3.34
  94                                                              4          NAP                4.34
  95                                                              4          NAP                4.34
  96                                                              4          NAP                4.34
  97                                                              4           I                11.34
  98                                                              4          NAP               11.34
  99                                                              3          NAP                5.34
  100                                                             4          NAP                4.34
  101                                                             4          NAP                4.34
  102                                                             4          NAP                4.34
  103                                                             4          NAP                4.34
  104                                                             4          NAP                3.34
  105                                                             4          NAP                3.34
  106                                                             6          NAP                5.34
  107                                                             3          NAP                5.34
  108                                                             3          NAP                5.34
  109                                                             4          NAP                4.34
  110                                                             4          NAP                3.34
  111                                                             3          NAP                5.34
  112                                                             4           D                 4.34
  113                                                             4          NAP                4.34
  114                                                             4          NAP                4.34
  115                                                             4          NAP                4.34
  116                                                             6          NAP                5.34
  117                                                             4          NAP                4.34
  118                                                             4           I                11.34
  119                                                             4          NAP                4.34
  120                                                             3          NAP                5.34
  121                                                             4          NAP                3.34
  122                                                             6          NAP                5.34
  123                                                             4          NAP                4.34
  124                                                             6          NAP                5.34
  125                                                             6          NAP                5.34
  126                                                             3           G                 5.34
  127                                                             6           G                 5.34
  128                                                             6           G                 5.34
  129                                                             3          NAP                5.34
  130                                                             3           G                 5.34
  131                                                             6           G                 5.34
  132                                                             3          NAP                5.34
  133                                                             4          NAP                4.34

                                                                                                6.22


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
  LOAN                                             INSURANCE ESCROW       TAX ESCROW      CAPITAL EXPENDITURE        TI/LC
   NO.   PROPERTY NAME(2)                              REQUIRED            REQUIRED       ESCROW REQUIRED(16) ESCROW REQUIRED(17)
------------------------------------------------------------------------------------------------------------------------------------
   1     325 West Huron Street (A)                        Yes                 Yes                 Yes                 Yes
   2     322 South Green Street (A)                       Yes                 Yes                 Yes                 Yes
   3     222 W. Hubbard (A)                               Yes                 Yes                 Yes                 Yes
   4     212  W. Superior (A)                             Yes                 Yes                 Yes                 Yes
   5     215 W. Superior (A)                              Yes                 Yes                 Yes                 Yes
   6     One Commerce Center (B)                          Yes                 Yes                 Yes                  No
   7     Centennial Center (B)                            Yes                 Yes                 Yes                  No
   8     Columbine Place (B)                              Yes                 Yes                 Yes                  No
   9     Erindale Square Retail Center (B)                Yes                 Yes                 Yes                  No
   10    Fontana Plaza (C) (I)                            No                  Yes                 Yes                 Yes
   11    Plaza East (C) (I)                               No                  Yes                 Yes                 Yes
   12    Foothill Plaza (C) (I)                           No                  Yes                 Yes                 Yes
   13    Jabil Circuit Building                           Yes                 Yes                 No                  Yes
   14    Lincoln North                                    No                  Yes                 Yes                 Yes
   15    120 East 23rd Street                             No                  Yes                 No                  Yes
   16    133 East 58th Street                             No                  No                  No                   No
   17    Norwalk Distribution Center (7)                  Yes                 Yes                 No                   No
   18    International Airport Center - LAX               Yes                 Yes                 Yes                 Yes
   19    Manhattan Gateway                                Yes                 Yes                 Yes                 Yes
   20    11428 Sherman Way                                No                  No                  No                   No
   21    Riverside Market                                 No                  Yes                 Yes                 Yes
   22    The Village at Hillsgrove                        No                  Yes                 Yes                  No
   23    Middlebrook Center                               No                  Yes                 Yes                  No
   24    United Health Care Building                      No                  Yes                 No                  Yes
   25    Thousand Oaks Medical Office                     Yes                 Yes                 No                   No
   26    The Robb & Stucky Retail Store                   No                  Yes                 No                   No
   27    SAFECO Insurance Building (7)                    No                  Yes                 No                   No
   28    Lincoln Square (7)                               Yes                 Yes                 No                  Yes
   29    Highland Chase Apartments                        Yes                 Yes                 Yes                  No
   30    Shamrock Center                                  No                  No                  No                   No
   31    ZBR Publications (7)                             Yes                 Yes                 Yes                 Yes
   32    Bay Area Bank Building                           Yes                 Yes                 Yes                 Yes
   33    Laurel Springs                                   No                  Yes                 Yes                  No
   34    The Center Martinez                              Yes                 Yes                 Yes                  No
   35    Latham Hotel                                     No                  Yes                 Yes                  No
   36    Sarasota Towne Center                            Yes                 Yes                 Yes                  No
   37    Rivers Center (7)                                No                  Yes                 Yes                  No
   38    Corporate Woods Office Park                      Yes                 Yes                 No                   No
   39    Watsonville Square Shopping Center               No                  Yes                 Yes                  No
   40    Highland Grove Apartments                        Yes                 Yes                 Yes                  No
   41    Twin Cities Shopping Center                      Yes                 Yes                 No                   No
   42    Oak Hollow Square Shopping Center (7)            No                  No                  No                   No
   43    Floral Trade Center                              No                  Yes                 No                   No
   44    Cuyahoga Falls Retail                            No                  Yes                 No                  Yes
   45    Highland Glen Apartments                         Yes                 Yes                 Yes                  No
   46    Park Promenade Shopping Center(7)                Yes                 Yes                 No                  Yes
   47    San Jose Office Plaza-Airport IV                 No                  Yes                 Yes                  No
   48    QuadraMed Building (7)                           Yes                 Yes                 Yes                 Yes
   49    Department of Agriculture Building               Yes                 Yes                 Yes                 Yes
   50    Abington Shopping Center(7)                      Yes                 Yes                 Yes                 Yes
   51    Burnsville Plus Property (7)                     No                  Yes                 Yes                  No
   52    Broadway Village Apartments                      No                  Yes                 No                   No
   53    Whitnall Square                                  No                  Yes                 Yes                  No
   54    Airport Plaza                                    No                  No                  No                   No
   55    Highland Court Apartments                        Yes                 Yes                 Yes                  No
   56    College Village Shopping Center(7)               Yes                 Yes                 Yes                 Yes
   57    Baycenter Commerce (7)                           Yes                 Yes                 Yes                 Yes
   58    JC Penney Credit Processing Ctr                  No                  No                  No                  Yes
   59    Sprint Office Building                           No                  No                  No                   No
   60    Holiday Inn El Paso                              No                  Yes                 No                   No
   61    Torrey Pines Village Apartments                  Yes                 Yes                 No                   No
   62    Lake City Commons Shopping Center                No                  Yes                 No                   No
   63    Waterfall Villiage Apartments                    No                  No                  No                   No
   64    Racine Centre                                    No                  Yes                 No                   No
   65    Creekside Senior Apartments                      Yes                 Yes                 Yes                  No
   66    Rosauers Plaza                                   No                  Yes                 No                   No
   67    MidCity Business Park                            No                  Yes                 Yes                 Yes
   68    Metro Self-Storage                               Yes                 Yes                 No                   No
   69    Trak Auto Warehouse (7)                          No                  Yes                 Yes                  No
   70    Pecan Grove Festival Center (7)                  No                  No                  No                  Yes
   71    The Woodlands Apartments I & II                  Yes                 Yes                 Yes                  No
   72    Randolph Industrial                              Yes                 Yes                 Yes                 Yes
   73    Pearland Centennial Shopping Center (7)          Yes                 Yes                 No                  Yes
   74    Phillips Plywood                                 Yes                 Yes                 Yes                  No
   75    Hillside Plaza (7)                               Yes                 Yes                 Yes                 Yes
   76    Kmart Plaza Shopping Center                      Yes                 Yes                 Yes                  No
   77    America's Funding Source                         Yes                 Yes                 No                  Yes
   78    Poplar Springs Shopping Center                   Yes                 Yes                 No                   No
   79    Sports Authority (7)                             No                  Yes                 Yes                  No
   80    14714 Carmenita Road                             No                  No                  No                   No
   81    Nob Hill Shopping Center                         Yes                 Yes                 Yes                 Yes
   82    Village North                                    No                  Yes                 Yes                  No
   83    2473-2475 Broadway                               No                  Yes                 Yes                 Yes
   84    Fairfield Industrial                             No                  No                  No                   No
   85    4100 Broadway Center                             Yes                 Yes                 Yes                 Yes
   86    Colorado MEDtech Building (7)                    Yes                 Yes                 Yes                 Yes
   87    Five Star Suites                                 Yes                 Yes                 Yes                  No
   88    Cypress Hills Mobile Home Park                   No                  Yes                 Yes                  No
   89    Rose Garden Apartments (7)                       Yes                 Yes                 Yes                  No
   90    Jennings Business Center                         Yes                 Yes                 No                  Yes
   91    One Crosspointe Plaza (7)                        Yes                 Yes                 Yes                  No
   92    Marketplace Square (7)                           Yes                 Yes                 No                  Yes
   93    Westnedge Corners                                No                  Yes                 Yes                 Yes
   94    Golden Bear Center (7)                           Yes                 Yes                 Yes                 Yes
   95    Flatiron (7)                                     Yes                 Yes                 No                   No
   96    Cherry Acres (7)                                 No                  Yes                 Yes                  No
   97    Jefferson Park of Hudson (7)                     No                  Yes                 No                  Yes
   98    Westheimer-Fountainview Shopping Center          Yes                 Yes                 Yes                 Yes
   99    Medford Mobile Estates                           No                  Yes                 No                   No
  100    Big Bear Grocery Store (7)                       No                  No                  Yes                 Yes
  101    8 Corporate Drive                                Yes                 Yes                 No                  Yes
  102    Rite Aid Pharmacy                                No                  No                  No                   No
  103    41 Corporate Park (7)                            Yes                 Yes                 Yes                  No
  104    Trolley Barn Apartments                          Yes                 Yes                 Yes                 Yes
  105    Martinez Retail Center                           No                  Yes                 Yes                  No
  106    California Federal Bank Building                 Yes                 Yes                 Yes                 Yes
  107    Stormaster                                       Yes                 Yes                 No                   No
  108    Staples Office Superstore                        No                  No                  Yes                  No
  109    Cudahy Center (7)                                No                  Yes                 Yes                  No
  110    Howe Place Apartments                            Yes                 Yes                 Yes                  No
  111    750 Bush Parking Garage                          Yes                 Yes                 Yes                  No
  112    Scranton Industrial Warehouse (7)                Yes                 Yes                 Yes                  No
  113    Cornerstone Market(7)                            Yes                 Yes                 Yes                 Yes
  114    Illinois Tool Works                              No                  No                  No                  Yes
  115    Whiteland Point Office Building                  Yes                 Yes                 Yes                 Yes
  116    5385 Hollister Avenue                            No                  Yes                 No                   No
  117    Kenilworth Bldg                                  Yes                 Yes                 Yes                 Yes
  118    Meacham & Apel Building                          No                  Yes                 No                  Yes
  119    Unitron, Incorporated                            Yes                 Yes                 No                   No
  120    Montanero Street                                 No                  Yes                 No                   No
  121    Norwegian Woods Apartments                       Yes                 Yes                 Yes                  No
  122    Gresham Park Apartments                          Yes                 Yes                 No                   No
  123    Concord Hall Manor Apartments (7)                Yes                 Yes                 Yes                  No
  124    Staples Office Superstore                        No                  No                  No                   No
  125    Ticketmaster Call Center                         No                  Yes                 No                   No
  126    350 Second Street                                Yes                 Yes                 No                   No
  127    Vintage Office                                   No                  Yes                 No                   No
  128    Orange Tree Gardens Apartments                   Yes                 Yes                 No                   No
  129    Woodward Business Park                           No                  Yes                 No                   No
  130    Captain's at Holt & Mountain Self Storage        Yes                 Yes                 No                   No
  131    A-American Self-Storage                          Yes                 Yes                 No                   No
  132    Otay Professional Building                       Yes                 Yes                 No                   No
  133    Eckerd Drug Store                                No                  No                  No                   No

         TOTALS/PERCENT OF CUT-OFF DATE BALANCE:         50.8%               87.6%               56.7%               50.2%



--------------------------------------------------------------------------------------------------------------------------------
           INITIAL CAPITAL      CURRENT CAPITAL              MONTHLY CAPITAL              INITIAL TI/LC
  LOAN    EXPENDITURE ESCROW   EXPENDITURE ESCROW          EXPENDITURE ESCROW                ESCROW           CURRENT TI/LC
   NO.     REQUIREMENT(18)        BALANCE(19)                REQUIREMENT(20)             REQUIREMENT(21)    ESCROW BALANCE(22)
--------------------------------------------------------------------------------------------------------------------------------
   1           $11,000              $81,127                      $4,000                        $0                $92,701
   2            $5,500              $35,602                      $1,900                        $0                $16,232
   3           $95,575              $46,768                      $2,820                        $0                $66,586
   4           $125,750              $8,209                      $4,200                        $0                $64,887
   5           $62,300              $31,719                      $1,870                        $0                $44,009
   6              $0                 $6,838                      $1,366                        $0                   $0
   7              $0                 $7,043                      $1,407                        $0                   $0
   8              $0                $12,118                      $2,421                        $0                   $0
   9              $0                 $8,595                      $1,717                        $0                   $0
   10           $6,760               $6,760                      $2,755                      $15,925             $25,665
   11           $9,277               $9,277                      $1,826                      $10,554             $17,008
   12           $9,752               $9,752                      $1,751                      $10,120             $16,310
   13             $0                   $0                          $0                          $0                   $0
   14          $26,250              $24,759                      $2,050                    $1,304,465            $658,667
   15             $0                   $0                          $0                      $1,000,000           $1,000,000
   16             $0                   $0                          $0                          $0                   $0
   17             $0                   $0                          $0                          $0                   $0
   18             $0                $12,387                      $4,129                        $0                $17,343
   19             $0                   $0                        $1,025                        $0                   $0
   20             $0                   $0                          $0                          $0                   $0
   21          $50,000              $50,000                        $0                          $0                   $0
   22          $42,000              $42,145                        $0                          $0                   $0
   23             $0                $11,816                      $1,306                        $0                   $0
   24             $0                   $0                          $0                       $700,000                $0
   25             $0                   $0                          $0                          $0                   $0
   26             $0                   $0                          $0                          $0                   $0
   27             $0                   $0                          $0                      $3,900,026           $3,900,026
   28             $0                   $0                          $0                      $1,000,000               $0
   29          $44,520              $62,188                      $4,417                        $0                   $0
   30             $0                   $0                          $0                          $0                   $0
   31             $0                 $9,923                      $3,308                        $0                $12,501
   32             $0                 $4,513                      $1,147                        $0                $18,745
   33            $520                $1,560                       $520                         $0                   $0
   34             $0                 $4,285                      $1,428                        $0                   $0
   35             $0                   $0          4% of Gross Income, capped at $25K/mo.      $0                   $0
   36          $14,000               $8,381                      $1,197                        $0                   $0
   37          $104,038             $104,038                       $0                          $0                   $0
   38             $0                   $0                          $0                          $0                   $0
   39             $0                 $7,908                      $1,977                        $0                   $0
   40          $126,768             $139,767                     $4,333                        $0                   $0
   41             $0                   $0                          $0                          $0                   $0
   42             $0                   $0                          $0                          $0                   $0
   43             $0                   $0                          $0                          $0                   $0
   44             $0                   $0                          $0                          $0                 $4,966
   45             $0                $21,750                      $3,625                        $0                   $0
   46             $0                   $0                          $0                       $100,000                $0
   47          $50,000              $51,938                        $0                          $0                   $0
   48          $72,500              $73,625                       $563                         $0                 $3,300
   49          $356,300             $178,598                       $0                       $500,000             $510,151
   50             $0                 $8,519                      $1,217                        $0                $14,000
   51          $14,625              $28,619                      $1,717                        $0                   $0
   52             $0                   $0                          $0                          $0                   $0
   53             $0                 $1,777                       $889                         $0                   $0
   54             $0                   $0                          $0                          $0                   $0
   55             $0                $20,937                      $3,420                        $0                   $0
   56          $102,500             $102,500                      $765                         $0                   $0
   57          $750,000             $751,260                       $0                          $0                 $5,000
   58             $0                   $0                          $0                          $0                 $3,000
   59             $0                   $0                          $0                          $0                   $0
   60         $1,000,000               $0                          $0                          $0                   $0
   61             $0                   $0                          $0                          $0                   $0
   62             $0                   $0                          $0                          $0                   $0
   63             $0                   $0                          $0                          $0                   $0
   64             $0                   $0                          $0                          $0                   $0
   65          $20,875              $49,375                      $3,167                        $0                   $0
   66             $0                   $0                          $0                          $0                   $0
   67          $30,000              $30,000                        $0                       $155,000             $155,000
   68             $0                   $0                          $0                          $0                   $0
   69          $220,000                $0                          $0                          $0                   $0
   70             $0                   $0                          $0                       $100,000             $100,264
   71          $19,500               $9,720                      $4,860                        $0                   $0
   72             $0                 $2,659                       $665                         $0                 $6,668
   73             $0                   $0                          $0                        $65,000             $66,000
   74             $0                 $5,576                      $1,115                        $0                   $0
   75             $0                 $5,186                       $739                      $302,373             $335,721
   76             $0                 $9,600                      $1,600                        $0                   $0
   77             $0                   $0                          $0                        $50,000             $62,812
   78             $0                   $0                          $0                          $0                   $0
   79             $0                 $2,037                       $509                         $0                   $0
   80             $0                   $0                          $0                          $0                   $0
   81             $0                 $3,812                       $953                         $0                 $7,944
   82             $0                 $8,850                      $2,950                        $0                   $0
   83           $2,500               $2,500                       $188                      $160,000             $160,000
   84             $0                   $0                          $0                          $0                   $0
   85             $0                 $3,776                       $941                       $32,000             $32,201
   86          $13,375              $15,973                       $866                      $225,000                $0
   87             $0                 $3,384                      $1,128                        $0                   $0
   88          $26,040               $6,262                       $435                         $0                   $0
   89          $23,702              $29,702                      $1,500                        $0                   $0
   90             $0                   $0                          $0                          $0                $14,700
   91          $30,000                 $0                          $0                          $0                   $0
   92             $0                   $0                          $0                        $20,000             $21,430
   93          $22,875                 $0                         $965                         $0                   $0
   94          $42,625              $43,561                       $312                         $0                 $3,657
   95             $0                   $0                          $0                          $0                   $0
   96          $149,625             $149,625                       $0                          $0                   $0
   97             $0                   $0                          $0                       $323,716             $323,716
   98             $0                 $1,265                       $253                       $60,000             $60,000
   99             $0                   $0                          $0                          $0                   $0
  100          $875,000             $880,176                      $430                         $0                 $1,944
  101             $0                   $0                          $0                          $0                 $2,500
  102             $0                   $0                          $0                          $0                   $0
  103          $50,000              $52,807                       $468                      $100,000                $0
  104             $0                 $4,619                       $770                       $25,000             $28,631
  105             $0                 $2,400                       $150                         $0                   $0
  106             $0                 $7,650                       $765                         $0                $50,474
  107             $0                   $0                          $0                          $0                   $0
  108             $0                 $1,788                       $298                         $0                   $0
  109          $431,000             $431,000                       $0                          $0                   $0
  110            $750                $8,583                      $1,300                        $0                   $0
  111             $0                 $1,500                       $500                         $0                   $0
  112          $31,875              $33,314                      $1,439                        $0                   $0
  113             $0                 $1,461                       $292                       $30,000             $42,762
  114             $0                   $0                          $0                          $0                   $0
  115             $0                 $1,553                       $311                         $0                $10,000
  116             $0                   $0                          $0                          $0                   $0
  117             $0                 $4,629                       $926                         $0                   $0
  118             $0                   $0                          $0                       $180,000             $107,388
  119             $0                   $0                          $0                          $0                   $0
  120             $0                   $0                          $0                          $0                   $0
  121          $33,700              $38,408                      $2,354                        $0                   $0
  122             $0                   $0                          $0                          $0                   $0
  123          $23,719              $13,686                      $1,167                        $0                   $0
  124             $0                   $0                          $0                          $0                   $0
  125             $0                   $0                          $0                          $0                   $0
  126             $0                   $0                          $0                          $0                   $0
  127             $0                   $0                          $0                          $0                   $0
  128          $44,068                 $0                          $0                          $0                   $0
  129             $0                   $0                          $0                          $0                   $0
  130             $0                   $0                          $0                          $0                   $0
  131             $0                   $0                          $0                          $0                   $0
  132             $0                   $0                          $0                          $0                   $0
  133             $0                   $0                          $0                          $0                   $0

              $5,171,164           $3,853,438                   $101,378                   $10,369,179          $8,084,911


     FOOTNOTES TO APPENDIX II

1 "PCF", "JHREF", "WF" and "MSMC" denote Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc., Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

2 Mortgage Loan Nos. 10-12, the Fontana portfolio, represent multiple properties secured under a single note, and are designated by identical Roman Numeral coding. For the purpose of the statistical information set forth in this Prospectus Supplement, a portion of the aggregate Cut-off Date Balance has been allocated to each property, based on respective appraised values or Underwritable Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties and are designated by identical alphabetical coding: Mortgage Loan Nos. 1-5, 6-9 and 10-12.

3 With respect to Mortgage Loan Nos. 1-5, the Chicago portfolio, the mortgage permits the partial release of one or more of the mortgage loans and properties of these cross collateralized and cross defaulted loans (either by way of repayment of the mortgage loan or upon transfer of the property and assumption of the loan by another borrower, in each case in accordance with the terms of the loan documents) upon satisfaction of specified conditions, which include without limitation that the remaining security after the release must have a combined Debt Service Coverage Ratio (DSCR) of not less than 1.35x, the remaining security after the release must have a Loan to Value (LTV) of no greater than 75%, and in no event may more than three of the properties constituting the security be released.

     With respect to Mortgage Loan Nos. 6-9, the Columbine portfolio (One Commerce Center, Centennial Center, Columbine Place and Erindale Square Retail Center), one or more of the Mortgage Loans may be released provided annual net operating income from leases (having at least 3 years remaining) for the remaining crossed loans equals or exceeds 1.60x the annual debt service coverage on the remaining crossed loans. Any such release must be accompanied by a yield maintenance premium.

     With respect to Mortgage Loan No. 83, 2473-2475 Broadway, the borrower under certain circumstances may release the air and development rights above the building on the security, for no additional consideration, upon the satisfaction of several conditions contained in the mortgage (section
     72), including without limitation that the rights may not be used above or to further develop the existing building, the LTV after the release may not be greater than 75% and the DSCR must be at least 1.25x.

     The Mortgage Pool contains additional Mortgage Loans that provide for a partial release of collateral. In general, such collateral does not contribute to the Underwritable Cash Flow of the property, nor to the Appraised Value. In addition, such Mortgage Loans do not require partial prepayment as a condition of the release.

     With respect to Mortgage Loan No. 15, 120 East 23rd Street, the Borrower has the right to obtain secondary financing, secured by the property, upon the satisfaction of certain conditions, which include without limitation that upon the placement of the secondary financing the property will have a combined maximum LTV of 60% and a combined minimum DSCR of 1.60x.

     With respect to Mortgage Loan No. 16, 133 East 58th Street, the Borrower has the right to obtain secondary financing in the form of a junior lien, upon the satisfaction of certain conditions, which include without limitation that upon the placement of the secondary financing the property will have a combined maximum LTV of 60% and a combined minimum DSCR of 1.60x.

     With respect to Mortgage Loan No. 20, 11428 Sherman Way, the Borrower has the right to obtain secondary financing, secured by the property, upon the satisfaction of certain conditions, which include without limitation that upon the placement of the secondary financing the property will have a combined maximum LTV of 70% and a combined minimum DSCR of 1.30x.

     With respect to Mortgage Loan Nos. 18, International Airport Center - LAX, 24, United Health Care Building, 50, Abington Shopping Center, 56, College Village Shopping Center, and 58, JC Penney Credit Processing Ctr, additional financing is permitted in the future, not to be secured by the property. However, in certain cases, maximum LTVs, minimum DSCRs, or capped financing are required.

     FOOTNOTES TO APPENDIX II

4 Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are single-note, multiple-property or cross-collateralized and cross-defaulted.

5 The "Original Amortization Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance for such loans will be longer.

6 Mortgage Loan Nos. 30, Shamrock Center, 60, Holiday Inn El Paso, and 97, Jefferson Park of Hudson, are subject to a ground lease on a portion of the subject properties. However, in each case, as the related fee-owner is a party to the mortgage and has subordinated its interest, the loans are disclosed as fee loans.

7 Each of the following Mortgage Loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The amount of the holdback was escrowed, or the letter of credit was established, for each Mortgage Loan at closing. Although Mortgage Loan Nos. 14, Lincoln North, 28, Lincoln Square, 37, Rivers Center, 42, Oak Hollow Square Shopping Center, 46, Park Promenade Shopping Center, 50, Abington Shopping Center, 56, College View Shopping Center, 69, Trak Auto Warehouse, 70, Pecan Grove Festival Center, 86, Colorado MEDtech Building, 92, Marketplace Square, 95, Flatiron, 103, 41 Corporate Park, 112, Scranton Warehouse, and 113, Cornerstone Market, do not have defined Outside Dates for Release, their loan balances may be prepaid if the associated LOCs are not replaced per LOC Agreement terms, or upon an event of default. Although generally the Mortgage Loans prohibit voluntary partial prepayment, the following Mortgage Loans may require partial prepayments as described.

                                                                              Escrowed Holdback or
Mortgage                                                                        Letter of Credit   Outside Date     Prepayment
Loan No. Property Name                       Release Conditions                  Initial Amount    for Release   Premium Provisions
-------- -------------                       ------------------                  --------------    -----------  ------------------

 17       Norwalk Distribution Center        1) Tenant, Performance Team           $1,750,000       06/30/2004   Yield Maintenance
                                             Freight Systems, does not
                                             default.

 27       SAFECO Building                    1) Lender receives a lessee's         $3,900,026       06/01/2000   Yield Maintenance
                                             estoppel for SAFECO Insurance
                                             Company and evidence that
                                             tenant improvements have been
                                             completed.

 28       Lincoln Square                     1a) IBM extends its lease for         $1,000,000          NAP       Yield Maintenance
                                             at least two years following
                                             9/30/2004 expiration for at
                                             least $10 psf on a net basis;
                                             or 1b) (i) The property is 95%
                                             leased to tenants acceptable
                                             to lender and rent has
                                             commenced; (ii) lender
                                             receives evidence that all
                                             tenant improvements have been
                                             completed; and (iii) net
                                             operating income from leases
                                             with at least 12 months
                                             remaining equals or exceeds
                                             annual debt service by 1.50
                                             times.


     FOOTNOTES TO APPENDIX II

                                                                              Escrowed Holdback or
Mortgage                                                                        Letter of Credit   Outside Date     Prepayment
Loan No. Property Name                       Release Conditions                  Initial Amount    for Release   Premium Provisions
-------- -------------                       ------------------                  --------------    -----------  ------------------
   31    ZBR Publications                    1a) Lender receives evidence the      $2,900,000       08/01/2000   Yield Maintenance
                                             expansion of the building has been
                                             completed in accordance with plans
                                             and specifications, including
                                             receipt of all lien waivers, title
                                             endorsement, survey, certificate of
                                             occupancy, lessee's estoppel,
                                             updated appraisal and property
                                             condition assessment; and

                                             1b) No material adverse change has
                                             occurred with respect to the
                                             security or the financial condition
                                             of the borrower or guarantor.

   37    Rivers Center                       1) Immediate repairs are                $104,038          NAP       Yield Maintenance
                                             performed per agreement.

   42    Oak Hollow Square Shopping Center   1) Lender receives lessee's              $21,500          NAP       Yield Maintenance
                                             certificates from tenants Papa
                                             John's and Body Works by
                                             Olivia.

   46    Park Promenade Shopping Center      1a) Lender receives                    $100,000           NAP       Yield Maintenance
                                             unconditional lien waivers,
                                             lessee's estoppel certificates
                                             from Orange County Library
                                             System and certificate of
                                             occupancy; and
                                             1b) Lender receives
                                             unconditional lien wavers,
                                             lessee's estoppel certificates
                                             from Publix, and evidence that
                                             tenant improvements have been
                                             performed, an architect's
                                             certificate, and certificate
                                             of occupancy.

   48    QuadraMed Building                  1) Escrow will be released              $300,000       02/01/2003   Yield Maintenance
                                             2/1/2003 provided the lease with
                                             QuadraMed Corporation remains in
                                             full force and effect and the
                                             tenant has not filed bankruptcy.
                                             2) Immediate repairs are                 $72,500       04/15/2000   Yield Maintenance
                                             performed per agreement.


   50    Abington Shopping Center            1) Lender receives remedial             $750,000          NAP       Yield Maintenance
                                             action plan, lien waivers,
                                             title endorcements, copies of
                                             invoices, inspection, and a
                                             'no further action' letter.

   51    Burnsville Plus Property            1) Immediate repairs are                 $14,625       08/01/2000   Yield Maintenance
                                             performed per agreement.

   56    College Village Shopping Center     1) Immediate repairs are                 $42,500       02/01/2001   Yield Maintenance
                                             performed per agreement.
                                             2) Lender receives                       $60,000          NAP       Yield Maintenance
                                             unconditional lien wavers,
                                             title endorsements,
                                             evidence that capital
                                             improvements have been
                                             completed, and architect's
                                             certificate.


     FOOTNOTES TO APPENDIX II

                                                                              Escrowed Holdback or
Mortgage                                                                        Letter of Credit   Outside Date     Prepayment
Loan No. Property Name                       Release Conditions                  Initial Amount    for Release   Premium Provisions
-------- -------------                       ------------------                  --------------    -----------  ------------------

   57    Baycenter Commerce                  1) Lender receives evidence             $750,000       12/01/2000   Yield Maintenance
                                             certain capital improvements
                                             have been completed.

   69    Trak Auto Warehouse                 1) Lender receives evidence             $220,000          NAP       Yield Maintenance
                                             that roof repairs and certain
                                             capital expenditures have been
                                             completed.
                                             2) Lender receives evidence              $15,000       09/15/2000   Yield Maintenance
                                             that borrower has completed
                                             environmental remediation that
                                             meets the appropriate state
                                             authorities' requirements.

   70    Pecan Grove Festival Center         1) Lender receives evidence of          $100,000          NAP       Yield Maintenance
                                             lien waiver,title endorcement,
                                             architect's certificate, fully
                                             executed leases and estoppel
                                             certificates for improved
                                             space currently occupied by
                                             Cornerstone General Hardware,
                                             Ltd.

   73    Pearland Centennial                 1a) Lender receives evidence             $65,000       07/01/2000   Yield Maintenance
                                             of completion of tenant
                                             improvements and payment of
                                             leasing commissions for Marble
                                             Slab, Mailboxes, Etc. and GTE;
                                             and
                                             1b) Lender receives estoppels
                                             from each tenant confirming
                                             rent has commenced.

   75    Hillside Plaza                      1) Occupancy of the property            $300,000       04/30/2000   Yield Maintenance
                                             equals or exceeds 94% and net
                                             operating income from leases
                                             approved by lender equals or
                                             exceeds annual debt service by
                                             1.30 times.
                                             2) Lender receives lessee's               $2,373       04/30/2000   Yield Maintenance
                                             estoppels evidencing rent has
                                             commenced for certain spaces
                                             unoccupied at closing.

   79    Sports Authority                    1) Provided no event of                 $145,500       11/01/2002   Yield Maintenance
                                             default on the mortgage loan
                                             or Sports Authority lease has
                                             occurred, funds will be
                                             released on 11/1/2002 or such
                                             sooner time as (i) net income
                                             of Sports Authority equals or
                                             exceeds $40 million as
                                             determined by lender or (ii)
                                             commencement of rental
                                             payments by a replacement
                                             tenant acceptable to lender.


     FOOTNOTES TO APPENDIX II

                                                                              Escrowed Holdback or
Mortgage                                                                        Letter of Credit   Outside Date     Prepayment
Loan No. Property Name                       Release Conditions                  Initial Amount    for Release   Premium Provisions
-------- -------------                       ------------------                  --------------    -----------  ------------------

   86    Colorade MEDtech Building           1a) Lender receives an                  $225,000          NAP       Yield Maintenance
                                             extention of lease to Colorado
                                             MEDtech to at least 12/1/2014,
                                             providing net operating income
                                             equal to or exceeding annual debt
                                             service by at least 1.25 times; or
                                             1b) Lender receives (i) evidence of
                                             completion of tenant improvements
                                             and payment of leasing commissions
                                             and (ii) fully executed leases and
                                             estoppels from acceptable tenants
                                             confirming rent has commenced.
                                             2) Immediate repairs are                 $13,375       05/01/2000   Yield Maintenance
                                             performed per agreement.


   89    Rose Garden Apartments              1) Immediate repairs are                 $23,702       07/31/2000   Yield Maintenance
                                             performed per agreement.

   91    One Crosspointe Plaza               1) Immediate repairs are                 $30,000          NAP       Yield Maintenance
                                             performed per agreement

   92    Marketplace Square                  2a) Lender receives an                   $20,000       06/30/2000   Yield Maintenance
                                             executed lease and lessee's
                                             estoppel from Brent D. Pully,
                                             DMD; and
                                             2b) Lender receives evidence
                                             of completion of tenant
                                             improvements and payment of
                                             leasing commissions.

   94    Golden Bear Center                  1) Immediate repairs are                 $42,625       06/01/2000   Yield Maintenance
                                             performed per agreement.

   95    Flatiron                            1a) Net operating income from           $100,000          NAP       Yield Maintenance
                                             approved leases with terms
                                             expiring not earlier than
                                             11/1/2010 equals or exceeds
                                             annual debt service by 1.50
                                             times; or
                                             1b) Lender receives lessee's
                                             estoppels from such tenants.

   96    Cherry Acres                        1) Immediate Repairs are                $149,625       01/01/2001   Yield Maintenance
                                             performed per agreement.


   97    Jefferson Park of Hudson            1a) Tenant does not default; and        $195,000        3/31/2000   Yield Maintenance
                                             1b) Lender receives evidence
                                             of rent in place (e.g. copy of
                                             rent check).
                                             1c) Lender's fees & expenses
                                             are paid.

  100    Big Bear Grocery Store              1) Immediate repairs are performed      $875,000       10/01/2000   Yield Maintenance
                                             per agreement.


     FOOTNOTES TO APPENDIX II

                                                                              Escrowed Holdback or
Mortgage                                                                        Letter of Credit   Outside Date     Prepayment
Loan No. Property Name                       Release Conditions                  Initial Amount    for Release   Premium Provisions
-------- -------------                       ------------------                  --------------    -----------  ------------------

  103    41 Corporate Park                   1a) Lender receives evidence            $100,000          NAP       Yield Maintenance
                                             of completion of tenant
                                             improvements and payment of
                                             leasing commissions for the
                                             space currently leased by
                                             Pacific National Bank; and
                                             1b) Lender receives lessee's
                                             certificates for such space.
                                             2) Immediate repairs are                 $50,000       06/18/2000   Yield Maintenance
                                             performed per agreement.


  109    Cudahy Center                       1) Immediate repairs are                $431,000       01/01/2001   Yield Maintenance
                                             performed per agreement.

  112    Scranton Warehouse                  1) Immediate repairs are                 $31,875       01/10/2001   Yield Maintenance
                                             performed per agreement.
                                             2) Lender receives evidence of           $40,000          NAP       Yield Maintenance
                                             completion of tenant
                                             improvements and payment of
                                             leasing commissions.

  113    Cornerstone Market                  1) Lender receives evidence of           $30,000          NAP       Yield Maintenance
                                             lien waiver, title
                                             endorsement, architect's
                                             certificate, fully executed
                                             leases and estoppel
                                             certificates for improved
                                             space currently occupied by
                                             Ross Stores, Inc., or if Ross
                                             Stores renews their lease and
                                             DSCR is at least 1.40x and LTV
                                             is no greater than 60%.

  123    Concord Hall Manor Apartments       1) Immediate repairs are performed       $23,719       06/01/2000   Yield Maintenance
                                             per agreement.



     All yield maintenance premiums indicated above are to be paid by the Borrower.

     With respect to Mortgage Loan No. 13, Jabil Circuit Building, the Borrower must establish a Letter of Credit (LOC) on August 1, 2003 in the amount of $60,000. The Letter of Credit must be inreased by $60,000 annually until it totals $300,000. Beginning February 1, 2008 the borrower will escrow cash for the next six months beginning with $50,000 the first month and increasing $50,000 each month thereafter till they reach $300,000. The LOC and escrow may be released on the completion of certain tenant improvements and the payment of certain leasing commissions, and both may be used to pay down the principal balance with a yield maintenance premium.

     FOOTNOTES TO APPENDIX II

8 The following Mortgage Loans require monthly payments of interest-only (I/O) until they begin to amortize according to the below schedule; the indicated DSCR for such loans reflects current scheduled payments of interest-only:


     Mortgage                                                                     Amortization
     Loan No. Property Name                      Start Date of P&I  Debt Service    Term Basis   Other
     -------- -------------                      -----------------  ------------    ----------   -----
        24    United Health Care Building           03/01/2005        $79,566.84       360       Actual/360
                                                                                                 interest-accrual

        27    SAFECO Insurance Building             02/01/2005        $75,126.66       360       Mortgage Rate is 7.30% through I/O
                                                                                                 period, and 8.35% thereafter

        47    San Jose Office Plaza - Airport IV    01/01/2001        $41,552.83       360       NAP

        62    Lake City Commons Shopping Center     10/01/2004        $31,880.86       360       Interest Accrual Method is 30/360
                                                                                                 through I/O period, and Actual/360
                                                                                                 thereafter

        63    Waterfall Village Apartments          04/01/2002        $33,817.33       360       Actual/360 interest-accrual


     With respect to Mortgage Loan No. 59, Sprint Office Building, the first Monthly Payment is $40,218.54. Thereafter, the Monthly Payment is $40, 554.64, as shown.

     Mortgage Loan Nos. 24 and 63 are I/O based on an Interest Accrual Method of Actual/360. The Monthly Payment shown in Appendix II is a monthly average debt service payment for comparative purposes.

9 The "First PMT Date" represents the date of the first payment of principal and interest, except for Loan Nos. 24, United Health Care Building, 27, SAFECO Insurance Building, 47, San Jose Office Plaza Airport IV, 62, Lake City Commons Shopping Center, and 63, Waterfall Village Apartments, for which the identified dates represent the date of the first full payment of interest for each Mortgage Loan.

10 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. For certain single-tenant properties, "Percent Leased" was determined based on an executed lease. For certain hospitality properties, "Percent Leased" was determined based on certain other statement provided by the Borrower. "Percent Leased" as of Date indicates the date as of which "Percent Leased" was determined based on such information.

     Mortgage Loan No. 68, Metro Self Storage, contains 8% of office space that is leased under month-to-month leases and remains 97.2% occupied. As the predominant usage of the property is self-storage, it is disclosed as such.

11 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property.

12 "Seasoning" represents the number of months elapsed from the "First PMT Date" to the Cut-off Date.

13 The "Prepayment Code" includes the number of loan payments from the first Due Date (after the initial partial month interest only payment date, if any) to the stated maturity. "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1%. "YM1" represents the greater of yield maintenance and 1%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnote 7 for additional prepayment information.

     FOOTNOTES TO APPENDIX II

14 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 12 different Yield Maintenance formulas represented by the loans in the subject Mortgage Loan pool. The different formulas are reference by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K" and "L". Summaries for the twelve formulas are listed beginning on page II-24.

15 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest accrual method applicable to each Mortgage Loan. With respect to Mortgage Loan No. 62, Lake City Commons Shopping Center, the Interest Accrual Method is 30/360 through I/O period, and Actual/360 thereafter.

16 For "Capital Expenditure Escrow Required" identified as "Yes," collections may occur at one-time or be on-going. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such Mortgage Loan and/or may not be replenished after a release of funds.

17 For "TI/LC Escrow Required" identified as "Yes," collections may occur at one-time or be on-going. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such Mortgage Loan and/or may not be replenished after a release of funds. The weighted percentage of Mortgaged Loans disclosed as having TI/LC cash or letter of credit balances in place considers only Mortgage Loans on commercial-type properties, excluding multifamily, assisted living, mobile home park, hospitality and self storage Mortgage Loans.

18 "Initial Capital Expenditures Reserve Requirement" indicates the amount or, in certain cases, a letter of credit amount, deposited at loan closing. For certain single-note multi-property loans, such escrows may be allocated to each property based on the related allocated loan balance, square footage or number of units.

19 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of December 5, 1999 for JHREF Mortgage Loans, January 1, 2000 for WF Mortgage Loans, February 1, 2000 for MSMC Mortgage Loans, and March 5, 2000 for PCF Mortgage Loans. In certain cases, the balances include collections for deferred maintenance.

20 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such Mortgage Loan (see Footnote 16 above).

21 "Initial TI/LC Escrow Requirement" indicates the amount or, in certain cases, a letter of credit balance, deposited at loan closing. For certain single-note multiple-property loans, such escrows may be allocated to each property based on the related allocated loan balance, or by square footage or number of units relative to the loan pool. With respect to Mortgage Loan No. 14, the "Initial TI/LC Escrow Requirement" and "Current TI/LC Escrow Balance" reflect a $500,000 initial TI/LC escrow that has since been released upon the completion of certain conditions.

22 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of December 5, 1999 for JHREF Mortgage Loans, January 1, 2000 for WF Mortgage Loans, February 1, 2000 for MSMC Mortgage Loans, and March 5, 2000 for PCF Mortgage Loans. With respect to Mortgage Loan No. 114, Illinois Tool Works, TI/LC reserves are required only between 12/1/2008 and 1/1/2010.

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

     The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are 12 unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C", "D", "E", "F", "G", "H", "I", "J",
     "K" and "L". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".

A    "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this definitio Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15(519) Selected Interest Rates is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B At any time after the fifth anniversary of the date of this Note, and upon giving the holder of this Note thirty (30) days prior written notice, all or a portion of the principal amount of this Note may be prepaid in full by paying, in addition to such principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the greater of (A) the percentage of the outstanding principal balance being prepaid multiplied by an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of this Note as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest under this Note including any final installment of principal payable on the maturity date of this Note determined by discounting such payments at the U.S. Treasury Constant Maturities rate, as such rate is reported in the Federal Reserve Statistical Release H.15(519) Selected Interest Rates (or ending prior to the date of the relevant prepayment of the Note, with a maturity date most nearly approximating the maturity date of this Note when compounded on a monthly basis; or (B) 1% of the prepaid principal amount. Except as hereinbefore set forth, no full or partial prepayments of principal shall be allowed. In consideration of the prepayment privileges herein set forth, all parties liable hereunder agree that the terms and conditions applicable thereto, including the prepayment consideration, shall apply to all prepayments, including any made upon the acceleration of the due date of this Note because of any default thereunder, to the end that the payment of this Note prematurely shall include the appropriate prepayment consideration. Provided, however, the application of the proceeds of insurance or of a condemnation award in reduction of the indebtedness shall in no event be construed as a prepayment under this paragraph.

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

C LOAN PREPAYMENT. Borrower may not repay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan (whether or not the Other Indebtedness is being simultaneously prepaid pursuant to the terms of the Other Loan Documents), upon thirty
     (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Deed of Trust regarding the disposition of casualty and condemnation proceeds) upon the payment of a "MAKE WHOLE PREMIUM." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) through (iv) below:

         (i) Determine the "REINVESTMENT YIELD." The Reinvestment Yield will be equal to the yield on the ** U.S. Treasury Issue ("PRIMARY ISSUE") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("SECONDARY ISSUE") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield)

               ** As of the date of this Loan Agreement, there is not a U.S. Treasury Issue for this prepayment period. At the time or prepayment, Lender shall select a U.S. Treasury Issue with the most similar remaining time to maturity as the Note.

         (ii) Calculate the "PRESENT VALUE OF THE LOAN." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

     Upon any such prepayment in full of the Loan, Borrower shall be entitled to have the Premises released from the lien of the Deed of Trust (whether or not the Other Indebtedness is being simultaneously prepaid pursuant to the terms of the Other Loan Documents), at Borrower's sole cost and expense, upon satisfaction of, and in accordance with, the terms and conditions of, paragraph 46 of the Deed of Trust; provided, that, if in connection with any such prepayment in full of the Loan, Borrower simultaneously prepays the entire amount of the Other Indebtedness pursuant to and in accordance with the terms of the Other Loan Documents, the terms and conditions of paragraph 46 of the Deed of Trust shall not so apply.

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

D LOAN PREPAYMENT. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium."

     (1) The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) through (iv) below:

         (2) (i) Determine the "REINVESTMENT YIELD." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("PRIMARY ISSUE") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

                   * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time or prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

             (ii) Calculate the "PRESENT VALUE OF THE LOAN." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

             (iii) Subtract the amount of the prepaid proceeds from the Present
                   Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

             (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

     NOTE (1): For Mortgage Loan #112, the paragraph highlighted above should be substituted with the following paragraph:

     The Make Whole Premium shall be the lesser of (i) the maximum amount which is allowable under applicable law limiting the amount of interest which may be contracted for, charged or received, after considering all other amounts constituting or deemed to constitute interest, and (ii) the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) through (iii) below:


          NOTE (2): For Mortgage Loan #112, paragraph (i) highlighted above should be substituted with the following paragraph:

             (i) Determine the "REINVESTMENT YIELD." The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("PRIMARY ISSUE") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is not market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("SECONDARY ISSUE") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

E    (a) FULL PREPAYMENT. Except as provided in Section 10.3(c) below, if this
     Note is prepaid in full after the Conversion Date and more than three (3) months before the Term Maturity Date, whether such prepayment is voluntary, involuntary or upon full acceleration the principal amount of this Note by Lender following the occurrence and during the continuation of a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under this Note and the other Loan Documents) a prepayment charge (the "Yield Maintenance Charge") equal to the greater of the following two amounts:

         (i) An amount equal to one percent (1%) of the then outstanding principal balance of the Loan; or

         (ii) An amount equal to (aa) the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (as hereinafter defined), minus (bb) the outstanding principal balance of the Loan as of the prepayment date.

         (iii)"Periodic Treasury Yield" means the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on. the fifth (5th) Business Day preceding the prepayment date, divided by (iv) twelve (12), if scheduled payment dates are monthly, or four (4), if scheduled payment dates are quarterly.

     (b) PARTIAL PREPAYMENT. Except as provided in Section 10.3(c) below, if this Note is prepaid in part after the Conversion Date and more than three
     (3) months before the Term Maturity Date, whether such prepayment is involuntary or upon partial acceleration of the principal amount of this Note by Lender following the occurrence and the continuation of a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under this Note and the other Loan Documents) a prepayment charge equal to (i) the Yield Maintenance Charge determined in accordance with Section 10.3(a) above multiplied by (ii) a fraction whose numerator is the amount of the partial prepayment and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     (c) INSURANCE OR CONDEMNATION PROCEEDS. No Yield Maintenance Charge shall apply in respect to any insurance or condemnation proceeds received by Lender and applied by Lender to the outstanding principal balance of the Loan.

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

F PREPAYMENT CHARGE. Except as provided below, if this Note is prepaid prior to the last six months of the term, whether such prepayment is voluntary, or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (a) an amount equal to 1% of the then outstanding principal balance of the Loan, or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numer balance of the Loan. For purposes of the foregoing, "Periodic Treasury Yield' means (c) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Due (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day (defined below) preceding the prepayment date, divided by (d) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

G PREPAYMENT CHARGE. Except as provided below, if this Note is prepaid prior to the last six months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (a) an amount equal to 1% of the then outstanding principal balance of the Loan; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction outstanding principal balance of the Loan. For purposes of the foregoing, "Periodic Treasury Yield" means, (c) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day (defined below) preceding the prepayment date, divided by (d) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

     NOTE (1): For Mortgage Loan Nos. 126 and 130, the first sentence of the above paragraph should begin with the following:

     PREPAYMENT CHARGE. Except as provided below, if this Note is prepaid prior to the last 3 months of the term, . . . .

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

H LOAN PREPAYMENT. Borrower may not repay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs
     (i) through (iii) below:

         (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield)

               * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

I On or after the end of the applicable Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

         (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

         (b) one percent (1.00%) of the principal balance of the Note immediately prior to such prepayment.

        All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

        In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

     (1) The loan will be open to prepayment without premium during the last ninety (90) days of the term of the loan. If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

     (2) Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.

          No partial prepayment shall be allowed.

          The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

          NOTE (1a): For Mortgage Loan Nos. 10, 11, 12, 14, Fontana Plaza, Plaza East, Foothill Plaza and Lincoln North, the loan will be open to prepayment without premium during the last one hundred eighty (180) days of the term of the loan.

          NOTE (1b): For Mortgage Loan 83, 2473-2475 Broadway, the loan will be open to prepayment without premium during the last one hundred twenty
          (120) days of the term of the loan.

          NOTE (1c): For Mortgage Loan 14, Lincoln North, the following language should be inserted in place of the language in the first box in this Yield Maintenance Formula I above: If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice prior to the Prepayment Date, in which event, Maker shall only be liable for any reasonable fees and expenses of Payee's legal counsel and other out-of-pocket expenses of Payee in connection with such proposed prepayment. A notice of prepayment shall not affect Maker's obligation to make timely payments and observe all other obligations under this Note and the Loan Documents.

          NOTE (2): For Mortgage Loan 14, Lincoln North, the following language should be inserted in place of the language in the second box in this Yield Maintenance Formula I above: Provided no default exists under the Loan Documents beyond applicable notice and cure periods and notwithstanding anything to the contrary contained herein or in any other Loan Document, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal, even though such prepayment is made prior to the 4th Loan Year.

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

J On any Installment Payment Date on or after July 1, 2003, upon not less than 30 nor more than 90 days' prior written notice to the Payee, the Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal amount of this Note at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment, plus a premium, unless all or any part of the principal of the Note has become due and payable by declaration or acceleration following an Event of Default in which event the premium shall be as provided in subsection (B), equal to the greater of:


(i)   1% of the then outstanding principal balance of the Note or

         (ii)
the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion, from 7.203% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.

        In addition, during the final 90 days before maturity of the Note, upon not less than 30 days' prior written notice, Maker may prepay the entire (but not less than the entire) aggregate principal amount of the Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment and together with other sums due under this Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto, without premium, unless Payee has accelerated following an Event of Default as provided below.

K There shall be no right to prepay the outstanding principal balance, except that, provided no default exists, the privilege is hereby granted to prepay the entire unpaid principal balance, together with any and all accrued interest due thereon and late charges, on or after January 1, 2003, subject to giving not less than thirty (30) days nor more than ninety (90) days prior written notice of the intent to prepay to the holder of this Note, with the payment of a prepayment premium equal to the greater of (x) the sum obtained by multiplying (a) the outstanding principal balance of the Note at the time of prepayment by (b) the difference obtained by subtracting

         (i) the current yield on publicly traded United States Treasury securities having the closest matching maturity to the Maturity Date, as published five business days prior to the date of said payment in the Wall Street Journal or other business publication of general circulation designated by holder at its reasonable determination, plus fifty (50) basis points, from (ii) the interest rate on the Note adjusted to its semi-annual equivalent interest rate of six and eight hundred fifty-six ten thousandths percent (6.856%) then (c) multiplying the resulting number by the number of scheduled monthly payments remaining until the Maturity Date divided by twelve (12);

               or (y) an amount equal to one percent (1.0%) of the principal balance then outstanding. The loan shall be open to prepayment without premium for the last ninety (90) days of the loan term, provided that notice of such prepayment is given at the time and in the manner specified above. In the event that the yield rate on publicly traded United States Treasury securities is not obtainable, then the nearest equivalent issue or the index shall be selected, at holder's reasonable determination, to calculate the prepayment premium.

     FOOTNOTES TO APPENDIX II

     YIELD MAINTENANCE FORMULAS

L On any Installment Payment Date on or after August 1, 2002, upon not less than 30 nor more than 90 days' prior written notice to the Payee, the Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal amount of this Note at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment, plus all other sums due under this Note or the Mortgage, plus a premium equal to the amount (if any) set forth subpart (a) or (b) below, whichever is applicable:

         (a) If the date fixed for such prepayments occurs during the period August 1, 2002, to (but not including) April 1, 2009, the greater of

            (i) the amount obtained by multiplying:

               (A) the product of the then-outstanding principal balance due under the Note multiplied by the difference obtained by subtracting (1) the yield rate on publicly traded United States Treasury Securities (as published in the Wall Street Journal (or other alternative business publication of general circulation selected by the payee) five business days prior to the date fixed for such prepayment) having the closest matching maturity date to the maturity date of this Note (July 1, 2009), from (2) 7.103%, times

               (B) the number of scheduled monthly installments of principal and interest remaining under the terms of this Note, divided by twelve; or

            (ii) an amount equal to 1.0% of the outstanding principal balance under this Note as of the date fixed for such prepayment.

            In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable as aforesaid, then the nearest equivalent issue or index shall be selected, in Payee's reasonable discretion, for purposes of the calculation of the prepayment premium pursuant to subpart (i) above.

         (b) If the date fixed for such prepayments occurs on or after August 1, 2009, Zero Dollars.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

LOAN NO. 1-5 - RIVER NORTH LOANS AND PROPERTIES


---------------------------------- --------------------------- -------------------------------- ----------------------
Cut-off Date Balance:              $20,833,699                 Property Type:                   Office
Loan Type:                         Principal & Interest;       Location:                        Chicago, IL
                                   Balloon

Origination Date:                  March 16, 1998              Year Built/Renovated:            1918-1920/1980-1989
Maturity Date:                     4/1/2008                    Net Rentable Square Feet:        351,094
Mortgage Rate:                     7.190%                      Cut-off Date Balance/SF:         $59
Annual Debt Service:               $1,725,115                  Appraised Value:                 $28,500,000
DSCR:                              1.49x                       Cut-off Date LTV:                73.1%
Underwritable Cash Flow:           $2,565,271                  Balloon LTV:                     65.3%
Balance at Maturity:               $18,614,145                 Percent Leased:                  99.5%
                                                               Percent Leased as of Date:       10/28/1999

---------------------------------- --------------------------- -------------------------------- ----------------------

THE LOAN

         The River North Loans (the "River North Loans") are evidenced by five
(5) separate notes each of which is secured by first mortgages on five (5) separate office properties in Chicago, Illinois (the "River North Properties"). The River North Loans are then cross-defaulted and cross-collateralized. The River North Loans were originated by JHREF on March 16, 1998.

         The River North Properties are located at the following addresses: (a) 325 West Huron Street, (b) 322 South Green Street, (c) 222 West Hubbard Street,
(d) 212 West Superior Street and (e) 215 West Superior Street.

         THE BORROWER. The Borrower for each of the River North Loans is River North Limited Partnership No. 2, an Illinois limited partnership (the "River North Borrower"). The sole general partner of the River North Borrower is UI Properties, Inc., an Illinois corporation.

         SECURITY. Each of the River North Loans is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement ("Mortgage") and certain additional security documents. Each of these mortgages is a first lien on the fee interest on the River North Properties. The River North Loans are non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Mortgage Rate for each of the River North Loans is fixed at 7.19%. The River North Loans require an aggregate monthly payment of principal and interest in the amount of $143,759.61. This combined payment divides as follows among each of the River North Loans: (1) 325 West Huron Street, $48,484.96; (2) 322 South Green Street, $36,618.02; (3) 222 West Hubbard
Street, $26,107.29; (4) 212 West Superior Street, $20,004.29; and (5) 215 West
Superior Street, $12,545.06. Each of the River North Loans matures on April 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. Interest on the River North Loans is computed on the basis of the actual number of days elapsed in each month in a 360-day year, except that interest for a period of less than a full month shall be computed on the basis of the actual number of days elapsed in a 365-day year.

         PREPAYMENT. Subject to the partial release provisions described below, the River North Loans may be prepaid in whole, but not in part, with at least 30 days, but not more than 90 days, prior written notice, on or after April 1, 2003 upon payment of a Prepayment Premium calculated on the basis of the greater of a yield maintenance premium calculated by reference to U.S. Treasury obligations or one percent (1%) of the then outstanding principal balance of the notes. No Prepayment Premium is due if the River North Loans are prepaid within ninety
(90) days prior to maturity.

                                     III-1

         If there is an event of default prior to April 1, 2003 and the lender accelerates the River North Loans, the River North Borrower must pay a Prepayment Premium calculated on the basis of the greater of (i) a yield maintenance premium calculated by reference to U.S. Treasury obligations plus five percent (5%) of the then outstanding principal balance of the notes or (ii) ten percent (10%) of the then outstanding principal amount of the notes.

         LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments of 5% of the amount overdue. The River North Loans accrue interest at 12.19% per annum while the River North Loans are in default.

         TRANSFER OF PROPERTIES OR INTERESTS IN THE BORROWER. The River North Loans become immediately due and payable upon the transfer of the River North Properties or any ownership interest in the River North Borrower, other than a transfer of ten percent (10%) or less of the stock of a corporation that is, at the time, a successor to the River North Borrower, the guarantor of non-recourse carve-outs, or a general or limited partner of the River North Borrower except for the multiple right to transfer the River North Properties, if among other things, (i) there is no event of default; (ii) the Rating Agencies have confirmed in writing that such transfer will not result in a requalification, reduction or withdrawal of the ratings assigned to any related secondary market transaction; (iii) the transferee is a single purpose, bankruptcy remote entity;
(iv) the transferee assumes the River North Loans and (v) the lender has receive an assumption fee of 1% of the then outstanding principal amount of the related note.

         Furthermore, the partnership interests in the River North Borrower may be transferred as long as, among other things, (i) any one or more of Howard R. Conant, Jr., Howard Conant, Sr., the Conant Family Partnership and Urban Innovations, Ltd. retain at least fifty and one tenth percent (50.1%) of the combined general and limited partnership interests in the general partner of the River North Borrower and maintain a controlling interest in the general partner of the River North Borrower; (ii) the River North Loans are not in default;
(iii) the transfer does not involve the admittance of any new general partners to the River North Borrower or any transfers of the River North Borrower's existing general partnership interests; and (iv) Howard R. Conant, Jr. remains as President of Urban Innovations, Ltd. and retains control of Urban Innovations, Ltd.

         ESCROW/RESERVES. There is a tax and insurance reserve which requires deposits in an amount sufficient to pay taxes and insurance premiums when due. There is also a reserve for capital expenditures which is funded monthly in an amount of 1/12th of the anticipated annual costs of replacements and capital repairs. Lastly, there is a reserve for tenant improvements and leasing commissions, which was partially funded at closing and requires monthly contributions as follows: (1) 325 West Huron Street, $10,000; (2) 322 South Green Street, $5,250; (3) 222 West Hubbard Street, $3,250; (4) 212 West Superior Street, $4,190; and (5) 215 West Superior Street, $2,150. Such amounts will be disbursed to pay such costs and provide additional security for the River North Loans. The monthly amounts collected for each of the River North Properties in the tenant improvement and leasing commission reserve are be used only for the specific River North Property for which the amount was collected in accordance with the terms of the reserve agreements.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrance of the River North Properties are prohibited, other than unsecured trade and operational debt incurred in the ordinary course of business. Interim unsecured indebtedness in an amount not to exceed $3,000,000 was permitted for the initial 90 days of the term of the River North Loans in order for the Borrower to close the purchase of the properties. The Borrower reports that this financing was never taken down and this option has expired.

THE PROPERTIES

         The Properties were approximately 99.5% leased as of 10/28/99. The buildings are constructed with a reinforced concrete frame and an exterior facade of Chicago common brick.

         Approximately 32% of rents are provided by national or regional tenants including Cushing and Company, Chicago Access Corporation, Standard Studios, L.P. and Closer Look Creative, Inc.. As of 10/28/99, the Properties were 99.5% leased to approximately 70 tenants. The larger tenants occupy approximately 32% of the space, or 113,902 square feet. Contractual lease expirations during the loan term are as follows: 58,183 square feet (17%) in 2000, 77,634 square feet (22%) in 2001, 91,142 square feet (26%)in 2002, 51,152 square feet (15%) in
2003, 27,060 square feet (8%) in 2004, 10,536 square feet (3%) in 2005, 13,100 square feet (4%) in 2006, 4,364 square feet (1%)


                                     III-2
in 2007, and 15,746 square feet (4%) in 2008. As of 10/28/99, average rents for large tenant space was $16.11 per square foot and average base rents for small tenant space was $16.18 per square foot.

MANAGEMENT

         Jerome H. Meyer & Co., an Illinois corporation, is the property manager. They are an experienced Chicago Property Manager. They have managed these properties since 1985.

PARTIAL RELEASES

         The River North Loans are cross-defaulted and cross-collateralized. Up to three of the River North Properties may be released from the cross-default and cross-collateralization provisions of the River North Loans, provided, among other things, that: (i) there is no default; (ii) the debt service coverage ratio is at least 1.35:1 (1) for the remaining River North Loans and, (2) for the River North Property to be released if the applicable River North Loan is assumed by another transferee; and (iii) the loan to value ratio does not exceed 75% (1) for each of the River North Properties which are not being released, either individually or in the aggregate, or (2) for the River North Property to be released if the applicable River North Loan is assumed by another transferee.


                                     III-3

LOAN NOS. 6, 7, 8 AND 9 - CENTENNIAL CENTER, COLUMBINE PLACE, ONE COMMERCE CENTER AND ERINDALE SQUARE RETAIL LOANS AND PROPERTIES

LOAN NO. 6 - CENTENNIAL CENTER

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $6,381,622             Property Type:                   Office
Loan Type:                       Principal & Interest;  Location:                        Louisville, CO
                                 Balloon

Origination Date:                9/02/1999              Year Built/Renovated             1986
Maturity Date:                   10/01/2009             Square Footage:                  84,356
Mortgage Rate:                   8.100%                 Cut-off Date Balance/SF:         $48
Annual Debt Service:             $568,894               Appraisal Value:                 $11,000,000
DSCR:                            1.57x                  Cut-off Date LTV:                51.4%
Underwritable Cash Flow:         $939,263               Percent Leased:                  90.5%
Balance at Maturity:             $5,747,451             Percent Leased as of Date:       10/01/1999
------------------------------------------------------------------------------------------------------------


LOAN NO. 7 - COLUMBINE PLACE

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $6,281,910             Property Type:                   Office
Loan Type:                       Principal & Interest;  Location:                        Denver, CO
                                 Balloon

Origination Date:                9/02/1999              Year Built/Renovated             1983
Maturity Date:                   10/01/2009             Square Footage:                  145,137
Mortgage Rate:                   8.100%                 Cut-off Date Balance/SF:         $48
Annual Debt Service:             $560,005               Appraisal Value:                 $14,200,000
DSCR:                            1.57x                  Cut-off Date LTV:                51.4%
Underwritable Cash Flow:         $840,065               Percent Leased:                  98.6%
Balance at Maturity:             $5,657,647             Percent Leased as of Date:       10/01/1999
------------------------------------------------------------------------------------------------------------


LOAN NO. 8 - ONE COMMERCE CENTER

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $4,387,365             Property Type:                   Office
Loan Type:                       Principal & Interest;  Location:                        Colorado Springs,
                                 Balloon                                                 CO

Origination Date:                9/02/1999              Year Built/Renovated             1984
Maturity Date:                   10/01/2009             Square Footage:                  81,956
Mortgage Rate:                   8.100%                 Cut-off Date Balance/SF:         $48
Annual Debt Service:             $391,115               Appraisal Value:                 $8,100,000
DSCR:                            1.57x                  Cut-off Date LTV:                51.4%
Underwritable Cash Flow:         $581,589               Percent Leased:                  90.0%
Balance at Maturity:             $3,951,372             Percent Leased as of Date:       10/01/1999
------------------------------------------------------------------------------------------------------------



                                     III-4

LOAN NO. 9 - ERINDALE SQUARE RETAIL

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $2,891,673             Property Type:                   Retail
Loan Type:                       Principal & Interest;  Location:                        Colorado Springs,
                                 Balloon                                                 CO

Origination Date:                9/02/1999              Year Built/Renovated             1980-1988
Maturity Date:                   10/01/2009             Square Footage:                  103,010
Mortgage Rate:                   8.100%                 Cut-off Date Balance/SF:         $48
Annual Debt Service:             $257,780               Appraisal Value:                 $5,500,000
DSCR:                            1.57X                  Cut-off Date LTV:                51.4%
Underwritable Cash Flow:         $430,049               Percent Leased:                  87.3%
Balance at Maturity:             $2,604,314             Percent Leased as of Date:       10/01/1999
------------------------------------------------------------------------------------------------------------


THE LOANS

         The Centennial Center loan (the "Centennial Center Loan") is secured by a first mortgage on 84,356 square feet consisting of a one story multi-tenant retail building, 3 one story pad buildings and a two story office building all located in Louisville, Colorado (the "Centennial Center Property"). The Columbine Place loan (the "Columbine Place Loan") is secured by a first leasehold mortgage on a 145,137 square foot seventeen story office building located in Denver, Colorado (the "Columbine Place Property"). The One Commerce Center loan (the "Commerce Center Loan") is secured by a first mortgage on a 81,956 square foot two story office building located in Colorado Springs, Colorado (the "Commerce Center Property"). The Erindale Square Retail loan (the "Erindale Loan") is secured by a 103,010 square foot one story retail center located in Colorado Springs, Colorado (the "Erindale Property").

         The Centennial Center Loan, the Columbine Place Loan, the Commerce Center Loan, and the Erindale Loan are referred to herein as the "Loans." The Loans were originated by PCF on September 2, 1999. The Loans are cross-collateralized.

         THE BORROWERS. The Borrower for all of the Loans is Columbine West, LLC, a Colorado limited liability company (the "Columbine Borrower"). The Columbine Borrower is a limited liability company owned in equal shares by Dan Kleiman, Hannah Alper, Palev Corporation and Jabag Holdings, Inc. The managing members of the Columbine Borrower are Dan Kleiman and Jim Elterman. Jim Elterman has no ownership interest in the limited liability company.

         SECURITY. The Loans are secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Financing Documents"). Each Deed of Trust is a first lien on the Borrower's fee interest, or in the case of Columbine Place a Leasehold interest in the related Property. The Loans are non-recourse to the Borrower, subject to certain limited exceptions. Dan E. Kleiman, Hannah Alper, Palev Corporation and Jabag Holdings, Inc. have executed guaranties for the fraud, misrepresentation and environmental carveouts.

         PAYMENT TERMS. The Mortgage Rate is fixed at 8.100% per annum. The Centennial Center Loan requires monthly payments of principal and interest of $47,408 until October 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Columbine Place Loan requires monthly payments of principal and interest of $46,667 until October 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Commerce Center Loan requires monthly payments of principal and interest of $32,593 until October 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Erindale Loan requires monthly payments of principal and interest of $21,482 until October 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. All loans accrue interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

                                     III-5

         PREPAYMENT/DEFEASANCE. Voluntary prepayment of the entire loan is prohibited until three (3) months prior to maturity. However, after November 1, 2002, the entire principal balance for the Loans or any individual Loan may be prepaid with a Yield Maintenance Payment calculated on the basis of the greater of (i) a Yield Maintenance Premium calculated by reference to U.S. Treasury Obligations or (ii) one percent (1%) of their outstanding principal balance. The property securing the prepaid Loan shall be released as collateral upon the satisfaction of certain conditions specified in the Financing Documents, including a condition that requires the annual net operating income generated by leases having at least 3 years remaining from all of the remaining properties to equal or exceed 1.6 times the annual debt service coverage for the remaining Loans.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Loans accrue interest at the mortgage rate plus 4% per annum while the related Loan is in default.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Loans provide that they will become immediately due and payable upon the transfer of the related Property or any ownership interest in the related Borrower, except in connection with any of the following permitted transfers.

         Upon payment of an assumption fee equal to the greater of $15,000 or one percent (1%) of the outstanding principal balance on the related Loan, the Financing Documents permit the Borrower the right to transfer each related Property, subject to the terms of the Financing Documents. Such transfer is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including the proposed transferee must reasonably satisfy the Lender's underwriting standards for proposed transferees.

         Upon payment of an assumption fee equal to the greater of $15,000 or one (1%) of the outstanding principal balance of the related Loan or a prorated amount of said one (1%) if less than the entire interest in the related Borrower is transferred, the Financing Documents also permit the transfer of all or part of the ownership interest in the related Borrower only upon the satisfaction of certain conditions specified in the Financing Documents. In addition, the Financing Documents permit the Borrower the right to make only a total of 2 transfers involving either the Property or interest in the Borrower unless the transfer of interest in Borrower is to a then current owner of the Borrower, then unlimited transfers are permitted provided (i) Lender receives notice; (ii) Dan E. Kleiman retains, directly or indirectly, at least a 25% interest in the Borrower and remains manager of the Property unless said transfer of interest is caused by the death of Dan E. Kleiman provided a substitute guarantor and manager are appointed within 60 days; and (iii) payment of a reasonable fee not to exceed $2,500 for each transfer.

         ESCROWS/RESERVES. The Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due.

         The Centennial Center Financing Documents provide for $1,406.83 monthly escrow to cover replacement reserves. The Columbine Place Financing Documents provide for $2,420.58 monthly escrow to cover replacement reserves. The Commerce Center Financing Documents provide for $1,365.92 monthly escrow to cover replacement reserves. The Erindale Financing Documents provide for $1,716.83 monthly escrow to cover replacement reserves.

         SUBORDINATED/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

THE PROPERTIES

         The Centennial Center Property contains a total of 84,356 square feet consisting of a one story multi-tenant retail building, 3 one story retail pad buildings, and a two story office building built in 1986 located in Louisville, Colorado. The retail buildings total 52,067 square feet and the office building totals 32,344 square feet. The Centennial Center Property is located in the southern portion of Louisville near the Boulder Turnpike (US-36). The retail properties are steel post and beam framing with concrete block wall and a brick veneer exterior. The office building is steel frame on caissons with a poured-in place concrete floor over metal deck with brown brick veneer.

                                     III-6

         As of October 1, 1999, the Centennial Center Property was 91% leased to 34 tenants. The LaPetite Academy is the largest tenant and occupies 11.10% of the space (9,400 square feet) and has a lease expiration date of December 28, 2005. Centennial Liquors is the second largest tenant and occupies 5.70% (4,810 square feet) and has a lease expiration date of September 30, 2006. The third largest tenant is Centennial Automotive occupies 5.60% (4,742 square feet) and has a lease expiration date of July 31, 2007.

         The Columbine Place Property is a seventeen story office building located in the Denver Central Business District. The building was completed in 1983 with 114 parking spaces located on floors 2-5. The building contains 145,137 square feet. The exterior is precast exposed aggregate concrete veneer with cast in place reinforced concrete floor framing on the ground floor and reinforced concrete piers at load bearing column locations. The 14,495 square foot land parcel underneath the building is ground leased to the Columbine Borrower. The unsubordinated ground lease expires on June 30, 2079.

         As of October 1, 1999, the Columbine Place Property was 99% leased to 31 tenants. Carter and Burgess is the largest tenant and occupies a total of 24.5% of the building (35,588 square feet) and has a lease expiration date of June 30, 2003. Carter and Burgess is a Texas based consulting company formed in 1939 with 28 offices in 15 states providing engineering, architectural, planning and construction management services. The City of Denver is the second largest tenant occupying 8.2% (11,858 square feet) and has a lease expiration date of July 31, 2003.

         The Commerce Center Property is a two story suburban office building containing 81,956 square feet located in the northwest quadrant of Colorado Springs. Commerce Center Property is in close proximity to Interstate 25. The building was built in 1984 and features a steel frame on caissons with a poured in place concrete floor over metal deck. The exterior is white stucco.

         As of October 1, 1999, the Commerce Center Property was 90% leased to 25 tenants. Pikes Peak Community College is the largest tenant occupying 20.2% (16,592 square feet) and has a lease expiration date of November 30, 2001. This is one of nine satellite sites for Pikes Peak Community College. The second largest tenant is the Shields Corporation, a local real estate firm, occupying 13.40% (10,959 square feet) and has a lease expiration date of February 7, 2003. John Wiley & Sons, Inc. is the third largest tenant occupying 4.70% (5,692 square feet).

         The Erindale Property is a retail center located in the north central quadrant of Colorado Springs on Academy Boulevard, a major north/south thoroughfare. The building was constructed in 1980 with concrete block and stucco walls and poured in place concrete floors. The Erindale Property contains 57,915 square feet of grade level in line retail space in 15 suites, 32,593 square feet of basement storage/flex space and 3 retail pads totaling 12,502 square feet along Academy Boulevard.

         As of October 1, 1999, the Erindale Property was 87% leased to 23 tenants. Mountain Entertainment is the largest tenant and occupies 14.60% (15,044 square feet) of the building and has a lease expiration date of August 31, 2003. William Mulhern (Bedmaster) is the second largest tenant occupying 11.80% (12,120 square feet) and has a lease expiration date of May 1, 2001. Chung Lin Chang is the third largest tenant occupying 11.70% (12,000 square feet).

         According to an environmental report prepared by EMG on August 4, 1999, the Erindale Property is listed on the Leaking Underground Storage Tank database as an active leaking underground storage tank site resulting from 3 underground storage tanks associated with a former tenant. The site has been under remediation since 1994 and is nearing the end of a two year sampling program. A closure approval letter of no further action is anticipated in the near future. The Erindale Financing Documents require continued compliance with Colorado State Oil Inspection Section until the Leaking Underground Storage Tank case is completed and the no further action letter must be obtained within 18 months or the Erindale Loan will be in default.

                                     III-7

MANAGEMENT

         Venture Investments is the property manager of the Properties. Venture Investments currently manages commercial real estate valued at approximately $100 million. Venture Investments is affiliated with the Borrowers. Summit Group provides leasing services and is not affiliated with the Columbine Borrower. The Financing Documents contain a property management termination provision.


                                     III-8

LOAN NOS. 10-12 - FONTANA RETAIL LOAN AND PROPERTIES

---------------------------------- --------------------------- -------------------------------- ----------------------
Cut-off Date Balance:              $18,576,789                 Property Type:                   Retail
Loan Type:                         Principal & Interest;       Location:                        Fontana, CA
                                   Balloon
Origination Date:                  April 22, 1999              Year Built/Renovated:            Various (1)
Maturity Date:                     5/1/2009                    Net Rentable Square Feet:        316,634
Mortgage Rate:                     7.480%                      Cut-off Date Balance/SF:         $59
Annual Debt Service:               $1,565,976                  Appraised Value:                 $25,660,000
DSCR:                              1.51x                       Cut-off Date LTV:                72.4%
Underwritable Cash Flow:           $2,358,400                  Balloon LTV:                     64.5%
Balance at Maturity:               $16,547,172                 Percent Leased:                  95.9%
                                                               Percent Leased as of Date:       10/7/99
---------------------------------- --------------------------- -------------------------------- ----------------------

------------------------
(1)   Fontana Plaza: 1981/NAP; Foothill Plaza: 1979-1987/NAP; and Plaza East:
      1985/NAP

THE LOAN

         The Fontana Retail Loan (the "Fontana Loan") is secured by a first mortgage on a 124,399 square foot shopping center (the "Fontana Plaza Property"), a 93,989 square foot shopping center (the "Foothill Plaza Property") and a 98,246 square foot shopping center (the "Plaza East Property" and, together with the Fontana Plaza Property and the Foothill Plaza Property, the "Fontana Properties"), each located in Fontana, California. The Fontana Loan was originated by JHREF on April 22, 1999.

         THE BORROWER. The Borrower is Fontana Properties, Ltd., L.P., a California limited partnership (the "Fontana Borrower"). The partners of the Fontana Borrower consist of Sara Management Co. Inc. (General Partner, 1%) and David Wiener and Renee Wiener, as trustees of Wiener Family Revocable Trust (Limited Partner, 99%).

         The Fontana Borrower has advised JHREF that in a previous loan on the Fontana Properties (the "Fontana Previous Loan") under which the Fontana Borrower was the borrower, the Fontana Borrower missed one or more loan payments and, pursuant to an agreement with the special servicer of the Fontana Previous Loan, the Fontana Borrower prepaid the Fontana Previous Loan in full (including outstanding principal, interest and late charges) and the related special servicer waived an applicable prepayment premium. Another lender had provided the financing necessary to refinance the Fontana Previous Loan; the proceeds of the Fontana Loan from JHREF refinanced the loan from this other lender.

         SECURITY. The Fontana Loan is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing and certain additional security documents. The mortgage is a first lien on the fee interest on each of the Fontana Properties. The Fontana Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Mortgage Rate is fixed at 7.480%. The Fontana Loan requires monthly payments of principal and interest of $130,498 until its maturity on May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Fontana Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year, except that interest for a period of less than a full month shall be computed on the basis of the actual number of days elapsed in a 365-day year.

         PREPAYMENT. The Fontana Loan may be prepaid in whole, but not in part, with at least 30 days, but not more than 90 days, on or after May 1, 2004 upon payment of a Prepayment Premium calculated on the basis of the greater of a yield maintenance premium calculated by reference to U.S. Treasury obligations or one percent (1%) of the amount prepaid. No yield maintenance payment is due if the Fontana Loan is prepaid within one-hundred eighty (180) days prior to maturity.

                                     III-9

         If there is an event of default prior to June 1, 2004 and the lender accelerates the Fontana Loan, the Fontana Borrower must pay a Prepayment Premium calculated on the basis of the greater of (i) a yield maintenance premium calculated by reference to U.S. Treasury obligations plus five percent (5%) of the then outstanding principal balance of the note or (ii) ten percent (10%) of the then outstanding principal balance of the note.

         LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments of 5% of the amount overdue. The Fontana Loan accrues interest at 12.48% per annum while the Fontana Loan is in default.

         TRANSFER OF PROPERTIES OR INTERESTS IN THE BORROWER. The Fontana Loan becomes immediately due and payable upon the transfer of the Fontana Properties or any ownership interest in the Fontana Borrower without the lender's consent, other than a transfer of ten percent (10%) or less of the stock of a corporation that is, at the time, a successor to the Fontana Borrower, the guarantor of non-recourse carve-outs, or a general or limited partner of the Fontana Borrower. However, the lender may not unreasonably withhold its consent to a transfer of the Fontana Properties to a special purpose, bankruptcy remote transferee if, among other things: (i) the Fontana Loan is not in default; (ii) the transferee assumes the Fontana Loan; (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the ratings of any related secondary market transaction; and (iv) the lender has received an assumption fee of 1% of the then outstanding principal amount of the Fontana Loan. Furthermore, the limited partnership interests in the Fontana Borrower may be transferred by the limited partners to another limited partner or a family member of the transferor, if, among other things: (i) the Fontana Loan is not in default; (ii) the transfer does not result in the proposed transferee owning more than forty-nine percent (49%) of the interest in the Fontana Borrower; and (ii) the transfer does not cause the Fontana Borrower to breach the single purpose entity and separateness covenants in the loan agreement.

         ESCROW/RESERVES. There is a tax reserve which requires deposits in an amount sufficient to pay taxes when due. There is also a reserve for capital expenditures which is funded monthly in an amount of 1/12th of the anticipated annual costs of replacements and capital repairs. Lastly, there is a reserve for tenant improvements and leasing commission (the "TI/LC Reserve"), which was partially funded at closing and requires a monthly contribution of $7,300. The balance of the TI/LC Reserve is capped at $350,000.

         There is no requirement to reserve for insurance unless the Fontana Loan is in default or payments of insurance premiums are not current.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrance of the Fontana Properties are prohibited, other than unsecured trade and operational debt incurred in the ordinary course of business.

THE PROPERTIES

         The Fontana Plaza Property is a 124,399 square foot shopping center located in Fontana, California. The Fontana Plaza Property was approximately 92% leased as of 10/7/99. The buildings are wood frame and stucco construction.

         Approximately 47% of rents are provided by national or regional tenants including Albertsons, OSCO/Sav-on and Kragen Auto Parts. As of 10/7/99, the Fontana Plaza Property was 92% leased to 37 tenants. Anchor tenants occupy approximately 41% of the space, or 50,717 square feet. The major tenants at the Fontana Plaza Property are Albertsons Supermarket, Sav-On Drug Store and Kragen Auto Parts. Contractual lease expirations during the loan term are as follows:
11,934 square feet (10%) in 2000, 13,530 square feet (11%) in 2001, 4,690 square feet (4%) in 2002, 14,708 square feet (11%) in 2003, 12,610 square feet (10%) in
2004, 2,557 square feet (2%) in 2005, 28,217 square feet (23%) in 2006, 24,300 square feet (20%) in 2008 and 1,388 square feet (1%) in 2009. As of 10/7/99, average rents for anchor space was $5.03 per square foot and average base rents for in-line space was $14.27 per square foot.

         The Foothill Plaza Property is a 93,989 square foot shopping center located in Fontana, California. The Foothill Plaza Property was 98% leased and occupied as of 10/7/99. The buildings are wood frame and stucco construction.

                                     III-10

         Approximately 64% of rents are provided by national/regional tenants including Fiesta Mexicana, Rite Aid, Kragen Auto Parts and Radio Shack. As of 10/7/99, the Foothill Plaza Property was 98% leased to 23 tenants. Anchor tenants occupy approximately 56% of the space, or 52,640 square feet. The major tenants at the Foothill Plaza Property are Fiesta Mexicana Market, Rite Aid Drug Store, Kragen Auto Parts and Radio Shack. Contractual lease expirations during the loan term are as follows: 11,941 square feet (13%) in 2000, 10,604 square feet (11%) in 2001, 25,060 square feet (27%) in 2002, 3,746 square feet (4%) in
2003, 2,640 square feet (3%) in 2006, and 35,000 square feet (37%) in 2007. As of 10/7/99, average base rents for anchor space was $4.59 per square foot and average base rents for in-line space was $13.59 per square foot.

         The Plaza East Property is a 98,246 square foot shopping center located in Fontana, California. The Plaza East Property was 100% leased and occupied as of 10/7/99. The buildings are wood frame and stucco construction.

         As of 10/7/99, the Plaza East Property was leased to 15 tenants. Anchor tenants occupy approximately 51% of the space, or 50,252 square feet. The major tenant at the Plaza East Property is Fontana Discount Center. Contractual lease expirations during the loan term are as follows: 4,877 square feet (5%) in 2000, 9,569 square feet (10%) in 2001, 9,611 square feet (10%) in 2002, 12,828 square feet (13%) in 2003, 3,084 square feet (3%) in 2004, 50,252 square feet (51%) in
2005, 2,500 square feet (2%) in 2006, and 5,525 square feet (6%) in 2011. As of
10/7/99, average base rents for anchor space was $4.81 per square foot and average base rents for in-line space was $12.61 per square foot.

MANAGEMENT

         Medina, Inc. is the property manager. According to information supplied by the Fontana Borrower, David Wiener, the principal owner of Medina, Inc., is an experienced owner, operator and investor in commercial real estate. The property manager is an affiliate of the Fontana Borrower.



                                     III-11

LOAN NO. 13 - JABIL CIRCUIT BUILDING LOAN AND PROPERTY

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $18,569,532            Property Type:                   Industrial
Loan Type:                       Principal & Interest;  Location:                        San Jose, CA
                                 Balloon

Origination Date:                11/17/1999             Year Built/Renovated             1984
Maturity Date:                   12/01/2009             Square Footage:                  181,736
Mortgage Rate:                   8.380%                 Cut-off Date Balance/SF:         $102
Annual Debt Service:             $1,697,269             Appraisal Value:                 $24,850,000
DSCR:                            1.26x                  Cut-off Date LTV:                74.7%
Underwritable Cash Flow:         $2,142,807             Percent Leased:                  100.0%
Balance at Maturity:             $16,811,010            Percent Leased as of Date:       11/11/1999
------------------------------------------------------------------------------------------------------------


THE LOAN

         The Jabil Circuit Building loan (the "Jabil Loan") is secured by a first mortgage on a 181,736 square foot industrial building located in San Jose, California (the "Jabil Property"). The Jabil Loan was originated by PCF on November 17, 1999.

         THE BORROWER. The borrower is Thirty Great Oaks, LLC, a California limited liability company (the "Jabil Borrower"). The Jabil Borrower is 25% owned by two key principals, Todd Katz (12 1/2%) and J. Patrick Gregoire (12 1/2%). The Jabil Borrower is a special purpose entity with an independent director and a non-consolidation opinion.

         SECURITY. The Jabil Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Jabil Financing Documents"). The Deed of Trust is a first lien on the Jabil Borrower's fee interest in the Jabil Property. The Jabil Loan is non-recourse to the Jabil Borrower, subject to certain limited exceptions. The two key principals, Todd Katz and J. Patrick Gregoire, have executed a joint and several guaranty for the fraud, misrepresentation and environmental carve outs.

         PAYMENT TERMS. The Mortgage Rate is fixed at 8.380% per annum. The Jabil Loan requires monthly payments of principal and interest of $141,439.09 until December 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Jabil Loan accrues interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, the Jabil Borrower may defease on any date that is 2 years from the date the Jabil Loan is securitized. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Jabil Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Jabil Loan is prepaid within three (3) months prior to maturity.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Jabil Loan accrues interest at the mortgage rate plus 4% per annum while the Jabil Loan is in default.

TRANSFER OF PROPERTY OR INTEREST IN BORROWER

         The Jabil Loan provides that it will become immediately due and payable upon the transfer of the Jabil Property or any ownership interest in the Jabil Borrower, except in connection with any of the following permitted transfers.

         Upon the payment of an assumption fee in the amount of the greater of $15,000 or 1% of the outstanding principal balance of the Jabil Loan, the Jabil Financing Documents permit the Jabil Borrower to transfer the Jabil


                                     III-12

Property two (2) times during the life of the Jabil Loan. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Jabil Financing Documents. In addition, any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee.

         Upon the payment of an assumption fee in the amount of the greater of $15,000 or 1% of the outstanding principal balance (or a prorated amount of such 1% if less than the entire interest in the Related Borrower is transferred), and the payment of a reasonable fee, the Jabil Financing Documents also permit multiple transfers of all or part of the ownership interest in the Jabil Borrower subject to the Jabil Financing Documents. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Jabil Financing Documents.

         ESCROWS/RESERVES. The Jabil Financing Documents require monthly escrow deposits in amounts sufficient to pay insurance premiums and taxes when due. On August 1, 2003, the Jabil Financing Documents also require the Jabil Borrower to establish a letter of credit in the amount of $60,000 to ensure completion of tenant improvements and leasing commissions if Jabil does not renew its lease in 2008. The letter of credit shall be increased by $60,000 every year until it totals $300,000. On February 1, 2008, the Jabil Financing Documents also require the Jabil Borrower to fund an escrow as additional security for the Jabil Loan in the amount of $50,000. This letter of credit shall be increased by $50,000 every year until it totals $300,000 to ensure completion of tenant improvements and leasing commissions.

         SUBORDINATED/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited by the Jabil Financing Documents.

THE PROPERTY

         The Jabil Property consists of a 181,736 square foot one and two story office research and development building built in 1984 located in San Jose, California. The Jabil Property is comprised of 30% office, 35% lab/assembly, and 35% warehouse. The building is divisible for up to two tenants. The Jabil Property is in the Edenvale District of South San Jose in Great Oaks Business Park.

         As of November 11, 1999, the Jabil Property was 100% leased to one tenant, Jabil Circuits, Inc. The Jabil Circuits, Inc. lease expires on August 14, 2008. Jabil Circuits, Inc. is an independent supplier of custom manufacturing services for circuit board assemblies and systems for original equipment manufacturers in communications, computer peripherals, automatic and consumer industries. Jabil was incorporated in 1992 as successor to Jabil Circuit Co., Inc., which was incorporated in 1969.

MANAGEMENT

         Century Park Partners is the manager of the Jabil Property. Century Park Partners currently manages and leases 5 other single tenant properties. Century Park Partners is affiliated with the Jabil Borrower. The Jabil Financing Documents contain termination and management fee subordination provisions.


                                     III-13

LOAN NO. 14 - LINCOLN NORTH LOAN AND PROPERTY

-------------------------------- ----------------------------- -------------------------------- ----------------------
Cut-off Date Balance:            $16,117,285                   Property Type:                   Office
Loan Type:                       Principal & Interest;         Location:                        Lincoln, MA
                                 Balloon
Origination Date:                October 29, 1998              Year Built/Renovated:             1990/NA
Maturity Date:                   12/1/08                       Net Rentable Square Feet:         124,998
Mortgage Rate:                   7.15%                         Cut-off Date Balance/SF:         $129
Annual Debt Service:             $1,321,096                    Appraised Value:                 $23,600,000
DSCR:                            1.51x                         Cut-off Date LTV:                68.30%
Underwritable Cash Flow:         $1,990,091                    Balloon LTV:                     60.60%
Balance at Maturity:             $14,298,108                   Percent Leased:                  100%
                                                               Percent Leased as of Date:       11/2/99

-------------------------------- ----------------------------- -------------------------------- ----------------------

THE LOAN

         The Lincoln North Loan (the "Lincoln North Loan") is secured by a first mortgage on a 124,998 net rentable square foot office building (the "Lincoln North Property"), located in Lincoln, Massachusetts. The Lincoln North Loan was originated by JHREF on October 29, 1998.

         THE BORROWER. The Borrower is LadyLin Properties Limited Partnership, a Massachusetts limited partnership (the "Lincoln North Borrower"). The general partner of the Lincoln North Borrower is IBUS LadyLin, Inc. (the "Lincoln North General Partner") and the limited partners of the Lincoln North Borrower are Amerikaans Vastgoedfonds Lincoln C.V. and Kort, Inc. (collectively, the "Lincoln North Limited Partners").

         SECURITY. The Lincoln North Loan is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement ("Mortgage") and certain additional security documents. The mortgage is a first lien on the fee interest in the Lincoln North Property. The Lincoln North Property has rights and access to its septic system by means of an easement over adjacent land. Rights in the easement are granted as security for the Mortgage and are included in the loan title insurance policy as part of the property covered by the insured mortgage. The Lincoln North Loan is non-recourse, subject to certain limited exceptions. The Lincoln North General Partner has executed a guaranty of the non-recourse carve outs.

         PAYMENT TERMS. The mortgage rate is fixed at 7.150%. The Lincoln North Loan requires monthly payments of principal and interest of $110,091.30 until its maturity on December 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. Interest on the Lincoln North Loan is computed on the basis of the actual number of days elapsed in each month in a 360-day year, except that interest for a period of less than a full month shall be computed on the basis of the actual number of days elapsed in a 365-day year.

         PREPAYMENT. The Lincoln North Loan may be prepaid in whole, but not in part, with at least 30 days, but not more than 90 days, prior written notice on or after December 1, 2003 upon payment of a Prepayment Premium calculated on the basis of the greater of a yield maintenance premium calculated by reference to U.S. Treasury obligations and one percent (1%) of the then outstanding principal balance of the note. No Prepayment Premium is due if the Lincoln North Loan is prepaid within one hundred eighty (180) days prior to maturity.

         If there is an event of default prior to January 1, 2003 and the lender accelerates the Lincoln North Loan, the Lincoln North Borrower must pay a Prepayment Premium calculated on the basis of the greater of (i) a yield maintenance premium calculated by reference to U.S. Treasury obligations plus one percent (1%) of the then outstanding principal balance of the note and (ii) ten percent (10%) of the then outstanding principal balance of the note.

         LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments of 5% of the amount overdue. The Lincoln North Loan accrues interest at 11.15% per annum while the Lincoln North Loan is in default.

                                     III-14

         TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. The Lincoln North Loan becomes immediately due and payable upon the transfer of the Lincoln North Property except for the multiple right to transfer the Lincoln North Property, upon consent of the lender, such consent not to be unreasonably withheld, if among other things, (i) there is no event of default; (ii) the Rating Agencies have confirmed in writing that such transfer will not result in a requalification, reduction or withdrawal of the ratings assigned to any secondary market transaction; (iii) the transferee is a single purpose, bankruptcy remote entity; and (iv) the transferee assumes the Lincoln North Loan.

         The Lincoln North Loan becomes immediately due and payable upon the transfer of ownership interests in the Lincoln North Borrower except for (i) a transfer of ten percent (10%) or less of the stock of a corporation that is, at the time, a successor to the Lincoln North Borrower, the guarantor of non-recourse carve-outs, or a general or limited partner of the Lincoln North Borrower; (ii) transfers of stock interests in IBUS USA, Inc. ("USA"), the owner of 100% of the interests in the Lincoln North General Partner and certain interests in the Lincoln North Limited Partners, as long as (1) the current named president and vice president of the Lincoln North General Partner together with the independent director of such entity remain the sole directors of the Lincoln North General Partner and (2) the current named president and vice president of the Lincoln North General Partner remain in control of the Lincoln North Borrower and the operations and management of the Lincoln North Property; and (iii) transfers of partnership interests in the Lincoln North Borrower as long as certain conditions are satisfied, including without limitation (1) there is no event of default; (2) no transfer shall result in the proposed transferee or any affiliate or family member (except the Lincoln North General Partner) of the transferee owning more than 49% of the interests in the Lincoln North Borrower; (3) the Lincoln North General Partner shall (a) remain the sole general partner of the Lincoln North Borrower, (b) maintain its status as a single purpose, bankruptcy remote entity and (c) maintain control of the operations of the Lincoln North Borrower and Lincoln North Property; and (4) USA shall maintain a controlling interest in the Lincoln North General Partner and own directly all of the issued and outstanding stock of the Lincoln North General Partner.

         ESCROW/RESERVES. There is a reserve fund which requires deposits in an amount sufficient to pay taxes when due. There was a repair reserve established at closing for deferred maintenance; the items identified at closing pursuant to a repair reserve agreement have been completed and the amount in the reserve has been disbursed. A replacement repair reserve is in place and requires monthly payments of $2,050. The Lincoln North Borrower deposited $804,464.60 in a reserve for certain tenant improvement and leasing commissions at the Lincoln North Property. The Lincoln North Borrower is required to make monthly payments of $7,200 if the reserve amount for certain tenant improvements and leasing commissions drops below $300,000. A reserve agreement was executed indicating that a reserve in the amount of $1,000,000.00 be established for rental achievement in connection with two spaces at the Lincoln North Property which were the focus of re-leasing efforts. Prior to the closing of the Lincoln North Loan, leases were executed for a portion of the vacant space and the actual amount of the rental achievement reserve deposited was reduced from $1,000,000 to $500,000.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances of the Lincoln North Property are prohibited.

THE PROPERTY

         The Lincoln North Property is a 3-story office building with 124,998 square feet of net rentable space, located in Lincoln, Massachusetts. The Lincoln North Property was 100% leased and 100% occupied as of 11/2/99. The building is constructed with a steel frame and a concrete foundation.

         Major office tenants of the Lincoln North Property include PreVision Marketing and FasTech Integration, Inc. Seven (7) other tenants occupy the remainder of the occupied space. Contractual lease expirations during the loan term are as follows: 45,293 square feet (36%) in 2000, 1,121 square feet (1%) in 2001, 11,891 square feet (10%) in 2002, 17,237 square feet (14%) in 2003, 40,253 square feet (32%) in 2004, and 7,725 square feet (7%) in 2005. As of 11/2/99, the average rent was $26.09 per square foot.

MANAGEMENT

         The Lincoln North Property is managed by Cranberry Hill Associates, Inc. (the "Lincoln North Property Manager"). According to information supplied by the Lincoln North Borrower, the Lincoln North Property


                                     III-15

Manager is an entity unaffiliated with the Lincoln North Borrower and manages approximately 160,000 square feet of office space in the Northwest sub-market of Boston.

                                     III-16

LOAN NO. 15 -  120 EAST 23RD STREET LOAN AND PROPERTY

------------------------------- ------------------------------- ----------------------------- -----------------------
Cut-off Date Balance:           $14,832,033                     Property Type:                Office
Loan Type:                      Principal & Interest; Balloon   Location:                     New York, NY
Origination Date:               May 21, 1999                    Year Built/Renovated:         1916/1991
Maturity Date:                  06/01/09                        Net Rentable Square Feet:     236,406
Mortgage Rate:                  7.10%                           Cut-off Date Balance/SF:      $63
Annual Debt Service:            $1,283,708                      Appraised Value:              $34,500,000
DSCR:                           1.85x                           Cut-off Date LTV:             43.0%
Underwritable Cash Flow:        $2,376,375                      Balloon LTV:                  34.4%
Balance at Maturity:            $11,864,766                     Percent Leased:               100%
                                                                Percent Leased as of Date:    05/12/1999

------------------------------- ------------------------------- ----------------------------- -----------------------


THE LOAN

         The Gramercy Park Loan (the "Gramercy Park Loan") is secured by a first mortgage on a 236,406 net rentable square foot office building (the "Gramercy Park Property"), located in the Borough of Manhattan, in New York, New York. A predecessor loan to the Gramercy Park Loan was originated by John Hancock Mutual Life Insurance Company, (which has changed its name to John Hancock Life Insurance Company) ("JHLICO") in August of 1992. That loan was refinanced, to create the Gramercy Park Loan, by JHLICO on May 21, 1999. The Gramercy Park Loan was sold to JHREF on November 2, 1999.

         THE BORROWER. The borrower in the Gramercy Park Loan is Gramercy Park Associates, L.P., a New York limited partnership (the "Gramercy Park Borrower"). The general partners of the Gramercy Park Borrower are Jerome M. Cohen, Kenneth Carmel and Andy Roos (collectively, the "Gramercy General Partners").

         SECURITY. The Gramercy Park Loan is secured by a Consolidation, Extension and Modification Agreement ("Mortgage") and certain additional security documents. The Mortgage is a first lien on the fee interest in the Gramercy Park Property. The Gramercy Park Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The mortgage rate is fixed at 7.10%. The Gramercy Park Loan requires monthly payments of principal and interest of $106,975.69 until its maturity on June 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Gramercy Park Loan accrues interest computed on the basis of twelve 30-days months in a 360-day year.

         PREPAYMENT. The Gramercy Park Loan may be prepaid in whole, but not in part, on or after July 1, 2003, with at least 30 days, but not more than 90 days, prior written notice upon payment of a Prepayment Premium calculated on the basis of the greater of a yield maintenance premium calculated by reference to U.S. Treasury obligations or one percent (1%) of the then outstanding principal balance of the note. No Prepayment Premium is due if the Gramercy Park Loan is prepaid within ninety (90) days prior to maturity and there is no event of default outstanding.

         If there is an event of default prior to July 1, 2003 and the lender accelerates the Gramercy Park Loan, causing the loan to become due and payable in its entirety, the Gramercy Park Borrower must pay a prepayment premium calculated on the basis of the greater of (i) a yield maintenance premium calculated by reference to U.S. Treasury obligations or (ii) ten percent (10%) of the then outstanding principal balance of the note.

         LATE FEES AND DEFAULT INTEREST. The Gramercy Park Loan accrues interest at 14.1% per annum while the Gramercy Park Loan is in default, including defaults due to late payments of principal and interest.

         TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. The Gramercy Park Loan becomes immediately due and payable upon the transfer of the Gramercy Park Property or any ownership interest, other than a limited partner or non-managing member interest, in the Gramercy Park Borrower except, provided no event of default is


                                     III-17
outstanding, in connection with a transfer by the Gramercy Park General Partners of their partnership interests (i) to any other of the Gramercy Park General Partners, (ii) to family members of the Gramercy Park General Partners or to trusts for their benefit, (iii) to a corporation which becomes the general partner of the Gramercy Park Borrower or a limited liability company, as long as the controlling interest in the corporation or limited liability company is held by the present Gramercy Park General Partners and (iv) by devise or intestate distribution to members of the immediate family of any of the Gramercy Park General Partners or to trusts for the benefit of any of the Gramercy Park General Partners or to a conservator in the event of incapacity of any of the Gramercy Park General Partners.

         ESCROW/RESERVES. There is a reserve fund which requires deposits in an amount sufficient to pay taxes and hazard insurance premiums when due. There is also a reserve for tenant improvements and leasing commissions to be released upon (a) the renewal of the UCP Lease (as described below) for a term of not less than 5 years, (b) the entering of a new lease for a term of not less than 5 years, or (c) the debt service coverage ratio on the Gramercy Park Property equaling or exceeding 1.40:1.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances of the Gramercy Park Property are prohibited except for a one-time right to incur subordinated debt if the net annual income (the income from the operation of the Gramercy Park Property after deducting all operating expenses, provisions for taxes and reserves and all other property deductions) in any year is more than 160% of the combined annual debt service and the combined loan to value ratio does not exceed 60%.

THE PROPERTY

         The Gramercy Park Property is a 12-story office building with 236,406 square feet of net rentable area, located at 120 East 23rd Street. The Gramercy Park Property was 100% leased and 100% occupied as of 5/12/99. The building is constructed of concrete, brick masonry, limestone and steel.

         The three office tenants of the Gramercy Park Property are Home Box Office, Time Warner Cablevision and United Cerebral Palsy ("UCP"). Contractual lease expirations during the loan term are as follows: 37,000 square feet (16%) in 2001, 88,406 square feet (37%) in 2004, and 111,000 square feet (47%) in
2006. As of 5/12/99, the average rent was $17.41 per square foot.

MANAGEMENT

         The Gramercy Park Property is managed by GVA Williams Real Estate Company (the "Gramercy Park Property Manager"). The Gramercy Park General Partners are the principals of the Gramercy Park Property Manager. According to information supplied by the Gramercy Park Borrower, the Gramercy Park Property Manager is a large New York City commercial property management and leasing company, which manages over 17 million square feet of office space in Manhattan.


                                     III-18

LOAN NO. 16 - 133 EAST 58TH STREET LOAN AND PROPERTY

---------------------------------- --------------------------- -------------------------------- ----------------------
Cut-off Date Balance:              $14,272,720                 Property Type:                   Office
Loan Type:                         Principal & Interest;       Location:                        New York, NY
                                   Balloon
Origination Date:                  June 10, 1999               Year Built/Renovated:            1930
Maturity Date:                     7/1/09                      Net Rentable Square Feet:        107,556
Mortgage Rate:                     7.00%                       Cut-off Date Balance/SF:         $133
Annual Debt Service:               $1,349,020                  Appraised Value:                 $37,600,000
DSCR:                              2.25x                       Cut-off Date LTV:                38%
Underwritable Cash Flow:           $3,037,745                  Balloon LTV:                     25.9%
Balance at Maturity:               $9,737,796                  Percent Leased:                  93.2%
                                                               Percent Leased as of Date:       11/01/99

---------------------------------- --------------------------- -------------------------------- ----------------------


THE LOAN

         The 133 East 58th Street Loan (the "133 East 58th Street Loan") is secured by a first mortgage on a 107,556 net rentable square foot office building (the "133 East 58th Street Property"), located in the Borough of Manhattan in New York, New York. Predecessor loans to the 133 East 58th Street Loan were originated by John Hancock Mutual Life Insurance Company (which has changed its name to John Hancock Life Insurance Company) ("JHLICO") in September of 1986 and August of 1992. Those loans were refinanced, to create the 133 East 58th Street Loan, by JHLICO on June 10, 1999. The 133 East 58th Street Loan was sold to JHREF on November 2, 1999.

         THE BORROWER. The borrower in the 133 E 58th Street Loan is 58th & Lex Associates, a New York limited partnership (the "133 East 58th Street Borrower"). The general partner of the 133 East 58th Street Borrower is 133 E. 58th Street Corp. (the "133 East 58th Street General Partner").

         SECURITY. The 133 East 58th Street Loan is secured by a first mortgage contained in a Consolidation, Extension and Modification Agreement ("Mortgage") and certain additional security documents. The mortgage is a first lien on the fee interest in the 133 East 58th Street property. The 133 East 58th Street Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Mortgage Rate is fixed at 7.00%. The 133 East 58th Street loan requires monthly payments of principal and interest of $112,418.35 until its maturity on July 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 133 East 58th Street Loan accrues interest computed on the basis of twelve (12) thirty (30) day months and a 360-day year.

         PREPAYMENT. The 133 East 58th Street Loan may be prepaid in whole, but not in part, with at least 30 days, but not more than 90 days, prior written notice on or after August 1, 2002 upon payment of a Prepayment Premium calculated on the basis of the greater of a yield maintenance premium calculated by reference to U.S. Treasury obligations or one percent (1%) of the then outstanding principal balance of the note. No Prepayment Premium is due if the 133 East 58th Street Loan is prepaid within ninety (90) days prior to maturity.

         If there is an event of default prior to August 1, 2002 and the lender accelerates the 133 East 58th Street loan, the 133 East 58th Street Borrower must pay a Prepayment Premium calculated on the basis of the greater of (i) a yield maintenance premium calculated by reference to U.S. Treasury obligations and (ii) ten percent (10%) of the then outstanding principal balance of the note.

         LATE FEES AND DEFAULT INTEREST. The 133 East 58th Street loan accrues interest at 12% per annum while the 133 East 58th Street Loan is in default.

                                     III-19

         TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. The 133 East 58th Street Loan becomes immediately due and payable upon the transfer of the 133 East 58th Street property except for the one time right to transfer the 133 East 58th Street Property, if among other things, (i) there is no event of default;
(ii) Lender reasonably approves the transferee's financial capacity, creditworthiness, proven ability to manage property of the type and nature of the 133 East 58th Street Property and the transferee's reputation in the community; (iii) the transferee assumes The 133 East 58th Street loan.

         The 133 East 58th Street Loan becomes immediately due and payable upon the transfer of ownership interests in the 133 East 58th Street Borrower unless certain conditions are satisfied, including without limitation (1) there is no event of default; and (2) upon such transfer, members of the Resnick Family (the principals of the 133 East 58th Street Borrower) own and control at least 51% of the combined general and limited partnership interests of the 133 East 58th Street Borrower.

         ESCROW/RESERVES. There are no reserves in place for the 133 East 58th Street loan.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances of the 133 East 58th Street property are prohibited except for a [one-time right] to incur subordinated debt if the net annual income (the income from the operation of the 133 East 58th Street Property after deducting all operating expenses, provisions for taxes and reserves and all other property deductions) in any year is more than 160% of the combined annual debt service and the combined loan to value ratio does not exceed 60%.

THE PROPERTY

         The 133 East 58th Street Property is a 14-story office building with 107,556 square feet of net rentable area. The 133 East 58th Street property was 93% occupied as of 11/1/99. A portion of the street level space of the building is occupied by retail tenants and the remainder of the building is devoted to office uses. The buildings exterior is a combination of masonry and terracotta at each level above the second floor.

         A major tenant of the 133 East 58th Street Property is Express, LLC. 58 other tenants occupy the remainder of the occupied space. Contractual lease expirations during the loan term are as follows: 13,321 square feet (12%) in 2000, 2,490 square feet (2%) in 2001, 12,330 square feet (11%) in 2002, 14,380 square feet (13%) in 2003, 8,888 square feet (8%) in 2004, 17,786 square feet (17%) in 2005, 891 square feet (1%) in 2006, 7,975 square feet (7%) in 2007,
21,425 square feet (20%) in 2008 and 754 square feet (1%) in 2009. As of 11/1/99, the average rent was $54.11 per square foot.

         As part of the closing process, the 133 East 58th Street Borrower delivered a municipal search report which revealed certain record violations. The 133 East 58th Street Borrower signed an agreement at closing undertaking to exercise best efforts to correct and cure the items disclosed in the municipal search report, to pay any associated fines and to satisfy certain other due diligence requirements. Certain of the violations have not been removed from the records of the municipal offices, but Borrower has delivered certifications or evidence that all the material requirements of the undertaking have been met.

MANAGEMENT

         The 133 East 58th Street Property is managed by Jack Resnick & Sons, Inc. (the "133 East 58th Street Property Manager"). According to information supplied by the 133 East 58th Street Borrower, the 133 East 58th Street Property Manager is an affiliated entity with the 133 East 58th Street Borrower and manages approximately 5,000,000 square feet of commercial space.


                                     III-20

LOAN NO. 17 - THE NORWALK DISTRIBUTION CENTER LOAN AND PROPERTY

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $13,778,154            Property Type:                   Industrial
Loan Type:                       Principal and          Location:                        Santa Fe Springs,
                                 Interest; Balloon                                       CA

Origination Date:                11/24/1999             Year Built/Renovated             1999
Maturity Date:                   12/1/2009              Square Footage:                  355,590
Mortgage Rate:                   8.515%                 Cut-off Date Balance/SF:         $39
Annual Debt Service:             $1,275,082             Appraisal Value:                 $20,800,000
DSCR:                            1.18x                  Cut-off Date LTV:                66.2%
Underwritable Cash Flow:         $1,509,059             Percent Leased:                  100.0%
Balance at Maturity:             $12,510,721            Percent Leased as of Date:       11/30/1999
------------------------------------------------------------------------------------------------------------


THE LOANS

         The Norwalk Distribution Center loan (the "Loan") is secured by a first mortgage on a new industrial warehouse building located in Santa Fe Springs, Los Angeles County, California (the "Property"). The Loan was originated by Wells Fargo Bank on November 24, 1999.

         THE BORROWER. The borrowing entity is PDC Norwalk, LLC (the "Borrower"), established in 1998 as a Special Purpose Entity. Nationwide Theatres Corp owns 99% of the borrowing entity. PDC Norwalk, Inc., a Delaware corporation owns 1% and manages the borrowing entity. Nationwide Theatres Corp and the borrowing entity are controlled by the Forman Family. Michael Forman serves as president and his son Christopher Forman is CEO of the controlling entity.

         SECURITY. The Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on the Borrower's fee interest in the Property. The Loan is non-recourse to the Borrower, subject to certain limited exceptions.

         MAJOR TENANTS. The major tenant at the Property is Performance Team Freight Systems Inc. Certain easement agreements established the rights and obligations of the tenants and the Borrower.

         PAYMENT TERMS. The Mortgage Rate is fixed at 8.515% per annum. The Loan requires monthly payments of principal and interest until its maturity date on December 1, 2009, at which time all unpaid principal and accrued but unpaid interest shall be due.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until the greater of two years post-securitization or the third anniversary of the Financing Documents. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment penalty is due if the Loan is prepaid within ninety
(90) days prior to maturity.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments, and the Loan accrues interest at the mortgage rate plus 5% per annum while the Loan is in default.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Mortgage Loan Documents provide that the Loan will become immediately due and payable upon any transfer of the borrower's interest in the property or upon the transfer of any ownership interest in the borrower without the prior written consent of the Lender, except in connection with any of the permitted transfers. Ownership interests in the borrower or the property may be transferred so long as Michael Forman or Christopher Forman retains at least 50% of the same type of ownership interest in the borrower and property held at the time the loan was made and Michael Forman or Christopher Forman


                                     III-21
continues to control the management of borrower and the property; and Michael Forman and Christopher Forman may also transfer their interest into a inter vivos family trust so long as the transferor is the trustee of the trust. The following conditions precedent must be satisfied with respect to all of the foregoing transfers: (a) 30 days' prior notice to the lender (together with documentation regarding the new ownership structure); (b) execution and delivery of documents that lender may reasonably require; (c) title insurance if required by lender; (d) payment of a $1,000 transfer fee; and (d) reimbursement to lender of all reasonable costs and expenses paid or incurred by lender.

         ESCROW/RESERVES. The Financing Documents require escrow deposits of $6,096 and $14,301 and monthly reserve deposits of $2,032 and $2,043 to pay for taxes and insurance premiums respectively.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

THE PROPERTY

         The subject property consists of a 15.622-acre rectangular-shaped, level parcel of land located on the east side of Norwalk Boulevard within an incorporated area of the city of Santa Fe Springs, Los Angeles Country, California. The subject property is a new, 355,590-sf industrial warehouse building with 30 foot clear heights. (The building is constructed of concrete tilt-up panels on a reinforced concrete foundation) The building is configured for one tenant, but is divisible to accommodate two tenants. The building includes 40 truck loading/unloading doors (38 dock high, two at dock level, accessible by ramp). The drives and parking areas are concrete on the truck access side and asphalt paved at the rear of the building. The office buildout totals approximately 16,497 sf or 5% of the building.

MANAGEMENT

         The Property is managed by the Borrower.

                                     III-22

LOAN NO. 18 - INTERNATIONAL AIRPORT CENTERS LOAN AND PROPERTY

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $13,684,373            Property Type:                   Industrial
Loan Type:                       Principal and          Location:                        Los Angeles, CA
                                 Interest; Balloon

Origination Date:                9/9/1999               Year Built/Renovated             1953/1998
Maturity Date:                   10/1/2009              Square Footage:                  330,358
Mortgage Rate:                   7.980%                 Cut-off Date Balance/SF:         $41
Annual Debt Service:             $1,206,214             Appraisal Value:                 $21,400,000
DSCR:                            1.25x                  Cut-off Date LTV:                63.9%
Underwritable Cash Flow:         $1,511,997             Percent Leased:                  100.0%
Balance at Maturity:             $12,290,805            Percent Leased as of Date:       9/30/1999

------------------------------------------------------------------------------------------------------------


THE LOANS

         The International Airport Centers loan (the "Loan") is comprised of a portfolio of eleven properties on a total of 14.65 acres acquired in July 1998. Seven of the properties are improved with bulk industrial buildings comprising 244,010 sf of rentable space, located on 12.67 acres. These buildings were developed between 1953-1978. Building clear heights range from 16 to 33 foot and each building has either dock-high or grade-level truck loading. Overall, office build-out ranges from 5 to 20%. The remaining four properties, 2.47 acres, are land leases. The multiple sites are in close proximity to each other and to the Los Angeles International Airport (LAX). Wells Fargo Bank originated the loan on September 9, 1999.

         THE BORROWER. IAC Aviation L.L.C. is the borrowing entity whose managing member is International Airport Centers L.L.C. (99% ownership), with IAC Investors - II L.L.C. (0.5%) and IAC Aviation Inc. (0.5%) as members.

         SECURITY. The Loan is secured by, among other things, a Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Deed of Trust") encumbering certain real property. The Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Mortgage Rate is fixed at 7.980% per annum. The Loan requires monthly payments of principal and interest of $100,517.89 until October 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The loan accrues interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until the greater of two years post-securitization or the third anniversary of the note. However, the Borrower may defease at any time after the above lock-out has expired. Defeasance is permitted only upon the satisfaction of certain conditions specified in the loan documents, including, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment penalty is due if the Loan is prepaid within ninety (90) days prior to maturity.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments and the loan accrues interest at the mortgage rate plus 5% per annum while in default.

TRANSFER OF PROPERTY OR INTEREST IN BORROWER

         The mortgage loan documents provide that the Loan will become immediately due and payable upon any transfer of the borrower's interest in the property or upon transfer of any ownership interest in the borrower without the prior written consent of lender, except in connection with the permitted transfer described below. The borrower may transfer no more than 49% in the aggregate of the limited liability company membership interests in borrower

                                     III-23
provided no Default has occurred and upon the following conditions, among others: a change in control of management of borrower shall not occur; the borrower shall continue to be a single purpose asset bankruptcy remote entity; the net worth of IAC shall not be less than immediately prior to such transfer; lender's reasonable acceptance of the character and credit history of the transferee. Provided however, borrower may transfer more than 49% of the limited liability interest in borrower and transfer control or management of borrower upon satisfaction of the above conditions and the following conditions, among others: debt to asset ratio of 70% or less; proposed transferee possesses ownership and management experience; payment of 0.5% transferee fee.

         ESCROW/RESERVES. The loan documents require monthly escrow deposits in the amount of $16,752 and $4,296 which are sufficient to pay taxes and insurance premiums, respectively, when due. The documents also provide for a $5,781 monthly escrow to cover tenant improvements and leasing commissions. In addition, the Documents provide for a $4,129 monthly escrow to cover replacement reserves.

         SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the documents. Borrower shall be permitted to enter into equipment leases for equipment to be used in the operation of the Property; provided, however, the aggregate amount of all such equipment leases shall be not more than $200,000.

THE PROPERTIES

         The property at 5315 W. 102nd Street is a rectangular-shaped 0.60 acre lot improved with a 11,870 rentable sf single-story light industrial building constructed in 1955. A single tenant, Rentokil, occupies 100% of the building.

         The property at 5330 and 5340 W. 102nd Street is a rectangular-shaped
1.68 acre parcel improved with a 73,085 rentable sf single-story light industrial building constructed in 1960. It is 100% occupied by two tenants, Warner Bros. and Custom Air. The majority of tenant space is warehouse-storage space with 12% build-out for Warner Bros. and 15% build-out for Custom Air.

         The property at 5540 W. 104th Street is a trapezoidal-shaped 0.46-acre parcel improved with a single-story light industrial building constructed in 1958. The building consists of 20,055 rentable sf and is 100% occupied by one tenant, Jack Mayesh Wholesale Florist.

         The property at 5320 W. 104th Street is an irregular-shaped 1.65-acre parcel improved with a 16,000 rentable sf single-story light industrial building constructed in 1963. In addition, there are two auxiliary butler-type metal buildings with 5,400 sf and 2,800 sf located at the rear side of the property constructed by the tenant and not included in total square footage. These two auxiliary buildings are constructed of pre-engineered metal and one is a "clean room" laboratory and the other is a "cryogenic" test facility. The building is 100% leased to National Technical Systems.

         The property at 5214 W. 104th Street is a rectangular-shaped 1.38 acre lot improved with a 12,000 rentable sf single-story industrial building constructed in 1978. It is 100% occupied by a single tenant, Mid America, and is used as a warehouse facility. There is 2,400 sf (20%) of office space which was added to the original building in 1994.

         The property at 10419-10425 La Cienega Blvd. is a rectangular-shaped 1.84-acre lot improved with a 36,000 rentable sf single-story light industrial building constructed in 1953. The building is 100% leased by Senderex Cargo, Inc. A subtenant, Ted Solomon Trucking, occupies a portion of the building.

         The property at 5540 Century Boulevard is a rectangular-shaped 2.98-acre lot improved with a 75,000 rentable sf single-story light industrial building constructed in 1953. It is 100% occupied by a single tenant, Panalpina, who sub-leases the building from the Neutrogena Corporation.

         The property at 5470 W. 102nd St. is a 17,163 sf lot, which is ground leased to Nordisk Aviation and is used as an open storage area. It is improved with asphalt paving and is secured by perimeter fencing.

                                     III-24

         The property at 5260 W. 104th St. is a 53,301 sf lot, which is ground leased to 5260 W. 104th Street Associates (L.A. Times). It is improved with a 12,000-sf single-story light industrial building constructed in 1951 and owned by the tenant.

         The property at Tract 15691, lot 77 is a 12,134 sf lot, which is ground leased to Enterprise Rent-a-Car. This lot is improved with asphalt paving and is used as an additional parking lot for the tenant.

         The property at 10201 S. La Cienega Boulevard is a 3,750 sf lot, which is ground leased to LAX Partners and used as a sidewalk easement and parking along the frontage of the Fox Rent-a-Car building. The lot is improved with asphalt paving and a concrete sidewalk.

MANAGEMENT

         The property is managed by International Airport Centers, LLC., an affiliate of the borrower.



                                     III-25

LOAN NO. 19 - MANHATTAN GATEWAY LOAN AND PROPERTY

------------------------------------------------------------------------------------------------------------
Cut off Date Balance:            $13,183,119            Property Type:                   Retail
Loan Type:                       Principal and          Location:                        Manhattan Beach,
                                 Interest; Balloon                                       CA

Origination Date:                11/23/1999             Year Built/Renovated             1999
Maturity Date:                   1/1/2010               Square Footage:                  82,000
Mortgage Rate:                   8.247%                 Cut-off Date Balance/SF:         $161
Annual Debt Service:             $1,189,672             Appraisal Value:                 $17,000,000
DSCR:                            1.18x                  Cut-off Date LTV:                77.5%
Underwritable Cash Flow:         $1,406,597             Percent Leased:                  100.0%
Balance at Maturity:             $11,889,100            Percent Leased as of Date:       11/18/1999
------------------------------------------------------------------------------------------------------------


THE LOAN

         The Manhattan Gateway loan (the "Loan") is secured by a newly constructed retail shopping center located at 1800 Rosecrans Avenue in Manhattan Beach, California. The Loan was originated by Wells Fargo Bank on November 23, 1999.

         THE BORROWER. The borrowing entity is comprised of 1800 Rosecrans Partners, LLC, with CCA Rosecrans, Inc. as a special purpose entity member. The borrower and CCA Rosecrans, Inc. are special purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, CCA Rosecrans, Inc.'s organizational documents require the unanimous vote of its directors in connection with the filing of a petition of bankruptcy relating to the borrower or CCA Rosecrans, Inc.

         SECURITY. The note is secured by, among other things, a Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Deed of Trust") encumbering certain real property.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Lender shall, two times only, consent to the voluntary sale or exchange of all of the Property by Trustor (as defined in the Deed of Trust) to a bon-a-fide third party purchaser, without any modification of the terms of this Note or the other Loan Documents, if no Default has occurred and is continuing and all the conditions found in the Promissory Note have been met.

         PAYMENT TERMS. The Mortgage Rate is fixed at 8.247% per annum. The Loan requires monthly payments of principle and interest until its maturity date on January 1, 2010, at which time all unpaid principal and accrued but unpaid interest shall be due and owing in full.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until the greater of two years post securitization or the third anniversary of the financing documents, at which time the Borrower may defease. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment penalty is due if the Loan is prepaid within ninety (90) days prior to maturity.

         LATE FEES AND DEFAULT INTEREST. There is a 4.0% late fee on overdue installments, and the Loan accrues interest at the mortgage rate plus 5.0% per annum while the Loan is in default.

THE PROPERTY

         The subject property is a newly-constructed, specialty retail shopping center known as Manhattan Gateway. The center is situated on two contiguous land parcels encompassing approximately 7.22 acres, located at the


                                     III-26
southwest corner of Rosecrans Avenue and Aviation Boulevard in Manhattan Beach, California. The entire development consists of 107,000 square feet with the subject portion of the center totaling 82,000 square feet. There is 68,000 square feet of in-line space situated at the southern portion of the site. This area is leased to four tenants, including Trader Joe's, Barnes & Noble, Pier 1, and Old Navy. The spaces leased to these tenants range in size from 10,000 to 25,000 square feet. In addition to the in-line space, there is a 6000 square foot retail building situated on a 39,277 square foot pad, near the northeast corner of the center, which is leased to Gateway Computers. There is also a ground lease pad situated along Rosecrans Avenue near the northwest corner of the center. This 74,918 square foot pad is ground leased to II Fornaio Restaurant, and contains an 8,000 square foot restaurant. An approximate 75,000 square foot portion of the total center site area was sold to REI in December 1998 where REI constructed its own 25,000 square foot building. The REI building is not part of the loan collateral.

MANAGEMENT

         The property is managed by Comstock, Crosser & Assoc. Mgmt., Inc., an affiliate of the Borrower.



                                     III-27

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------  ---------------------------------
MORGAN STANLEY DEAN WITTER         [GRAPHIC OMMITTED]           April 12, 2000
Securitized Products Group

                           MORGAN STANLEY DEAN WITTER
--------------------------------------------  ---------------------------------

                                 CMBS NEW ISSUE
                                   TERM SHEET

                   ------------------------------------------

                      EXPECTED PRICING DATE: APRIL 14, 2000

                   ------------------------------------------

                                  $626,951,030

                                  (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

                                  AS DEPOSITOR

                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLERS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

                   ------------------------------------------

MORGAN STANLEY DEAN WITTER
            GOLDMAN, SACHS & CO.
                 NORWEST INVESTMENT SERVICES, INC.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

TRANSACTION FEATURES

>>   Sellers:

--------------------------------------------------------------------------------
                                        NO. OF    CUT-OFF DATE       % OF

SELLERS                                  LOANS     BALANCE ($)       POOL
--------------------------------------------------------------------------------
 Principal Commercial Funding, LLC         65     325,011,895         47.1
 John Hancock Real Estate Finance, Inc.    22     157,303,310         22.8
 Wells Fargo Bank, N.A.                    34     154,329,406         22.4
 Morgan Stanley Dean Witter Mortgage       12      52,820,091          7.7
 Capital Inc.
--------------------------------------------------------------------------------
 TOTAL:                                   133    $689,464,702        100.0%

--------------------------------------------------------------------------------

>>   Loan Pool:

     o    Average Cut-off Date Balance: $5,183,945

     o    Largest loan by Cut-off Date Balance (including crossed loans):
          $20,833,699 (3.0% of Pool, secured by a cross-collateralized pool of 5 office properties)

     o Five largest and ten largest loans (including crossed loans): 13.6% and 23.8% of Pool, respectively

>>   Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.50x

     o Weighted average loan-to-value of 65.4%; weighted average balloon loan-to-value of 56.8%

>>   Property Types:

     o Retail, office, industrial and multifamily properties comprise 92.0% of Pool

OFFICE         INDUSTRIAL          MULTIFAMILY         RETAIL

31.8%          16.9%               10.3%               33.0%

ASSISTED LIVING - 3.1%
HOSPITALITY - 2.0%
SELF-STORAGE FACILITY - 1.4%
MOBILE HOME PARK - 0.8%
MIXED USE - 0.8%


>>   Call Protection:

     o Lockout period ranging from 24 to 59 months, then defeasance provisions: 63.8%

     o Lockout period ranging from 30 to 60 months, then the greater of yield maintenance and 1.0%: 31.6%

     o Lockout period ranging from 32 to 41 months, then the option of either defeasance provisions or the greater of yield maintenance and 1.0%:
          4.5%

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly Certificateholder Reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.lnbabs.com. Updated property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index

** NOTE THAT ALL NUMBERS PRESENTED HEREIN ARE AS OF A MARCH 1, 2000 CUT-OFF DATE UNLESS OTHERWISE NOTED **

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1


OFFERED CERTIFICATES

----------- -------------------- ---------------- -------------- -------------- --------------- ---------------- ------------------
                  INITIAL                                                                       EXPECTED FINAL         INITIAL
                CERTIFICATE       SUBORDINATION      RATINGS        AVERAGE       PRINCIPAL      DISTRIBUTION        PASS-THROUGH
  CLASS         Balance(1)           LEVELS        (FITCH/S&P)      LIFE(2)      WINDOW(2)(3)       DATE(2)            RATE(4)
----------- -------------------- ---------------- -------------- -------------- --------------- ---------------- ------------------
A-1            $113,834,030            19.75%        AAA/AAA          5.70          1-103          11/15/08             TBD(5)
----------- -------------------- ---------------- -------------- -------------- --------------- ---------------- ------------------
A-2             439,000,000            19.75         AAA/AAA          9.34         103-116         12/15/09             TBD(5)
----------- -------------------- ---------------- -------------- -------------- --------------- ---------------- ------------------
B                22,408,000            16.50          AA/AA           9.69         116-117          1/15/10             TBD(5)
----------- -------------------- ---------------- -------------- -------------- --------------- ---------------- ------------------
C                25,854,000            12.75           A/A            9.72         117-117          1/15/10             TBD(5)
D                 8,619,000            11.50          A-/A-           9.72         117-117          1/15/10             TBD(5)
----------- -------------------- ---------------- -------------- -------------- --------------- ---------------- ------------------
E                17,236,000             9.00         BBB/BBB          9.74         117-118          2/15/10             TBD(5)
----------- -------------------- ---------------- -------------- -------------- --------------- ---------------- ------------------

PRIVATE CERTIFICATES (6)

----------- ------------------- ---------------- --------------- ------------- --------------- ---------------- -------------------
            INITIAL AGGREGATE
               CERTIFICATE                                                                     EXPECTED FINAL          INITIAL
                BALANCE OR       SUBORDINATION      RATINGS        AVERAGE       PRINCIPAL      DISTRIBUTION        PASS-THROUGH
  CLASS     NOTIONAL AMOUNT(1)      LEVELS        (FITCH/S&P)      LIFE(2)      WINDOW(2)(3)       DATE(2)             RATE(4)
----------- ------------------- ---------------- --------------- ------------- --------------- ---------------- -------------------
X              $689,003,732(7)         ---          AAA/AAAr          ---           ---           11/15/19           Variable(8)
----------- ------------------- ---------------- --------------- ------------- --------------- ---------------- -------------------
F                 6,895,000            8.00        BBB-/BBB-          9.80        118-118          2/15/10             TBD(5)
----------- ------------------- ---------------- --------------- ------------- --------------- ---------------- -------------------
G                 1,724,000            7.75         NR/BBB-           9.80        118-118          2/15/10             TBD(5)
----------- ------------------- ---------------- --------------- ------------- --------------- ---------------- -------------------
H - M            53,433,701            ---              ---             ---           ---             ---               6.50%
----------- ------------------- ---------------- --------------- ------------- --------------- ---------------- -------------------

Notes:    (1)  As of April 1, 2000. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2) Based on the Structuring Assumptions described in the Prospectus Supplement (including a settlement date of April 26, 2000) and assuming 0% CPR.

          (3) Principal window is the period (expressed in terms of months and commencing with the month May) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Structuring Assumptions, assuming 0% CPR.

          (4) The Class A-1 and A-2 will accrue interest at a fixed rate. The Class B, C, D, E, F, G and X Certificates will accrue interest at a variable rate as described below.

          (5) The Pass-Through Rate on the Class A-1, A-2, B, C, D, E, F and G certificates will be determined at pricing.

          (6) Certificates to be offered privately pursuant to Rule 144A.

          (7) Class X Notional Amount is equal to the sum of all Principal Balance Certificates outstanding from time to time.

          (8) The Pass-Through Rate on the Class X Certificates on each Distribution Date will equal, in general, the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have principal amounts.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

I.  ISSUE CHARACTERISTICS

Issue Type:                       Public:  Class A-1, A-2, B, C, D and E (the "Offered Certificates")

                                  Private (Rule 144A):  Class X, F and G

Securities Offered:               $626,951,030 monthly pay, multi-class
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including two
                                  fixed-rate principal and interest classes (A-1
                                  and A-2) and four variable-rate principal and
                                  interest classes (B, C, D and E)

Collateral:                       The collateral  consists of a $689,464,702  pool of 133 fixed-rate  commercial and multifamily Mortgage Loans

Sellers:                          Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc., Wells
                                  Fargo Bank, National Association and Morgan Stanley Dean Witter Mortgage Capital
                                  Inc.

Lead Manager:                     Morgan Stanley & Co. Incorporated

Co-Manager:                       Goldman, Sachs & Co., Norwest Investment Services Inc.

Master Servicer:                  Wells Fargo Bank, National Association

Primary Servicers:                Principal  Capital  Management,  LLC, John Hancock Real Estate  Finance,  Inc. and
                                  Wells Fargo Bank, National Association

Special Servicer:                 Lennar Partners, Inc.

Trustee/Fiscal Agent:             LaSalle Bank National Association/ABN AMRO Bank N.V.

Paying Agent                      Norwest Bank, National Association

Expected Pricing Date:            April 14, 2000

Closing Date:                     On or about April 26, 2000

Distribution Dates:               The 15th of each month, commencing May 15, 2000

Cut-off Date:                     March 1, 2000 for any  Mortgage  Loan that has a due date on the first day of each month.  The  Cut-off  Date for any  mortgage  loan that has a due date on the date other than the first day of each month  shall be March 5, 2000.  For  purposes  of the  information  contained in this Term Sheet, we present those loans as if their scheduled  payments  due in March 2000 were due on March 1,  2000,  not the actual day which such scheduled payments were due.

Minimum Denominations:            $25,000 for Class A Certificates;  $100,000 for all other Certificates (other than the Class R Certificates)

Settlement Terms:                 DTC, Euroclear and Cedel, same day funds, with accrued interest

Legal/Regulatory Status:          Class A-1 and A-2  Certificates  are expected to be eligible for exemptive  relief under ERISA.  No Class of Certificates is SMMEA eligible

Risk Factors:                     THE  CERTIFICATES  INVOLVE  A  DEGREE  OF RISK  AND MAY  NOT BE  SUITABLE  FOR ALL
                                  INVESTORS.  SEE THE "RISK FACTORS"  SECTION OF THE  PROSPECTUS  SUPPLEMENT AND THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

II.  STRUCTURE CHARACTERISTICS


The Class A-1 and A-2 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, D and E are variable rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                                                 CLASS X (1)(2)

CLASS A-1                                                        $113.8MM
                                    AAA/AAA
                                      TBD

CLASS A-2                                                        $439.0MM
                                    AAA/AAA
                                      TBD

CLASS B                                                           $22.4MM
                                     AA/AA
                                      TBD

CLASS C                                                           $25.9MM
                                      A/A
                                      TBD

CLASS D                                                            $8.6MM
                                     A-/A-
                                      TBD

CLASS E                                                           $17.2MM
                                    BBB/BBB
                                      TBD

CLASS F(2)                                                         $6.9MM
                                   BBB-/BBB-
                                      TBD

CLASS G(2)                                                         $1.7MM
                                    NR/BBB-
                                      TBD


CLASSES H - M(2)                                                  $53.4MM
                                     6.50%


         NR = NOT RATED

Notes:   (1) Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at the weighted average Class X Strip Rates for the respective classes of Principal Balance Certificates. The Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through Rate for such class and such Distribution Date.

         (2) To be offered privately pursuant to Rule 144A.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

APPLIED LOSSES                CASH FLOW


                                     CLASS X

A-1

A-1

A-2                                                              [X] Interest
                                                                 [ ] Principal
A-2

B

B

C

C

D

D

E

E

F

F

G

G

H

H

J

J

K

K

L

L

                                                            M

                                                            M

0         50        100       150       200       250

                                 MONTHS






Notes:    (1)  The class A-1, A-2 and X certificates will be paid interest on a pro rata basis.

          (2) The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

    Interest Distributions:            Each Class of Certificates (other than
                                       the Class R-I, Class R-II, Class R-III
                                       and Class R-IV Certificates) will be
                                       entitled on each Distribution Date to
                                       interest accrued at its Pass-Through Rate on the outstanding Certificate Balance or Notional Amount of such Class, as applicable.

    Pass-Through Rates:                Class A-1:         TBD
                                       Class A-2:         TBD
                                       Class B:           TBD
                                       Class C:           TBD
                                       Class D:           TBD
                                       Class E:           TBD
                                       Class F:           TBD
                                       Class G:           TBD
                                       Classes H - M:     6.50%
                                       Class X:           See Note 1 on page T-5

                                       The Pass-Through Rate for each class of
                                       Principal Balance Certificates for any
                                       Distribution Date will not exceed the
                                       Weighted Average Net Mortgage Rate
                                       ("NWAC") for such Distribution Date.

    Principal Distributions:           Principal will be distributed on each
                                       Distribution Date to the most senior
                                       Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance
                                       Certificates outstanding, until its
                                       Certificate Balance is reduced to zero
                                       (sequential order). If, due to losses,
                                       the Certificate Balances of the Class B
                                       through Class M Certificates are reduced to zero or Appraisal Reductions exceed the aggregate Certificate Balance of the Subordinate Certificates, payments of principal to the Class A-1 and A-2
                                       Certificates will be made on a pro rata
                                       basis.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

    Prepayment Premium Allocation:      Any Prepayment Premiums collected with
                                        respect to a Mortgage Loan during any
                                        particular Collection Period will be
                                        distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date
                                        (allocable on a pro-rata basis based on
                                        principal payments if there is more than one Class of Principal Balance
                                        Certificates enti
tled to a distribution
                                        of principal) in an amount equal to the
                                        lesser of (a) such Prepayment Premium
                                        and (b) Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal
                                        Balance Certificates then outstanding
                                        (or, in the case of two Classes of Class
                                        A Certificates, the one with the earlier payment priority), over the relevant
                                        Discount Rate (as defined in the
                                        Prospectus Supplement), and the
                                        denominator of which is equal to the
                                        excess, if any, of the Mortgage Rate of
                                        the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                        The portion, if any, of the Prepayment
                                        Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the F and G Certificates are the excluded classes.

                                        The following is an example of the
                                        Prepayment Premium Allocation under (b)
                                        above based on the information contained herein and the following assumptions:

                                        o    Two Classes of Certificates: Class
                                             A-1 and X

                                        o    The characteristics of the Mortgage
                                             Loan being prepaid are as follows:

                                             - Loan Balance:   $10,000,000
                                             - Mortgage Rate:  8.00%
                                             - Maturity Date:  10 years
                                                               (March 1, 2010)
                                        o    The Discount Rate is equal to 5.75%
                                        o    The Class A-1 Pass-Through Rate is
                                             equal to 7.00%

                                            CLASS A-1           CLASS X
                 METHOD                    CERTIFICATES        CERTIFICATES
------------------------------------------ ------------        ------------

 (Class A-1 Pass Through Rate - Discount     (7.00%-5.75%)     (100.00%-55.56%)
                  Rate)
------------------------------------------ ------------------
     (Mortgage Rate - Discount Rate)         (8.00%-5.75%)

                                           ------------------  -----------------
Prepayment Premium Allocation                  55.56%              44.44%

    Credit Enhancement:                 Each Class of Certificates (other than
                                        Classes A-1, A-2 and X) will be
                                        subordinate to all other Classes with an earlier alphabetical Class designation.

    Advancing:                          The Master Servicer, the Trustee and the
                                        Fiscal Agent (in that order) will each
                                        be obligated to make P&I Advances and
                                        Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

    Realized Losses and Expense        Realized Losses and Expense Losses, if
    Losses:                            any, will be allocated to Class M, Class
                                       L, Class K, Class J, Class H, Class G,
                                       Class F, Class E, Class D, Class C and
                                       Class B Certificates, in that order, and then to Classes A-1 and A-2 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto.
                                       Any interest shortfall of any Class of
                                       Certificates will result in unpaid
                                       interest for such Class which, together
                                       with interest thereon compounded monthly at one-twelfth the applicable
                                       Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

    Prepayment Interest Shortfalls:    For any Distribution Date, any Net
                                       Aggregate Prepayment Interest Shortfall
                                       not offset by the Master Servicing Fee
                                       will generally be allocated pro rata to
                                       each Class of Certificates in proportion to its entitlement to interest.

    Appraisal Reductions:              An appraisal reduction generally will be
                                       created in the amount, if any, by which
                                       the Principal Balance of a Specially
                                       Serviced Mortgage Loan (plus other
                                       amounts overdue in connection with such
                                       loan) exceeds 90% of the appraised value of the related Mortgaged Property. The
                                       Appraisal Reduction Amount will reduce
                                       proportionately the amount of advances
                                       for such loan, which reduction will
                                       result, in general, in a reduction of
                                       interest distributable to the most
                                       subordinate Class of Principal Balance
                                       Certificate outstanding.

                                       An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

    Operating Adviser:                 The Operating Adviser, which may be
                                       appointed by the Controlling Class, will have the right to receive notice from the Special Servicer with respect to certain actions regarding Specially
                                       Serviced Mortgage Loans. Examples
                                       include the right to make certain
                                       modifications, foreclose, sell, bring an
                                       REO Property into environmental
                                       compliance or accept substitute or
                                       additional collateral.

    Controlling Class:                 The Controlling Class will generally be
                                       the most subordinate Class of
                                       Certificates outstanding at any time
                                       or, if the Certificate Balance of such
                                       Class is less than 25% of the initial
                                       Certificate Balance of such Class, the
                                       next most subordinate Class of Principal
                                       Balance Certificates.

    Special Servicer:                  In general, the Special Servicer has the
                                       right to modify the terms of a Specially
                                       Serviced Mortgage Loan if it determines
                                       that such modification would increase
                                       the net present value of the proceeds to the Trust, provided that the Special
                                       Servicer generally may not (i) extend
                                       the maturity date of a Mortgage Loan
                                       beyond two years prior to the Final
                                       Rated Distribution Date or (ii) if the
                                       Specially Serviced Mortgage Loan is
                                       secured by a ground lease, extend the
                                       maturity date beyond a date which is ten
                                       (10) years prior to the expiration of
                                       the ground lease.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

    Optional Termination:               The majority holders of the Controlling
                                        Class, the Depositor, the Master
                                        Servicer, the Special Servicer and the
                                        holder of the majority interest in the
                                        Class R-I Certificates, in that order,
                                        will have the option to purchase, in
                                        whole but not in part, the Mortgage
                                        Loans and any other property remaining
                                        in the Trust Fund on any Distribution
                                        Date on or after the Distribution Date
                                        on which the aggregate Certificate
                                        Balance of all Classes of Principal
                                        Balance Certificates then outstanding is less than or equal to 1% of the Initial
                                        Pool Balance. The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans, other than any Mortgage Loans as to which the Master
                                        Servicer has determined that all
                                        payments or recoveries with respect
                                        thereto have been made, plus accrued and unpaid interest at the Mortgage Rate - or the Mortgage Rates less the Master
                                        Servicing Fee Rate if the Master
                                        Servicer is the purchaser - to the Due
                                        Date for each Mortgage Loan ending in
                                        the Collection Period with respect to
                                        which such purchase occurs, plus
                                        un-reimbursed Advances, with interest
                                        thereon at the Advance Rate and the fair market value of any other property remaining in the Trust Fund.

   Reports to Certificateholders:       The Trustee will prepare and deliver
                                        monthly Certificateholder Reports. The
                                        Special Servicer will prepare and
                                        deliver to the Trustee a monthly Special
                                        Servicer Report summarizing the status
                                        of each Specially Serviced Mortgage
                                        Loan. The Master Servicer and the
                                        Special Servicer will prepare and
                                        deliver to the Trustee an annual report
                                        setting forth, among other things, the
                                        debt service coverage ratios for each
                                        Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans is expected to be available electronically at www.lnbabs.com.

The foregoing terms and structural characteristics of the Certificates are in all respects subject to the more detailed description thereof in the Prospectus, Prospectus Supplement and Pooling and Servicing Agreement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

III. SELLERS       Principal Commercial Funding, LLC ("PCF")

                   The Mortgage Pool includes 65 Mortgage Loans, representing 47.1% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                   PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                   John Hancock Real Estate Finance, Inc. ("JHREF")

                   The Mortgage Pool includes 22 Mortgage Loans, representing 22.8% of the Initial Pool Balance, that were originated by JHREF.

                   JHREF is a wholly owned subsidiary of John Hancock Subsidiaries, Inc., which is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                   JHREF presently has seven offices across the country and a loan servicing center located in Atlanta, Georgia. Each of the JHREF Loans was underwritten at JHREF's Boston headquarters and closed by JHREF.

                   Wells Fargo Bank, National Association ("WF")

                   The Mortgage Pool includes 34 Mortgage Loans, representing 22.4% of the Initial Pool Balance, that were originated by WF. WF is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by WF were originated through its Capital Markets Group, which has completed eight previous conduit securitizations.

                   Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC")

                   The Mortgage Pool includes 12 Mortgage Loans, representing 7.7% of the Initial Pool Balance, that were originated by or on behalf of MSDWMC. MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

IV.  COLLATERAL DESCRIPTION

Summary: The Mortgage Pool consists of a $689,464,702 pool of 133 fixed-rate, mortgage loans secured by first liens on commercial and multifamily properties located throughout 26 states. As of the Cut-off Date, the Mortgage Loans have a weighted average mortgage rate of 7.866% and a weighted average remaining term to maturity of 116 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

                                TEN LARGEST LOANS

-------------------------------- ---------------- ------- ---------- --------------- --------- --------- -------- --------- --------
                                                          PROPERTY    CUT-OFF DATE             LOAN PER                     BALLOON
         PROPERTY NAME                CITY        STATE     TYPE        BALANCE      UNITS/SF  UNIT/SF    DSCR      LTV       LTV
-------------------------------- ---------------- ------- ---------- --------------- --------- --------- -------- --------- --------
325 West Huron Street            Chicago            IL     Office        $7,026,460   115,170    $59      1.49     73.1%      65.3%
322 South Green Street           Chicago            IL     Office        $5,306,697    84,330    $59      1.49     73.1%      65.3%
222 W. Hubbard                   Chicago            IL     Office        $3,783,478    52,079    $59      1.49     73.1%      65.3%
212  W. Superior                 Chicago            IL     Office        $2,899,029    64,771    $59      1.49     73.1%      65.3%
215 W. Superior                  Chicago            IL     Office        $1,818,035    34,744    $59      1.49     73.1%      65.3%
                                                                         ----------
                       SUBTOTAL                                      (1)$20,833,699

One Commerce Center              Colorado           CO     Office        $4,387,365    81,956    $48      1.57     51.4%      46.3%
                                 Springs
Centennial Center                Louisville         CO     Office        $6,381,622    84,356    $48      1.57     51.4%      46.3%
Columbine Place                  Denver             CO     Office        $6,281,910   145,137    $48      1.57     51.4%      46.3%
Erindale Square Retail Center    Colorado           CO     Retail        $2,891,673   103,010    $48      1.57     51.4%      46.3%
                                 Springs                                 ----------

                       SUBTOTAL                                      (2)$19,942,570

Fontana Plaza                    Fontana            CA     Retail        $8,083,152   124,399    $59      1.51     72.4%      64.5%
Plaza East                       Fontana            CA     Retail        $5,356,861    98,246    $59      1.51     72.4%      64.5%
Foothill Plaza                   Fontana            CA     Retail        $5,136,776    93,989    $59      1.51     72.4%      64.5%
                                                                         ----------
                       SUBTOTAL                                      (3)$18,576,789

Jabil Circuit Building           San Jose           CA    Industrial (4)$18,569,532   181,736    $102     1.26     74.7%      67.6%

Lincoln North                    Lincoln            MA     Office    (5)$16,117,285   124,998    $129     1.51     68.3%      60.6%

120 East 23rd Street             New York           NY     Office    (6)$14,832,033   236,406    $63      1.85     43.0%      34.4%

133 East 58th Street             New York           NY     Office    (7)$14,272,720   107,556    $133     2.25     38.0%      25.9%

Norwalk Distribution Center      Santa Fe           CA    Industrial (8)$13,778,154   355,590    $39      1.18     66.2%      60.1%
                                 Springs
International Airport Center -   Los Angeles        CA    Industrial (9)$13,684,373   330,358    $41      1.25     63.9%      57.4%
LAX
Manhattan Gateway                Manhattan Beach    CA     Retail   (10)$13,183,119    82,000    $161     1.18     77.5%      69.9%


-------------------------------- ---------------- ------- ---------- --------------- --------- --------- -------- --------- --------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $$626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

                             GEOGRAPHIC DISTRIBUTION

WA

1.8%

OR

0.9%

Northern
CA
13.9%

CA
35.3%

Southern
CA
21.4%

AZ
3.4%

CO
3.7%

NM
0.5%

OK
1.1%

TX
3.3%

MN
1.8%

LA
2.7%

WI
1.8%

IL
3.9%

MI
0.4%

OH
4.6%

NY
4.7%

PA
2.5%

VA
0.5%

NC
3.6%

SC
0.5%

GA
6.4%

FL
5.1%

MA
4.1%

RI
1.7%

CT
0.7%

NJ
4.0%

MD
1.3%


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $$626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1


CUT-OFF DATE
BALANCE ($)

-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1,000,001 to 2,000,000         21       34,285,203     4.97
2,000,001 to 3,000,000         29       72,501,510     10.52
3,000,001 to 4,000,000         17       57,837,507     8.39
4,000,001 to 5,000,000         14       63,803,692     9.25
5,000,001 to 6,000,000         11       59,959,138     8.70
6,000,001 to 7,000,000         10       65,042,998     9.43
7,000,001 to 8,000,000          4       30,670,228     4.45
8,000,001 to 9,000,000          5       42,895,038     6.22
9,000,001 to 10,000,000         8       77,693,272     11.27
10,000,001 to 15,000,000       12      150,089,299     21.77
15,000,001 to 20,000,000        2       34,686,817     5.03
-----------------------------------------------------------------
TOTAL:                        133     $689,464,702   100.00%
-----------------------------------------------------------------
Min: $1,148,373  Max: $18,569,532  Average: $5,183,945
-----------------------------------------------------------------



STATE
-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
California                   45        243,233,659    35.28
Georgia                       6         44,384,613     6.44
Florida                       6         34,964,803     5.07
New York                      3         32,241,186     4.68
Ohio                          8         31,524,889     4.57
Massachusetts                 3         28,501,376     4.13
New Jersey                    6         27,564,971     4.00
Illinois                      7         26,960,034     3.91
Colorado                      6         25,580,717     3.71
North Carolina                4         24,830,378     3.60
Arizona                       5         23,402,960     3.39
Texas                         8         22,757,056     3.30
-----------------------------------------------------------------
TOTAL:                      133       $689,464,702   100.00%
-----------------------------------------------------------------



PROPERTY TYPE
-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
Retail                         44       227,385,477   32.98
Office                         40       219,004,669   31.76
Industrial/Warehouse           20       116,655,642   16.92
Multifamily                    17        70,962,276   10.29
Health Care                     2        21,332,134    3.09
Hospitality                     2        13,914,858    2.02
Self Storage                    4         9,354,372    1.36
Mobile Home Park                2         5,453,595    0.79
Mixed Use                       2        $5,401,679    0.78
-----------------------------------------------------------------
TOTAL:                        133      $689,464,702  100.00%
-----------------------------------------------------------------

MORTGAGE RATE (%)
-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
6.501 to 7.000                 4       34,787,883      5.05
7.001 to 7.500                28      167,152,140     24.24
7.501 to 8.000                37      184,183,564     26.71
8.001 to 8.500                52      248,279,431     36.01
8.501 to 9.000                12       55,061,684      7.99
---------------------------------------------------------------
TOTAL:                       133     $689,464,702    100.00%
---------------------------------------------------------------
 Min:  6.760%  Max:  8.930%  Wtd Avg:  7.866%
-----------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)
-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1 to 60                         2        3,873,849      0.56
61 to 120                     123      653,804,857     94.83
121 to 180                      6       25,399,589      3.68
181 to 240                      2        6,386,407      0.93
---------------------------------------------------------------
TOTAL:                        133     $689,464,702    100.00%
---------------------------------------------------------------
Min:  60   Max:  240   Wtd Avg:  122
---------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)
-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1 to 60                        2        3,873,849      0.56
61 to 120                    124      656,087,835     95.16
121 to 180                     5       23,116,610      3.35
181 to 240                     2        6,386,407      0.93
---------------------------------------------------------------
TOTAL:                       133     $689,464,702    100.00%
---------------------------------------------------------------
Min:  52    Max:  236   Wtd Avg:  116
---------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
----------------------------------------------------------------
30.1 to 40.0                   4        22,907,493      3.32
40.1 to 50.0                  15        64,141,457      9.30
50.1 to 60.0                  20        97,558,205     14.15
60.1 to 70.0                  40       202,672,829     29.40
70.1 to 80.0                  54       302,184,718     43.83
----------------------------------------------------------------
TOTAL:                       133      $689,464,702    100.00%
----------------------------------------------------------------
 Min:  33.7%   Max:  79.9%   Wtd Avg: 65.4%
----------------------------------------------------------------


BALLOON LOAN-TO-VALUE RATIO (%)
-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
0.1 to 10.0                     6      14,143,705       2.05
20.1 to 30.0                    4      22,907,493       3.32
30.1 to 40.0                    4      25,660,798       3.72
40.1 to 50.0                   20     93,861,992       13.61
50.1 to 60.0                   36     156,007,369      22.63
60.1 to 70.0                   56     338,968,744      49.16
70.0 to 80.0                    7      37,914,600       5.50
------------------------------------------------------------------
TOTAL:                        133     $689,464,702    100.00%
------------------------------------------------------------------


Min:  0.3%   Max:  72.3%   Wtd Avg:  56.8%
------------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)

-----------------------------------------------------------------
                             NO. OF    AGGREGATE
                            MORTGAGE  CUT-OFF DATE     % OF
                             LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1.16 to 1.25                  17       101,388,617    14.71
1.26 to 1.35                  28       144,633,995    20.98
1.36 to 1.50                  40       188,282,924    27.31
1.51 to 1.75                  26       138,682,243    20.11
1.76 to 2.00                  10        55,095,297     7.99
2.01>=                        12        61,381,626     8.90
-----------------------------------------------------------------
TOTAL:                       133      $689,464,702   100.00%
------------------------------------------------------------------
Min:  1.18x    Max:  2.91x    Wtd Avg:  1.50x
------------------------------------------------------------------



All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. Generally, for the purposes of the presentation of Mortgage Pool information, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $626,951,030 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE1

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%)
----------------------- ----------------- ------------------ ----------------- ----------------- ------------------ ----------------
      PREPAYMENT             MAR 00            MAR 01             MAR 02            MAR 03            MAR 04             MAR 05
     RESTRICTIONS
----------------------- ----------------- ------------------ ----------------- ----------------- ------------------ ----------------
Locked Out/Defeasance         100.00%           100.00%             97.95%            84.52%            77.53%             63.98%
Yield Maintenance Total         0.00%             0.00%              2.05%            15.48%            22.19%             36.02%
Penalty Points:
    5.00% and greater           0.00%             0.00%              0.00%             0.00%             0.00%              0.00%
    4.00%  to 4.99%             0.00%             0.00%              0.00%             0.00%             0.00%              0.00%
    3.00% to 3.99%              0.00%             0.00%              0.00%             0.00%             0.00%              0.00%
    2.00% to 2.99%              0.00%             0.00%              0.00%             0.00%             0.00%              0.00%
    1.00% to 1.99%              0.00%             0.00%              0.00%             0.00%             0.00%              0.00%
Open                            0.00%             0.00%              0.00%             0.00%             0.29%              0.00%
----------------------- ----------------- ------------------ ----------------- ----------------- ------------------ ----------------
TOTAL                         100.00%           100.00%            100.00%           100.00%           100.00%            100.00%
----------------------- ----------------- ------------------ ----------------- ----------------- ------------------ ----------------
Pool Balance            $689,464,701.95    $682,881,108.76   $675,707,481.14   $667,914,557.31    $659,596,656.43   $646,839,417.03
Outstanding
% of Initial Pool            100.00%             99.05%            98.00%            96.87%             95.67%            93.82%
Balance
----------------------- ----------------- ------------------ ----------------- ----------------- ------------------ ----------------


PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED
---------------------- ------------------ ----------------- ----------------- ------------------ -----------------

     PREPAYMENT

    RESTRICTIONS            MAR 06             MAR 07            MAR 08            MAR 09             MAR 10
---------------------- ------------------ ----------------- ----------------- ------------------ -----------------
Locked Out/Defeasance         64.07%             64.16%            64.26%            62.52%             97.23%
Yield Maintenance             35.93%             35.84%            32.71%            18.16%              2.77%
Total
Penalty Points:
    5.00% and greater          0.00%              0.00%             0.00%             0.00%              0.00%
    4.00%  to 4.99%            0.00%              0.00%             0.00%             0.00%              0.00%
    3.00% to 3.99%             0.00%              0.00%             0.00%             0.00%              0.00%
    2.00% to 2.99%             0.00%              0.00%             0.00%             0.00%              0.00%
    1.00% to 1.99%             0.00%              0.00%             0.00%             0.00%              0.00%
Open                           0.00%              0.00%             3.03%            19.33%              0.00%
---------------------- ------------------ ----------------- ----------------- ------------------ -----------------
TOTAL                        100.00%            100.00%           100.00%           100.00%            100.00%
---------------------- ------------------ ----------------- ----------------- ------------------ -----------------
Pool Balance             $636,859,556.10   $626,062,708.90   $614,490,019.24    $550,831,327.32    $22,605,224.74
Outstanding
% of Initial Pool             92.37%             90.80%            89.13%            79.89%              3.28%
Balance
---------------------- ------------------ ----------------- ----------------- ------------------ -----------------


Notes:    (1)  The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

          (2) Thirty-one (31) loans with an aggregate principal balance of $146,617,473 are structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. If release conditions are not met, there will be partial prepayments of said mortgage loans to be accompanied by a yield maintenance premium. The aggregate amount of the partial prepayments is $14,993,983.

          (3) See footnote 14 in Appendix II for a description of the Yield Maintenance.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------
STATEMENT SECTIONS                                                    PAGE(S)
------------------                                                    -------
Certificate Distribution Detail                                          2
Certificate Factor Detail                                                3
Reconciliation Detail                                                    4
Other Required Information                                               5
Ratings Detail                                                           6
Current Mortgage Loan and Property Stratification Tables               7 - 9
Mortgage Loan Detail                                                    10
Principal Prepayment Detail                                             11
Historical Detail                                                       12
Delinquency Loan Detail                                                 13
Specially Serviced Loan Detail                                        14 - 15
Modified Loan Detail                                                    16
Liquidated Loan Detail                                                  17
--------------------------------------------------------------------------------

               DEPOSITOR
-----------------------------------------
Morgan Stanley Dean Witter Capital I Inc.
1585 Broadway
New York, NY 10036


Contact:       General Information Number
Phone Number:  (212) 761-4700
-----------------------------------------


             MASTER SERVICER
-----------------------------------------
Wells Fargo Bank, National Association
420 Montgomery Street, 10th Floor
San Francisco, CA 94104


Contact:       Matilde Sanchez
Phone Number:  (415) 222-2364
-----------------------------------------


            SPECIAL SERVICER
-----------------------------------------
Lennar Partners, Inc.
700 N.W. 107th Avenue
Miami, FL 33172


Contact:       Steve Bruha
Phone Number:  (305) 229-6614
-----------------------------------------

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                        CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------
                  Pass-Through   Original     Beginning       Principal       Interest
Class     CUSIP       Rate       Balance       Balance       Distribution   Distributon
-----------------------------------------------------------------------------------------
 A-1               0.000000%       0.00          0.00            0.00           0.00
 A-2               0.000000%       0.00          0.00            0.00           0.00
  B                0.000000%       0.00          0.00            0.00           0.00
  C                0.000000%       0.00          0.00            0.00           0.00
  D                0.000000%       0.00          0.00            0.00           0.00
  E                0.000000%       0.00          0.00            0.00           0.00
  F                0.000000%       0.00          0.00            0.00           0.00
  G                0.000000%       0.00          0.00            0.00           0.00
  H                0.000000%       0.00          0.00            0.00           0.00
  I                0.000000%       0.00          0.00            0.00           0.00
  J                0.000000%       0.00          0.00            0.00           0.00
  K                0.000000%       0.00          0.00            0.00           0.00
  L                0.000000%       0.00          0.00            0.00           0.00
  M                0.000000%       0.00          0.00            0.00           0.00
 RI                0.000000%       0.00          0.00            0.00           0.00
 RII               0.000000%       0.00          0.00            0.00           0.00
RIII               0.000000%       0.00          0.00            0.00           0.00
----------------------------------------------------------------------------------------
Totals                             0.00          0.00            0.00           0.00
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                          Realized Loss/                                         Current
          Prepayment     Additional Trust        Total            Ending      Subordination
Class     Penalties       Fund Expenses       Distribution        Balance        Level(1)
--------------------------------------------------------------------------------------------
 A-1        0.00              0.00               0.00               0.00           0.00%
 A-2        0.00              0.00               0.00               0.00           0.00%
  B         0.00              0.00               0.00               0.00           0.00%
  C         0.00              0.00               0.00               0.00           0.00%
  D         0.00              0.00               0.00               0.00           0.00%
  E         0.00              0.00               0.00               0.00           0.00%
  F         0.00              0.00               0.00               0.00           0.00%
  G         0.00              0.00               0.00               0.00           0.00%
  H         0.00              0.00               0.00               0.00           0.00%
  I         0.00              0.00               0.00               0.00           0.00%
  J         0.00              0.00               0.00               0.00           0.00%
  K         0.00              0.00               0.00               0.00           0.00%
  L         0.00              0.00               0.00               0.00           0.00%
  M         0.00              0.00               0.00               0.00           0.00%
 RI         0.00              0.00               0.00               0.00           0.00%
 RII        0.00              0.00               0.00               0.00           0.00%
RIII        0.00              0.00               0.00               0.00           0.00%
--------------------------------------------------------------------------------------------
Totals      0.00              0.00               0.00               0.00
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                 Original   Beginning                                             Ending
                  Pass-Through   Notional    Notional     Interest    Prepayment      Total      Notional
Class     CUSIP       Rate        Amount      Amount    Distribution   Penalties   Distribution   Amount
---------------------------------------------------------------------------------------------------------
  X                 0.000000%      0.00        0.00         0.00          0.00         0.00         0.00
---------------------------------------------------------------------------------------------------------



(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                           CERTIFICATE FACTOR DETAIL

------------------------------------------------------------------------------------------------------
                                                                           Realized Loss/
                 Beginning     Principal       Interest      Prepayment   Additional Trust   Ending
Class   CUSIP     Balance    Distribution    Distribution    Penalties      Fund Expenses    Balance
------------------------------------------------------------------------------------------------------
 A-1              0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
 A-2              0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  B               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  C               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  D               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  E               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  F               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  G               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  H               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  I               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  J               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  K               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  L               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
  M               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
 RI               0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
 RII              0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
RIII              0.00000000   0.00000000      0.00000000    0.00000000       0.00000000    0.00000000
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                  Beginning                                 Ending
                   Notional     Interest    Prepayment     Notional
Class     CUSIP     Amount    Distribution   Penalties      Amount
--------------------------------------------------------------------
  X               0.00000000   0.00000000   0.00000000    0.00000000
--------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                             RECONCILIATION DETAIL


         ADVANCE SUMMARY                                       MASTER SERVICING FEE SUMMARY
P&I Advances Outstanding                   0.00   Current Period Accrued Master Servicing Fees                     0.00
Servicing Advances Outstanding             0.00   Less Master Servicing Fees on Delinquent Payments                0.00
                                                  Less Reductions to Master Servicing Fees                         0.00
Reimbursement for Interest on P&I          0.00   Plus Master Servicing Fees for Delinquent Payments Received      0.00
Advances paid from general collections            Plus Adjustments for Prior Master Servicing Calculation          0.00
                                                  Total Master Servicing Fees Collected                            0.00
Reimbursement for Interest on Servicing    0.00
Advances paid from general collections



CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------
          Accrued       Net Aggregate     Distributable      Distributable     Additional                   Remaining Unpaid
         Certificate      Prepayment       Certificate   Certificate Interest  Trust Fund     Interest        Distributable
Class     Interest    Interest Shortfall     Interest         Adjustment        Expenses    Distribution  Certificate Interest
------------------------------------------------------------------------------------------------------------------------------
 A-1        0.00             0.00             0.00               0.00             0.00          0.00               0.00
 A-2        0.00             0.00             0.00               0.00             0.00          0.00               0.00
  x         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  B         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  C         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  D         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  E         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  F         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  G         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  H         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  I         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  J         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  K         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  L         0.00             0.00             0.00               0.00             0.00          0.00               0.00
  M         0.00             0.00             0.00               0.00             0.00          0.00               0.00
------------------------------------------------------------------------------------------------------------------------------
Total       0.00             0.00             0.00               0.00             0.00          0.00               0.00
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                           OTHER REQUIRED INFORMATION
--------------------------------------------------------------------------------

Available Distribution Amount                          0.00

Aggregrate Number of Outstanding Loans                    0
Aggregate Unpaid Principal Balance of Loans            0.00
Aggregate Stated Principal Balance of Loans            0.00

Aggregate Amount of Servicing Fee                      0.00
Aggregate Amount of Special Servicing Fee              0.00
Aggregate Amount of Additional Servicing Fee           0.00
Aggregate Amount of Trustee Fee                        0.00
Aggregage Trust Fund Expenses                          0.00

Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                          0
     Aggregate Unpaid Principal Balance                0.00

Interest Reserve Account
     Deposits                                          0.00
     Withdrawals                                       0.00

Additional Trust Fund Expenses                            0
     Fees paid to Special Servicer                        0
     Interest on Advances                                 0
     Unanticipated expenses of the Trust                  0

--------------------------------------------------------------------------------

Appraisal Reduction Amount
------------------------------------------
              Appraisal     Date Appraisal
 Loan         Reduction       Reduction
Number         Amount         Effected
------------------------------------------
                NONE





------------------------------------------
Total
------------------------------------------

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                                 RATINGS DETAIL
--------------------------------------------------------------------------------
                        Original Ratings                 Current Ratings (1)
                 ------------------------------    -----------------------------
Class   CUSIP    DCR    Fitch    Moody's    S&P    DCR    Fitch    Moody's   S&P
--------------------------------------------------------------------------------
 A-1
 A-2
  x
  B
  C
  D
  E
  F
  G
  H
  I
  J
  K
  L
  M
--------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.              Fitch IBCA, Inc.
55 East Monroe Street                        One State Street Plaza
Chicago, Illinois 60603                      New York, New York 10004
(312) 368-3100                               (212) 908-0500

Moody's Investors Service                    Standard & Poor's Rating Services
99 Church Street                             55 Water Street
New York, New York 10007                     New York, New York 10041
(212) 553-0300                               (212) 208-8000

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE
--------------------------------------------------------------------------------
                                    % of
Scheduled    # of      Scheduled    Agg.      WAM                  Weighted
 Balance     Loans      Balance     Bal.      (2)       WAC       Avg DSCR (1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                   STATE (3)
--------------------------------------------------------------------------------
                                    % of
             # of      Scheduled    Agg.      WAM                  Weighted
   State     Props.     Balance     Bal.      (2)       WAC       Avg DSCR (1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                       % of
 Debt Service    # of     Scheduled    Agg.      WAM                 Weighted
Coverage Ratio   Loans     Balance     Bal.      (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                   NOTE RATE
--------------------------------------------------------------------------------
                                % of
  Note    # of     Scheduled     Agg.      WAM                 Weighted
  Rate    Loans     Balance      Bal.      (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                               PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                 % of
Property   # of     Scheduled     Agg.      WAM                 Weighted
  Type     Props.    Balance      Bal.      (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                   SEASONING
--------------------------------------------------------------------------------
                                   % of
             # of     Scheduled     Agg.      WAM                 Weighted
Seasoning    Loans     Balance      Bal.      (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                             % of
Anticipated Remaining    # of    Scheduled   Agg.    WAM             Weighted
      Term (2)           Loans    Balance    Bal.    (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                             % of
Remaining Amortization   # of    Scheduled   Agg.    WAM             Weighted
        Term             Loans    Balance    Bal.    (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                      % of
Remaining Stated   # of    Scheduled   Agg.    WAM             Weighted
       Term        Loans    Balance    Bal.    (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
                                  % of
Age of Most    # of    Scheduled   Agg.    WAM             Weighted
Recent NOI     Loans    Balance    Bal.    (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------
(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.
--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------
                                                                          Anticipated               Neg.
 Loan           Property                   Interest   Principal   Gross    Repayment    Maturity   Amort
Number   ODCR   Type (1)   City    State    Payment    Payment    Coupon      Date        Date     (Y/N)
--------------------------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
           Beginning      Ending     Paid    Appraisal   Appraisal    Res.     Mod.
 Loan      Scheduled    Scheduled    Thru    Reduction   Reduction   Strat.    Code
Number      Balance      Balance     Date      Date        Amount     (2)       (3)
-------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------

         (1) Property Type Code
         ----------------------

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park


                     (2) Resolution Strategy Code
                     ----------------------------

1 - Modification         6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD


  (3) Modification Code
  ---------------------

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                          PRINCIPAL PREPAYMENT DETAIL

--------------------------------------------------------------------------------------------------------------------
                                       Principal Prepayment Amount                     Prepayment Penalties
              Offering Document   -----------------------------------  ---------------------------------------------
Loan Number    Cross-Reference    Payoff Amount    Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
--------------------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                               HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------
                                                Delinquencies
-------------------------------------------------------------------------------------------------------
Distribution    30-59 Days    60-89 Days    90 Days or More   Foreclosure      REO        Modifications
   Date         #   Balance   #   Balance     #   Balance     #   Balance   #   Balance    #   Balance
-------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------

-------------------------------------------------------------------------

                       Prepayments               Rate and Maturities
-------------------------------------------------------------------------
Distribution    Curtailments     Payoff     Next Weighted Avg.
   Date         #   Amount     #   Amount   Coupon       Remit      WAM
-------------------------------------------------------------------------







-------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                            DELINQUENCY LOAN DETAIL

-------------------------------------------------------------------------------------------------------------
                  Offering         # of                     Current     Outstanding    Status of   Resolution
                  Document         Months    Paid Through     P&I          P&I          Mortgage    Strategy
Loan Number    Cross-Reference     Delinq.       Date       Advances     Advances**     Loan (1)    Code (2)
-------------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                                                    Current      Outstanding
                      Servicing     Foreclosure    Servicing      Servicing                       REO
Loan Number         Transfer Date       Date        Advances       Advances    Bankruptcy Date    Date
------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------

                                     (1) Status of Mortgage Loan
                                     ---------------------------

A - Payment Not Received           0 - Current                             4 - Assumed Scheduled Payment
    But Still in Grace Period      1 - One Month Delinquent                    (Performing Matured Balloon)
B - Late Payment But Less          2 - Two Months Delinquent               7 - Foreclosure
    Than 1 Month Delinquent        3 - Three Or More Months Delinquent     9 - REO


     (2) Resolution Strategy Code
     ----------------------------

1 - Modification         7 - REO
2 - Foreclosure          8 - Resolved
3 - Bankruptcy           9 - Pending Return
4 - Extension                to Master Servicer
5 - Note Sale           10 - Deed in Lieu Of
6 - DPO                      Foreclosure

** Outstanding P&I Advances include the current period advance

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                    SPECIALLY SERVICED LOAN DETAIL - PART 1

-------------------------------------------------------------------------------------------------------
                            Offering     Servicing  Resolution
Distribution     Loan       Document      Transfer   Strategy   Scheduled   Property           Interest
   Date         Number   Cross-Reference     Date    Code (1)     Balance    Type (2)   State    Rate
-------------------------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            Net                                              Remaining
Distribution   Actual    Operating   NOI                 Note    Maturity   Amortization
   Date        Balance     Income    Date      DSCR      Date      Date         Term
----------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------

   (1) Resolution Strategy Code               (2) Property Type Code
   ----------------------------               ----------------------

1 - Modification  7 - REO                MF - Multi-Family     OF - Office
2 - Foreclosure   8 - Resolved           RT - Retail           MU - Mixed Use
3 - Bankruptcy    9 - Pending Return     HC - Health Care      LO - Lodging
4 - Extension         to Master Servicer IN - Industrial       SS - Self Storage
5 - Note Sale    10 - Deed In Lieu Of    WH - Warehouse        OT - Other
6 - DPO               Foreclosure        MH - Mobile Home Park



--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                    SPECIALLY SERVICED LOAN DETAIL - PART 2

----------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution     Site
Distribution   Loan       Document       Strategy   Inspection               Appraisal  Appraisal    Other REO
   Date       Number   Cross-Reference    Code (1)     Date     Phase 1 Date    Date       Value   Property Revenue  Comment
----------------------------------------------------------------------------------------------------------------------------
















----------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                       10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                            Foreclosure
3 - Bankruptcy           8 - Resolved                  11 - Full Payoff
4 - Extension            9 - Pending Return            12 - Reps and Warranties
5 - Note Sale                to Master Servicer        13 - Other or TBD


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------
             Offering
 Loan        Document      Pre-Modification
Number   Cross-Reference        Balance        Modification Date        Modification Description
------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

[NORWEST BANKS LOGO]
NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-LIFE1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                       Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:        04/17/2000
                                           Record Date:         03/31/2000

--------------------------------------------------------------------------------
                             LIQUIDATED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------
               Final Recovery      Offering                                                        Gross Proceeds
 Loan          Determination       Document       Appraisal  Appraisal    Actual      Gross          as a % of
Number             Date         Cross-Reference      Date       Value     Balance    Proceeds      Actual Balance
-----------------------------------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                     Aggregate        Net          Net Proceeds                Repurchased
 Loan               Liquidation    Liquidation       as a % of       Realized   by Seller
Number               Expenses*      Proceeds       Actual Balance      Loss       (Y/N)
------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Information contained in this Prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



SUBJECT TO COMPLETION, DATED December 13, 1999
PROSPECTUS

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                              --------------------

         Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1)       multifamily or commercial mortgage loans;

         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

         3) direct obligations of the United States or other governmental agencies; or

         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

         The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes in respect of distributions;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

         o        provide for sequential distributions of principal;

         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.


         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 15 IN THIS PROSPECTUS AND ON PAGE S-21 OF THE RELATED PROSPECTUS SUPPLEMENT.

         This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                           MORGAN STANLEY DEAN WITTER

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o        the timing of interest and principal payments;

         o        applicable interest rates;

         o        information about the trust fund's assets;

         o        information about any credit support or cash flow agreement;

         o        the rating for each class of certificates;

         o        information regarding the nature of any subordination;

         o any circumstance in which the trust fund may be subject to early termination;

         o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

         o        the aggregate principal amount of each class of certificates;

         o information regarding any master servicer, sub-servicer or special servicer; and

         o whether the certificates will be initially issued in definitive or book entry form.

         IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

         Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

         This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

         Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4700.

                               -----------------

         Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement........2
Summary Of Prospectus.............................................................................................7
Risk Factors.....................................................................................................17
    Assets.......................................................................................................36
    Mortgage Loans...............................................................................................36
    Mortgage Backed Securities...................................................................................43
    Government Securities........................................................................................44
    Accounts.....................................................................................................45
    Credit Support...............................................................................................45
    Cash Flow Agreements.........................................................................................45
Use Of Proceeds..................................................................................................45
Yield Considerations.............................................................................................46
    General......................................................................................................46
    Pass-Through Rate............................................................................................46
    Timing of Payment of Interest................................................................................46
    Payments of Principal; Prepayments...........................................................................47
    Prepayments--Maturity and Weighted Average Life..............................................................48
    Other Factors Affecting Weighted Average Life................................................................49
The Depositor....................................................................................................50
Description Of The Certificates..................................................................................51
    General......................................................................................................51
    Distributions................................................................................................52
    Available Distribution Amount................................................................................52
    Distributions of Interest on the Certificates................................................................53
    Distributions of Principal of the Certificates...............................................................54
    Components...................................................................................................55
    Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations..............55
    Allocation of Losses and Shortfalls..........................................................................55
    Advances in Respect of Delinquencies.........................................................................55
    Reports to Certificateholders................................................................................56
    Termination..................................................................................................60
    Book-Entry Registration and Definitive Certificates..........................................................60
Description Of The Agreements....................................................................................62
    Assignment of Assets; Repurchases............................................................................63
    Representations and Warranties; Repurchases..................................................................65
    Certificate Account and Other Collection Accounts............................................................67
    Collection and Other Servicing Procedures....................................................................71
    Subservicers.................................................................................................72
    Special Servicers............................................................................................73
    Realization Upon Defaulted Whole Loans.......................................................................73

                                      -4-

    Hazard Insurance Policies....................................................................................76
    Rental Interruption Insurance Policy.........................................................................78
    Fidelity Bonds and Errors and Omissions Insurance............................................................78
    Due-on-Sale and Due-on-Encumbrance Provisions................................................................78
    Retained Interest; Servicing Compensation and Payment of Expenses............................................79
    Evidence as to Compliance....................................................................................79
    Matters Regarding a Master Servicer and the Depositor........................................................80
    Events of Default............................................................................................81
    Rights Upon Event of Default.................................................................................82
    Amendment....................................................................................................83
    The Trustee..................................................................................................84
    Duties of the Trustee........................................................................................84
    Matters Regarding the Trustee................................................................................85
    Resignation and Removal of the Trustee.......................................................................85
Description Of Credit Support....................................................................................86
    General......................................................................................................86
    Subordinate Certificates.....................................................................................87
    Cross-Support Provisions.....................................................................................87
    Insurance or Guarantees for the Whole Loans..................................................................87
    Letter of Credit.............................................................................................87
    Insurance Policies and Surety Bonds..........................................................................88
    Reserve Funds................................................................................................88
    Credit Support for MBS.......................................................................................89
Legal Aspects Of The Mortgage Loans And The Leases...............................................................89
    General......................................................................................................89
    Types of Mortgage Instruments................................................................................90
    Interest in Real Property....................................................................................90
    Leases and Rents.............................................................................................91
    Personality..................................................................................................91
    Foreclosure..................................................................................................92
    Bankruptcy Laws..............................................................................................98
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries.................................................101
    Environmental Legislation...................................................................................102
    Due-on-Sale and Due-on-Encumbrance..........................................................................106
    Subordinate Financing.......................................................................................107
    Default Interest, Prepayment Premiums and Prepayments.......................................................107
    Acceleration on Default.....................................................................................107
    Applicability of Usury Laws.................................................................................108
    Laws and Regulations; Types of Mortgaged Properties.........................................................109
    Americans With Disabilities Act.............................................................................109
    Soldiers' and Sailors' Civil Relief Act of 1940.............................................................109
    Forfeitures in Drug and RICO Proceedings....................................................................110
Federal Income Tax Consequences.................................................................................110
    General.....................................................................................................111
    Grantor Trust Funds.........................................................................................111
    REMICs......................................................................................................122

                                      -5-

    Prohibited Transactions and Other Taxes.....................................................................141
    Liquidation and Termination.................................................................................142
    Administrative Matters......................................................................................142
    Tax-Exempt Investors........................................................................................143
    Residual Certificate Payments--Non-U.S. Persons.............................................................143
    Tax Related Restrictions on Transfers of REMIC Residual Certificates........................................144
State Tax Considerations........................................................................................146
ERISA Considerations............................................................................................147
    General.....................................................................................................147
    Prohibited Transactions.....................................................................................147
    Review by Plan Fiduciaries..................................................................................150
Legal Investment................................................................................................150
Plan Of Distribution............................................................................................153
Legal Matters...................................................................................................154
Financial Information...........................................................................................155
Rating..........................................................................................................155
Incorporation Of Information By Reference.......................................................................155
Glossary Of Terms...............................................................................................157

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES..... Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL............. Each trust fund will consist primarily of one or more segregated pools of:

                                    1)       multifamily or commercial mortgage
                                             loans;

                                    2)       mortgage participations, mortgage
                                             pass-through certificates or
                                             mortgage-backed securities;

                                    3)       direct obligations of the United
                                             States or other governmental
                                             agencies; or

                                    4)       any combination of 1-3 above, as
                                             well as other property as described
                                             in the accompanying prospectus
                                             supplement.

                                    5)       as to some or all of the mortgage
                                             loans, assignments of the leases of
                                             the related mortgaged properties or
                                             assignments of the rental payments
                                             due under those leases.

                           Each trust fund for a series of certificates may also include:

                                    o        letters of credit, insurance
                                             policies, guarantees, reserve funds
                                             or other types of credit support;
                                             and

                                    o        currency or interest rate exchange
                                             agreements and other financial
                                             assets.

                           RELEVANT PARTIES AND DATES

ISSUER.................... Morgan Stanley Dean Witter Capital I 199__-__ Trust.

DEPOSITOR................. Morgan Stanley Dean Witter Capital I Inc., a
                           wholly-owned subsidiary of Morgan Stanley Group Inc.

MASTER SERVICER........... The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc..

SPECIAL SERVICER.......... The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Dean Witter
                           Capital I Inc..

TRUSTEE................... The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR................ The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan Stanley Dean Witter Capital I Inc.. Morgan Stanley Dean Witter Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS....  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

  (A) MORTGAGE ASSETS....  The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                    o        multifamily or commercial mortgage
                                             loans or both;

                                    o        mortgage participations, mortgage
                                             pass-through certificates or other
                                             mortgage-backed securities
                                             evidencing interests in or secured
                                             by mortgage loans; or

                                    o        a combination of mortgage loans and
                                             mortgage backed securities.

                           The mortgage loans will not be guaranteed or insured by:

                                    o        Morgan Stanley Dean Witter Capital
                                             I Inc. or any of its affiliates; or

                                    o        unless the prospectus supplement so
                                             provides, any governmental agency
                                             or instrumentality or other person.

                           The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                    o        residential properties consisting
                                             of five or more rental or
                                             cooperatively-owned dwelling units;
                                             or

                                    o        office buildings, shopping centers,
                                             retail stores, hotels or motels,
                                             nursing homes, hospitals or other
                                             health-care related facilities,
                                             mobile home parks, warehouse
                                             facilities, mini-warehouse
                                             facilities or self-storage
                                             facilities, industrial plants,
                                             congregate care facilities, mixed
                                             use commercial properties or other
                                             types of commercial properties.

                           Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                    o        will be secured by properties
                                             located in any of the fifty states,
                                             the District of Columbia or the
                                             Commonwealth of Puerto Rico;

                                    o        will have individual principal
                                             balances at origination of at least
                                             $25,000;

                                    o        will have original terms to
                                             maturity of not more than 40 years;
                                             and

                                    o        will be originated by persons other
                                             than Morgan Stanley Dean Witter
                                             Capital I Inc.

                           Each mortgage loan may provide for the following payment terms:

                                    o        Each mortgage loan may provide for
                                             no accrual of interest or for
                                             accrual of interest at a fixed or
                                             adjustable rate or at a rate that
                                             may be converted from adjustable to
                                             fixed, or vice versa, from time to
                                             time at the borrower's election.
                                             Adjustable mortgage rates may be
                                             based on one or more indices.

                                    o        Each mortgage loan may provide for
                                             scheduled payments to maturity or
                                             payments that adjust from time to
                                             time to accommodate changes in the
                                             interest rate or to reflect the
                                             occurrence of certain events.

                                    o        Each mortgage loan may provide for
                                             negative
                                             amortization or accelerated
                                             amortization.

                                    o        Each mortgage loan may be fully
                                             amortizing or require a balloon
                                             payment due on the loan's stated
                                             maturity date.

                                    o        Each mortgage loan may contain
                                             prohibitions on prepayment or
                                             require payment of a premium or a
                                             yield maintenance penalty in
                                             connection with a prepayment.

                                    o        Each mortgage loan may provide for
                                             payments of principal, interest or
                                             both, on due dates that occur
                                             monthly, quarterly, semi-annually
                                             or at another interval as specified
                                             in the related prospectus
                                             supplement.

  (B) GOVERNMENT
      SECURITIES.........  If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

  (C) COLLECTION ACCOUNTS. Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

  (D) CREDIT SUPPORT.....  If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                           This protection may be provided by one or more of the following means:

                                    o        subordination of one or more other
                                             classes of certificates,

                                    o        letter of credit,

                                    o        insurance policy,

                                    o        guarantee,

                                    o        reserve fund or

                                    o        another type of credit support, or
                                             a combination thereof.

                           The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

 (E) CASH FLOW AGREEMENTS. If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                           Agreements of this sort may include:

                                    o        interest rate exchange agreements,


                                    o        interest rate cap or floor
                                             agreements,


                                    o        currency exchange agreements or
                                             similar agreements. Currency
                                             exchange agreements might be
                                             included in a trust fund if some or
                                             all of the mortgage loans or
                                             mortgage backed securities, such as
                                             mortgage loans secured by mortgaged
                                             properties located outside the
                                             United States, are denominated in a
                                             non-United States currency.

                           The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON
CERTIFICATES...........    Each series of certificates will have the following
                           characteristics:


                                    o        if the certificates evidence an
                                             interest in a trust fund that
                                             includes mortgage loans, the
                                             certificates
                                             will be issued pursuant to a
                                             pooling agreement;


                                    o        if the certificates evidence an
                                             interest in a trust fund that does
                                             not include mortgage loans, the
                                             certificates will be issued
                                             pursuant to a trust agreement;

                                    o        each series of certificates will
                                             include one or more classes of
                                             certificates;


                                    o        each series of certificates,
                                             including any class or classes not
                                             offered by this prospectus, will
                                             represent, in the aggregate, the
                                             entire beneficial ownership
                                             interest in the related trust fund;

                                    o        each class of certificates being
                                             offered to you, other than certain
                                             stripped interest certificates,
                                             will have a stated principal
                                             amount;

                                    o        each class of certificates being
                                             offered to you, other than certain
                                             stripped principal certificates,
                                             will accrue interest based on a
                                             fixed, variable or adjustable
                                             interest rate.

                           The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                           The certificates will not be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so PROVIDES.

  (A) INTEREST..........   Each class of certificates offered to you, other than
                           stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                           Interest distributions:

                                    o        on stripped interest certificates
                                             may be made on the basis of the
                                             notional amount for that class, as
                                             described in the related prospectus
                                             supplement;

                                    o        may be reduced to the extent of
                                             certain delinquencies, losses,
                                             prepayment interest shortfalls, and
                                             other contingencies described in
                                             this prospectus and the related
                                             prospectus supplement.

  (B) PRINCIPAL.........   The certificates of each series initially will have
                           an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                           Unless the prospectus supplement provides otherwise, distributions of principal:

                                    o        will be made on each distribution
                                             date to the holders of the class or
                                             classes of certificates entitled to
                                             principal distributions, until the
                                             principal balances of those
                                             certificates have been reduced to
                                             zero; and

                                    o        will be made on a pro rata basis
                                             among all of the certificates of a
                                             given class or by random selection,
                                             as described in the prospectus
                                             supplement or otherwise established
                                             by the trustee.

                           Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES...............    Unless the related prospectus supplement otherwise
                           provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Dean Witter Capital
                           I Inc. nor any of its affiliates will have any responsibility to make those advances.

                           The master servicer:

                                    o        will be reimbursed for advances
                                             from subsequent recoveries from the
                                             delinquent mortgage loan or from
                                             other sources, as described in this
                                             prospectus and the related
                                             prospectus supplement; and

                                    o        will be entitled to interest on
                                             advances, if specified in the
                                             related prospectus supplement.

                           If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.............   The related prospectus supplement may provide for the
                           optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                           The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                    o        optional early termination where a
                                             party identified in the prospectus
                                             supplement could repurchase the
                                             trust fund assets pursuant to
                                             circumstances specified in the
                                             prospectus supplement;

                                    o        termination through the
                                             solicitation of bids for the sale
                                             of all or a portion of the trust
                                             fund assets in the event the
                                             principal amount of a specified
                                             class or classes declines by a
                                             specified percentage amount on or
                                             after a specified date.

REGISTRATION OF
CERTIFICATES............   If the related prospectus supplement so provides, one
                           or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE
CERTIFICATES............   The certificates of each series will constitute
                           either:

                                    o        regular interests and residual
                                             interests in a trust treated as a
                                             real estate mortgage investment
                                             conduit--known as a REMIC--under

                                             Sections 860A through 860G of the
                                             Internal Revenue Code; or

                                    o        interests in a trust treated as a
                                             grantor trust under applicable
                                             provisions of the Internal Revenue
                                             Code.

 (A) REMIC..............   The regular certificates of the REMIC generally will
                           be treated as debt obligations of the applicable
                           REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                           A portion or, in certain cases, all of the income from REMIC residual certificates:

                                    o        may not be offset by any losses
                                             from other activities of the holder
                                             of those certificates;


                                    o        may be treated as unrelated
                                             business taxable income for holders
                                             of the residual certificates of the
                                             REMIC that are subject to tax on
                                             unrelated business taxable income,
                                             as defined in Section 511 of the
                                             Internal Revenue Code; and

                                    o        may be subject to foreign
                                             withholding rules.

                           To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                    o        assets described in
                                             section 7701(a)(19)(C) of the
                                             Internal Revenue Code; and

                                    o        "real estate assets" within the
                                             meaning of section 856(c)(4)(A) of
                                             the Internal Revenue Code.

  (B) GRANTOR TRUST.....   If no election is made to treat the trust fund
                           relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund.

                           Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS.....  If you are subject to Title I of the Employee
                           Retirement Income Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                           In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Dean Witter Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                    o        the transfer will not result in a
                                             violation of the prohibited
                                             transaction provisions of ERISA or
                                             the Internal Revenue Code;


                                    o        the transfer will not cause the
                                             assets of the trust fund to be
                                             deemed "plan assets" for purposes
                                             of ERISA or the Internal Revenue
                                             Code; and


                                    o        the transfer will not subject any
                                             of the trustee, Morgan Stanley Dean
                                             Witter Capital I Inc. or any
                                             servicer to additional obligations.

LEGAL INVESTMENT........   The related prospectus supplement will specify
                           whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                           1984, as amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.

RATING..................   At the date of issuance, each class of certificates
                           of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT
DIFFICULT FOR YOU TO RESELL
YOUR CERTIFICATES          Secondary market considerations may make your
                           certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                           o there may not be a secondary market for the certificates;

                           o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                           o the market value of your certificates will fluctuate with changes in interest rates;

                           o the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                           o        certificateholders have no redemption
                                    rights; and

                           o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                           Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS
MAY BE INSUFFICIENT TO
ALLOW FOR REPAYMENT IN
FULL ON YOUR CERTIFICATES  Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:


                           o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                           o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                           Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                           There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                           If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND
REPURCHASES MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES               The yield on your certificates may be reduced by
                           prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                           Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                           In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                           o        the terms of the mortgage loans;

                           o        the length of any prepayment lockout period;

                           o        the prevailing interest rates;

                           o        the availability of mortgage credit;

                           o the applicable yield maintenance charges or prepayment premiums;

                           o the servicer's ability to enforce those yield maintenance charges or prepayment premiums;

                           o the occurrence of casualties or natural disasters; and

                           o economic, demographic, tax, legal or other factors.

                           There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                           Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS
ARE NOT ENFORCED, YOUR
CERTIFICATES MAY BE
ADVERSELY AFFECTED         The yield on your certificates may be less than
                           anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                           o Some courts may consider the prepayment premium to be usurious.

                           o        Even if the prepayment premium is
                                    enforceable, we cannot assure you that
                                    foreclosure proceeds will be sufficient to pay the prepayment premium.

                           o Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE
LOAN AMORTIZATION MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES       As principal payments or prepayments are made on a
                           mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                           o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                           o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                           o The ratings do not assess the likelihood of early optional termination of the certificates.

                           Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                           o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                           o We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                           o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY
VALUE If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Dean Witter Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE
PROPERTIES MAY BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON
YOUR CERTIFICATES          Repayment of a commercial or multifamily mortgage
                           loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                           o economic conditions causing plant closings or industry slowdowns;

                           o an oversupply of available retail space, office space or multifamily housing;

                           o        changes in consumer tastes and preferences;

                           o        decrease in consumer confidence;

                           o        retroactive changes in building codes;

                           o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                           o the age, design, construction quality and proximity of competing properties;

                           o increases in operating expenses due to external factors such as increases in heating or electricity costs;

                           o increases in operating expenses due to maintenance or improvements required at the property;

                           o a decline in the financial condition of a major tenant;

                           o a decline in rental rates as leases are renewed or entered into with new tenants;

                           o the concentration of a particular business type in a building;

                           o        the length of tenant leases;

                           o        the creditworthiness of tenants; and

                           o        the property's "operating leverage."

                           Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                           If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                           It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN
WHEN THERE IS NO CHANGE
IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                           o changes in governmental regulations, fiscal policy, zoning or tax laws;

                           o potential environmental legislation or liabilities or other legal liabilities;

                           o        the availability of refinancing; and

                           o changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF
COMMERCIAL PROPERTIES IS
DEPENDENT UPON SUCCESSFUL
MANAGEMENT                 The successful operation of a real estate project
                           depends upon the property manager's performance and viability. The property manager is responsible for:

                           o        responding to changes in the local market;

                           o        planning and implementing the rental
                                    structure;

                           o operating the property and providing building services;

                           o        managing operating expenses; and

                           o assuring that maintenance and capital improvements are carried out in a timely fashion.

                           A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                           Morgan Stanley Dean Witter Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL          Assuming pools of equal aggregate unpaid principal
                           balances, the concentration of default,
                           foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED
AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED      Payments under the mortgage loans are generally not
                           insured or guaranteed by any person or entity.

                           In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE
TO REPAY THE REMAINING
PRINCIPAL BALANCE ON ITS
MATURITY DATE WHICH
WOULD ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES               Some of the mortgage loans may not be fully
                           amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                           o        interest rates;

                           o        the borrower's equity in the property;

                           o the financial condition and operating history of the borrower and the property;

                           o        tax laws;

                           o        renewability of operating licenses;

                           o prevailing economic conditions and the availability of credit for commercial and multifamily properties;

                           o        with respect to certain multifamily
                                    properties and mobile home parks, rent
                                    control laws; and

                           o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT
FUNDS ARE AVAILABLE TO SATISFY
ANY JUNIOR MORTGAGE LOANS  If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss.

                           Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES       If the related prospectus supplement so specifies, a
                           master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES       The bankruptcy or insolvency of a major tenant, or of
                           a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES       Under the Bankruptcy Code, the filing of a petition
                           in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
                           In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                           o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                           o reduce monthly payments due under a mortgage loan;

                           o change the rate of interest due on a mortgage loan; or

                           o        otherwise alter the mortgage loan's
                                    repayment schedule.

                           Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                           Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                           As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE
BORROWER MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES               In general, the mortgage loans will be made to
                           partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT
COVER LOSSES OR RISKS
WHICH COULD ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES               Although the prospectus supplement for a series of
                           certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                           A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                           The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                           Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES MAY
BE SUBJECT TO DELAYS IN
PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS

                           To the extent described in this prospectus, the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                           The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT
OF LOAN PROVISIONS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES       The mortgage loans may contain due-on-sale clauses,
                           which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                           If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT
THE MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES               Real property pledged as security for a mortgage loan
                           may be subject to environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                           Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                           o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                           o        if the mortgaged property is not in
                                    compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                           See "Legal Aspects of the Mortgage Loans and
                           Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO
ERISA, YOU MAY NOT BE
ELIGIBLE TO PURCHASE
CERTIFICATES               Generally, ERISA applies to investments made by
                           employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX
CONSIDERATIONS SHOULD
IMPACT YOUR DECISION TO
PURCHASE A REMIC
RESIDUAL CERTIFICATE       Except as provided in the prospectus supplement,
                           REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative
                           "value."

                           Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual Certificate should be aware that final Treasury Department regulations restrict the ability to mark-to-market certain "negative value" REMIC residual interests.

REQUIRED CONSENT IN
CONNECTION WITH SERVICING
THE PROPERTIES MAY EFFECT
THE TIMING OF PAYMENTS
ON YOUR CERTIFICATES       Under certain circumstances, the consent or approval
                           of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES       There may be pending or threatened legal proceedings
                           against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates.
                           Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES
ACT OF 1990 MAY BE
EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES       Under the Americans with Disabilities Act of 1990,
                           all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT
BE RECOGNIZED AS A
CERTIFICATEHOLDER BY THE
TRUSTEE If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                           o your certificate will not be registered in your name or the name of your nominee;

                           o you will not be recognized by the trustee as a certificateholder; and

                           o you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                           You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 116.

ASSETS

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

         o        multifamily mortgage loans, commercial mortgage loans or both;

         o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

         o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

         o a combination of mortgage loans, mortgage backed securities and government securities.

         Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

         Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

         The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

         o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

         o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

         If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

         If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

         To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

o        non-cash items such as depreciation and amortization;

o        capital expenditures; and

o        debt service on loans secured by the mortgaged property.

         The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

         As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

         The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

         The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

         Appraised values for income-producing properties may be based on:

         o the recent resale value of comparable properties at the date of the appraisal;

         o        the cost of replacing the property;

         o a projection of value based upon the property's projected net cash flow; or

         o a selection from or interpolation of the values derived from the methods listed here.

         Each of these appraisal methods presents analytical challenges for the following reasons:

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value;

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

         o more than one of the appraisal methods may be used and each may produce significantly different results; and

         o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

         While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

         The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

         o        the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

         o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o        the weighted average Retained Interest, if any;

         o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

         o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o        have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

         Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

         In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

         Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

         o the original and remaining term to stated maturity of the MBS, if applicable;

         o whether the MBS is entitled only to interest payments, only to principal payments or to both;

         o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

         o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         o        the MBS issuer, MBS servicer and MBS trustee, as applicable;

         o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

         o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

         o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

         o        the servicing fees payable under the MBS Agreement;

         o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

         o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

         o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

         If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

         o the original and remaining terms to stated maturity of the government securities;

         o whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o the interest rates of the government securities or the formula to determine the rates, if any;

         o the applicable payment provisions for the government securities; and

         o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

         o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

         o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

         o will correspond to the rate of principal payments on the assets in the related trust fund;

         o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

         o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

         If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

         Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

         A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

         Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

         Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

         o        do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

         Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

         1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

                  o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

                  o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

                  o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

         2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

         4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

         The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

         (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

         (3)      the amount of the distribution allocable to

                           (a)      prepayment premiums and

                           (b)      payments on account of Equity
                                    Participations;

         (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

         (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

         (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

         (7) the number and aggregate principal balance of Whole Loans in respect of which:

                  o        one scheduled payment is delinquent,

                  o        two scheduled payments are delinquent,

                  o        three or more scheduled payments are delinquent and

                  o        foreclosure proceedings have been commenced;

         (8) with respect to each Whole Loan that is delinquent two or more months:

                  o        the loan number thereof,

                  o        the unpaid balance thereof,

                  o whether the delinquency is in respect of any balloon payment,

                  o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                  o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

                  o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

                  o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                  o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

         (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

                  o        the loan number thereof,

                  o        the manner in which it was liquidated and

                  o the aggregate amount of liquidation proceeds received;

         (10) with respect to any Whole Loan liquidated during the related Due Period,

                  o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

                  o        the amount of any loss to certificateholders;

         (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

                  o        the loan number of the related mortgage loan and

                  o        the date of acquisition;

         (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
                  Period:

                  o        the book value,

                  o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

                  o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

                  o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (13)     with respect to any REO Property sold during the related Due
                  Period

                  o        the loan number of the related mortgage loan,

                  o        the aggregate amount of sale proceeds,

                  o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

                  o the amount of any loss to certificateholders in respect of the related mortgage loan;

         (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

         (15) the aggregate amount of principal prepayments made during the related Due Period;

         (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

         (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

         (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

         (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

         (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

         (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

         (22) the aggregate amount of payments by the borrowers of:

                  o        default interest,

                  o        late charges and

                  o assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

         o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

         Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

         o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

         o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

         o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

         o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

         o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

         o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

         The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

         With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the Whole Loan;

         o        the authority of the Warrantying Party to sell the Whole Loan;

         o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

         o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

         Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

         Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

         o        the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

         o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole

                  Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

         4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         5)       any amounts representing prepayment premiums;

         6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

         (1) to make distributions to the certificateholders on each Distribution Date;

         (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

         (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

         (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

         (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

         (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

         (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

         (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

         (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

         (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by

                  "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o        supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o        maintaining accounting records relating to the Whole Loans.
                  Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o        monitor any Whole Loan which is in default,

         o        contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o        inspect the mortgaged property, and

         o        take any other actions as are consistent with the Servicing
                  Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o        institute foreclosure proceedings,

         o        exercise any power of sale contained in any mortgage,

         o        obtain a deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the

Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

         (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

         o        exercise any of the powers vested in it by any Agreement;

         o        make any investigation of matters arising under any Agreement;
                  or

         o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

         Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

         (1)      to cure any ambiguity;

         (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         (4)      to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.



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MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         (1)      the nature and amount of coverage under the Credit Support;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

         (4)      the material provisions relating to the Credit Support; and

         (5) information regarding the obligor under any instrument of Credit Support, including:

                  o a brief description of its principal business activities;

                  o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

                  o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

                  o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

         o        purport to be complete;

         o        purport to reflect the laws of any particular state; or

         o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

         o a borrower--the borrower and usually the owner of the subject property, and

         o        a mortgagee--the lender.

         In contrast, a deed of trust is a three-party instrument, among

         o        a trustor--the equivalent of a mortgagor or borrower,

         o        a trustee to whom the mortgaged property is conveyed, and

         o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

         o a tenant's interest in a lease of land or improvements, or both, and

         o        the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

         o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

         o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o        the Internal Revenue Service grants an REO Extension, or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

         (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

         (2)      the right to cure those defaults, with adequate cure periods;

         (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

         (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

         (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

         (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

         (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
                  Section 365 of the Bankruptcy Code.

Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o assume the lease and retain it or assign it to a third party or

         o        reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.

Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o        a diminution in value of property securing any mortgage loan;

         o        limitation on the ability to foreclose against the property;
                  or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

         Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials when these asbestos containing materials are in poor condition or when a property with asbestos containing materials is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of asbestos containing materials into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

         This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act, which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing these tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases."

No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

         "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that:

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc.. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.

Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o        the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the lender, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o        the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o        an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

         o the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(4)(A); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the

Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

         o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial



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

amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o        the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular

Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         1)       the total remaining market discount and

         2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         1)       the total remaining market discount and

         2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such

Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o        the amount actually includible in such holder's income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section

1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate;

         o        the REMIC Regular Certificate is part of a straddle;

         o the REMIC Regular Certificate is marketed or sold as producing capital gains; or

         o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, REMIC Residual Certificateholder and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of



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a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

         o A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility



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of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
                  Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o        all bad loans will be deductible as business bad debts; and



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         o        the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below



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

zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as




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

deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o        the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o        the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to

REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)      a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o        a partnership, trust or estate; and

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         o        certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         o the transferor conducted a reasonable investigation of the transferee, and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form 4224 or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of those plans may be invested in the certificates without regard to the ERISA considerations described in this section, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans, subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the trust fund;

         (3) The certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

         (4)      The trustee is not an affiliate of the Restricted Group;

         (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

                  o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

                  o certificates evidencing interests in other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

                  o certificates evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust fund, provided that, among other requirements:

                  o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

                  o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

                  o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

                  o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

                  o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the Restricted Group

         Before purchasing a certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm

                  o that the certificates constitute "certificates" for purposes of the Exemption and

                  o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts, or any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not acquire the sale or disposition of any securities acquired prior to the enactment of such state legislation. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. section section 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the 1998 Policy Statement of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc.. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc..

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Brown & Wood LLP or such other counsel as may be specified in the related prospectus supplement.



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                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield, or by telephone at (212) 761-4700. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities

Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                       -----------------------------------





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                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means employee benefit plans subject to ERISA.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan

                  Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Loan to Value Ratio" or "LTV" means

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

          "Mortgage" means a mortgage, deed of trust or other similar security instrument.

          "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o        non-cash items such as depreciation and amortization;

         o        capital expenditures; and

         o        debt service on loans secured by the mortgaged property.

         "New Regulations" means the regulations issued by the Treasury Department on October 6, 1997.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "Notional Amount" means [the aggregate Certificate Balance of each of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates outstanding from time to time, plus the amount of any unpaid interest shortfall on these classes] or [the sum of the balance of components which correspond to the Certificate Balance of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates].

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other relevant plans and consequences, including but not limited to individual retirement accounts and annuities.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.       applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o        mortgage Loans

         o        MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o        the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.



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